UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------x

In re                           :
                                         Chapter 11 Case Nos.
METALLURG, INC. and             :        93 B 44468 (JLG)
SHIELDALLOY METALLURGICAL                93 B 44469 (JLG)
CORPORATION,                    :        (Jointly Administered)

                  Debtors.      :

--------------------------------x




               DEBTORS' SECOND AMENDED JOINT DISCLOSURE STATEMENT
                 PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE





                                           WEIL, GOTSHAL & MANGES LLP
                                           Attorneys for the Debtors and Debtors
                                            in Possession
                                           767 Fifth Avenue
                                           New York, New York  10153
                                           (212) 310-8000

Dated:   New York, New York
         December 18, 1996


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                                                        TABLE OF CONTENTS


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I.  INTRODUCTION..............................................................................................................  1

II.  OVERVIEW OF THE PLAN.....................................................................................................  4

III.  GENERAL INFORMATION..................................................................................................... 13
        A.     Description and History of Business............................................................................ 13
               1.     Business................................................................................................ 13
               2.     History................................................................................................. 13
               3.     Operations.............................................................................................. 13
        B.     Events Leading to the Commencement of the Chapter 11 Cases..................................................... 14

IV.  EVENTS DURING THE CHAPTER 11 CASES....................................................................................... 15
        A.     Appointment of the Creditors' Committee........................................................................ 15
        B.     Stabilization of Business...................................................................................... 16
               1.     Employee Related Matters................................................................................ 17
               2.     DIP Credit Facility..................................................................................... 17
               3.     Commodity Forward Contracts............................................................................. 17
        C.     Development and Implementation of Business Plan................................................................ 18
        D.     Retention of Warrior International Ltd. to Market the Debtors' Assets.......................................... 18
        E.     Disposition of Real Estate Assets.............................................................................. 19
        F.     Draw Down on Letters of Credit................................................................................. 19
        G.     Purchase of Elektrowerk Weisweiler, GmbH....................................................................... 19
        H.     Purchase of Interest in Solikamsk Magnesium Works.............................................................. 20
        I.     Sale of Interest in Frankel Metal Company...................................................................... 20
        J.     Settlement of Miscellaneous Claims and Motions................................................................. 20
               1.     Claim of Secured Parties................................................................................ 20
               2.     Claims of Unsecured Parties............................................................................. 21
               3.     Subordination of Management Fees........................................................................ 21
               4.     Settlement of SERP Claims............................................................................... 21
               5.     Settlement of Union Contracts........................................................................... 22
               6.     Settlement of Multiemployer Pension Claims.............................................................. 22
               7.     Objections to Claims.................................................................................... 23
               8.     Objection to Former Preferred Stockholder Claims........................................................ 24
               9.     The Madden Class Action Claim........................................................................... 24

V.  COMPROMISES AND SETTLEMENTS OF CERTAIN CLAIMS UNDER THE PLAN.............................................................. 25
        A.     Former Preferred Stockholders.................................................................................. 26
        B.     Settlement With Holders of Environmental Claims................................................................ 27
               1.     Background on Environmental Claims...................................................................... 27
               2.     The Newfield, New Jersey Site........................................................................... 28
                      a.     The NRC.......................................................................................... 28
                      b.     The NJDEP........................................................................................ 28
               3.     The Cambridge, Ohio Site................................................................................ 29
                      a.     The NRC.......................................................................................... 29
                      b.     The State of Ohio................................................................................ 30
               4.     Nature of the Environmental Claims...................................................................... 30
               5.     The Environmental Settlement Agreements................................................................. 31
               6.     United States and NJDEP Environmental Settlement Agreement.............................................. 32
                      a.     Allowance Of United States Claims................................................................ 32
                      b.     Allowance Of New Jersey Claims................................................................... 32
                      c.     Treatment Of Allowed Claims...................................................................... 33
                      d.     Required Financial Assurance .................................................................... 33
                      e.     Covenant Not To Sue And Reservation Of Rights; Bankruptcy Discharge.............................. 34
                      f.     Senior Management Approval; Lodging And Opportunity For Public Comment........................... 35
               7.     Ohio Environmental Settlement Agreement................................................................. 35
                      a.     Allowance Of Claims.............................................................................. 36
                      b.     Treatment Of Allowed Claims...................................................................... 36
                      c.     Required Financial Assurance..................................................................... 36



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                      d.     Covenant Not To Sue And Reservation Of Rights; Bankruptcy Discharge.............................. 37
                      e.     Senior Management Approval; Lodging And Opportunity For Public Comment........................... 37

VI.  THE PLAN OF REORGANIZATION............................................................................................... 38
        A.     Essential Elements of the Plan................................................................................. 39
               1.     Classification and Treatment of Claims and Equity Interests............................................. 39
               2.     Distributions Under the Plan............................................................................ 39
                      a.     Distributions on the Effective Date.............................................................. 39
                      b.     Distributions Dependent Upon the Resolution of Disputed Priority Claims.......................... 39
                      c.     Distributions Dependent Upon the Resolution of Disputed Unsecured Claims......................... 39
                      d.     Distributions Subsequent to the Effective Date................................................... 40
                      e.     Limitation on Distributions...................................................................... 40
               3.     Method of Distributions Under the Plan.................................................................. 40
                      a.     Distributions of Cash............................................................................ 41
                      b.     De Minimis Distributions......................................................................... 41
                      c.     Distributions of New Common Stock................................................................ 41
                      d.     Distributions of New Secured Notes............................................................... 41
                      e.     Unclaimed Distributions.......................................................................... 42
               4.     Compromise and Settlement of Claims and
                      Resolution of Intercompany Claims....................................................................... 42
        B.     Classification and Treatment of Claims and Equity Interests.................................................... 43
               1.     Administrative Expense Claims........................................................................... 43
               2.     Priority Tax Claims..................................................................................... 44
               3.     Class 1A -- Other Priority Claims Of MI................................................................. 44
               4.     Class 1B -- Other Priority Claims of SMC................................................................ 44
               5.     Class 2A -- MI Intercompany Claims...................................................................... 45
               6.     Class 2B -- SMC Intercompany Claims..................................................................... 45
               7.     Class 2C -- Midlantic Secured Claim..................................................................... 45
               8.     Class 2D -- Midlantic Guaranty Claim.................................................................... 45
               9.     Class 2E -- MI Other Secured Claims..................................................................... 45
               10.    Class 2F -- SMC Other Secured Claims.................................................................... 46
               11.    Class 3A -- MI Convenience Claims....................................................................... 46
               12.    Class 3B -- SMC Convenience Claims...................................................................... 46
               13.    Class 4A -- MI Unsecured Claims......................................................................... 47
               14.    Class 4B -- Canadian Guarantee Claims................................................................... 49
               15.    Class 4C -- SMC Unsecured Claims........................................................................ 50
               16.    Class 4D -- Settling Former Preferred Stockholder Claims................................................ 52
               17.    Class 4E -- Multiemployer Pension Claim................................................................. 53
               18.    Class 4F -- Environmental Settlement Agreement Claims................................................... 54
               19.    Class 5 -- Insured Claims Against MI.................................................................... 54
               20.    Class 6 -- Insured Claims Against SMC................................................................... 54
               21.    Class 7 -- MI Equity Interests.......................................................................... 55
               22.    Class 8 -- SMC Equity Interests......................................................................... 55
        C.     Summary of Other Provisions of the Plan........................................................................ 55
               1.     New Common Stock........................................................................................ 55
               2.     Conditions Precedent to Confirmation of the Plan........................................................ 56
               3.     Conditions Precedent to Consummation of the Plan........................................................ 56
               4.     Executory Contracts and Unexpired Leases................................................................ 58
               5.     Indemnification......................................................................................... 59
               6.     Compensation and Benefit Programs....................................................................... 59
               7.     Provisions for Treatment of Disputed Claims............................................................. 59
               8.     Amendment and Restatement of the Debtors' Articles of Incorporation and Bylaws.......................... 60
               9.     Discharge, Release from Claims and Interests and Injunctions............................................ 61
               10.    Amendment of the Plan................................................................................... 61
               11.    Revocation of the Plan.................................................................................. 61
               12.    Extinguishment of Causes of Action Under the Avoiding Power Provisions.................................. 61
               13.    Rights of Action Under Avoiding Provisions.............................................................. 61
               14.    Exculpation............................................................................................. 62
               15.    Termination of Creditors' Committee..................................................................... 62
               16.    Supplemental Documents.................................................................................. 62




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VII.  CONFIRMATION AND CONSUMMATION PROCEDURE................................................................................. 62
        A.     Solicitation of Votes.......................................................................................... 62
        B.     The Confirmation Hearing....................................................................................... 63
        C.     Confirmation................................................................................................... 63
               1.     Acceptance or Cramdown.................................................................................. 64
               2.     Unfair Discrimination and Fair and Equitable Tests...................................................... 64
               3.     Feasibility............................................................................................. 64
               4.     Best Interests Test..................................................................................... 65
        D.     Consummation................................................................................................... 66
        E.     Exit Financing................................................................................................. 67

VIII.  MANAGEMENT OF THE REORGANIZED DEBTORS.................................................................................. 67
        A.     Board of Directors and Management.............................................................................. 67
               1.     Composition of the Board of Directors................................................................... 67
               2.     Identity of Metallurg Officers.......................................................................... 67
               3.     Identity of Shieldalloy Officers........................................................................ 69
        B.     Compensation of Executive Officers............................................................................. 69
        C.     1997 Stock Award and Stock Option Plan......................................................................... 70
               1.     General................................................................................................. 70
               2.     Awards under the SASOP.................................................................................. 71
               3.     Termination of Employment............................................................................... 72
               4.     Federal Income Tax Consequences of the SASOP............................................................ 72
        D.     Executive Employment Agreements................................................................................ 74
               1.     General................................................................................................. 74
               2.     Compensation............................................................................................ 74
               3.     Termination of Employment............................................................................... 74
        E.     Management Incentive Compensation Plans........................................................................ 75
               1.     General................................................................................................. 75
               2.     Awards.................................................................................................. 75
               3.     Termination of Employment............................................................................... 76
        F.     Executive Retention Plans...................................................................................... 76
        G.     Post-Effective Date Security Ownership of Certain Beneficial Owners............................................ 76

IX.  APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS TO THE NEW COMMON STOCK TO BE
        DISTRIBUTED UNDER THE PLAN............................................................................................ 77

X.  REORGANIZATION VALUES..................................................................................................... 78

XI.  CERTAIN RISK FACTORS TO BE CONSIDERED.................................................................................... 79
        A.     Overall Risks to Recovery by Holders of Claims................................................................. 79
               1.     Failure to Obtain Approval of the Environmental Settlement Agreements................................... 80
               2.     Ability to Refinance Certain Indebtedness............................................................... 80
               3.     Significant Holders..................................................................................... 80
               4.     Lack of Established Market for New Common Stock......................................................... 80
               5.     Dividend Policies....................................................................................... 81
               6.     Provisions of Stock Award and Option Plan............................................................... 81
               7.     Projected Financial Information......................................................................... 81
               8.     Business Factors and Competitive Conditions............................................................. 81
                      a.     Dependence on Cyclical Markets................................................................... 81
                      b.     Metals Industry Highly Competitive............................................................... 81
                      c.     Dependence on Others for Raw Materials........................................................... 82
                      d.     Environmental Regulation......................................................................... 82
        B.     Hart-Scott-Rodino Act Requirements............................................................................. 82

XII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN..................................................................... 82
        A.     Consequences to the Debtors.................................................................................... 83
               1.     Cancellation of Debt.................................................................................... 83
               2.     Limitations on NOL Carryforwards and Other Tax Attributes............................................... 84
               3.     Alternative Minimum Tax................................................................................. 84
               4.     Treatment of New Secured Notes.......................................................................... 85



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        B.     Consequences to Holders of Claims in Classes 4A, 4B, 4C and 4D................................................. 85
               1.     Holders of MI Unsecured Claims and Canadian Guarantee Claims............................................ 85
                      a.     Holders of Claims Not Constituting "Securities".................................................. 86
                      b.     Holders of Claims Constituting "Securities"...................................................... 86
               2.     Holders of SMC Unsecured Claims......................................................................... 86
               3.     Holders of Settling Former Preferred Stockholder Claims................................................. 87
               4.     Additional Tax Considerations For All Holders........................................................... 87
                      a.     Distribution in Discharge of Accrued Interest.................................................... 87
                      b.     Installment Method............................................................................... 88
                      c.     Original Issue Discount on New Secured Notes..................................................... 88
                      d.     Disputed Claims Reserves......................................................................... 88
                      e.     Subsequent Sale of New Common Stock.............................................................. 89
                      f.     Withholding...................................................................................... 89

XIII.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.............................................................. 89
        A.     Liquidation Under Chapter 7.................................................................................... 90
        B.     Alternative Plan of Reorganization............................................................................. 90

XIV.    CONCLUSION AND RECOMMENDATION......................................................................................... 91

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                        EXHIBITS TO DISCLOSURE STATEMENT


Exhibit A             The Plan

Exhibit B             Order of the Bankruptcy Court, dated December 18, 1996,
                      among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

Exhibit C             Audited Financial Statements of Metallurg, Inc. and
                      Consolidated Subsidiaries For Years Ended December 31,
                      1995 and 1994.

Exhibit D             Metallurg, Inc. and Shieldalloy Metallurgical Corporation
                      Projected Financial Information.

Exhibit E             Metallurg, Inc. and Shieldalloy Metallurgical Corporation
                      Liquidation Analysis.

Exhibit F             Metallurg, Inc. 1997 Stock Award and Stock Option Plan.



                                        v




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                                 I. INTRODUCTION

                  Metallurg, Inc. ("Metallurg"), a New York corporation, and Shieldalloy Metallurgical Corporation ("Shieldalloy"), a New York corporation (collectively, the "Debtors"), submit this Disclosure Statement pursuant to section 1125 of title 11, United States Code (the "Bankruptcy Code") to holders of Claims in the Debtors' chapter 11 cases in connection with (i) the solicitation of acceptances or rejections of the Debtors' Fourth Amended and Restated Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated December 18, 1996 (the "Plan"), filed by the Debtors with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and (ii) the hearing to consider confirmation of the Plan scheduled for February 20, 1997 at 2:00 p.m. (the "Confirmation Hearing") . Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

                  Attached as Exhibits to this Disclosure Statement are copies of the following:

         o        The Plan (Exhibit A);

         o Order of the Bankruptcy Court, dated December 18, 1996, among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

         o Audited Financial Statements of Metallurg, Inc. and Consolidated Subsidiaries For Years Ended December 31, 1995 and 1994 (Exhibit C);

         o Metallurg, Inc. and Shieldalloy Metallurgical Corporation Projected Financial Information (Exhibit D);

         o Metallurg, Inc. and Shieldalloy Metallurgical Corporation Liquidation Analysis (Exhibit E); and

         o        Metallurg, Inc. 1997 Stock Award and Stock Option Plan
                  (Exhibit F).

                  ALL EXHIBITS OR SCHEDULES TO THIS DISCLOSURE STATEMENT WHICH ARE NOT ANNEXED HERETO WILL BE FILED WITH THE CLERK OF THE BANKRUPTCY COURT NOT LESS THAN TEN (10) DAYS PRIOR TO THE LAST DAY UPON WHICH CREDITORS MAY VOTE TO ACCEPT OR REJECT THE PLAN. THE PLAN SUPPLEMENT AND SCHEDULES TO THE PLAN WILL BE FILED WITH THE CLERK OF THE BANKRUPTCY COURT NOT LESS THAN TEN (10) DAYS PRIOR TO THE CONFIRMATION HEARING. SUCH EXHIBITS OR SCHEDULES MAY BE INSPECTED AT THE OFFICE OF THE CLERK OF THE BANKRUPTCY COURT DURING NORMAL COURT HOURS. CREDITORS AND EQUITY INTEREST HOLDERS MAY OBTAIN COPIES OF THE EXHIBITS AND SCHEDULES, ONCE FILED, UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

                           WEIL, GOTSHAL & MANGES LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attn:  Gary T. Holtzer, Esq.

                  PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE OTHER EXHIBITS AND SCHEDULES HERETO AND THERETO AND ANY OTHER DOCUMENTS REFERENCED HEREIN OR THEREIN.

                  In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims that the Debtors believe may be entitled to vote to accept or reject the Plan.




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                  On December 18, 1996, after notice and a hearing, the
Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors' creditors to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

                  Each creditor of the Debtors entitled to vote to accept or reject the Plan should read this Disclosure Statement and the Plan in their entirety before voting on the Plan.

                  Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired under the terms and provisions of a chapter 11 Plan are entitled to vote to accept or reject the Plan. Classes of claims or equity interests in which the holders of claims or interests will not receive or retain any property under a chapter 11 Plan are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. Classes of claims or equity interests in which the holders of claims or interests are unimpaired under a chapter 11 Plan are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

                  Classes 2A, 2B, 2C, 2D, 4A, 4B, 4C, 4D, 4E, 4F, 5, and 6 of
the Plan are impaired and, to the extent such Claims are Allowed Claims, the holders of such Claims will receive distributions under the Plan. Holders of Claims in those Classes are entitled to vote to accept or reject the Plan. Classes 1A, 1B, 2E, 2F, 3A, 3B, and 8 of the Plan are unimpaired under the Plan and the holders of Claims in those Classes are conclusively presumed to have accepted the Plan. Class 7 is impaired and will not receive any distributions under the Plan and the holders of such Equity Interests are conclusively presumed to have rejected the Plan. Therefore, the Debtors are soliciting acceptances only from holders of Allowed Claims in Classes 2A, 2B, 2C, 2D, 4A, 4B, 4C, 4D, 4E, 4F, 5, and 6.

                  IF YOU ARE A FORMER PREFERRED STOCKHOLDER ("FPS"), YOUR CLAIM WILL BE THE SUBJECT OF AN OBJECTION BY THE STATUTORY COMMITTEE OF UNSECURED CREDITORS (THE "CREDITORS' COMMITTEE") TO DISALLOW AND EXPUNGE ALL FORMER PREFERRED STOCKHOLDER CLAIMS. IF YOU ARE A FORMER PREFERRED STOCKHOLDER AND WANT TO ACCEPT THE FPS SETTLEMENT AMOUNT, ON THE ELECTION FORM ACCOMPANYING THIS DISCLOSURE STATEMENT, YOU MUST ELECT INTO THE FPS SETTLEMENT AND RELEASE, COMPROMISE AND SETTLE ALL CLAIMS ON ACCOUNT OF PREFERRED STOCK ISSUED BY METALLURG OR ENTER INTO A STIPULATION WITH THE DEBTORS AND THE CREDITORS' COMMITTEE TO ACCEPT THE FPS SETTLEMENT. EACH SETTLING FORMER PREFERRED STOCKHOLDER WHO MAKES SUCH ELECTION TO SETTLE ITS CLAIM BY SO INDICATING ON THE ELECTION FORM OR ENTERING INTO A STIPULATION TO ACCEPT THE FPS SETTLEMENT WILL BE DEEMED TO HAVE ACCEPTED THE PLAN AS A HOLDER OF AN ALLOWED CLAIM IN CLASS 4D AND RECEIVE ITS PRO RATA DISTRIBUTION ON ACCOUNT THEREOF.

                  The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. For a complete description of the requirements for confirmation of the Plan, see Section VII. below entitled "Confirmation and Consummation Procedure."

                  If a Class of Claims or Equity Interests rejects the Plan or is deemed to reject the Plan, the Debtors have the right to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) permits the confirmation of a plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section VII.C.2. below entitled "Confirmation and Consummation Procedure --Unfair Discrimination and Fair and Equitable Tests."




                                        2

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                  With respect to those Classes of Claims and Equity Interests which are deemed to have rejected the Plan, the Debtors intend to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. If one or more of the Classes entitled to vote on the Plan votes to reject the Plan, the Debtors reserve the right to request confirmation of the Plan over the rejection of the Plan by such Class or Classes. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

                  After carefully reviewing this Disclosure Statement, including the Exhibits, each holder of an Allowed Claim in Classes 2A, 2B, 2C, 2D, 4A, 4B, 4C, 4D, 4E, 4F, 5, and 6 should vote on the Plan.

                  THE DEBTORS BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS AND URGE THAT CREDITORS VOTE TO ACCEPT THE PLAN.

                  THE CREDITORS' COMMITTEE ALSO SUPPORTS THE PLAN.

                  As the appointed representative of all of the Debtors' general unsecured creditors, the Creditors' Committee has participated in lengthy, complicated negotiations culminating in this Plan on which you are being asked to vote. THE CREDITORS' COMMITTEE RECOMMENDS THAT YOU VOTE FOR THE PLAN BY SIGNING AND RETURNING THE ENCLOSED BALLOT.

                  As more fully described in this Disclosure Statement, general unsecured creditors will receive virtually all of the reorganized value of the Debtors in the form of Cash, New Secured Notes and New Common Stock. The arrangements made with the Environmental Authorities having jurisdiction over the Debtors, in the view of the Creditors' Committee, represent a reasonable resolution of the various environmental issues facing the Debtors.

                  The Creditors' Committee, together with its legal advisors, Stroock & Stroock & Lavan, and its financial advisors, Policano & Manzo, has participated in extensive due diligence and negotiations with the Debtors and other major constituencies including the Environmental Authorities. Plan represents the negotiated resolutions of these discussions. THE CREDITORS' COMMITTEE BELIEVES THE PLAN ACHIEVES THE GOAL OF MAXIMIZING THE RECOVERY FOR ALL UNSECURED CREDITORS OF THE DEBTORS AND, THEREFORE, URGES YOU TO RETURN YOUR BALLOT WITH A VOTE ACCEPTING THE PLAN.

                  ALL PROJECTED RECOVERIES OF HOLDERS OF ALLOWED CLAIMS AND ALLOWED EQUITY INTERESTS SET FORTH HEREIN ARE BASED ON THE FINANCIAL INFORMATION SET FORTH IN THE FINANCIAL APPENDIX ANNEXED HERETO AS EXHIBIT D AND THE ASSUMPTIONS SUMMARIZED THEREIN AND THROUGHOUT THE ENTIRETY OF THIS DISCLOSURE STATEMENT. ALL SUCH RECOVERIES ARE MERELY PROJECTED RECOVERIES, BASED ON ASSUMPTIONS WHICH ARE SET FORTH IN THE FINANCIAL APPENDIX. TO THE EXTENT THAT ACTUAL RESULTS VARY FROM THE ASSUMPTIONS, RECOVERIES MAY VARY FROM THE PROJECTIONS.

                  If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold a Claim in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots which must be used for each separate Class of Claims. Please vote and return your Ballot(s) to:

                                 METALLURG, INC.
                                       c/o
                                 Balloting Agent
                            Georgeson & Company Inc.
                                Wall Street Plaza
                           88 Pine Street, 30th Floor
                            New York, New York 10005



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                       or, if delivered by hand or courier


                                 METALLURG, INC.
                                       c/o
                                 Balloting Agent
                            Georgeson & Company Inc.
                                Wall Street Plaza
                           88 Pine Street, 30th Floor
                            New York, New York 10005

            DO NOT RETURN YOUR NOTES OR SECURITIES WITH YOUR BALLOT.

                  IF YOU ARE A FORMER PREFERRED STOCKHOLDER AND WANT TO ACCEPT THE FPS SETTLEMENT, ON THE ELECTION FORM ACCOMPANYING THIS DISCLOSURE STATEMENT, YOU MUST ELECT INTO THE FPS SETTLEMENT AND RELEASE, COMPROMISE AND SETTLE ALL CLAIMS ON ACCOUNT OF PREFERRED STOCK ISSUED BY METALLURG OR ENTER INTO A STIPULATION WITH THE DEBTORS AND THE CREDITORS' COMMITTEE TO ACCEPT THE FPS SETTLEMENT. IF AN ELECTION IS MADE TO PARTICIPATE IN THE FPS SETTLEMENT, YOU MUST ALSO INDICATE ON THE ENCLOSED ELECTION FORM OR IN WRITING WHETHER YOU CHOOSE THE FPS SETTLEMENT STOCK OPTION OR THE FPS SETTLEMENT CASH OPTION. IF YOU ARE A FORMER PREFERRED STOCKHOLDER WHO DOES NOT EITHER MAKE THIS ELECTION ON ELECTION FORM ACCOMPANYING THIS DISCLOSURE STATEMENT OR ENTER INTO A STIPULATION TO ACCEPT THE FPS SETTLEMENT, AND/OR YOU DO NOT VOTE TO ACCEPT THE PLAN, THEN YOU WILL NOT HAVE AN ALLOWED CLASS 4D CLAIM AND YOU WILL NOT RECEIVE YOUR PRO RATA DISTRIBUTION ON ACCOUNT THEREOF AND YOUR CLAIM WILL BE SUBJECT TO OBJECTION BY THE CREDITORS' COMMITTEE AND TREATED AS A DISPUTED CLAIM IN CLASS 4A (MI UNSECURED CLAIMS).

                  TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 5:00 P.M., EASTERN STANDARD TIME, ON FEBRUARY 10, 1997.

                  If you are a creditor entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Georgeson & Company Inc. at (800) 223-2064.

                  Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on February 20, 1997 at 2:00 p.m. before the Honorable James L. Garrity, Jr., United States Bankruptcy Judge, at the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, Room 610-2, New York, New York 10004. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before February 10, 1997 at 5:00 p.m., Eastern Standard Time, in the manner described in Section VII.B. "Confirmation and Consummation Procedure -- The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

                            II. OVERVIEW OF THE PLAN

                  The following is a brief overview of the provisions of the Plan. This overview is qualified in its entirety by reference to the provisions of the Plan, a copy of which is annexed hereto as Exhibit A, and the more detailed financial and other information contained elsewhere in this document and in the Exhibits hereto. In addition, for a more detailed description of the terms and provisions of the Plan, see Section VI. below entitled "The Plan of Reorganization."



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

                  The Plan will substantially reduce the level of the Debtors' prepetition unsecured indebtedness. The Debtors' unsecured long-term indebtedness and short-term borrowings (including obligations in respect of letters of credit), excluding any accrued interest and any capitalized lease obligations, will be reduced from approximately $121 million as of the Commencement Date to approximately $60 million. In addition, all prepetition Equity Interests in Metallurg will be cancelled. The Plan provides for the distribution to holders of Allowed Claims in Classes 4A, 4B, 4C, 4D, 4E, and 4F of approximately $30 million in Cash (based upon the Debtors' current estimates of Allowed Administrative Expense Claims, Other Secured Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims), New Secured Notes in a principal amount of $60 million and 4,750,000 shares of New Common Stock of Reorganized Metallurg. These amounts of New Secured Notes and New Common Stock actually distributed on the Effective Date shall be adjusted in accordance with the terms of the Plan.

                  At the Reorganized Debtors' election, the Reorganized Debtors or their Subsidiaries may borrow funds under one or more term loan or revolving credit facilities for the purpose of reducing the principal amount of the New Secured Notes issued under the Plan, which reduction will be on a dollar for dollar basis. See Section VII.E. below entitled "Confirmation and Consummation Procedure -- Exit Financing."

                  The Plan designates 18 Classes of Claims and two Classes of Equity Interests. These Classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests.

                  Material elements of the Plan include (i) the compromises and settlements of the approximately $1 billion of Environmental Claims asserted against Shieldalloy and Metallurg and resolution of issues concerning financial assurances to be posted by Shieldalloy to cover future remediation costs and expenses, all as more fully set forth in the Environmental Settlement Agreements, copies of which are included in the Plan Supplement, and (ii) the compromise and settlement of the Claims of the Former Preferred Stockholders of Metallurg. For a more detailed description of the foregoing, see Section V. below entitled "Compromises and Settlements of Certain Claims Under the Plan."

                  The determination of the Bankruptcy Court with respect to approval of the compromises and settlements with the Environmental Authorities and the Former Preferred Stockholders will be made at the Confirmation Hearing. The Debtors intend to seek Bankruptcy Court approval of the compromise and settlement of these settlements at the Confirmation Hearing.

                  The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan. The recoveries set forth below are merely estimated recoveries based upon various assumptions. The estimated recoveries assume that with respect to the issuance of New Common Stock, the approximate aggregate equity value of the New Common Stock is $50 million. For a discussion of the valuation of the New Common Stock, see Section
X. below entitled "Reorganization Values." If the amount of Allowed Claims and Disputed Claims in Classes 4A, 4B, 4C, and 4D is substantially in excess of the Debtors' current estimates of such Allowed Claims, the percentage recovery on Allowed Claims in Classes 4A, 4B, 4C, 4D, 4E, and 4F may be reduced. There is no assurance that the New Common Stock issued under the Plan will actually trade at the projected Reorganization Value or that there will exist any trading market in the New Common Stock. Estimated recoveries with respect to the New Secured Notes to be issued under the Plan to holders of Allowed Claims in Classes 4A, 4B, 4C, and 4E assume that the terms of the New Secured Notes are market-rate terms. For a complete description of the risks associated with the recoveries provided under the Plan, see Section XI. below entitled "Certain Risk Factors To Be Considered."

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                 OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN(1)


                                                                                            Estimated        Estimated
                                                                                            Aggregate        Percentage
                 Type of Claim                                                              Amount of        Recovery of
                   or Equity                                                                 Allowed         Allowed
Class              Interest                             Treatment                            Claims          Claims(2)
-----              --------                             ---------                            ------          -------

--            Administrative        Unimpaired; payment (a) in full, in Cash, on        $5.2 million(3)      100%
              Expense Claims        the later of the Effective Date and the date
                                    such Claim is Allowed or (b) in accordance
                                    with the terms and conditions of
                                    transactions or agreements relating to
                                    obligations incurred in the ordinary course
                                    of business during the pendency of the
                                    Chapter 11 Cases or assumed by the Debtors
                                    in Possession.

--            Priority Tax          Unimpaired; payment in full, in Cash, on the        $256,000             100%
              Claims                later of the Effective Date and the date such
                                    Claim is Allowed.

1A            Other MI              Unimpaired; payment in full, in Cash, on the        $0                   100%
              Priority Claims       later of the Effective Date and the date such
                                    Claim is Allowed.

1B            Other SMC             Unimpaired; payment in full, in Cash, on            $56,000              100%
              Priority Claims       the later of the Effective Date and the date
                                    such Claim is Allowed.

2A            MI                    Impaired; offset and no other distribution.         $15,471,000          0%
              Intercompany
              Claims

2B            SMC                   Impaired; offset and no other distribution.         $18,385,000          0%
              Intercompany
              Claims

--------
(1.) This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

(2.) The estimated recoveries exclude all Disputed Claims and contingent Claims except to the extent the Debtors have accrued liabilities and/or set aside reserves for same. In addition, the estimated recoveries are based on the assumption that (i) all of the Settling Former Preferred Stockholders choose the FPS Settlement Stock Option and (ii) all holders of Allowed Claims in Classes 4A, 4B, and 4C will receive distributions in accordance with "Option A" as opposed to "Option B" of each such Class. For a discussion of the treatment afforded holders of Claims in Classes 4A, 4B, and 4C under "Option A" and "Option B" in each such Class, see Section VI.B. below entitled "The Plan of Reorganization -- Classification and Treatment of Claims and Equity Interests.

(3.) This amount excludes all administrative expenses to be paid by the Debtors in the ordinary course.

                                        6




                                                                                            Estimated        Estimated
                                                                                            Aggregate        Percentage
                 Type of Claim                                                              Amount of        Recovery of
                   or Equity                                                                 Allowed         Allowed
Class              Interest                             Treatment                            Claims          Claims(2)
-----              --------                             ---------                            ------          -------

2C            Midlantic             Impaired; distribution of Cash in the full          $766,000(4)          100%
              Secured Claim         amount of its Allowed Claim.
              of SMC

2D            Midlantic             Impaired; fully satisfied upon distribution of      N.A.                 N.A.
              Guaranty              the Cash to be distributed to the holder of
                                    the Class 2C Midlantic Claim.

2E            MI Other              Unimpaired.  On the Effective Date, at              $42,900              100%
              Secured Claims        Metallurg's option, an Allowed Other
                                    Secured Claim is (a) unimpaired and the
                                    holder's legal, equitable and contractual
                                    rights are unaltered by Plan, (b)
                                    reinstated, defaults are cured and its
                                    holder is compensated for damages resulting
                                    from its reliance on right to accelerate
                                    maturity and payment of indebtedness, (c)
                                    paid in full in cash, (d) satisfied by
                                    delivery of the property securing such
                                    Claim, (e) satisfied by assumption and
                                    assignment of underlying agreement and cure
                                    of defaults thereunder, or (f) paid in such
                                    manner as the parties agree.

2F            SMC Other             Unimpaired.  On the Effective Date, at              $89,500              100%
              Secured Claims        Shieldalloy's option, an Allowed Other
                                    Secured Claim is (a) unimpaired and the
                                    holder's legal, equitable and contractual
                                    rights are unaltered by Plan, (b)
                                    reinstated, defaults are cured and its
                                    holder is compensated for damages resulting
                                    from its reliance on right to accelerate
                                    maturity and payment of indebtedness, (c)
                                    paid in full in cash, (d) satisfied by
                                    delivery of the property securing such
                                    Claim, (e) satisfied by assumption and
                                    assignment of underlying agreement and cure
                                    of defaults thereunder, or (f) paid in such
                                    manner as the parties agree.

3A            MI Convenience        Payment in full, in Cash on the Effective           $12,000              100%
              Claims                Date.


--------
(4.) The Debtors anticipate that this amount will be increased to include accrued interest, attorneys' fees, and other reasonable fees and expenses to the extent that such items are part of Midlantic's Allowed Claim.


                                        7




                                                                                            Estimated        Estimated
                                                                                            Aggregate        Percentage
                 Type of Claim                                                              Amount of        Recovery of
                   or Equity                                                                 Allowed         Allowed
Class              Interest                             Treatment                            Claims          Claims(2)
-----              --------                             ---------                            ------          -------

3B            SMC                   Payment in full, in Cash on the Effective           $108,000             100%
              Convenience           Date.
              Claims

4A            MI Unsecured          Impaired; distribution to each holder of an         $139,450,000         66.0%
              Claims                Allowed Claim which is $1 million or less of
                                    either (A) its Pro Rata Share of (i) the MI
                                    Unsecured Portion of Cash in the Cash
                                    Distribution Pool less the amount of Cash
                                    distributed pursuant to Sections
                                    5.13(b)(A)(i), 5.15(b)(ii), and 5.16(b)(ii)
                                    of the Plan, (ii) the MI Unsecured Por-tion
                                    of 70% of the New Secured Notes, and (iii)
                                    the MI Unsecured Portion of (x) 70% of the
                                    New Common Stock excluding the Management
                                    Stock Awards less (y) New Common Stock
                                    issued to Former Preferred Stockholders who
                                    elect the FPS Settlement Stock Option
                                    (collectively, the "Class 4A-Option A") or
                                    (B) the same distribution made to the holder
                                    of an Allowed Class 4A claim electing Class
                                    4A-Option A, except that in lieu of its Pro
                                    Rata Share of the MI Unsecured Portion of
                                    70% of the New Secured Notes, it will
                                    receive Cash equal to 66 2/3% of the
                                    principal amount of New Secured Notes that
                                    would have been distributed to it as the
                                    holder of an Allowed Claim in Class 4A
                                    pursuant to the Class 4A-Option A (the
                                    "Class 4A-Option B").(5) The New Secured Notes
                                    have the terms set forth in Exhibit A to the
                                    Plan.

--------
(5.) In the event a holder's Allowed Claims in Class 4A aggregate $1 million or more, such holder will be deemed to have elected Class 4A-Option A.


                                        8




                                                                                            Estimated        Estimated
                                                                                            Aggregate        Percentage
                 Type of Claim                                                              Amount of        Recovery of
                   or Equity                                                                 Allowed         Allowed
Class              Interest                             Treatment                            Claims          Claims(2)
-----              --------                             ---------                            ------          -------

4B            Canadian              Impaired; distribution of its Pro Rata Share        $71,063,000          3.9%
              Guarantee             of (i) the Canadian Guarantee Portion of
              Claims                Cash in the Cash Distribution Pool less the
                                    amount of Cash distributed pursuant to
                                    Sections 5.13(b)(i), 5.15(b)(A)(ii), and
                                    5.16(b)(ii) of the Plan, (ii) the Canadian
                                    Guarantee Portion of 70% of the New Secured
                                    Notes on the terms set forth in Exhibit A to
                                    the Plan, and (iii) the Canadian Guarantee
                                    Portion of (x) 70% of the New Common Stock
                                    excluding the Management Stock Awards less
                                    (y) New Common Stock issued to Former
                                    Preferred Stockholders who elect the FPS
                                    Settlement Stock Option.

4C            SMC Unsecured         Impaired; distribution to each holder of an         $123,982,000         30.9
              Claims                Allowed Claim which is $1 million or less of
                                    either (A) its Pro Rata Share of (i) the SMC
                                    Unsecured Portion of the total amount of
                                    Cash equal to the Cash Distribution Pool
                                    plus the Cash distributions to Former
                                    Preferred Stockholders who elect the FPS
                                    Settlement Cash Option, (ii) the SMC
                                    Unsecured Portion of the New Secured Notes
                                    on the terms set forth in Exhibit A to the
                                    Plan, and (iii) the SMC Unsecured Portion of
                                    the New Common Stock excluding the
                                    Management Stock Awards (collectively, the
                                    "Class 4C-Option A") or (B) the same
                                    distribution made to the holder of an
                                    Allowed Class 4C Claim electing Class
                                    4C-Option A, except that in lieu of its Pro
                                    Rata Share of the SMC Unsecured Portion of
                                    the New Secured Notes, it will receive Cash
                                    equal to 66 2/3% of the principal amount of
                                    New Secured Notes that would have been
                                    distributed to it as the holder of an
                                    Allowed Claim in Class 4C pursuant to the
                                    Class 4C-Option A (collectively, the "Class
                                    4C-Option B").(6) For purposes of making
                                    distributions hereunder, the Pro Rata Share
                                    shall be

--------
(6.) In the event a holder's Allowed Claims on Class 4C aggregate $1 million or more, such holder will be deemed to have elected Class 4C-Option A.


                                        9


                                                                                            Estimated        Estimated
                                                                                            Aggregate        Percentage
                 Type of Claim                                                              Amount of        Recovery of
                   or Equity                                                                 Allowed         Allowed
Class              Interest                             Treatment                            Claims          Claims(2)
-----              --------                             ---------                            ------          -------
                                    calculated as if Class 4C included holders
                                    of Allowed Claims as "Class 4C" under this
                                    Plan and all Allowed Claims as Classes 4E
                                    and 4F under this Plan.

4D            Settling Former       Impaired; in consideration for releasing,           $25,707,000          2.9% to
              Preferred             compromising and settling all claims on                                  5.8%(7)
              Stockholder           account of preferred stock issued by
              Claims                Metallurg, distribution of either (i) the
                                    FPS Settlement Stock Option, or (ii) the FPS
                                    Settlement Cash Option.

4E            Multiemployer         Impaired; distribution of (i) New Common            $5,000,000           30.9%(8)
              Pension Claim         Stock that would have been distributed to the
                                    holder of such Claim on a Pro Rata basis had
                                    it been the holder of an Allowed Claim
                                    classified in Class 4C, which, as of the
                                    Effective Date, would have included in the
                                    aggregate of all Allowed Claims classified
                                    as "Class 4C" under this Plan and Allowed
                                    Claims classified as Classes 4E and 4F under
                                    this Plan and (ii) the Pro Rata amount of
                                    Cash that would have been distributed to the
                                    holder of such Claim had it been the holder
                                    of an Allowed Claim classified as Class 4C
                                    which, as of the Effective Date, would have
                                    included in the aggregate all Allowed Claims
                                    classified as "Class 4C" under this Plan,
                                    and all Allowed Claims classified as Class
                                    4E and Class 4F under this Plan. In
                                    addition, the holder of an Allowed Class 4E
                                    Claim shall receive New Secured Notes in an
                                    amount equal to the Pro Rata amount of New
                                    Secured Notes that would have been
                                    distributed to the holder of such Claim had
                                    it been the holder

--------
(7.) Any Settling Former Preferred Stockholder electing the FPS Settlement Cash Option will receive an estimated recovery of 2.9%. The 5.8% estimated recovery assumes that such Settling Former Preferred Stockholder elects the FPS Settlement Stock Option rather than the FPS Settlement Cash Option.

(8.) By letter, dated December 1, 1996, the holder of the Allowed Claim in Class 4E elected to receive New Common Stock in lieu of the Cash as provided for in
Section 5.15(b)(i) of the Plan. The Debtors, on the Effective Date or as soon as practicable, shall distribute, in lieu of the Cash described in Section 5.15(b)(i) of the Plan, the number of shares of New Common Stock that would have been distributed to holders of such Claim on a Pro Rata basis had it been the holder of an Allowed Claim classified as Class 4C which as of the Effective Date would have included in the aggregate all Allowed Claims classified in "Classes 4C" under this Plan and all Allowed Claims classified as Class 4E and Class 4F under this Plan.


                                       10



                                                                                            Estimated        Estimated
                                                                                            Aggregate        Percentage
                 Type of Claim                                                              Amount of        Recovery of
                   or Equity                                                                 Allowed         Allowed
Class              Interest                             Treatment                            Claims          Claims(2)
-----              --------                             ---------                            ------          -------
                                    of an Allowed Claim classified in Class 4C
                                    which, as of the Effective Date, would have
                                    included in the aggregate all Allowed Claims
                                    classified as "Class 4C" under this Plan and
                                    all Allowed Claims classified as Class 4E
                                    and Class 4F under this Plan.

4F            Environmental         Impaired; distribution of Cash equal to (i)         $4,070,000           21.1%
              Settlement            50% of the total value of New Common
              Agreement             Stock that would have been distributed to the
              Claims                holder of such Claims on a Pro Rata basis
                                    had they been the holders of Allowed Claims
                                    classified in Class 4C which, as of the
                                    Effective Date, would have included in the
                                    aggregate all Claims classified as "Class
                                    4C", Class 4E, and Class 4F of this Plan;
                                    (ii) the Pro Rata amount of Cash that would
                                    have been distributed to the holders of such
                                    Claims had they been classified the holders
                                    of an Allowed Claim classified as "Class 4C"
                                    which, as of the Effective Date, would have
                                    included the aggregate of all Allowed Claims
                                    classified as "Class 4C" under this Plan and
                                    all Allowed Claims classified as Classes 4E
                                    and 4F under this Plan, and (iii) 66 2/3% of
                                    the value of New Secured Notes (excluding
                                    accrued interest) that would have been
                                    distributed to the holder of such Claims on
                                    a Pro Rata basis had they been the holders
                                    of Allowed Claims classified as Class 4C
                                    which, as of the Effective Date, would have
                                    included the aggregate of all Allowed Claims
                                    classified as "Class 4C" under this Plan and
                                    all Allowed Claims classified as Class 4E
                                    and Class 4F under this Plan.



                                       11



                                                                                            Estimated        Estimated
                                                                                            Aggregate        Percentage
                 Type of Claim                                                              Amount of        Recovery of
                   or Equity                                                                 Allowed         Allowed
Class              Interest                             Treatment                            Claims          Claims(2)
-----              --------                             ---------                            ------          -------
5             Insured Claims        Impaired; on the Effective Date each holder         N.A.                 N.A.
              Against MI            of an Insured Claim against MI shall only be
                                    entitled to maintain actions against and
                                    obtain payment solely from an insurance
                                    company under an insurance policy or
                                    policies issued by such company to, or for
                                    the benefit of, MI. To the extent the
                                    proceeds from the Debtors' insurance
                                    policies are insufficient to satisfy a final
                                    judgment obtained by the holder of an
                                    Insured Claim Against MI, such holder shall
                                    be entitled, on account of such deficiency
                                    amount, to a cash distribution by the
                                    Reorganized Debtor in an amount equal to the
                                    recovery payable to holders of Claims
                                    classified in Class 4A.

6             Insured Claims        Impaired; on the Effective Date each holder         N.A.                 N.A.
              Against SMC           of an Insured Claim against SMC shall only
                                    be entitled to maintain actions against and
                                    obtain payment solely from an insurance
                                    company under an insurance policy or
                                    policies issued by such company to, or for
                                    the benefit of, SMC. To the extent the
                                    proceeds from the Debtors' insurance
                                    policies are insufficient to satisfy a final
                                    judgment obtained by the holder of an
                                    Insured Claim Against SMC, such holder shall
                                    be entitled, on account of such deficiency
                                    amount, to a cash distribution by the
                                    Reorganized Debtor in an amount equal to the
                                    recovery payable to holders of Claims
                                    classified in Class 4C.

7             MI Equity             Impaired; no distributions.                         N.A.                 N.A.
              Interests

8             SMC Equity            Unimpaired; Reorganized Metallurg shall             N.A.                 N.A.
              Interests Claims      retain 100% ownership in Reorganized
                                    Shieldalloy.



                  The initial payments of Cash, New Secured Notes, and/or New Common Stock under the Plan will be made to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Claims in Classes 1A, 1B, 2C, 2E, 2F, 3A, 3B, 4A, 4B, 4C, 4D, 4E, and 4F on the later of (i) the Effective Date and (ii) the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable. The "Effective Date" means the first Business Day that is ten (10) days (as calculated in accordance with Bankruptcy Rule 9006(a)) after the Confirmation Date, or as soon thereafter as is practicable and after all conditions to the effectiveness of the Plan have been satisfied or waived. For a more detailed description of the conditions precedent to the Plan, see
Section VI.C.2. and 3. below entitled "The Plan of Reorganization -- Conditions Precedent to Confirmation of the Plan," and "Conditions Precedent to Consummation of the Plan." Payments of Cash will, at the election of the Reorganized Debtors, be made by Reorganized Metallurg by check payable to the order of the person entitled to receive the Cash payment or by wire transfer of immediately available funds. For a more detailed explanation of the time and manner of distributions under the Plan, see
Section VI.A.2. and 3. below entitled "The Plan of Reorganization -- Distributions Under the Plan" and "Method of Distributions Under the Plan."

                            III. GENERAL INFORMATION

A.       DESCRIPTION AND HISTORY OF BUSINESS

                  1.       BUSINESS

                  Metallurg, through its subsidiaries, is a leading international producer and seller of high quality metals and metal alloys used by manufacturers of steel, aluminum, super alloys, hard metals, hard facing, electronics and fiber optics and other metal consuming industries (Metallurg and its Subsidiaries are collectively referred to as the "Metallurg Group"). Other than its direct or indirect equity ownership in its operating subsidiaries, Metallurg also operates a trading division, Metallurg International Resources ("MIR"), which trades in such metals and metal alloys.

                  The Metallurg Group employs approximately 1,700 people worldwide. The Metallurg Group operates smelting and refining facilities located in the United States, the United Kingdom, Germany and Brazil, as well as mining chrome, tin and tantalum ores in Turkey and Brazil for use in its production facilities. In addition, the Metallurg Group operates sales offices in several countries, which cover all of the major worldwide metals consuming markets. Metallurg, the parent holding company, employs approximately 30 people in its New York office.

                  Shieldalloy is a wholly-owned subsidiary of Metallurg and operates manufacturing facilities in Newfield, New Jersey and Cambridge, Ohio that produce ferroalloys, aluminum master alloys, and other specialty metals. In addition to its manufacturing activities, Shieldalloy acts as the agent or distributor for products produced by other members of the Metallurg Group and for outside suppliers of products not produced by the Group. Shieldalloy's customers include the major steel, foundry, aluminum, and superalloy producers in the United States. In addition to its plant facilities located in New Jersey and Ohio, Shieldalloy has sales offices in Illinois, California, Pennsylvania and Alabama. Shieldalloy employs approximately 290 people.

                  2.       HISTORY

                  The Metallurg Group was founded in 1911 through the construction of a vanadium alloy and chemical producing plant in Nurnberg, Germany followed in 1917 with the construction of a ferrochrome producing plant in Weisweiler, Germany. In subsequent years, the company's customer base grew throughout Europe and, in 1938, facilities in England and a sales and distribution subsidiary in Switzerland were added to the group. Metallurg was established in New York City in 1947. The expansion of the Metallurg Group both globally and in the United States surged as a result of the postwar growth of the steel industry. In addition, the Metallurg Group has become a world leader in aluminum hardeners and grain refiners for the aluminum industry through its plants in the United Kingdom, United States and Brazil.

                  3.       OPERATIONS

                  The Metallurg Group manufactures three major classes of alloys: specialty ferroalloys, aluminum master alloys, and specialty metals and alloys. Metallurg's two principal ferroalloy products are ferrovanadium and low carbon ferrochrome, which are both specialty ferroalloys.

                  Ferroalloys are used in steel primarily to increase temperature resistance and strength-to-weight ratios in the finished product. Aluminum master alloys are critical elements in the refining of aluminum because pure aluminum alone lacks the strength to be used as a base metal in any application. Specialty metals and metal alloys are used by producers of steel, aluminum, and super alloys to enhance the performance of finished metal products in high performance forgings and castings for aircraft engines, frames and other aerospace applications.

                  In addition to the production operations of the Metallurg Group, Metallurg also sources complementary products from other manufacturers and, through its trading activities, supplies many metal products to both foreign and domestic merchanting markets.

B.       EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES

                  World demand for metal and alloy additives varies with demand for steel, aluminum and aerospace products. The economic recession that began in 1989 in end use markets such as the automotive, durable goods, construction and defense sectors, placed significant downward pressure on alloy prices and volumes. In addition, increased competition as a result of sales by exporters, from the Commonwealth of Independent States (the "CIS"), of excess stocks of these metals and alloys precipitated by the economic collapse of the former Soviet Union and the end of the Cold War drove prices of ferroalloys in Europe to historically low levels. Moreover, in the wake of reductions in United States defense spending, there was a reduction in demand in the market for super alloys utilized in the aerospace industry. Despite losses incurred since 1990, as a result of the recession in world markets and dumping by the CIS, Metallurg reduced its fixed cost base and was positioned to generate earnings growth in an improving economy.

                  During the 1980's, Metallurg obtained financing from several sources. Pursuant to that certain credit agreement, dated as of July 31, 1986, as amended (the "Credit Agreement") by and among Metallurg and certain of its subsidiaries, on the one hand, and several financial institutions led by Morgan Guaranty Trust Company (collectively, the "Banks"), on the other hand, Metallurg and certain of its subsidiaries were able to borrow from the Banks on a revolving basis. As of the Commencement Date, approximately $64 million was outstanding under the Credit Agreement.

                  In addition, Metallurg entered into a $5 million note agreement, dated as of September 13, 1989, with Deutsche Bank AG (which matured on September 10, 1993) and a $6 million note agreement, dated as of February 11, 1991, with National Westminster Bank PLC (which matured on February 10, 1995) (collectively, the "Bank Note Purchase Agreements").

                  Also, Metallurg obtained financing from various insurance companies initially in the amount of approximately $25 million, in the aggregate, arising from various note purchase agreements (collectively, the "Insurance Company Note Purchase Agreements"). Specifically, Metallurg has had outstanding obligations in the principal amount of $15 million to a group of insurance companies, including CIGNA Investments, Inc. (maturing September 1,
1999), $6 million to a group of insurance companies, including Connecticut General Life Insurance Company (maturing February 1, 1996), and $6 million to the Canada Life Assurance Company (maturing October 1, 1999) (collectively, the "Insurance Companies").

                  Several of the Banks issued irrevocable letters of credit at the request of Metallurg and/or Shieldalloy aggregating approximately $17.8 million (the "Letters of Credit"). The New Jersey Department of Environmental Protection (the "NJDEP") is the beneficiary of $16.2 million of the Letters of Credit, and the United States Nuclear Regulatory Commission ("NRC") is the beneficiary of $1.5 million of the Letters of Credit. The Freeholders of the County of Cumberland, New Jersey are the beneficiaries of $115,000 of Letters of Credit. For more information concerning the letters of credit, see Section IV.F. below entitled "Events During the Chapter 11 Cases -- Draw Down on Letters of Credit."

                  In mid 1992, Metallurg commenced negotiations with the Banks for an extension of the terms of the Credit Agreement, which was due to expire in July of 1993. As a result of the numerous economic factors which negatively impacted the Metallurg Group's businesses, Metallurg was in default in certain of the covenants in the Credit Agreement, the Bank Note Purchase Agreements and the Insurance Company Note Purchase Agreements by late 1992. Metallurg entered into negotiations with all of its lenders to obtain amendments to the various agreements to cure such defaults and realistically restructure its debt in light of the projections for the upcoming fiscal periods for the Metallurg Group's businesses. These negotiations continued until the end of July, 1993.

                  During the course of negotiations regarding the restructuring of its debt, Metallurg did not make a $3 million principal payment due under the Insurance Company Note Purchase Agreements on February 3, 1993. Metallurg entered into a forbearance agreement with the Insurance Companies with respect to this $3 million principal payment, pursuant to which the Insurance Companies agreed to forbear from exercising any of their rights or remedies for a specified period of time. The forbearance agreement was extended several times and expired on May 28, 1993.

                  As a result of Metallurg's continuing cash shortage, Metallurg ceased to pay interest on all of its outstanding debt obligations to the Banks and the Insurance Companies on June 12, 1993. At the end of July of 1993, Metallurg made one final restructuring proposal to the Banks and the Insurance Companies, which the Banks and the Insurance Companies rejected.

                  During the first two weeks of August, 1993, Metallurg received notices of default from the Banks and the Insurance Companies informing it of the defaults under its various credit agreements and accelerating the respective obligations thereunder.

                  Confronted with these obligations, the decrease in revenue from its operating subsidiaries and the resultant cash shortages, the management and Board of Directors of Metallurg determined that it, as well as its subsidiary Shieldalloy, had no alternative but to seek the protections of chapter 11 of the Bankruptcy Code

                     IV. EVENTS DURING THE CHAPTER 11 CASES

                  On September 2, 1993, the Debtors commenced the Chapter 11 Cases in the Bankruptcy Court. The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

                  The following is a brief description of some of the major events during the Chapter 11 Cases.

A.       APPOINTMENT OF THE CREDITORS' COMMITTEE

                  On September 13, 1993, the United States Trustee appointed the Creditors' Committee to represent unsecured creditors of the Debtors. Since its formation, the Creditors' Committee has consulted with the Debtors concerning the administration of the Chapter 11 Cases. The Debtors have kept the Creditors' Committee informed about their operations and have sought the concurrence of the Creditors' Committee for actions and transactions taken outside of the ordinary course of the Debtors' business. The Creditors' Committee has participated actively, together with the Debtors' management and professionals, in, among other things, reviewing the Debtors' business plan. In addition, the Creditors' Committee appointed a "subcommittee" to negotiate with the Debtors regarding various sensitive trade issues.

                  Pursuant to an order of the Bankruptcy Court, dated February 14, 1995, the Bankruptcy Court approved a procedure for the dissemination of information to prospective buyers and sellers of claims asserted against the Debtors in these chapter 11 cases. Consequently, there was significant trading of claims against the Debtors, which resulted in a complete change in the composition of the creditor constituency. Approximately ninety percent (90%) of the dollar amount of claims (exclusive of environmental, intercompany and other claims) asserted against the Debtors were acquired by five investors (the "New Creditor Group"). Substantially all of the claims asserted by the members of the Creditors' Committee were sold, thereby resulting in the resignation of such members from the Creditors' Committee, with the exception of Midlantic National Bank, and the subsequent appointment by the U.S. Trustee of the New Creditor Group and a trade creditor to the Creditors' Committee.

                  The Creditors' Committee currently consists of seven (7) members and includes representatives of each of the principal constituencies of unsecured creditors of the Debtors -- the Banks, the Debtors' trade vendors and suppliers, and unsecured claimholders. The current members(9) of, and the attorneys and advisors retained by, the Creditors' Committee are set forth below:

                              CREDITORS' COMMITTEE

SBC Capital Markets, Inc.                  Mutual Series Fund, Inc.
45 Broadway Atrium                         51 John F. Kennedy Parkway
New York, New York  10006                  Short Hills, New Jersey  07078

Contrarian Capital Management, L.L.C.      Cerberus Partners, L.P.
411 West Putnam Avenue                     950 Third Avenue
Suite 225                                  New York, New York  10022
Greenwich, Connecticut  06830

Midlantic National Bank                    Morgans, Waterfall, Vintiadis
499 Thornall Street                         & Company, Inc.
Edison, New Jersey  08818                  10 East 50th Street
                                           26th Floor
                                           New York, New York  10022

Amalgamated Metal Trading Ltd.
Adelaide House
Ground Floor
London Bridge, London
EC 4R9DT, England

                                    ATTORNEYS

                       STROOCK & STROOCK & LAVAN
                       7 Hanover Square
                       New York, New York  10004

                                FINANCIAL ADVISOR

                       Policano & Manzo
                       Park 80 West, Plaza II
                       Suite 200
                       Saddle Brook, NJ  07662

B.       STABILIZATION OF BUSINESS

                  The Debtors' business operations were in a state of uncertainty as of the Commencement Date. Accordingly, during the initial stages of the Chapter 11 cases, the Debtors focused significant energies on the stabilization of their U.S. and foreign business operations.

--------
(9) Cambior Inc., National Westminster Bank PLC, Northwestern National Life Insurance Company, Mitsui Co. (U.S.A.), Inc., Morgan Guaranty Trust Co. of NY, Chemical Bank, Fesil KS, Deutsche Bank A.G., Kerr McGee Chemical Corp. and CIGNA Investments, Inc. were formerly members of the Creditors' Committee.

                  1.       EMPLOYEE RELATED MATTERS

                  To maintain the continued support, cooperation and morale of the Debtors' employees, the Debtors obtained authority to pay employees for prepetition wages, salaries and other compensation and to continue to perform under the Debtors' health and severance plans and policies. To ensure the retention of key executives, the Debtors also obtained Bankruptcy Court approval of an Executive Retention Plan which provides eligible executives of the Debtors specific severance benefits in the event of their actual or constructive dismissal. For a more complete discussion of the Executive Retention Plan, see
Section VIII.F. below entitled "Management of the Reorganized Debtors -- Executive Retention Plans."

                  2.       DIP CREDIT FACILITY

                  In order for the Debtors to meet their working capital needs, the Debtors entered into that certain Debtor In Possession Loan Agreement, dated September 2, 1993, among the Debtors, as borrowers, Frankel Metal Company ("FMC") and Metallurg Services, Inc., as guarantors (the "Guarantors"), and First National Bank of Boston ("FNBB"), as lender, pursuant to which FNBB agreed to extend postpetition credit, including the issuance of letters of credit and entry into foreign exchange contracts, in the aggregate amount up to $30 million (as amended from time to time, the "DIP Facility"). The DIP Facility allowed Metallurg and Shieldalloy to operate its business after the Commencement Date. In the ordinary course of its business, Shieldalloy incurs obligations to various domestic and foreign companies who supply raw materials essential to the continued operation of its business. The DIP Facility provided the assurance needed by the Debtors necessary for those suppliers to honor outstanding purchase orders.

                  The Debtors entered into the Seventh Amendment to the DIP Facility, dated as of August 11, 1995, with the Guarantors and FNBB which provided for the extension of the term of the DIP Facility through the earlier of (i) December 31, 1996 or (ii) the commencement of the substantial consummation (as defined in section 1101 of the Bankruptcy Code) of a plan or plans of reorganization and FNBB has agreed to provide the Debtors with a continuing postpetition credit facility in the amount of up to $20 million. By Motion, dated December 12, 1996, the Debtors are seeking Bankruptcy Court approval further extending the term of the DIP Facility through substantial consummation of the Plan.

                  3.       COMMODITY FORWARD CONTRACTS

                  During the prepetition period, Metallurg, through its MIR division, was an active participant in trading of aluminum, tin and nickel on the London Metals Exchange ("LME"), as well as in private non-LME transactions. In the ordinary course of its business, MIR entered into forward contracts with various parties pursuant to which it agreed to sell, and purchase, aluminum, tin and nickel for future delivery. The commencement of Metallurg's chapter 11 case adversely impacted the continuation of this trading business. Specifically, the LME brokers liquidated outstanding aluminum and tin positions pursuant to alleged contractual rights of termination and certain trading counterparties unilaterally repudiated outstanding aluminum contracts, thereby leaving MIR's trading portfolio in a precariously unbalanced position and exposing Metallurg to adverse fluctuations in market prices. Consequently, Metallurg's estate was exposed to losses of as much as $200,000 per day depending on the actual price fluctuations.

                  Accordingly, the Debtors obtained relief from the Bankruptcy Court on September 21, 1993, which permitted Metallurg to hedge its exposure to its open positions and terminate performance obligations under certain commodity contracts, thereby limiting the estate's exposure to negative market fluctuations and limiting any potential claims due to MIR's inability to meet its performance obligations under certain contracts.

                  In addition, due to fluctuations of prices in the metals commodities market, certain of the commodities contracts became unprofitable. Therefore, the Debtors obtained authorization from the Bankruptcy Court on February 14, 1994, to reject the unprofitable commodities contracts and fix the damages arising thereunder.

C.       DEVELOPMENT AND IMPLEMENTATION OF BUSINESS PLAN

                  The Debtors have undertaken several initiatives which are reflected in their business plan. Certain of these initiatives were commenced prior to the Petition Date, the implementation of which has continued throughout the course of these chapter 11 cases. These initiatives are summarized below.

                  The Metallurg Group has sought to refine its product mix through the elimination of unprofitable or non-core products, expansion of sources for its materials and development of new products. To that end, the Metallurg Group has eliminated its trading of low margin products such as aluminum and tin. In addition, the Metallurg Group has expanded its sourcing of material from the CIS in products such as silicon metal, manganese metal and silicochrome, as well as developed several new products such as titanium carbide products, hydride alloys, and vanadium tetrachloride.

                  Metallurg has also pursued anti-dumping actions against members of the CIS with respect to the export of low carbon ferrochrome by members of the CIS and ferrovanadium by Russia. These anti-dumping actions have resulted in the imposition of punitive duties in both cases.

                  Both prior to and in the course of developing the Business Plan, Metallurg undertook an analysis of each of its business units. As a result of such analysis, the Debtors determined to terminate several unprofitable business operations, including tin operations in Brazil and ferrovanadium operations in Germany. In addition, the Metallurg Group has sold certain of its non-core assets, such as Metallurg's real estate holdings in New York City, certain real estate in Turkey and the sale of its share in the Brazilian tin consortium, EBESA. In reviewing its working capital requirements throughout the world, the Metallurg Group has been able to attain significant inventory reduction.

                  In the year ended December 31, 1995, the Metallurg Group (excluding its German operations) reduced selling, general and administrative expenses approximately 6% from its 1993 level. Metallurg has strengthened its management with the addition and/or replacement of key people at Metallurg and certain of its major operating and selling subsidiaries.

                  With respect to its sales and marketing efforts, the Metallurg Group has opened sales offices in China and in Poland. In addition, it has entered into new agency agreements with various producers, including Fesil, Soconomar and Cambior. In an effort to secure continuing supplies of material from the CIS and to expand its merchanted products, Metallurg purchased approximately 5% of Solikamsk Magnesium Works. See Section IV.H. below entitled "Events During the Chapter 11 Cases -- Purchase of Interest in Solikamsk Magnesium Works." Through its English subsidiary, London & Scandinavian Metallurgical Co., Ltd., the Metallurg Group has acquired the boron alloy business of Elkem and exchanged its tantalum carbide business for the polishing powder business of an Austrian metals producer. In addition, Metallurg purchased Elektrowerk Weisweiler, GmbH from Gesellschaft fur Elektrometallurgie, GmbH. See
Section IV.G. below entitled "Events During the Chapter 11 Cases -- Purchase of Elektrowerk Weisweiler, GmbH."

D.       RETENTION OF WARRIOR INTERNATIONAL LTD. TO MARKET THE DEBTORS' ASSETS

                  In addition, with the cooperation of the Committee, the Debtors determined that it was necessary to identify alternative sources of capital to assist in funding a chapter 11 plan or plans of reorganization. To that end, Metallurg retained Warrior International Ltd. ("Warrior") to assist Metallurg in the process of identifying potential strategic investors who would have an interest in purchasing some or all of Metallurg's assets. The Debtors and Warrior completed an Information Memorandum following extensive discussions with the Creditors' Committee to solicit its comments and suggestions for circulation to potential strategic investors. The Information Memorandum contained relevant material information concerning the Debtors' business operations and the Metallurg Group. Warrior undertook the process of soliciting strategic investors to acquire some or all of the assets of Metallurg, or in the alternative, provide the Debtors with a much needed equity infusion. Warrior provided potential investors the Information Memorandum. Notwithstanding Warrior's efforts, potential investors were reluctant to make firm bids for some or all of Metallurg's assets due to the outstanding environmental claims. Warrior's retention expired in July of 1995.

E.       DISPOSITION OF REAL ESTATE ASSETS

                  As part of the Debtors' cost reduction plan, and in connection with the administration of the Chapter 11 Cases, the Debtors closely examined all of their real property interests. As a result of such analysis, the Debtors determined that it was in the best interests of their estates and creditors to sell certain premises which were no longer necessary in their business operations and the sale of which could generate a significant amount of Cash to be used to fund partially a plan of reorganization. Accordingly, on July 7, 1994, June 27, 1995, and December 21, 1995, respectively, the Debtors obtained authorization to sell two buildings located at 25 East 39th Street, New York, New York and 23 East 39th Street, New York, New York, and certain real property located at 3690 North West Boulevard, Vineland, New Jersey. Approximately $4,043,000 less $295,000 in brokerage commissions in net proceeds from the sales of these properties were placed in escrow and will be used to fund the Plan. In addition, by order, dated December 4, 1996, the Bankruptcy Court approved Metallurg's sale of its headquarters building located at 27-29 East 39th Street, New York, New York, for $3,600,000 in cash. The proceeds from the sale of such building will be placed in escrow and will be used to fund the Plan.

F.       DRAW DOWN ON LETTERS OF CREDIT

                  Shieldalloy is party to an Administrative Consent Order, dated October 5, 1988, as amended and modified from time to time (the "ACO"), with the NJDEP. The ACO requires evaluations, and where appropriate, remediation of hazardous waste at the Newfield, New Jersey facility. Shieldalloy's obligations under the ACO are secured by (i) a trust fund of approximately $8 million representing the proceeds of the NatWest Bank letter of credit for soil, surface, sediment and groundwater remediation; and (ii) letters of credit in the amount of $8 million from Deutsche Bank and $200,000 from Midlantic National Bank for compliance with the New Jersey Solid Waste Management Act.

                  With the NJDEP's approval and pursuant to its obligations under the ACO and the New Jersey Solid Waste Management Act, during the second half of 1995, Shieldalloy commenced the process of closing certain of its impoundment lagoons. On May 18, 1995, one day before expiration, the NJDEP drew down on the $8 million letter of credit from NatWest Bank. The proceeds from the NatWest Bank letter of credit have been set aside in a trust and such proceeds are excluded from the definition of the Cash Distribution Pool.

                  In connection with the implementation of the Plan and in accordance with the United States and NJDEP Environmental Settlement Agreements the cash proceeds derived from the $8 million letter of credit, dated as of December 29, 1989, issued by Deutsche Bank AG for the benefit of the NJDEP; the $8 million letter of credit, dated as of February 23, 1989 issued by National Westminster Bank PLC; and the $200,000 irrevocable standby letter of credit, dated as of June 3, 1986, issued by Midlantic Bank will be held by Mellon Bank in a trust account (the "LOC Trust Account"). Finally, in connection with the United States and NJDEP Environmental Settlement Agreement, the cash proceeds derived from the $1.5 million letter of credit, dated as of July 18, 1990, issued by Deutsche Bank AG in favor of the NRC will be held in a trust account for the benefit of the NRC. SMC intends to replace the cash proceeds held in trust for the benefit of the NRC with a letter of credit also issued for the benefit of the NRC on substantially the same terms as the $1.5 million letter of credit referred to above.

G.       PURCHASE OF ELEKTROWERK WEISWEILER, GMBH

                  Pursuant to Bankruptcy Court approval, on July 4, 1996, Metallurg purchased the 98% interest of Elektrowerk Weisweiler, GmbH ("EWW"), a German subsidiary of Gesellschaft fur Elektrometallurgie, GmbH ("GfE"). EWW is one of the world's major suppliers of low carbon ferrochrome and was previously owned by GfE. GfE is the Metallurg Group's principal German manufacturing and merchanting subsidiary. Metallurg believes that its direct ownership of EWW is vital to the future profitability of the Metallurg Group. Metallurg purchased all of the outstanding shares owned by GfE for approximately $6.5 million.

                  During the postpetition period, both EWW and GfE were involved in substantial restructuring efforts. As a result of GfE's restructuring, whereby it directed its resources to more profitable areas such as specialized chemicals, metals and alloys, which products are significant to the overall profitability of the Metallurg Group, GfE incurred substantial losses which depleted its equity base. GfE received tremendous pressure from its local German bank creditors to continue paying down its debt. Under the circumstances, GfE determined to sell its interest in EWW.

H.       PURCHASE OF INTEREST IN SOLIKAMSK MAGNESIUM WORKS

                  Pursuant to Bankruptcy Court approval, on August 21, 1996, Metallurg, through an indirectly, wholly-owned Cyprus Subsidiary, purchased 5% of the outstanding stock of Solikamsk Magnesium Works ("SMW") for $1,000,000. SMW is a Russian based company that is the fourteenth largest producer of magnesium metal in the world. SMW also produces other metallic products via the processing of rare earth ores, specifically, tantalum oxide, niobium oxide, titanium dioxide and rare earth chlorides and carbonates. In addition, SMW manufactures chemicals and fertilizers as byproducts from its metals operations. Metallurg and its Subsidiaries have been purchasing products from SMW since 1992.

                  The acquisition by Metallurg of a 5% interest in SMW will be strategically beneficial to Metallurg because it will permit the Metallurg Group to a secure continuing supply of materials from Russia. By acquiring the shares, Metallurg hopes to strengthen its existing business ties with SMW.

I.       SALE OF INTEREST IN FRANKEL METAL COMPANY

                  By order, dated December 4, 1996, the Bankruptcy Court approved Shieldalloy's sale of its wholly-owned, non-Debtor Subsidiary, Frankel Metal Company ("FMC"), to FMC's management for a purchase price in excess of $3.7 million. FMC is a processor of titanium scrap which purchases products from and sells products to the Metallurg Group. Shieldalloy funds Frankel's operations through the Debtors' cash management system, and pursuant to security agreements, dated April 30, 1994, Frankel granted the Debtors first priority security interests in and liens on all of its assets to continue such financing.

                  As of November 13, 1996, Frankel was indebted to the Debtors in the amount of approximately $3.6 million. The proceeds of the sale of FMC will be applied to repay the outstanding loan made by the Debtors to FMC under their cash management system, and will satisfy the liens in connection therewith. Shieldalloy believes that the purchase price represents substantial value to the estate and that the sale of FMC will provide for the disposition of an asset which is not necessary and non-core to Shieldalloy's successful reorganization.

J.       SETTLEMENT OF MISCELLANEOUS CLAIMS AND MOTIONS

                  1.       CLAIM OF SECURED PARTIES

                  During the pendency of the Chapter 11 Cases, Midlantic National Bank ("Midlantic"), sought adequate assurance payments pursuant to sections 361 and 363 of the Bankruptcy Code.

                  The parties were able to reach a final agreement which was embodied in a stipulation and order which was signed by the Bankruptcy Court on May 2, 1994. The settlement provided that the Debtors would pay (i) all contract rate interest accrued on the principal amount outstanding under the New Jersey Economic Development Authority Notes held by Midlantic from September 2, 1993 until May 2, 1994, (ii) monthly interest at the contract rate, and (iii) monthly adequate protection payments of $15,000 from September 1, 1994 through December 1, 1994 and, thereafter, monthly adequate protection payments in the amount of scheduled depreciation of Shieldalloy's machinery and equipment as provided in the stipulation and order, which payments would reduce the outstanding principal amount under the New Jersey Economic Development Authority Notes. Under the stipulation and order, Midlantic (i) agreed to defer all late fees and default rate interest without waiving same and (ii) was granted a superpriority administrative expense claim to the extent that payments received or equity in the property ultimately proved to be insufficient to satisfy its Claim.

                  As a result of the monthly adequate protection payments made to Midlantic under the stipulation and order, the Debtors estimate that the principal amount of the New Jersey Economic Development Authority Notes held by Midlantic will be approximately $766,000 as of the Effective Date.

                  As set forth in the Plan, the Debtors and Midlantic have agreed that on the Effective Date of the Plan, or as soon thereafter as is practicable, Midlantic will receive in Cash the full amount of Midlantic's Allowed Secured Claim.

                  2.       CLAIMS OF UNSECURED PARTIES

                  Certain unsecured creditors have taken actions to obtain payment of their claims during the pendency of the Chapter 11 Cases.

                  The Debtors have also entered into compromises and settlements of the claims of certain creditors for reclamation of goods pursuant to section 2-702 of the Uniform Commercial Code and section 546(c) of the Bankruptcy Code. In accordance with the Plan, the Debtors will grant to such creditors Allowed Administrative Expense Claims in the amount of one hundred percent (100%) of their reclamation claims.

                  3.       SUBORDINATION OF MANAGEMENT FEES

                  In the ordinary course of its business and pursuant to separate management service contracts with its direct and indirect subsidiaries, including GfE and EWW, Metallurg charges a management fee, which is intended to allocate expenses incurred by Metallurg for providing certain management services to Metallurg Group members, including advice and consultation with respect to personnel, accounting and legal matters, information services, and financial and operational functions. Through Metallurg Services, Inc. ("MSI"), a wholly-owned subsidiary of Metallurg, Metallurg charges GfE and EWW, as well as other members of the Metallurg Group, for management services. These management fees are remitted quarterly to MSI, which, in turn, remits said fees to Metallurg net of a processing charge.

                  GfE and EWW were charged approximately $500,000 per annum by MSI for management services provided by Metallurg to GfE and EWW.

                  During the postpetition period, both EWW and GfE were engaged in restructuring efforts. EWW succeeded in negotiating a consensual restructuring, wherein it received concessions from its local utility and the German pension insurance company, and a guaranty of eighty percent (80%) of its bank debt from the local government. A condition of this agreement was, however, that Metallurg, through MSI, release EWW from the obligation to pay $557,000 in accrued management fees. Accordingly, Metallurg obtained authorization from the Bankruptcy Court, pursuant to section 363 of the Bankruptcy Code, to waive the management fees, on February 14, 1994.

                  As a result of GfE's substantial restructuring, whereby it directed its resources to more profitable areas such as specialized chemicals, metals and alloys, GfE incurred substantial losses which depleted its equity base. As a result of its financial position, GfE had been legally unable to remit payment of any management fees since 1992. Consequently, GfE accrued liabilities to MSI in the aggregate amount of approximately DM 2.1 million or $1.4 million and was not likely to remit payment to MSI in the foreseeable future. Accordingly, Metallurg obtained authorization from the Bankruptcy Court allowing Metallurg to authorize MSI to agree to subordinate certain liabilities owed to it by GfE, in respect of accrued and accruing unpaid management fees, to all other liabilities of GfE.

                  4.       SETTLEMENT OF SERP CLAIMS

                  Unless otherwise specifically agreed between Metallurg and the Metallurg executive officer, all of Metallurg's supplemental executive retirement plans and arrangements ("SERP"), including the Management Benefit Plan, will be rejected under the Plan as of the Effective Date. Claims arising from the rejection of these plans, including prepetition and postpetition accruals thereunder, will be allowed, without duplication, in accordance with their respective priorities under the Bankruptcy Code and calculated using a discount rate of seven and one-half percent (7.5%) and other actuarial assumptions used with respect to the Pension Plan.

                  5.       SETTLEMENT OF UNION CONTRACTS

                  On May 23, 1994, Shieldalloy entered into a successor collective bargaining agreement (the "1994 UAW CBA") with Local 2327 of the International Union United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW"), which had succeeded in the interest of District 65 UAW, the union representing certain of the employees at Shieldalloy's Newfield, New Jersey facility. Among the items agreed to between Shieldalloy and Local 2327 UAW during the negotiations of the 1994 UAW CBA was Shieldalloy's withdrawal as a participating employer from District 65 Pension Plan, a multiemployer pension plan. The successor collective bargaining agreement expired on May 24, 1996. On May 25, 1996, Shieldalloy entered into a successor collective bargaining agreement with UAW (the "1996 UAW CBA"). Shieldalloy, Local 2327 UAW and the Board of Trustees of the District 65 Pension Plan agreed that the effective date of Shieldalloy's withdrawal from District 65 Pension Plan would be deemed to be January 1, 1994. By settlement agreement, dated November 5, 1996, the Debtors and District 65 Pension Plan fixed the amount and priority of the claims of District 65 Pension Plan against Shieldalloy. For a discussion of the settlement with District 65 Pension Plan, see Section V.6. below entitled "Settlement of Multiemployer Pension Claims."

                  In addition, on June 11, 1994, Shieldalloy entered into a successor collective bargaining agreement with the United Steelworkers of America, AFL/CIO, Local Union 5050 ("USW"), the union representing certain of its employees at Shieldalloy's Cambridge, Ohio facility. The June 11, 1994 agreement is scheduled to expire on June 10, 1998. Pursuant to a memorandum of agreement, dated June 13, 1996 (the "1996 USW Agreement"), Shieldalloy and USW modified the June 11, 1994 agreement with respect to wages and fringe benefits. The Debtors intend to seek Bankruptcy Court approval of the 1996 UAW CBA and the 1996 USW Agreement prior to confirmation.

                  6.       SETTLEMENT OF MULTIEMPLOYER PENSION CLAIMS

                  Prior to entering into the 1994 UAW CBA, Shieldalloy was a party to a collective bargaining agreement with Local 2327 UAW, the union representing certain employees at Shieldalloy's facility in Newfield, New Jersey. That prior collective bargaining agreement required that Shieldalloy contribute to the District 65 Pension Plan, a multiemployer pension plan that provides benefits to eligible employees of contributing employers. Shieldalloy withdrew from the District 65 Pension Plan effective January 1, 1994.

                  On or about August 12, 1994, District 65 Pension Plan filed a proof of claim against Shieldalloy, dated August 3, 1994, in the amount of $2,390,000 ("Claim 291"), asserting a claim for individual employer withdrawal liability under the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1101 et seq., as amended by the Multiemployer Pension Plan Amendment Act of 1980, 29 U.S.C. ss. 1381 et seq. (collectively, "ERISA"). At the time District 65 Pension Plan filed Claim 291 (and thereafter), it had been experiencing financial difficulties. Specifically, District 65 Pension Plan did not satisfy certain minimum funding obligations under ERISA and the Internal Revenue Code ("IRC") for Pension Plan years ending on January 31, 1993 and January 31, 1994 (the "Minimum Funding Deficiencies"). Further, District 65 Pension Plan experienced a mass withdrawal from District 65 Pension Plan effective as of January 31, 1995 (the "Mass Withdrawal").

                  Subsequent to the Bar Date, on or about June 6, 1996, District 65 Pension Plan filed an amended proof of claim against Shieldalloy ("Claim 367"), asserting, among other things, claims for individual employer withdrawal liability, and liability for Mass Withdrawal and Minimum Funding Deficiencies under ERISA and the IRC, in an amount of at least $6.5 million. On or about the same date, District 65 Pension Plan also filed a proof of claim against Metallurg (the "Claim 366"), asserting against Metallurg the same claim that it asserted against Shieldalloy in Claim 367 in the amount of at least $6.5 million because section 4001(b)(i) of ERISA provides for joint and several liability of the Claims with respect to all entities under "common control."

                  Based on various legal theories, the Debtors filed objections to the allowance, in whole or in part, of Claim 367 (the "Claim 367 Objection") and Claim 366 (the "Claim 366 Objection"). District 65 Pension Plan responded by: (i) filing a motion with the District Court to withdraw the reference to the Bankruptcy Court with respect to the Claim 367 Objection, (ii) filing a motion with the Bankruptcy Court for an order staying the proceedings relating to the Claim 367 Objection, and (iii) filing a memorandum of law with this Court opposing the Claim 366 Objection (the "Pension Plan Opposition"). The Debtors responded to the Pension Plan Opposition by filing a reply with this Court on September 30, 1996.

                  In addition to asserting Claims 291, 366 and 367 against the Debtors, the District 65 Pension Plan has also asserted such claims against the Debtors' non-Debtor subsidiaries (the "Non-Debtor Subsidiaries") pursuant to section 4001(b)(i) of ERISA which provides for joint and several liability for such Claims with respect to all entities under "common control."

                  After extensive arms-length negotiations, and to resolve potentially costly and protracted litigation over this dispute, the Debtors entered into, subject to Bankruptcy Court approval, that certain Complete and Permanent Release and Settlement Agreement, dated November 5, 1996 (the "District 65 Settlement Agreement"). Pursuant to the District 65 Settlement Agreement, (i) Claim 367 will be reduced and allowed against Shieldalloy as a general unsecured Claim in the amount of $5 million (the "Multiemployer Pension Claim"), (ii) Claim 366 filed against Metallurg will be disallowed and expunged in its entirety, (iii) the Debtors and the Non-Debtor Subsidiaries (except for the Non-Debtor Subsidiaries located in the United Kingdom) will receive a release of all claims of District 65 Pension Plan (except that Shieldalloy will not be released from the general unsecured claim of $5 million), and (iv) Metallurg will pay or cause the non-Debtor Subsidiaries to pay $50,000 to District 65 Pension Plan. Under the Plan, the Multiemployer Pension Claim is classified under Class 4E. For a discussion of the treatment of Class 4E under the Plan, see Section VI.B.18 below entitled "The Plan of Reorganization --Classification and Treatment of Claims and Equity Interests -- Class 4F -- Environmental Settlement Agreement Claims."

                  By order, dated November 26, 1996 (the "Approval Motion"), the Bankruptcy Court approved the District 65 Settlement Agreement.

                  7.       OBJECTIONS TO CLAIMS

                  Throughout the Chapter 11 Cases, the Debtors continued their efforts to analyze and reconcile proofs of claim filed in their cases. In furtherance thereof, the Debtors filed four omnibus claims objections.

                  Pursuant to their first omnibus objection, the Debtors sought to disallow and expunge (i) sixteen duplicate claims filed against the Debtors,
(ii) nine claims superseded by subsequently filed claims, and (iii) seven claims filed after the Bar Date. By order, dated December 23, 1994, the Bankruptcy Court granted the relief sought in the Debtors' first omnibus objection.

                  Pursuant to their second omnibus objection, the Debtors sought
(i) to expunge twenty-two claims improperly filed against one Debtor and deem such claims to have been properly filed against the other Debtor, (ii) to disallow and to expunge, or reduce in amount, twenty-six claims asserted in amounts in excess of the Debtors' books and records, and (iii) to reclassify seventeen claims improperly asserted as other than a general unsecured claim. As to all but three claims, by order dated May 17, 1995, the Bankruptcy Court granted the relief sought in the Debtors' second omnibus objection.

                  Pursuant to their third omnibus objection, the Debtors objected to nineteen proofs of claim improperly asserted against Shieldalloy for contribution in connection with the cleanup of the Metamora Superfund site. By Stipulation and Order, dated November 5, 1996, all of the claims were disallowed and expunged in their entirety with prejudice.

                  Pursuant to their fourth omnibus objection, the Debtors sought
(i) to disallow and expunge five duplicate claims filed against the Debtors,
(ii) to disallow and expunge thirteen amended claims superseded by subsequently filed claims, (iii) to expunge two claims improperly filed against the wrong Debtor and treat them as filed against the other Debtor, (iv) to disallow and expunge, or reduce in amount, seventeen claims asserted in amounts in excess of the amounts in the Debtors' books and records, (v) to reclassify nine claims improperly asserted as other than general unsecured claims, and (vi) to disallow and expunge twenty-two claims for which the Debtors have no liability because the claims were either satisfied subsequent to the Petition Date pursuant to a Court order, asserted postpetition liabilities of the Debtor which were satisfied in the ordinary course of business, or because the Debtors' books and records indicate that, as of the Petition Date, no sums were due and owing the claimants. As to all but four claims, by order dated December 4, 1996, the Bankruptcy Court granted the relief sought in the Debtors' fourth omnibus objection. The Debtors have consensually resolved two of these claims and anticipate the consensual resolution of the remaining two claims.

                  In an objection to a proof of claim filed on behalf of a class of plaintiffs, the Debtors obtained a court order, dated March 1, 1996, expunging and disallowing a wrongly asserted claim against Shieldalloy for asserted cleanup costs for hazardous waste. The Debtors also filed numerous other objections to proofs of claim fixing, liquidating, reclassifying and expunging various other claims, including, pension claims, medical claims, and environmental claims.

                  8.       OBJECTION TO FORMER PREFERRED STOCKHOLDER CLAIMS

                  On or before December 29, 1996, the Creditors' Committee intends to file an objection to all Claims scheduled by Metallurg on behalf of, or filed by, Former Preferred Stockholders, seeking to expunge and disallow such Claims, or in the alternative, to equitably subordinate such Claims to Claims of all other creditors of Metallurg or to reclassify such Claims as Equity Interests in Metallurg not entitled to any distributions under Class 4D of the Plan. Therefore, those Former Preferred Stockholders who do not elect to participate in the FPS Settlement will have to file a response to the Creditors' Committee's objection and litigate the merits of their Claims. If no response is filed to the Creditors' Committee's objection, such Former Preferred Stockholder's Claim will be expunged in its entirety and entitled to no distribution under the Plan. If the Creditors' Committee's objection to the Former Preferred Stockholder's Claim is overruled by the Bankruptcy Court, then such Claim will be treated as an Allowed Claim in Class 4A (MI Unsecured Claims) of the Plan and entitled to distribution as provided for under the Plan. For information concerning the history and background of the Former Preferred Stockholder Claims, see Section V.A. below entitled "Compromises and Settlements of Certain Claims Under the Plan -- Former Preferred Stockholders."

                  9.       THE MADDEN CLASS ACTION CLAIM

                  Prior to the Petition Date, on December 17, 1990, Patricia and James Madden (the "Maddens") commenced an action in New Jersey State Superior Court against Shieldalloy and certain additional defendants, styled as Madden v. Shieldalloy Corp., et al., Docket No. W-015394 (the "New Jersey Action") on behalf of themselves, and as the representatives of a putative class of approximately 82 claimants, asserting personal injury tort claims and property claims for damages allegedly caused by, among other things, Shieldalloy's release of chemicals into the vicinity surrounding Shieldalloy's Newfield, New Jersey facility. On July 25, 1995, the New Jersey Superior Court dismissed the New Jersey Action without prejudice.

                  Although one of the Debtors' primary insurers has assumed full responsibility for defending the New Jersey Action, that insurer and others have
(i) reserved their rights with respect to the payment of any judgment against the Debtors obtained as a result of the New Jersey Action pending resolution of the Coverage Action (as defined below) and (ii) simultaneously contested that the Debtors have insurance coverage in a separate lawsuit commenced on July 24, 1990 in the Superior Court of New Jersey, styled as Metallurg, Inc. and Shieldalloy Metallurgical Corporation v. Allstate Insurance Co., et al. Docket No. L001855-90 (the "Coverage Action").

                  On or about August 15, 1994, the Maddens filed a proof of claim (the "Madden Proof of Claim") in their own behalf and as parents and natural guardians of their minor children, Lance Madden, Ryan Madden, Danielle Madden and Michael J. Madden for themselves and all similarly situated parties as described in the New Jersey Action (the "Madden Claimants"), asserting unliquidated unsecured claims against the Debtors based on the allegations contained in the complaint filed in the New Jersey Action. It is also stated in the Madden Proof of Claim that counsel to the Madden Claimants was authorized to submit individual claims on behalf of these parties and their children specifically identified in Exhibit A to the

Madden Proof of Claim (the "Individual Claimants", and collectively with the Madden Claimants, the "Claimants"). By objection, dated July 17, 1996, Shieldalloy objected to the Madden Proof of Claim and requested that alleged claims therein be disallowed and expunged or, in the alternative, estimated (the "Estimation Motion"). In response to Shieldalloy's objection, the Claimants (i) moved for relief from the automatic stay to reinstate the New Jersey Action (which had been dismissed without prejudice pending resolution of the Madden Proof of Claim by the Bankruptcy Court) (the "Madden Stay Motion"), and (ii) responded to Shieldalloy's objection arguing that the relief therein should be denied or that the Bankruptcy Court should abstain pursuant to 28 U.S.C. ss. 1334(c). On November 1, 1996, the Debtors filed a reply and requested that the Bankruptcy Court estimate the Madden Proof of Claim at $0 for plan confirmation purposes pursuant to section 502(c) of the Bankruptcy Code.

                  The Debtors believe that the Claimants will account for all of the Allowed Claims in Classes 5 and 6 of the Plan. The Debtors have reached an agreement (the "Madden Agreement") with the Claimants concerning modification of the automatic stay and the ability of the Madden Claimants to recover against the Debtors in the event a final judgment is obtained in the New Jersey Action. In accordance with the Madden Agreement and pursuant to the treatment allowed under Classes 5 and 6 of the Plan, the Claimants will be permitted to pursue the New Jersey Action against Shieldalloy and obtain payment from the insurance company or insurance companies which issued the insurance policy or policies (the "Insurance Policy") for the benefit of Shieldalloy. Upon confirmation of the Plan, the automatic stay will be vacated to allow for the reinstatement and continuation of the New Jersey Action against the Debtors solely for the purpose of determining the liability and/or damages of the Debtors relating to the New Jersey Action. In the event the insurance proceeds available under the Insurance Policy are insufficient to cover a final judgment obtained against Metallurg (the "Metallurg Deficiency Claim"), the Claimants will hold the Metallurg Deficiency Claim against Metallurg. In the event the insurance proceeds available under the Insurance Policy are insufficient to cover a final judgment obtained against Shieldalloy (the "Shieldalloy Deficiency Claim"), the Claimants will hold the Shieldalloy Deficiency Claim against Shieldalloy. The holder of the Metallurg Deficiency Claim will be entitled to a cash distribution by the Reorganized Debtors in an amount equal to the recovery payable to holders of Allowed Claims against Metallurg classified as Class 4A under the Plan. The holder of the Shieldalloy Deficiency Claim will be entitled to a cash distribution by the Reorganized Debtors in an amount equal to the recovery payable to holders of Allowed Claims against Shieldalloy classified as Class 4C under the Plan. For example, the holder of the Metallurg Deficiency Claim will receive a distribution of approximately 66% in cash and the holder of the Shieldalloy Deficiency Claim will receive a distribution of approximately 30.9% in cash. The holder of both the Metallurg Deficiency Claim and Shieldalloy Deficiency Claim will receive approximately 96.9% in cash of the aggregate amount of both Claims. The Claimants will receive no distributions under the Plan on account of the Metallurg Deficiency Claim or the Shieldalloy Deficiency Claim. In the event that the Plan is not confirmed, the Madden Stay Motion will be reinstated and scheduled for a hearing before the Bankruptcy Court within 30 days of February 20, 1997.

                  The Debtors intend to seek Bankruptcy Court approval of the Madden Agreement prior to the Confirmation Hearing on notice to all of the Claimants. In conjunction therewith, the Debtors intend to amend the Reply to request that the Claims asserted on behalf of the Maddens and the Individual Claimants in the Madden Proof of Claim be estimated as one Claim at $1 for voting purposes under each of Classes 5 and 6 of the Plan. In that regard, the Debtors anticipate filing a motion to approve the Madden Agreement on or before January 10, 1997. The Debtors further anticipate that a hearing to approve the Madden Agreement will be held before the Bankruptcy Court on or about February 5, 1997 at 11:00 a.m.

                  In the event the Madden Agreement is not approved by the Bankruptcy Court, the Debtors intend to move forward with the Estimation Motion, pursuant to which the Debtors will seek to have the Madden Proof of Claim estimated by the Bankruptcy Court at zero for reserve purposes under the Plan and will seek to cramdown on Classes 5 and 6 pursuant to 11 U.S.C. ss. 1129(b)(2)(B).

              V.  COMPROMISES AND SETTLEMENTS OF CERTAIN CLAIMS UNDER THE PLAN

                  Pursuant to section 1123(b)(3)(A) of the Bankruptcy Code, the Debtors have provided in the Plan for the settlement of their controversies with the Former Preferred Stockholders and the Environmental Authorities.

                  In accordance with Bankruptcy Rule 9019, at the Confirmation Hearing, the Debtors will request that the Bankruptcy Court approve the settlements embodied in the Plan. The approval of the settlements by the Bankruptcy Court will entail consideration of certain factors to determine whether such settlements are in the best interests of the Debtors' estates. Among the determinative factors to be considered are:

         o        the probability of success in the litigation;

         o the complexity of the litigation and the expenses, inconveniences and delays necessarily attendant to the prosecution of the litigation;

         o the difficulties, if any, to be encountered in the collection of any judgment that might be obtained; and

         o the interests of the debtor's estate including those of the creditors and other parties in interest with appropriate deference to the reasonable views expressed by them in relation to the proposed settlement.

A.       FORMER PREFERRED STOCKHOLDERS

                  The Former Preferred Stockholders have Claims of approximately $25 million in the aggregate. These Claims arise from the purported redemption of preferred stock of Metallurg by former and current employees of Metallurg and/or its affiliates prior to the Commencement Date. The issuance of preferred stock was made following a recapitalization program in which the outstanding securities of Metallurg were exchanged for preferred stock representing an allocable share of the value of Metallurg built up pursuant to shareholder repurchase agreements, and new common stock. Upon leaving the company, retirement or death, the common and preferred stock would be repurchased by Metallurg, to be paid, at Metallurg's option, either as a lump sum or over a 10-year period.

                  In addition, in order to prevent certain key employees from leaving the company and tendering their common and preferred stock at a time when Metallurg was involved in negotiations with its institutional lenders in an effort to restructure approximately $100 million of Metallurg's debt, Metallurg entered into new agreements whereby employees who held preferred stock of Metallurg were allowed to tender same for its accrued value to be paid out over a 10-year period, and would be allowed to retain their common stock. In exchange for the right to redeem the preferred stock, the employees were required to remain with Metallurg or its affiliates for five years.

                  Throughout these chapter 11 cases, the Creditors' Committee has opposed any distribution to the Former Preferred Stockholders on account of Claims arising from the redemption of preferred stock of Metallurg on the basis that the Former Preferred Stockholder Claims should be treated as equity which should not retain an interest under the Plan. On the other hand, certain Former Preferred Stockholders have asserted that their Claims should not be treated as equity because (i) they arise from rights to payment under shareholders' agreements that required the repurchase of preferred stock under certain circumstances, or (ii) the preferred stock, notwithstanding its designation as such, was never in the nature of an equity instrument, but rather an agreement under which employees were to receive deferred incentive compensation. The Creditors' Committee believes that if the Claims of the Former Preferred Stockholders are treated as Allowed Claims rather than equity, such Claims should be equitably subordinated to all other creditors.

                  Metallurg's management, on behalf of the Former Preferred Stockholders, engaged in extensive negotiations with the Creditors' Committee regarding the resolution of these Claims and as a consequence thereof, entered into the FPS Settlement Agreement which is incorporated into the Plan.

                  Pursuant to the FPS Settlement Agreement, each Settling Former Preferred Stockholder will have the right to elect to receive either (i) its Pro Rata Share of Cash in the amount of $750,000 (the "FPS Settlement Cash Option") or (ii) its Pro Rata Share of 150,000 shares (approximately three percent (3%)) of the New Common Stock of Reorganized Metallurg (the "FPS Settlement Stock Option"). All Former Preferred Stockholders who elect to accept the FPS Settlement Amount on the enclosed election form or enter into a stipulation with the Debtors and the Committee to accept the FPS Settlement will be deemed to hold Allowed Claims in Class 4D of the Plan.

                  The Creditors' Committee believes that the Former Preferred Stockholder Claims, if litigated, would almost certainly be disallowed. According to the Creditors' Committee, such treatment is anticipated for two reasons: (i) the formalities necessary for conversion of the preferred stock were never completed as to the majority of Former Preferred Stockholders, and
(ii) Metallurg, under New York state law, was prohibited from redeeming the preferred stock if it was insolvent at the time of redemption or was thereby rendered insolvent. Moreover, because conversion was not for reasonably equivalent value, the Former Preferred Stockholder Claims may be avoidable as fraudulent transfers.

                  Even if the Claims are found to be valid, the Creditors' Committee believes the Bankruptcy Court will equitably subordinate the Claims because of the policy underlying the Bankruptcy Code that redemption debt should come behind general creditors because of the priority creditors enjoy in bankruptcy over stockholders.

                  The Plan incorporates the FPS Settlement Agreement which resolves various and complex issues concerning the Claims asserted by Former Preferred Stockholder.

                  Despite the belief of the Creditors' Committee as to the treatment of the Former Preferred Stockholder Claims, it remains a litigable issue, the outcome of which is not certain. In addition, the cost of litigating the issue will be substantial and time-consuming. Therefore, the Debtors and the Creditors' Committee believe that the FPS Settlement Agreement comprises a reasonable settlement of the validity and priority of the Claims and is in the best interest of the Debtors' estates.

                  Any Former Preferred Stockholder who wants to accept the FPS Settlement must elect on the enclosed election form to release, compromise and settle all Claims on account of Old Preferred Stock issued by Metallurg. Any Former Preferred Stockholder who does not make this election on the enclosed election form will not have an Allowed Class 4D Claim and will not receive its Pro Rata distribution on account thereof. Instead, such Former Preferred Stockholder's claim on account of the Old Preferred Stock will be the subject of an objection to be filed by the Creditors' Committee. Pending the resolution of the Creditors' Committee's objection, the Former Preferred Stockholder will be deemed to have a Disputed Claim in Class 4A of the Plan and appropriate reserves will be made in accordance with Section 11.3 of the Plan.

B.       SETTLEMENT WITH HOLDERS OF ENVIRONMENTAL CLAIMS

                  1.       BACKGROUND ON ENVIRONMENTAL CLAIMS

                  Shieldalloy operates manufacturing facilities in Newfield, New Jersey and Cambridge, Ohio that produce alloys and other products. The manufacture of various alloy products at the two facilities has resulted in the production of byproducts, including slags, drosses, baghouse dust and wastewater. Shieldalloy has cleanup obligations under federal and state environmental laws and regulations stemming from historic generation of these byproducts at Newfield and Cambridge.

                  These cleanup obligations are under the jurisdiction of various federal and state regulatory authorities, including the NRC, the United States Environmental Protection Agency (the "USEPA"), the United States Department of Interior ("DOI"), the NJDEP, the State of Ohio Environmental Protection Agency (the "Ohio EPA"), and the Ohio Department of Health ("ODH"). During the course of the chapter 11 cases, Shieldalloy has conducted extensive sampling and investigation to assess environmental conditions at its Newfield and Cambridge facilities and to evaluate the feasibility of various remedial alternatives. The results of this work, titled Remedial Investigations and Feasibility Studies ("RI/FS"), have been submitted to the applicable Environmental Authorities. Although final remedy selection is still subject to state approval, Shieldalloy believes it will be able to fund likely capital costs at Cambridge and Newfield out of cash flow and the financial assurance provided to the Environmental Authorities pursuant to the Environmental Settlement Agreements.

                  2.       THE NEWFIELD, NEW JERSEY SITE

                  Shieldalloy owns and operates the Newfield facility. As a result of past and present manufacturing operations, Shieldalloy's Newfield facility has generated slag and other byproducts. Slag is a rock-like byproduct of the alloy manufacturing process.

                  a.       The NRC

                  One of the products manufactured by Shieldalloy at Newfield is ferrocolumbium. Due to the presence of low levels of naturally occurring thorium and uranium in the raw material used to make ferrocolumbium, portions of the Newfield facility are subject to regulation by the NRC. Specifically, the Newfield facility has a slag pile that contains naturally occurring low levels of radioactivity and is regulated as "source material" under the Atomic Energy Act. The Newfield NRC license allows the slag pile to remain in place indefinitely, subject to submission of a conceptual decommissioning plan and financial assurance for implementation of that plan, as long as Shieldalloy continues to produce ferrocolumbium.

                  During the course of its chapter 11 case, Shieldalloy has extensively explored and located various alternatives for the sale or disposition of some of the slag located at the Newfield facility and continues to explore opportunities. Shieldalloy continues to explore opportunities for the sale of certain of the slag located at the Newfield facility. NRC personnel responsible for Newfield have taken the position at public meetings that the slag pile does not pose a threat to human health or the environment.

                  The amount of financial assurance required and available under the existing NRC license and decommissioning plan is $750,000. Decommissioning of the site is secured by a letter of credit in the amount of $1.5 million, which covers both the Newfield and Cambridge facilities. On or before the Effective Date, Shieldalloy anticipates that the NRC will draw down on the $1.5 million letter of credit. The proceeds have been set aside in a trust and such proceeds are excluded from the definition of Cash to be distributed under the Plan. The Newfield NRC license has been in the renewal process for almost ten years. Shieldalloy has requested that the NRC have a letter of credit issued for its benefit in exchange for a repayment of the cash in the trust fund.

                  b.       The NJDEP

                  In addition to regulatory requirements associated with NRC-regulated manufacturing activities, Shieldalloy is also party to an Administrative Consent Order, dated October 5, 1988, as amended and modified in 1991 (the "1988 New Jersey ACO"), with the NJDEP. The 1988 New Jersey ACO incorporates Shieldalloy's obligation to conduct a remedial investigation and feasibility study of remedial action alternatives to remedy ground water contamination at the Newfield facility and hydraulically down gradient thereof pursuant to a prior ACO dated September 5, 1984 (the "1984 New Jersey ACO"). The 1988 New Jersey ACO requires evaluation, and where appropriate, remediation of certain environmental conditions at the Newfield facility pursuant to requirements of the New Jersey Water Pollution Control Act and the New Jersey Solid Waste Management Act, and the regulations promulgated pursuant thereto. These activities include the closure of nine wastewater lagoons, soil remediation, surface water and sediment cleanup, as well as miscellaneous operation and maintenance activities and onsite controls.

                  Shieldalloy's obligations under the 1984 New Jersey ACO and 1988 New Jersey ACO are secured by the Environmental Letters of Credit. On May 18, 1995, the NJDEP drew down on Environmental Letters of Credit totalling $8 million. On or prior to the Effective Date, Shieldalloy anticipates that the NJDEP will draw down on the remaining $8.2 million of Environmental Letters of Credit issued by Deutche Bank ($8 million) and Midlantic Bank ($200,000). The proceeds from the letters of credit have been set aside in a trust and such proceeds are excluded from the definition of the Cash to be distributed under the Plan.

                  Throughout the bankruptcy, Shieldalloy has been engaged in negotiations with the USEPA and the NJDEP concerning the completion of Shieldalloy's obligations under the 1988 New Jersey ACO. Shieldalloy has conducted extensive sampling and submitted a series of reports to the State of New Jersey. Most recently, Shieldalloy submitted a final draft RI/FS proposing remedial alternatives for the remaining elements of the Newfield site cleanup. The actual remediation of groundwater at Newfield has been ongoing for a number of years and the identification of remedies for the closure of the lagoons has been completed as well. Phase I closure of six lagoons is completed and Phase II work on the remaining three lagoons could begin as early as the summer of 1997. The RI/FS for Newfield proposes a range of remedial alternatives.

                  The United States and NJDEP Environmental Settlement Agreement dedicates over $21 million in proceeds of a combination of Cash and letters of credit to these remedial activities. Accordingly, Reorganized Shieldalloy will continue to comply with the obligations under the 1988 New Jersey ACO, with the foregoing proceeds together with Cash from operations to satisfy applicable state financial assurance requirements. For a more detailed discussion of the United States and NJDEP Environmental Settlement Agreement, see Section V.B.7. below entitled "Compromises and Settlements of Certain Claims Under the Plan -- Settlement with Holders of Environmental Claims."

                  3.       THE CAMBRIDGE, OHIO SITE

                  In 1987, Shieldalloy purchased the Cambridge manufacturing facility from Foote Mineral Company ("Foote"). Foote began operations at the Cambridge facility in 1953. Cyprus Foote Mineral Company ("Cyprus Foote") is the successor in interest to Foote.

                  a.       The NRC

                  As a result of historic alloy manufacturing processes conducted since 1953, piles of slag (the "east" and "west" slag piles) have accumulated at the Cambridge facility. A portion of the slag at the Cambridge site is a byproduct of ferrocolumbium production from a former operator of the Cambridge site. Foote and a predecessor company used columbium-containing ore to manufacture ferrocolumbium from the late 1950s until 1972. As is the case at Newfield, ferrocolumbium production at Cambridge was regulated by the NRC due to naturally occurring thorium and uranium in the columbium ore used as a raw material. Upon its purchase of the Cambridge facility in 1987, Shieldalloy applied for and received an NRC license for the possession and decommissioning of source material remaining in the slag piles. Because ferrocolumbium processing no longer occurs at Cambridge, Shieldalloy currently is required to decommission the slag piles.

                  Shieldalloy is seeking approval from the NRC to decommission the slag piles by stabilizing and capping them with an engineered cover and instituting controls on access and site use. Final approval requires the NRC's preparation of an environmental impact statement ("EIS") in accordance with the National Environmental Policy Act and implementing NRC regulations. With regard to the east slag pile, Shieldalloy is also considering the sale of the slag to domestic or foreign steel manufacturers, as an alternative to the in situ remedy of stabilization and capping. The EIS is the culmination of a multistage process of assessing the environmental implications of various decommissioning alternatives for source material at the site. Since 1987, Shieldalloy has spent approximately $5.6 million to consolidate the slag and baghouse dust at the Cambridge site and to cover a large portion of the west slag pile with an engineered cover in consultation with the NRC.

                  On November 9, 1995, the NRC issued a preliminary draft EIS, determining that offsite disposal was not economically viable and concluding that the onsite disposal remedy proposed by Shieldalloy was feasible and appropriate for protection of public health and safety. Since that time, two additional draft EIS documents have been issued by the NRC. Over the past two years the NRC has conducted public hearings in Cambridge, Ohio and solicited written comments on its draft EIS.

                  b.       The State of Ohio

                  In late 1994 and early 1995, Shieldalloy, Cyprus Foote, and the State of Ohio participated in extended negotiations to identify the scope of the investigation necessary to evaluate environmental issues at the Cambridge, Ohio site. These negotiations resulted in agreement on a Consent Order for Preliminary Injunction ("COPI"). The purpose of the COPI was to facilitate resolution of all environmental claims regarding the Cambridge site by conducting a fast-track evaluation of environmental conditions at the site.

                  Under the COPI, Shieldalloy and Cyprus Foote agreed to conduct an expedited RI/FS of the site with the goal of completing the investigation of site conditions and submitting a proposed remedy for the State of Ohio's approval within nine months. The State of Ohio agreed to review and comment on data submissions as promptly as possible and, upon completion of the RI/FS, select a final remedy for the site and issue a "Preferred Plan" setting forth that remedy. Once the State of Ohio issues its Preferred Plan, the COPI requires the parties to meet in good faith to negotiate a consent order for a permanent injunction requiring Shieldalloy and Cyprus Foote to implement the selected remedy for the site.

                  By order dated February 8, 1995, the Bankruptcy Court authorized Shieldalloy to enter into the COPI. On July 11, 1995, the State of Ohio filed a complaint in the Ohio Court of Common Pleas and immediately lodged the COPI with that court. Pursuant to the COPI, Shieldalloy and Cyprus Foote have submitted the RI/FS the State of Ohio issued its Preferred Plan on December 16, 1996. The RI/FS proposes a range of remedial alternatives for the east and west slag piles, cleanup of wetlands soil, and cleanup of on- and off-site sediments.

                  4.       NATURE OF THE ENVIRONMENTAL CLAIMS

                  As of the Bar Date, various federal and state environmental regulatory agencies had asserted over $1 billion in unsecured claims against Metallurg and Shieldalloy for civil penalties, investigatory costs, decommissioning costs, cleanup costs, oversight costs, and natural resource damages associated with environmental conditions at the Newfield and Cambridge sites (the "Environmental Claims"). The following is a detailed listing of the Environmental Claims:

============================================================================================================================
        CLAIMANT                      SITE                         AMOUNT                          DESCRIPTION
----------------------------------------------------------------------------------------------------------------------------
NJDEP                       Newfield,                            $1,251,135.98         Prepetition claim for cleanup
                            New Jersey                                                 costs and various damages
                                                                                       incurred.
----------------------------------------------------------------------------------------------------------------------------
NJDEP                       Newfield,                           $10.01 million         Prepetition claim for natural
                            New Jersey                                                 resource damages to
                                                                                       groundwater and wetlands.

----------------------------------------------------------------------------------------------------------------------------
NJDEP                       Newfield,                               $38,032.00         Prepetition claim for a civil
                            New Jersey                                                 penalty assessment pursuant to
                                                                                       an NJDEP administrative
                                                                                       order dated 1/13/94.
----------------------------------------------------------------------------------------------------------------------------
USEPA                       Newfield,                              $176,843.37         Prepetition claim for response
                            New Jersey                                                 costs incurred.




                                       30





============================================================================================================================
        CLAIMANT                      SITE                         AMOUNT                          DESCRIPTION
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
USEPA                       Newfield,                                   $224 million   Priority claim for future
                            New Jersey                                                 cleanup costs.
----------------------------------------------------------------------------------------------------------------------------
USEPA                       Newfield,                                     $68,793.37   Priority claim for postpetition
                            New Jersey                                                 response costs incurred.
----------------------------------------------------------------------------------------------------------------------------
USEPA and DOI               Newfield,                                  $8,260,000.00   Priority claim for natural
                            New Jersey                                                 resource damages to wetlands.
----------------------------------------------------------------------------------------------------------------------------
Ohio EPA                    Cambridge, Ohio                           $30 million to   Priority claim for future
                                                                      $535 million     cleanup costs and civil
                                                                                       penalties.
----------------------------------------------------------------------------------------------------------------------------
Ohio EPA                    Cambridge, Ohio                              $458,404.00   Prepetition claim for natural
                                                                                       resource damages.
----------------------------------------------------------------------------------------------------------------------------
Ohio EPA                    Cambridge, Ohio                              $493,470.90   Prepetition claim for civil
                                                                                       penalties.
----------------------------------------------------------------------------------------------------------------------------
Ohio EPA                    Cambridge, Ohio                               $33,125.10   Prepetition claim for response
                                                                                       costs incurred by Ohio EPA.
----------------------------------------------------------------------------------------------------------------------------
Ohio Department of          Cambridge, Ohio                               $20,600.00   Prepetition claim for response
Health                                                                                 costs and other costs incurred
                                                                                       by the ODH.
----------------------------------------------------------------------------------------------------------------------------
USEPA                       Cambridge, Ohio                               $41,562.35   Prepetition claim for response
                                                                                       costs incurred by USEPA.
----------------------------------------------------------------------------------------------------------------------------
USEPA                       Cambridge, Ohio                               $45,102.93   Priority claim for postpetition
                                                                                       response costs incurred by
                                                                                       USEPA.
----------------------------------------------------------------------------------------------------------------------------
USEPA                       Cambridge, Ohio                             $452 million   Priority claim for future
                                                                                       cleanup costs.
----------------------------------------------------------------------------------------------------------------------------
DOI                         Cambridge, Ohio                              $460,000.00   Priority claim for natural
                                                                                       resource damages.
============================================================================================================================

                  5.       THE ENVIRONMENTAL SETTLEMENT AGREEMENTS

                  The Plan incorporates the Environmental Settlement Agreements, which resolve and settle certain of the Environmental Claims, and the issues concerning financial assurances to be posted by Reorganized Shieldalloy to assure payment of future remediation costs. Prior to the Effective Date, the Debtors will enter into settlement agreements with the United States, New Jersey, and Ohio as they pertain to the Newfield, New Jersey and Cambridge, Ohio sites. In that regard, the United States and NJDEP Environmental Settlement Agreement addresses Claims and issues asserted by the EPA, DOI, and NRC at the Newfield, New Jersey and Cambridge, Ohio sites. The United States and NJDEP Environmental Settlement Agreement addresses the Claims and issues asserted by the NJDEP at the Newfield, New Jersey site. The Ohio Environmental Settlement Agreement addresses the Claims and issues asserted by the Ohio EPA, ODH at the Cambridge, Ohio site. The pertinent terms of each of the Environmental Settlement Agreements which are included in the Plan Supplement are summarized as follows:

                  6.  UNITED STATES AND NJDEP ENVIRONMENTAL SETTLEMENT AGREEMENT

                  a.       Allowance Of United States Claims

                  The Debtors, the United States, and New Jersey have agreed in the United States and NJDEP Environmental Settlement Agreement as follows:

                  i. The United States shall have an Allowed General Unsecured Claim against Shieldalloy in the amount of $178,192.82 for prepetition oversight costs incurred by USEPA at the Newfield site;

                  ii. The United States shall have an Allowed General Unsecured Claim against Shieldalloy in the amount of $41,562.35 for prepetition oversight costs incurred by USEPA at the Cambridge site;

                  iii. The United States shall have an Allowed Administrative Expense Claim against Shieldalloy in the amount of $191,177.23 for USEPA's postpetition oversight costs at the Newfield site and an Allowed Administration Expense Claim against Shieldalloy in the amount of $4,967 for DOI's postpetition oversight costs at the Newfield site;

                  iv. The United States shall have an Allowed Administrative Expense Claim against Shieldalloy in an amount not less than $94,209.88 but not more than $108,046.73 subject to Shieldalloy's receipt and approval of documentation for costs incurred after April 30, 1996 for the USEPA's postpetition oversight costs at the Cambridge site and an Allowed Administrative Expense Claim against Shieldalloy in the amount of $4,714.67 for DOI's postpetition oversight costs at the Cambridge site;

                  v. The NRC shall have an Allowed General Unsecured Claim against Shieldalloy in the amount of $41,613.63 for prepetition licensing fees owed by Shieldalloy in connection with the Newfield and Cambridge sites;

                  vi. The NRC's postpetition licensing fees owed by Shieldalloy in connection with the Newfield and Cambridge sites shall be paid in the ordinary course of business; and

                  vii. Shieldalloy agrees to commence the enhancement, restoration, and creation of certain wetlands in and around the Newfield site as full and complete satisfaction of the United States' and DOI's prepetition claim for natural resource damages at the Newfield site as set forth in the attached July 24, 1996 workplan (annexed as Exhibit 1 to the United States and NJDEP Settlement Agreement); and

                  viii. The United States shall have an Allowed General Unsecured Claim against Shieldalloy in the amount of $497,000 (the "Civil Penalty Claim") in full resolution and satisfaction of the civil penalty amounts claimed by the United States in United States of America v. Shieldalloy Corporation, Civil Action 86-4016, District of New Jersey.

                  b.       Allowance Of New Jersey Claims

                  The Debtors have agreed in the United States and NJDEP Environmental Settlement Agreement that New Jersey shall have Claims against Shieldalloy, as indicated in the amounts and classification as set forth below:

                  i. An Allowed General Unsecured claim in the amount of $638,508.20 for prepetition oversight costs incurred by NJDEP.

                  ii. An Allowed General Unsecured Claim in the amount of $1,196,982.84 for prepetition New Spill fund Authorization;

                  iii. An Allowed Administrative Expense Claim in an amount not less than $262,912.12 but not more than $270,242.69, subject to Shieldalloy's receipt and approval of NJDEP Office of Natural Resources cost documentation for the period from September 9, 1993 to April 12, 1996 for NJDEP's postpetition oversight costs at the Newfield site; and

                  iv. An Allowed General Unsecured Claim against Shieldalloy in the amount of $1,311,000.

                  Shieldalloy agrees to commence within six months after substantial consummation of the Plan or some other time as the parties may agree, the enhancement, restoration and creation of certain wetlands in and around the Newfield site as set forth in Work Plan dated July 24, 1996 (attached as Exhibit 1 to the United States and NJDEP Environmental Settlement Agreement).

                  These actions will constitute full satisfaction of New Jersey's claims for damages to natural resources under CERCLA and New Jersey statutes.

                  Additionally, under the United States and NJDEP Environmental Settlement Agreement, New Jersey on behalf of NJDEP shall have an Allowed General Unsecured Claim against Shieldalloy in the amount of $100,000 and $38,032.00, in full resolution and satisfaction of penalty amounts claimed by New Jersey under the Spill Act and Water Pollution Control Act, respectively.

                  c.       Treatment Of Allowed Claims

                  All Allowed General Unsecured Claims under or pursuant to the terms of the United States and NJDEP Environmental Settlement Agreement will be classified in Class 4F as "Metallurg/Shieldalloy Environmental Claims" under the Plan and will receive the distribution in accordance with Section 5.16 of the Plan in the event such Class accepts the Plan and the Plan is confirmed by the Bankruptcy Court.

                  d.       Required Financial Assurance

                  Pursuant to the United States and NJDEP Environmental Settlement Agreement, Shieldalloy, the United States and the NJDEP identified those environmental projects with respect to the work to be performed at the Newfield site (the "Environmental Projects") and have agreed, for purposes of determining financial assurance only, the dollar amounts for each of the Environmental Projects (the "Predetermined Costs") which are identified as follows:

              The Environmental                             Dollar Estimate
                  Projects                                   (in millions)
                  --------                                   -------------

              Phase II Lagoon closure                           $5.6
              Soil remediation                                   2.3
              Sediment remediation                               1.6
              Groundwater remediation                            9.4
              Future oversight costs                              .7
              NRC Slag pile remediation                          5.0
              NRDA work                                           .514
              Building decontamination                            .3
              Stormwater control                                  .2

                  Shieldalloy has agreed to provide, create or make available the following fund (the "Posted Financial Assurance Fund") with respect to the work to be performed at the Newfield site as follows:

                  A. At or prior to the Effective Date, there shall be held on deposit in that certain Mellon trust account maintained by Shieldalloy for the benefit of NJDEP pursuant to the ACO (the "LOC Trust Account") the cash proceeds plus accrued interest derived from: (i) the $8 million letter of credit, dated as of December 29, 1989, issued by Deutsche Bank AG in favor of the NJDEP, (ii) the $8 million letter of credit, dated as of February 23, 1989, issued by National Westminster Bank PLC in favor of the NJDEP and (iii) the $200,000 irrevocable letter of credit, dated as of June 3, 1986, issued by Midlantic Bank in favor of the NJDEP.

                  B. At or prior to the Effective Date, at Shieldalloy's discretion, it shall establish a cash reserve, letter of credit or a combination thereof, in an amount of $4.25 million dollars for the benefit of the United States and New Jersey.

                  C. At or prior to the Effective Date: (i) the United States shall pay to Metallurg the outstanding tax refund, which currently equals $600,000 plus accrued interest (the "Tax Refund") and (ii) at its discretion, Shieldalloy will deposit into the LOC Trust Account cash or establish a letter of credit in an amount equal to the Tax Refund for the benefit of the United States and New Jersey.

                  D. Shieldalloy will continue an existing letter of credit previously posted for the benefit of the NRC in the amount of $750,000. Alternatively, the NRC will draw down on such letter of credit and the proceeds shall be deposited into a separate trust account for the benefit of NRC.

                  Pursuant to the United States and NJDEP Environmental Settlement Agreement, as any or each of the above-listed Environmental Projects is completed (or to the extent practicable, any portion of any or each Environmental Projects), in the event the Predetermined Costs for all Environmental Projects which have not yet been completed are less than the total amount of Posted Financial Assurance at any time (the "Refund Amount"), then either: (i) such excess amount shall be refunded to Shieldalloy in a timely manner, or (ii) the letters of credit which constitute part of the Posted Financial Assurance Fund may be amended or replaced such that the Posted Financial Assurance Fund does not exceed the Predetermined Costs.

                  Nothing under the United States and NJDEP Environmental Settlement Agreement is intended to preclude any decision by the NJDEP or USEPA to reduce or change the form of financial assurance for the Newfield site under applicable New Jersey or federal financial assurance regulations or guidelines, subject to the agreement of NJDEP and USEPA.

                  e. Covenant Not To Sue And Reservation Of Rights; Bankruptcy
                     Discharge

                  Except for those Prepetition and Postpetition Claims specifically settled pursuant to the United States and NJDEP Environmental Settlement Agreement, Shieldalloy's environmental liabilities at the Newfield site, including natural resource claims not otherwise settled pursuant to the United States and NJDEP Environmental Settlement Agreement arising preconfirmation, shall be excepted from discharge and shall pass through Shieldalloy's chapter 11 case unaffected. The Predetermined Costs as identified in the Agreement in no way constitute a cap or limitation on Shieldalloy's continuing obligations to comply with New Jersey and United States environmental laws. Except as otherwise provided for in the United States and NJDEP Environmental Settlement Agreement, the terms of the United States and NJDEP Environmental Settlement Agreement do not constitute a release of Shieldalloy or any prior or subsequent owner or operator of the Newfield site from any other liability under any state or United States environmental laws, including the Administrative Consent Order issued by the NJDEP on October 5, 1988, as amended and modified in 1992, for the assessment, cleanup remediation, correction or other response to any condition that at the Newfield site now exists, will exist in the future or was created before Shieldalloy took ownership of the Newfield site. Moreover, nothing in the United States and NJDEP Environmental Settlement Agreement releases Shieldalloy or subsequent owner or operator of the Newfield site from complying with applicable state and federal environmental laws.

                  Under the United States and NJDEP Environmental Settlement Agreement, Shieldalloy has agreed that all response costs claims incurred or to be incurred postconfirmation by the United States and New Jersey will be entitled to administrative priority in a subsequent Chapter 7 or 11 bankruptcy case of Shieldalloy.

                  Under the United States and NJDEP Environmental Settlement Agreement, the United States and New Jersey have agreed that in the event the United States Environmental Settlement Agreement is approved by the Bankruptcy Court and the Plan is confirmed and consummated, they shall not object to the discharge granted to Metallurg pursuant to section 1141(d) of the Bankruptcy Code.

                  f. Senior Management Approval; Lodging And Opportunity For Public Comment

                  The United States has filed with the Bankruptcy Court a certification which represents that a settlement agreement between the Debtors and the United States has been reached that is ready for submission for applicable U.S. senior management approval. The United States will expeditiously seek, U.S. senior management approval of the United States and NJDEP Environmental Settlement Agreement. Assuming U.S. senior management approval of the United States and NJDEP Environmental Settlement Agreement is obtained, the United States has agreed that the United States and NJDEP Environmental Settlement Agreement shall be expeditiously lodged in accordance with applicable requirements for a period of 45 days for public notice and comment. After the conclusion of the public comment period, the United States will file with the Court any comments received, as well as the United States' responses to the comments, if any. The United States has reserved the right to withdraw or withhold its consent if the comments regarding the Settlement Agreement disclose facts or considerations which indicate that the Settlement Agreement is not in the public interest. It is anticipated that the public comment process will have been completed prior to the Confirmation Hearing.

                  The NJDEP has filed with the Bankruptcy Court a Certification which represents that a settlement agreement between the Debtors and the NJDEP has been reached that is ready for submission for applicable NJDEP senior management approval. It is anticipated that by the hearing on the Disclosure Statement, NJDEP senior management will have decided whether or not to approve the United States and NJDEP Environmental Settlement Agreement. Assuming NJDEP senior management approval of the NJDEP Environmental Settlement Agreement is obtained, the NJDEP has agreed that the United States and NJDEP Environmental Settlement Agreement shall be expeditiously lodged in accordance with applicable requirements for a period of 45 days for public notice and comment. After the conclusion of the public comment period, New Jersey will file with the Court any comments received, as well as the New Jersey responses to the comments, if any. New Jersey reserves the right to withdraw or withhold its consent if the comments regarding the Settlement Agreement disclose facts or considerations which indicate that the Settlement Agreement is not in the public interest. It is anticipated that the public comment process will have been completed prior to the Confirmation Hearing.

                  The Debtors will request that as part of the confirmation of the Plan that the United States and NJDEP Environmental Settlement Agreement be approved by the Bankruptcy Court pursuant to the order confirming the Plan of Reorganization.

                  7.       OHIO ENVIRONMENTAL SETTLEMENT AGREEMENT

                  Shieldalloy agreed to enter into a Permanent Injunction Consent Order ("Consent Order") with the State of Ohio resolving environmental claims relating to Shieldalloy's Cambridge, Ohio facility. The terms of the Consent Order are incorporated by reference into the Ohio Environmental Settlement Agreement. Pursuant to the Consent Order, Shieldalloy and a former owner of the Cambridge site, Cyprus Foote Mineral Company ("Cyprus Foote"), will perform remedial design and remedial action ("RD/RA") at the Cambridge site. At this time, the Ohio EPA estimates that its preferred remedy for the Cambridge site will cost approximately $8.68 million.

                  In addition to performance of the RD/RA work, Shieldalloy and Cyprus Foote will enhance, restore or preserve certain wetlands in the vicinity of the Cambridge site in satisfaction of claims for natural resource damages under

CERCLA and Ohio law. The Consent Order will obligate Shieldalloy and Cyprus Foote to spend no more than $276,000.00 on this special wetlands project, excluding the cost of purchasing the affected property.

                  Shieldalloy's assent to the Consent Order is conditioned on Ohio EPA selection of a final remedy for the site and publication of a final Decision Document that is equivalent in all material respects to the Preferred Plan for the site issued on December 16, 1996. The Consent Order also is subject to public comment under Ohio law and shall not become effective before March 31, 1997.

                  a.       Allowance Of Claims

                  The Ohio Environmental Settlement Agreement and the Consent Order resolve claims filed by the State of Ohio in the bankruptcy case and an enforcement action commenced by the State of Ohio against Shieldalloy and Cyprus Foote in the Court of Common Pleas for Guernsey County, Ohio. Under the Ohio Environmental Settlement Agreement, Shieldalloy has agreed that Ohio shall have Claims against Shieldalloy as indicated in the amounts and classification as set forth below:

                  (i) An Allowed General Unsecured Claim in the amount not to exceed $26,862.55 for prepetition oversite costs incurred by OEPA and ODH;

                  (ii) An Allowed Administrative Expense Claim for $55,000.00 in full satisfaction of civil penalty amounts claimed by Ohio under Ohio statutes and regulations; and

                  (iii) An Allowed Administrative Expense Claim not to exceed $102,620.86 for OEPA's postpetition oversite costs.

                  b.       Treatment Of Allowed Claims

                  All Allowed General Unsecured Claims under or pursuant to the terms of the Ohio Environmental Settlement Agreement will be classified under Class 4F as "Shieldalloy Environmental Claims" and will receive distributions in accordance with Section 5.16 of the Plan in the event such Class accepts the Plan, and the Plan is confirmed by the Bankruptcy Court.

                  c.       Required Financial Assurance

                  The Consent Order requires Shieldalloy and Cyprus Foote to provide financial assurance in an initial amount not more than $9 million for RD/RA work at the site. Pursuant to an agreement between Shieldalloy and Cyprus Foote, Cyprus Foote will satisfy the $9 million RD/RA financial assurance requirements.

                  In addition, pursuant to the Consent Order Shieldalloy has agreed to provide financial assurance for long-term operation and maintenance ("O&M") of two slag piles commonly known as the "East" and "West" slag piles at the Cambridge. This financial assurance requirement will ensure that funds are available for O&M of the slag piles for a period of 1,000 years.
The terms of the Shieldalloy's financial assurance obligations are as follows:

                  (i) Within 30 days of the effective date of the Consent Order, Shieldalloy will spend approximately $1.75 million to purchase an annuity providing income for 100 years of O&M for the slag piles after completion of the RD/RA work;

                  (ii) Within 30 days of the effective date of the Consent Order, Shieldalloy will establish a Perpetual Care Trust for the benefit of Ohio in an initial amount of $113,331.00 to fund extension of the annuity for an additional 900 years;

                  (iii) The description of the O&M work to be financially assured, annual cost basis for the work, and commencement and frequency of payments include the following:


                                     Annual Costs                                   Payment
         O&M Work                   (1997 basis)(10)          Commencement          Frequency
         --------                   ------------              ------------          ---------
Annual topsoil maintenance             $29,700               Jan. 1, 2002           Annually

Quarterly inspections                   20,570               Jan. 1, 2002           Quarterly

Annual inspections                       1,430               Jan. 1, 2028           Annually

5 Year inspections                       8,866               Jan. 1, 2028           Every 5th year

                  The Ohio Environmental Settlement Agreement and the Consent Order represent Shieldalloy's sole obligation to provide financial assurance for the Cambridge site as of the Effective Date. Nothing in the Ohio Environmental Settlement Agreement is intended to preclude any decision by the OEPA or ODH to reduce the financial assurance for the Cambridge site under the applicable statutes, regulations or guidelines, including, but not limited to, a future determination that the East Slag Pile may be sold as product to third parties and, therefore, is not subject to remediation.

                  d. Covenant Not To Sue And Reservation Of Rights; Bankruptcy Discharge

                  Notwithstanding Ohio's filing of its proofs of claim in the Shieldalloy chapter 11 case and except for those prepetition and postpetition Claims specifically settled pursuant to the Ohio Environmental Settlement Agreement and the Consent Order, Shieldalloy's environmental liabilities at the Cambridge site will be excepted from discharge and will pass through Shieldalloy's chapter 11 case unaffected. The Ohio Environmental Settlement Agreement for the Cambridge site does not constitute a cap or limitation on Shieldalloy's continuing obligations to comply with Ohio and United States environmental laws. The terms of the Ohio Environmental Settlement Agreement do not constitute a release of Shieldalloy or any prior or subsequent owner or operator of the Cambridge site from any other liability or obligations under Ohio or United States environmental laws, including the terms of the Consent Order for the assessment, cleanup, remediation, correction or other response to any condition at the Cambridge site that now exists, will exist in the future or was created before Shieldalloy took ownership of the Cambridge site. Nothing in the Ohio Environmental Settlement Agreement will release Shieldalloy or subsequent owner or operator of the Cambridge site from complying with applicable Ohio and federal environmental laws.

                  Ohio agrees that in the event this Agreement is approved by the Bankruptcy Court and the Plan of Reorganization is confirmed and consummated, it shall not object to the discharge granted to Metallurg pursuant to section 1141(d) of the Bankruptcy Code.

                  e. Senior Management Approval; Lodging And Opportunity For Public Comment

                  Ohio has filed in the Bankruptcy Court a certification which represents that the Consent Order and the settlement agreement between the Debtors and Ohio has been reached that is ready for submission for applicable Ohio senior management approval. It is anticipated that on or prior to the hearing on the Disclosure Statement Ohio senior management will have decided whether or not to approve the Ohio Environmental Settlement Agreement.

--------
(10) Such amounts to be increased by an assumed inflation rate of 3.4% per annum.

                  If required under applicable statutes and regulations, Ohio agrees that the Consent Order shall be expeditiously lodged in accordance with applicable requirements for a period of 30 days for public notice and comment. Ohio reserves the right to withdraw or withhold its consent if the comments regarding the Consent Order disclose facts or considerations which indicate that the Consent Order is not in the public interest. It is anticipated that the public comment process will have been completed prior to the Confirmation Hearing.

                  The Plan incorporates each of the above-described Environmental Settlement Agreements. These Settlement Agreements resolve various and complex issues concerning various Environmental Claims asserted by each of the respective Environmental Authorities. Moreover, the Environmental Settlement Agreements address and resolve the complex issue of the appropriate amount of financial assurances with respect to future remediation costs and expenses that would have to be posted by Shieldalloy for the benefit of the respective Environmental Authorities prior to consummating its plan of reorganization.

                  The Creditors' Committee was actively involved in negotiating the terms and provisions of the Environmental Settlement Agreements and supports approval of these agreements. Among those complex issues that would have to be addressed are:

                  1. Whether Metallurg was responsible for any of the Environmental Claims asserted by the Environmental Authorities;

                  2. The dischargeability of the Environmental Claims asserted by the Environmental Authorities;

                  3. The proper amount of financial assurances to be posted for future remediation costs and expenses; and

                  4. The feasibility of the Debtors' plan of reorganization in connection with the proposed financial assurances.

                  While the Debtors are confident that they would have prevailed in litigation with the Environmental Authorities concerning the foregoing issues, the Debtors and the Creditors' Committee believe that the delay and expenses would have been prohibitive to the Debtors and could have possibly jeopardized the ability of each Debtor to reorganize under chapter 11 of the Bankruptcy Code. The Debtors submit that the Environmental Settlement Agreements represent an optimal resolution of the issues addressed therein and is in the best interest of Debtors' estates and creditors.

                         VI. THE PLAN OF REORGANIZATION

                  The Debtors believe that (i) through the Plan, creditors will obtain a substantially greater recovery from the estates of the Debtors than the recovery which would be available if the assets of the Debtors were liquidated under chapter 7 of the Bankruptcy Code and (ii) the Plan will afford the Debtors the opportunity and ability to continue in business as a viable going concern and preserve ongoing employment for the Debtors' employees.

                  The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan.

A.       ESSENTIAL ELEMENTS OF THE PLAN

                  1. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the Bankruptcy Code. As described more fully in
Section VI.B. below entitled "The Plan of Reorganization -- Classification and Treatment of Claims and Equity Interests," the Plan provides, separately for each Class, that holders of certain Claims will receive various amounts and types of consideration (e.g., Cash, New Secured Notes, and/or New Common Stock), thereby giving effect to the different rights of the holders of Claims and Equity Interests of each Class.

                  2. DISTRIBUTIONS UNDER THE PLAN

                  Distributions to holders of Claims under the Plan may occur in one or more distributions.

                  a.      Distributions on the Effective Date

                  On or about the Effective Date of the Plan, the holders of Allowed Administrative Expense Claims, MI Other Secured Claims, SMC Other Secured Claims, Priority Tax Claims, Other Priority Claims Of SMC, Other Priority Claims Of MI, MI Convenience Claims, and SMC Convenience Claims will be paid in full. In addition, on or about the Effective Date, the holder of the Allowed Midlantic Secured Claim in Class 2C will receive Cash in the amount of approximately $766,000, which will be deemed to be in full satisfaction of the Allowed Claims in Classes 2C and 2D of the Plan. Holders of Allowed Claims in Classes 4A, 4B, 4C, 4D, 4E, and 4F will receive distributions of Cash, New Secured Notes, and/or New Common Stock on or about the Effective Date.

                  b. Distributions Dependent Upon the Resolution of Disputed Priority Claims

                  The distribution of Cash to holders of Claims in Classes 4A, 4B, 4C, 4E, and 4F is dependent upon the total amount of Allowed Other Secured Claims and Allowed Priority Claims. Under the Plan, the Reorganized Debtors will not distribute any Cash to the holders of Disputed Priority Claims (which includes Disputed Administrative Expense Claims, Disputed Priority Tax Claims, and Disputed Other Priority Tax Claims) and Disputed Other Secured Claims unless and until such Claims become Allowed Claims. In order to provide for distributions to the holders of Disputed Priority Claims and Disputed Other Secured Claims as and when such Claims become Allowed Claims, the Reorganized Debtors, from and after the Effective Date, will deposit Cash in a segregated, interest-bearing account in an amount sufficient to pay (i) the aggregate of all Disputed Administrative Expense Claims, Disputed Other Secured Claims, Disputed Priority Tax Claims and Disputed Other Priority Claims, (ii) the reasonable costs and expenses incurred by Reorganized Metallurg, as the Disputed Claims Agent, to administer the Plan Reserves, and (iii) any taxes payable on account of the Plan Reserves.

                  If such Disputed Administrative Expense Claims, Disputed Other Secured Claims, Disputed Priority Tax Claims, and Disputed Other Priority Claims become Allowed Claims, forty-five (45) days after the next succeeding Reallocation Date, the Reorganized Debtors will distribute to the holders of such Allowed Claims, Cash in the amount of such Allowed Claims and such claimholders' Pro Rata Share of net interest from the Disputed Other Secured and Priority Claims Reserve.

                  c. Distributions Dependent Upon the Resolution of Disputed Unsecured Claims

                  The distribution of Cash, New Common Stock, and New Secured Notes to holders of Claims in Classes 4A, 4B, 4C, 4E, and 4F is also dependent upon the total amount of Allowed Claims in Classes 4A, 4B, and 4C. Under the Plan, the Reorganized Debtors will not distribute any Cash or any shares of New Common Stock or New Secured Notes to holders of Disputed Unsecured Claims (including Old Preferred Stock Claims of Non-Settling Former Preferred Stockholders), unless and until such Claims become Allowed Claims. In order to provide for distributions to the holders of Disputed Unsecured Claims as and when such Claims become Allowed Claims, the Reorganized Debtors will withhold from the distributions to such Classes in escrow and an interest-bearing account, the distributions of Cash, New Common Stock, and New Secured Notes to which holders of Disputed Unsecured Claims may be entitled based upon the Disputed Unsecured Claim amounts.

                  Under the Plan, from and after the Effective Date, Cash or other dividends issued in kind, if any, on the Reserved Securities will be added to, and deposited in, the Disputed Unsecured Claims Reserve.

                  If such Disputed Unsecured Claims become Allowed Claims, forty-five (45) days after the next succeeding Reallocation Date, the Reorganized Debtors will distribute to the holders of such Allowed Claims, Cash, shares of New Common Stock and New Secured Notes (including dividends issued in kind, if any), in the amount of such Allowed Claims and such claimholders' Pro Rata Share of net earnings (including Cash dividends, if any, and interest) from the Disputed Unsecured Claims Reserve.

                  d.       Distributions Subsequent to the Effective Date

                  The distributions to the holders of Claims in Classes 4A, 4B, 4C, 4E, and 4F are also dependent upon the total amount of Allowed Claims in Classes 4A, 4B, and 4C and the total amount of Allowed Other Secured Claims and Allowed Priority Claims. In the event that the amounts reserved in the Disputed Other Secured and Priority Claims Reserve and the Disputed Unsecured Claims Reserve are greater than zero after all Disputed Claims are either allowed, disallowed, or expunged, in whole or in part, the holders of Allowed Claims in Classes 4A, 4B, 4C, and 4E will be entitled to receive additional distributions of Cash, New Common Stock and/or New Secured Notes on a subsequent distribution date. In that event, each holder of an Allowed Claim in Classes 4A, 4B, 4C, and 4E will receive a Pro Rata Share of Cash in the Disputed Other Secured and Priority Claims Reserve and the Disputed Unsecured Claims Reserve, and a Pro Rata Share of New Common Stock and New Secured Notes in the Unsecured Claims Reserve (or, in the case of the holder of the claim in Class 4E, Cash in the same proportions as the initial distribution to such holder), on account of such Claims as if the Disputed Claims had been Disallowed Claims as of the Effective Date.

                  e.       Limitation on Distributions

                  Notwithstanding any other provisions of the Plan, in no event will the holder of an Allowed Claim against either Metallurg or Shieldalloy receive on the Effective Date of the Plan or any time thereafter pursuant to sections 11.6(c) or 11.7(b) of the Plan the total value of consideration distributable to such holder on account of its Allowed Claim against Metallurg and Shieldalloy (excluding any accrued interest on the New Secured Notes whether or not paid in Cash) in excess of 100% of the Allowed Claim. In the event that total distributions of New Secured Notes, New Common Stock, and Cash to be distributed to such holder of an Allowed Claim results in a recovery of greater than 100% of the amount of the Allowed Claim the amount in excess of 100% will be distributed on a Pro Rata basis to holders of Allowed Claims in Class 4A who have not already received distributions equal to 100% of their Allowed Claims.

                  3.       METHOD OF DISTRIBUTIONS UNDER THE PLAN

                  Except as set forth below, all distributions under the Plan (including any distributions made on a subsequent distribution date) will be made by the applicable Reorganized Debtor to the holder of each Claim as set forth in the official claims register maintained by the Bankruptcy Court and Donlin, Recano & Company, as the official claims agent for the Bankruptcy Court, as of the Effective Date. For purposes of calculating the amount of an Allowed Claim in a Class of Claims of a holder of more than one Claim in such Class, all Allowed Claims in such Class held by such holder shall be aggregated and treated as one Allowed Claim in such Class.

                  a.       Distributions of Cash

                  Any payment of Cash made by Reorganized Metallurg or Reorganized Shieldalloy pursuant to the Plan will be made, at the election of the Reorganized Debtors, by check drawn on a domestic bank or by wire transfer of immediately available funds.

                  b.       De Minimis Distributions

                  No fractions of cents will be distributed. Whenever a payment of a fraction of a cent would otherwise be required, the actual payment will reflect a rounding down of such fraction to the nearest whole cent. No payment of Cash in an amount of less than $100.00 on account of an Allowed Unsecured Claim will be made by the Reorganized Debtors to any holder of a Claim unless the holder of the Claim submits a request in writing to the Reorganized Debtors within thirty days after the Confirmation Date, provided, however, that no payment will be made on account of an Allowed Unsecured Claim where the amount of such payment would be less than $10.00. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $10.00 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property.

                  c.       Distributions of New Common Stock

                  Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock will be issued. When any distribution on account of a Disputed or Allowed Unsecured Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded to the next higher or lower whole number, as follows: (i) fractions equal to or greater than one-half will be rounded to the next higher whole number and (ii) fractions less than one-half will be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a class of Claims will be adjusted as necessary to account for this rounding. No consideration will be provided in lieu of fractional shares that are rounded down.

                  All distributions of New Common Stock under the Plan will be issued by Reorganized Metallurg to the holders of Allowed Claims which are Unsecured Claims of MI, the Canadian Guarantee Claims, Unsecured Claims of SMC, the Settling Former Preferred Stockholder Claims, and the Multiemployer Pension Claim (to the extent the holder does not exercise its right to receive Cash in lieu of New Common Stock) in Classes 4A, 4B, 4C, 4D, and 4E, respectively, subject to the Management Stock Award and Stock Option Program and the FPS Settlement Amount, notwithstanding that Metallurg is not primarily liable for a Claim in Classes 4B and 4C. In the event that any Settling Former Preferred Stockholder chooses the FPS Settlement Cash Option, the distribution of New Common Stock to holders of Allowed Claims of Metallurg and the Canadian Guarantee Claims, and the Multiemployer Pension Claims in Classes 4A and 4B, respectively, will be reallocated by the amount of the New Common Stock which is not distributed to the Settling Former Preferred Stockholders who choose the FPS Settlement Cash Option.

                  d.       Distributions of New Secured Notes

                  Notwithstanding any other provisions of the Plan, principal amounts of New Secured Notes will be issued only in denominations of $1,000 and integral multiples thereof. When any distribution on account of Disputed and Allowed Unsecured Claims would otherwise result in the issuance of New Secured Notes with an aggregate principal amount that is not an integral multiple of $1,000, the actual distribution of such notes will be rounded to the next higher or lower integral multiple of $1,000, as follows: (i) aggregate principal amounts that exceed an integral multiple of $1,000 by $500 or more will be rounded to the next higher integral multiple of $1,000; and (ii) aggregate principal amounts that exceed an integral multiple of $1,000 by less than $500 will be rounded to the next lower integral multiple of $1,000. If, as a result of rounding of principal amounts of New Secured Notes to be distributed on account of Disputed Unsecured Claims and to holders of Allowed Unsecured Claims in a particular class, the sum of such principal amounts differs from the aggregate principal amount of New Secured Notes to be distributed pursuant to
Section 2.2 of the Plan: (a) the aggregate principal amount of the New Secured

Notes specified in Section 2.2 of the Plan will be adjusted upward or downward to provide for the distribution of the New Secured Notes in an aggregate principal amount equal to such sum in accordance with Section 13.5(b) of the Plan and (b) the corresponding amount of Cash to be distributed pursuant to
Section 2.1 of the Plan will be increased or decreased dollar for dollar to offset the adjustment to the principal of New Secured Notes described in (a) above. No consideration will be provided in lieu of principal amounts of any other issue of the New Secured Notes that are rounded down.

                  All distributions of New Secured Notes under the Plan will be issued by Reorganized Metallurg to the holders of Allowed Claims which are Unsecured Claims of Metallurg, the Canadian Guarantee Claims, Unsecured Claims of Shieldalloy, and the Multiemployer Pension Claim in Classes 4A, 4B, 4C, and 4E, respectively, notwithstanding Metallurg is not primarily liable for a Claim in Classes 4B and 4C.

                  The Reorganized Debtors or their Subsidiaries may elect to borrow funds under a term loan or revolving credit facilities, the proceeds of which will be used to redeem on a dollar for dollar basis the principal amount of the New Secured Notes that would have been issued under the Plan on the Effective Date to holders of Allowed Claims in Classes 4A, 4B and 4C in accordance with Sections 5.11(b), 5.12(b), and 5.13(b) of the Plan. Although the Debtors have had discussions with and received proposals from several financial institutions to provide such term loan or revolving credit facilities, neither the Debtors nor any of their Subsidiaries have received a commitment letter or entered into definitive documentation in respect of any such facilities. There can be no assurance that any such facilities will be executed.

                  e.       Unclaimed Distributions

                  If any distribution of Cash or other distributions to the holder of an Allowed Claim pursuant to the Plan, including any interest, shares of New Common Stock, any New Secured Notes, or any dividends, interest or other amounts earned thereon, remain unclaimed for a period of one year after distribution thereof, such distribution will be revested in the Reorganized Debtors.

                  Any Cash or other distributions made on behalf of a holder of an Allowed Unsecured Claim of MI, Canadian Guarantee Claim, Unsecured Claim of SMC, or Multiemployer Pension Claims in Classes 4A, 4B, 4C, or 4E respectively, to the agent under any debt instrument of the Debtors pursuant to the Plan, including any interest, shares of New Common Stock, any New Secured Note, or any dividends, interest or other amounts earned thereon, that are unclaimed by the holder of such Claim governed by the relevant agreement for a period of one year after distribution thereof will be returned to and revested in the Reorganized Debtors.

                  If any Allowed Claim holder's distribution of Cash to the holder of an Allowed Claim pursuant to the Plan by check or wire transfer is not negotiated or cleared within ninety (90) days of the date of its issuance, such payment will be stopped and cancelled and the funds will be returned to and revested in the Reorganized Debtors, provided, however, that the Reorganized Debtors will not be required to stop and cancel any check or wire transfer where the administrative fee and charge, if any, to do so exceeds the amount of the check or wire transfer.

                  4. COMPROMISE AND SETTLEMENT OF CLAIMS AND RESOLUTION OF INTERCOMPANY CLAIMS

                  The Plan gives effect to the compromise and settlement of the Claims asserted by the Former Preferred Stockholders and the Environmental Authorities. For a detailed discussion of such compromises and settlements, see
Section V. above entitled "Compromises and Settlements of Certain Claims Under the Plan."

                  In addition, pursuant to Section 12.1 of the Plan, Intercompany Claims will be treated as though they are extinguished as among the Debtors. As set forth in Section VI.B.5 and 6 hereof, the Plan provides that Allowed Intercompany Claims between the Debtors and between the Debtors and nondebtor Subsidiaries as included in Classes 2A and 2B will be offset and any balance remaining payable by the Debtors will be eliminated. These claims arose from normal course of trade and intercompany financings. The treatment of these claims in this manner was an essential element in reaching a consensual agreement with the Creditors' Committee. Failure to eliminate any net intercompany balances payable by the Debtors to Subsidiaries would have reduced the estimated recoveries for the creditors and have made the consensual agreement unlikely, thereby raising the possibility for prolonged litigation and potential liquidation of the Debtors' estates. As the nondebtor Subsidiaries will benefit from the continuing operations of the Reorganized Debtors, the proposed treatment of these claims is considered fair and reasonable under the circumstances.

B.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  1.       ADMINISTRATIVE EXPENSE CLAIMS

                  Administrative Expense Claims are claims constituting a cost or expense of administration of the Chapter 11 Cases allowed under section 503(b) of the Bankruptcy Code. Such claims include any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors in Possession, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business or the acquisition or lease of property or the rendition of services, any allowance of compensation and reimbursement of expenses to the extent allowed by a Final Order under section 330 of the Bankruptcy Code, and fees or charges assessed against the estates of the Debtors under section 1930 of title 28 of the United States Code.

                  Pursuant to the Plan, Administrative Expense Claims will be paid in full, in Cash, on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, or as otherwise agreed upon by the parties. Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business by the Debtors in Possession (including amounts owed to vendors and suppliers that have sold goods or furnished services to the Debtors in Possession since the Commencement Date) will be assumed and paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. The Debtors estimate that Allowed Administrative Expense Claims (exclusive of compensation and reimbursement of expenses payable to professionals retained in the Chapter 11 Cases) to be paid on the Effective Date will be approximately $5.2 million. In addition, the Debtors estimate that there may be additional administrative expenses and other costs relating to the Exit Financing Facility (as defined below) in an amount in excess of $500,000.

                  The Debtors estimate that as of the Effective Date there will exist $300,000 in Disputed Administrative Expense Claims and therefore such amount should be held in the Disputed Other Secured and Priority Claims Reserve pending resolution of such Disputed Administrative Expense Claims.

                  All payments to professionals for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Creditors' Committee will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Court, and the Southern District of New York guidelines for the periods commencing on or after July 1, 1991, relating to the payment of interim and final compensation and expenses. The Debtors estimate that Allowed Administrative Expenses relating to compensation and reimbursement of expenses of professionals retained in the Chapter 11 Cases (not including previous allowances paid) will be in a range of $2.5 million to $3.5 million. The Bankruptcy Court will review and determine all requests for compensation and reimbursement of expenses.

                  In addition to the foregoing, section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other persons making a "substantial contribution" to a reorganization case, and to attorneys for and other professional advisors to such persons. The amounts, if any, which may be sought by entities for such compensation are not known by the Debtors at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtors and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

                  2.       PRIORITY TAX CLAIMS

                  Priority Tax Claims are those Claims for taxes entitled to priority in payment under section 507(a)(7) of the Bankruptcy Code. The Debtors estimate that the amount of Allowed Priority Tax Claims is approximately $256,000. Of such amount, approximately $13,000 relates to sales and use taxes due in various states in which the Debtors operated immediately prior to the Commencement Date. The remainder of Allowed Priority Tax Claims ($243,000) relate to income taxes ($19,000) and real and personal property taxes ($224,000).

                  The aggregate amount of Priority Tax Claims as reflected in the proofs of claim filed by creditors, or in the event no proof of claim was filed, in the Debtors' schedules, is $9,942,895, excluding Claims for which no amount was specified or which are otherwise unliquidated Claims. The Debtors estimate that as of the Effective Date there will be no Disputed Priority Tax Claims.

                  Each holder of an Allowed Priority Tax Claim will receive, except to the extent that the holder of an Allowed Priority Tax Claim agrees to a different treatment, Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim.

                  3.       CLASS 1A -- OTHER PRIORITY CLAIMS OF MI

                  The Other Priority Claims Of MI are Claims asserted against Metallurg which are entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims and Priority Tax Claims). Such Claims include (i) unsecured claims for accrued employee compensation earned within ninety days prior to commencement of the Chapter 11 Cases to the extent of $2,000 per employee and (ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Cases, but only for each such plan to the extent of (x) the number of employees covered by such plan multiplied by $2,000, less
(y) the aggregate amount paid to such employees from Metallurg's estate for wages, salaries or commissions. The Debtors estimate that there will be no Allowed Other Priority Claims Of MI as of the Effective Date.

                  Pursuant to the Plan, holders of Allowed Other Priority Claims Of MI, if any exist, will be paid in full, in Cash on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

                  4.       CLASS 1B -- OTHER PRIORITY CLAIMS OF SMC

                  The Other Priority Claims Of SMC are Claims asserted against Shieldalloy which are entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims and Priority Tax Claims). Such Claims include (i) unsecured claims for accrued employee compensation earned within ninety days prior to commencement of the Chapter 11 Cases to the extent of $2,000 per employee and (ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Cases, but only for each such plan to the extent of (x) the number of employees covered by such plan multiplied by $2,000, less
(y) the aggregate amount paid to such employees from Shieldalloy's estate for wages, salaries or commissions. The Debtors estimate that as of the Effective Date there will be Allowed Other Priority Claims Of SMC of approximately $56,000.

                  Pursuant to the Plan, holders of Allowed Other Priority Claims of SMC, if any exist, will be paid in full, in Cash on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

                  5.       CLASS 2A -- MI INTERCOMPANY CLAIMS

                  Class 2A Claims consist of Intercompany Claims of Shieldalloy and any Subsidiaries asserted against Metallurg.

                  On the Effective Date, the Allowed Intercompany Claims in Class 2A will be offset, any balance payable by Metallurg shall be eliminated and no distributions shall be made on account thereof. No other distribution shall be made to Shieldalloy and any Subsidiaries on account of such Allowed Claims under the Plan.

                  6.       CLASS 2B -- SMC INTERCOMPANY CLAIMS

                  Class 2B Claims consist of Intercompany Claims of Metallurg and any Subsidiaries asserted against Shieldalloy.

                  On the Effective Date, the Allowed Intercompany Claims in Class 2B will be offset, any balance payable by Shieldalloy shall be eliminated and no distributions shall be made on account thereof. No other distribution shall be made to Metallurg and any Subsidiaries on account of such Allowed Claims under the Plan.

                  7.       CLASS 2C -- MIDLANTIC SECURED CLAIM

                  Class 2C Claims consist of the Claim of Midlantic arising under the New Jersey Economic Development Authority Notes, and held by Midlantic to the extent such Claim is a Secured Claim. The Midlantic Claim is collaterally secured by Shieldalloy's interest in the real and personal property located in Newfield, New Jersey. The principal amount of the Midlantic Secured Claim is estimated to be approximately $766,000 as of March 31, 1997.

                  The Plan provides that on the Effective Date, or as soon thereafter as is practicable, Midlantic, as the holder of the Allowed Claim in Class 2C, will receive Cash in the full amount of its Allowed Claim.

                  8.       CLASS 2D -- MIDLANTIC GUARANTY CLAIM

                  The Midlantic Guaranty Claim is the Claim of Midlantic asserted against Metallurg, arising under those certain guarantees, respectively dated July 12, 1979, November 24, 1980, and June 18, 1981, issued by Metallurg guaranteeing the indebtedness of Shieldalloy arising under the New Jersey Economic Development Authority Notes held by Midlantic.

                  The Plan provides that the Midlantic Guaranty Claim will be deemed fully satisfied upon the Cash distribution to Midlantic on account of its Class 2C Claim. No other distribution will be made on account of the Midlantic Guaranty.

                  9.       CLASS 2E -- MI OTHER SECURED CLAIMS

                  The MI Other Secured Claims are all Secured Claims other than the Midlantic Secured Claim, filed against Metallurg. Metallurg estimates that the allowed amount of MI Other Secured Claims will aggregate approximately $42,900. On the Effective Date, at Metallurg's option, an Allowed MI Other Secured Claim will be (a) rendered unimpaired pursuant to section 1124(1) of the Bankruptcy Code, and the Plan will leave unaltered the legal, equitable and contractual rights to which an Allowed MI Other Secured Claim entitles its holder, (b) reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, in which event, Metallurg will cure any defaults and compensate the holder of such an Allowed Claim for damages incurred, if any, as a result of reasonable reliance by such holder on its right to accelerate the maturity and payment of any indebtedness under any agreement or applicable law, and the maturity of such Allowed Claim will be reinstated, (c) paid in full, in cash, (d) satisfied by Metallurg's delivery to such holder of the property securing such Claim, in which event the value of such holder's interest in that property shall be determined by agreement of the parties, or if they do not agree, by the Bankruptcy Court, (e) satisfied by the Debtors' assumption and assignment of the agreement governing such Claim and the cure of defaults thereunder as required by section 365(b) of the Bankruptcy Code, or (f) paid in such manner as the parties agree. Class 2E is unimpaired under the Plan, and pursuant to section 1126(f) of the Bankruptcy Code, each holder of an Allowed MI Other Secured Claim is conclusively presumed to have accepted the Plan and may not vote on the Plan.

                  10.      CLASS 2F -- SMC OTHER SECURED CLAIMS

                  The SMC Other Secured Claims are all Secured Claims other than the Midlantic Secured Claim, filed against Shieldalloy. Shieldalloy estimates that the allowed amount of SMC Other Secured Claims will aggregate approximately $89,500. On the Effective Date, at SMC's option, an Allowed SMC Other Secured Claim will be (a) rendered unimpaired pursuant to section 1124(1) of the Bankruptcy Code, and the Plan will leave unaltered the legal, equitable and contractual rights to which an Allowed SMC Other Secured Claim entitles its holder, (b) reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, in which event, Shieldalloy will cure any defaults and compensate the holder of such an Allowed Claim for damages incurred, if any, as a result of reasonable reliance by such holder on its right to accelerate the maturity and payment of any indebtedness under any agreement or applicable law, and the maturity of such Allowed Claim will be reinstated,
(c) paid in full, in cash, (d) satisfied by Shieldalloy's delivery to such holder of the property securing such Claim, in which event the value of such holder's interest in that property shall be determined by agreement of the parties, or if they do not agree, by the Bankruptcy Court, (e) satisfied by the Debtors' assumption and assignment of the agreement governing such Claim and the cure of defaults thereunder as required by section 365(b) of the Bankruptcy Code, or (f) paid in such manner as the parties agree. Class 2E is unimpaired under the Plan, and pursuant to section 1126(f) of the Bankruptcy Code, each holder of an Allowed SMC Other Secured Claim is conclusively presumed to have accepted the Plan and may not vote on the Plan.

                  11.      CLASS 3A -- MI CONVENIENCE CLAIMS

                  This Class consists of an Unsecured Claim asserted against Metallurg which would otherwise be classified in Class 4A in an amount (i) less than or equal to $1,000, or (ii) greater than $1,000, but which is reduced to $1,000 by election of the holder of such Claim made on a validly executed and timely delivered Ballot. A holder of Allowed Unsecured Claims of Metallurg may elect on its Ballot to reduce its Claims to $1,000 even though the aggregate amount of its Allowed Unsecured Claims against Metallurg as set forth in the Schedules or, if no amount is specified in the Schedules, in the proof(s) of claim filed by such holder, exceeds $1,000. In calculating the amount of the Unsecured Claims against Metallurg held by a holder of more than one Unsecured Claim of Metallurg (as set forth in the official claims register maintained by Donlin, Recano & Company, Inc., the official claims agent of the Bankruptcy Court), all Allowed Unsecured Claims against Metallurg held by such holder must be aggregated and treated as one Unsecured Claim against Metallurg, provided, however, that all Allowed Unsecured Claims against Shieldalloy, if any, held by such holder will not be aggregated with the Allowed Unsecured Claims against Metallurg. Accordingly, a creditor that holds four Allowed Unsecured Claims against Metallurg in the amount of $250 will be treated as having one Allowed Unsecured Claim against Metallurg in the amount of $1,000 and would be entitled to treatment under Class 3A. The Debtors estimate that the Allowed Claims in Class 3A will aggregate approximately $12,000.

                  Pursuant to the Plan, each holder of an Allowed Claim in Class 3A will receive Cash in an amount equal to its Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

                  12.      CLASS 3B -- SMC CONVENIENCE CLAIMS

                  This Class consists of an Unsecured Claims asserted against Shieldalloy which would otherwise be classified in Class 4C in an amount less
(i) than or equal to $1,000, or (ii) greater than $1,000, but which is reduced to $1,000 by election of the holder of such Claim made on a validly executed and timely delivered Ballot. A holder of Allowed Unsecured Claims of Shieldalloy may elect on its Ballot to reduce its Claims to $1,000 even though the aggregate amount of its Allowed Unsecured Claims against Shieldalloy, as set forth in the Schedules or, if no amount is specified in the Schedules, in the proof(s) of claim filed by such holder, exceeds $1,000. In calculating the amount of the Allowed Unsecured Claims against Shieldalloy held by a holder of more than one Allowed Unsecured Claim of Shieldalloy (as set forth in the official claims register maintained by

Donlin, Recano & Company, Inc., the official claims agent of the Bankruptcy Court), all Allowed Unsecured Claims against Shieldalloy held by such holder must be aggregated and treated as one Unsecured Claim against Shieldalloy, provided, however, that all Allowed Unsecured Claims against Metallurg, if any, held by such holder will not be aggregated with the Allowed Unsecured Claims against Shieldalloy. Accordingly, a creditor that holds four Allowed Unsecured Claims against Shieldalloy in the amount of $250 will be treated as having one Allowed Unsecured Claim against Shieldalloy in the amount of $1,000 and would be entitled to treatment under Class 3B. The Debtors estimate that the Allowed Claims in Class 3B will aggregate approximately $108,000.

                  Pursuant to the Plan, each holder of an Allowed Claim in Class 3B will receive Cash in an amount equal to its Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

                  13.      CLASS 4A -- MI UNSECURED CLAIMS

                  Class 4A consists of certain Unsecured Claims against Metallurg. Such Claims include Claims in respect of the rejection of Executory Contracts and leases of real property and personal injury claims, as well as the Claims of Metallurg's institutional lenders, trade vendors and suppliers and prepetition SERP claims. The Debtors estimate that the amount of the Claims in Class 4A will aggregate approximately $139,450,000. The aggregate amount of the Claims of Class 4A, as reflected in proofs of claim filed by creditors in such Class, or, in the event no proof of claim was filed, in the Debtors' Schedules, is $139,450,000, excluding Claims to the extent they have been expunged or reduced by the Debtor by objection or by stipulated agreement, Environmental Claims, Claims of the Former Preferred Stockholders, or Claims for which no amounts were specified or which are otherwise unliquidated Claims. The Debtors' estimates of Allowed Claims are based upon an analysis of the Claims and the Debtors' experience to date in resolving disputes concerning the amount of such Claims. For a discussion of the settlement with the Environmental Authorities, see Section V.B. above entitled "Compromises and Settlements of Certain Claims -- Settlement With Holders of Environmental Claims."

                  Pursuant to the Plan, the amount of total Cash, New Secured Notes, and New Common Stock distributable to Class 4A on the Effective Date is first determined by calculating the MI Unsecured Portion. The MI Unsecured Portion is one hundred percent (100%) less a percentage equivalent to $2.75 million divided by the Net Reorganization Value or $94.75 million. Each holder of one or more Allowed Claims in Class 4A that aggregate $1 million or less (11) shall elect on its Ballot either Class 4A-Option A or Class 4A-Option B and based on such election, will receive either (A) its Pro Rata Share of (i) the MI Unsecured Portion (97.1%) multiplied by (X) the Cash in the Cash Distribution Pool on the Effective Date less the amount of Cash distributed pursuant to Sections 5.13(b)(A)(i), 5.15(b)(ii), and 5.16(b)(ii), (Y) 70% of the total principal amount of New Secured Notes issued on the Effective Date (as may be adjusted in accordance with the Plan), and (Z) the MI Unsecured Portion of an amount equal to (1) 70% of the New Common Stock issued on the Effective Date (excluding Management Stock Awards) less (2) New Common Stock issued to Former Preferred Stockholders who choose the FPS Settlement Stock Option, or (B) the same distribution made to the holder of an Allowed Class 4A claim electing Class 4A-Option A, except that in lieu of its Pro Rata Share of the MI Unsecured Portion of 70% of the New Secured Notes, it will receive Cash equal to 66 2/3% of the principal amount of New Secured Notes that would have been distributed to it as the holder of an Allowed Claim in Class 4A pursuant to the Class 4A-Option
A. See Section VI.B.16. below entitled "Class 4D -- Settling Former Preferred Stockholder Claims."

--------
(11) For example, the holder of two Allowed Claims in Class 4A in the amounts of $1 million and $500,000, respectively is not entitled to elect Class 4A-Option B treatment because such holder has Allowed Claims in Class 4A which exceed $1 million in the aggregate. Accordingly, such holder will be treated under and receive a distribution in accordance with Class 4A Option-A.

                  The New Secured Notes will mature on the tenth anniversary of the Effective Date and will accrue interest at a rate not to exceed 12% per annum (such rate to be determined so that the New Secured Notes would be expected to trade at par value), commencing on July 1, 1996. The obligations of Reorganized Metallurg under the New Secured Notes will be secured by (i) all assets of Reorganized Metallurg, (ii) one hundred percent (100%) of the New Common Stock of Reorganized Shieldalloy, and (iii) 66-2/3% less one share of the stock of all nondomestic subsidiaries of Reorganized Metallurg under the New Secured Notes as set forth in Exhibit A to the Plan. The liens granted with respect to the New Secured Notes will be subordinate to those assets pledged pursuant to the post-confirmation working capital facility. Reorganized Metallurg will be required to make three sinking fund payments in respect of the New Secured Notes in the amount of $2.5 million on the seventh, eighth, and ninth anniversaries of the Effective Date.

                  For purposes of Class 4A-Option A and Class 4A-Option B, to the extent that the Cash in the Cash Distribution Pool exceeds the Target Cash Amount of $30 million, a Pro Rata Share of such excess Cash shall be used to redeem and reduce the original principal amount of the New Secured Notes that would otherwise be distributed to holders of Allowed Claims in Class 4A. To the extent that the Cash in the Cash Distribution Pool is less than the Target Cash Amount, a Pro Rata Share of the difference of the Target Cash Amount less the Cash in the Cash Distribution Pool will be added to the principal amount of the New Secured Notes that will be distributed to holders of Allowed Claims in Class 4A, provided, however, that the difference shall not exceed $5 million.

                  In the event the Reorganized Debtors or their Subsidiaries obtain Exit Financing, the Plan provides for an automatic Exit Financing Cashout pursuant to which the proceeds of the Exit Financing shall be used to reduce on a dollar for dollar basis the principal amount of the New Secured Notes that will be distributed to holders of Allowed Claims in Class 4A. However, in the event the holder of an Allowed Claim in Class 4A elects treatment under the Class 4A-Option B, it shall be entitled to receive the amount of Cash payable as part of the Exit Financing Cashout of the New Secured Notes that would have been issued to it under the Class 4A-Option A, and shall also be entitled to receive Cash equal to 66 2/3% of the balance of the principal amount of New Secured Notes that would have been distributed to it under the Class 4A-Option A.

                  The Class 4A-Option B election shall be available only to the holder of Allowed Claims in Class 4A against Metallurg that aggregate $1 million dollars or less. Any holder of Allowed Class 4A Claims in excess of $1 million shall automatically receive the treatment as set forth under Class 4A-Option A. In the event that the holder of an Allowed Claim in Class 4A fails to make an election on the Ballot in choosing treatment under either Class 4A-Option A or Class 4A-Option B, it shall be deemed to have elected Class 4A-Option A. The total amount of Cash, New Secured Notes and/or New Common Stock will then be distributed to holders of Allowed Claims in Class 4A and to the Disputed Unsecured Claims Reserve on a Pro Rata basis.

                  As an example, the distributions to a holder of an Allowed Claim in Class 4A in the amount of $10,000 under Class 4A-Option A and Class 4A-Option B, which consist of Cash, New Secured Notes and New Common Stock are set forth in the table below (assuming a $30,000,000 Cash Distribution Pool and $60,000,000 of New Secured Notes are issued and omitting any accrued interest paid in respect of the New Secured Notes and the effect of paying Cash in lieu of New Secured Notes in a principal amount of less then $1,000):


                                                                                                             Total
                                                          New Secured                   Shares of          Attributed
 Class                 Claim             Cash                 Notes                   Common Stock            Value
 -----                 -----             ----                 -----                   ------------            -----
4A- Option A          $10,000           $1,470              $2,930                        220               $6,600

4A- Option B          $10,000           $3,423               N.A.                         220               $5,623

                  To the extent that Reorganized Metallurg elects to exercise the Exit Financing Cashout, the holders of Allowed Claims in Class 4A will receive Cash equal to the principal amount of the New Secured Notes that are reduced. In the event the holder of Allowed Claims in Class 4A elected Class 4A-Option B, it will be entitled to receive: (i) the amount of Cash payable as a result of the Exit Financing Cashout and (ii) shall be also entitled to receive in Cash 66 2/3% of the balance of the New Secured Notes that would have been distributed to it under Class 4A-Option A. For example, if Reorganized Metallurg exercised the Exit Financing Cashout so that the New Secured Notes are reduced by $10,000,000, the holder of an Allowed Claim in Class 4A in the amount of $10,000 will receive the following (omitting any accrued interest paid in respect of the New Secured Notes):


                                                                                                             Total
                                                          New Secured                   Shares of          Attributed
 Class                 Claim              Cash                Notes                   Common Stock            Value
 -----                 -----              ----                -----                   ------------            -----
4A- Option A          $10,000           $1,958              $2,442                        220               $6,600

4A- Option B          $10,000           $3,586               N.A.                         220               $5,786


                  There can be no assurance, however, that Reorganized Metallurg will elect to use the Exit Financing Cashout or, if it does, what amount of New Secured Notes will be reduced.

                  It is estimated that, on the Effective Date of the Plan, total Allowed Unsecured Claims in Class 4A will equal $139,450,000. It is also estimated that on the Effective Date, total Disputed Unsecured Claims asserted against Metallurg will be zero, excluding Environmental Claims, Claims of the Former Preferred Stockholders, or Claims for which no amounts were specified or which are otherwise unliquidated Claims. To the extent that the total Disputed Unsecured Claims asserted against Metallurg are greater than zero, the total amount distributable to holders of Allowed Claims in Class 4A will be diluted. Therefore, the total amount of Cash, New Secured Notes, and New Common Stock distributable on a Pro Rata basis (exclusive of Non-Settling Former Preferred Stockholders) to holders of Allowed Unsecured Claims on the Effective Date in the event all holders of Class 4A Claims elect Class 4A-Option A will be:
$20,391,000 of Cash; $40,781,000 of New Secured Notes; and 3,082,800 shares of New Common Stock.(12)

                  It is estimated that on the Effective Date the distribution of Cash, New Secured Notes and New Common Stock to holders of Allowed and Disputed Unsecured Claims will have an aggregate value equal to 66.0% of each Claim. To the extent that there are Disputed Unsecured Claims in Class 4A and such Disputed Unsecured Claims are Allowed Claims, the total recovery to holders of Allowed Unsecured Claims in Class 4A will be reduced.

                  14.      CLASS 4B -- CANADIAN GUARANTEE CLAIMS

                  The Canadian Guarantees are (i) that certain guarantee issued by Metallurg (Canada) Ltd. in respect of that certain revolving credit agreement dated July 31, 1986, as amended as of August 31, 1990, entered into by and among Metallurg, Shieldalloy and Metallurg (Canada) Ltd., as borrowers, the lenders a party thereto, and Morgan Guaranty Trust Company of New York as agent for the lenders, and (ii) that certain guarantee issued by Metallurg (Canada), Ltd. in respect of that certain note dated August 31, 1989 issued by Metallurg to Deutsche Bank in the principal amount of $5 million. Class 4B consists of holders of Class 4A Claims who have the benefit of a Canadian Guarantee.

--------
(12) The estimate of distributable Cash and shares of New Common Stock is based upon (i) all Former Preferred Stockholders electing to settle their Claims, and
(ii) all Settling Former Preferred Stockholders electing the FPS Settlement Stock Option. See Section VI.B.16. below entitled "Class 4D -- Settling Former Preferred Stockholder Claims."

                  Pursuant to the Plan, the amount of total Cash, New Secured Notes, and New Common Stock distributable to Class 4B is first determined by calculating the Canadian Guarantee Portion. The Canadian Guarantee Portion is determined by dividing $2.75 million by the Net Reorganization Value or 2.9%. Accordingly, each holder of an Allowed Claim in Class 4B will receive its Pro Rata Share of the Canadian Guarantee Portion (2.9%) of (i) the Cash in the Cash Distribution Pool on the Effective Date less the amount of Cash distributed to holders of SMC Unsecured Claims in Class 4C, the Multiemployer Pension Claims in Class 4E, and Environmental Settlement Agreement Claims in Class 4F, pursuant to Sections 5.13(b)(A)(i), 5.15(b)(ii), and 5.16(b)(ii) of the Plan, (ii) 70% of
the total principal amount of New Secured Notes issued on the Effective Date (as may be adjusted in accordance with the Plan), and (iii) an amount equal to (x) 70% of the New Common Stock issued on the Effective Date (excluding the Management Stock Awards) less (y) New Common Stock issued to Former Preferred Stockholders who elect the FPS Settlement Stock Option. See Section VI.B.16. below entitled "Class 4D -- Settling Former Preferred Stockholder Claims." The total amount of Cash, New Secured Notes, and New Common Stock will then be distributed to holders of Allowed Claims.

                  To the extent that the Cash in the Cash Distribution Pool exceeds the Target Cash Amount, a Pro Rata Share of such excess Cash will be used to redeem and reduce the original principal amount of the New Secured Notes that would otherwise be distributed to holders of Allowed Claims in Class 4B. To the extent that the Cash in the Cash Distribution Pool is less than the Target Cash Amount, a Pro Rata Share of the difference of the Target Cash Amount less the Cash in the Cash Distribution Pool will be added to the principal amount of the New Secured Notes that will distributed to holders of Allowed Claims in Class 4B, provided, however, that the difference shall not exceed $5 million. Thus, on the Effective Date, each holder of an Allowed Claim in Class 4B will receive fixed distributions of Cash, New Secured Notes and/or New Common Stock having an aggregate value approximating 3.9% of its Allowed Claim.

                  In the event the Reorganized Debtors or their Subsidiaries obtain Exit Financing, the Plan provides for an automatic Exit Financing Cashout pursuant to which the proceeds will be used to reduce on a dollar for dollar basis the principal amount of the New Secured Notes that will be distributed to holders of Allowed Claims in Class 4B. There can be no assurance, however, that Reorganized Metallurg will elect to use the Exit Financing Cash out or, if it does, what amount of New Secured Notes will be reduced.

                  15.      CLASS 4C -- SMC UNSECURED CLAIMS

                  Class 4C consists of certain Unsecured Claims against Shieldalloy. Such Claims include Claims in respect of the rejection of Executory Contracts and leases of real property, personal injury claims, as well as the Claims of Shieldalloy's trade vendors and suppliers. The Debtors estimate that the amount of the Claims in Class 4C will aggregate approximately $123,982,000. The aggregate amount of the Claims in Class 4C, as reflected in proofs of claim filed by creditors in such Class or, in the event no proof of claim was filed, in the Debtors' Schedules, is $124,445,000, excluding Claims to the extent they have been expunged or reduced the Debtor through objection or by stipulated agreement, Environmental Claims, or Claims for which no amounts were specified or otherwise unliquidated Claims. The Debtors' estimates of Allowed Claims are based upon an analysis of the Claims and the Debtors' experience to date in resolving disputes concerning the amount of such Claims. See Section V.B. above entitled "Compromises and Settlements of Certain Claims Under the Plan -- Settlement With Holders of Environmental Claims."

                  Pursuant to the Plan, each holder of an Allowed Claim in Class 4C shall elect on its Ballot either option A or option B, and based on such election will receive either (A) its Pro Rata Share of (i) the SMC Unsecured Creditor Portion, which is thirty percent (30%), multiplied by (i) the Cash in the Cash Distribution Pool, all as of the Effective Date, plus the Cash distributed to Former Preferred Stockholders who elect the FPS Settlement Cash Option, (ii) the total principal amount of New Secured Notes to be issued on the Effective Date (as may be adjusted in accordance with the Plan), and (iii) the total amount of New Common Stock to be issued on the Effective Date, excluding the Management Stock Awards, or (B) the same distribution made to the holder of an Allowed Class 4C Claim electing Class 4C-Option A, except that in lieu of its Pro Rata Share of the SMC Unsecured Portion of the New Secured Notes, it will receive Cash equal to 66 2/3% of the principal amount of New Secured Notes that would have been distributed to it as the holder of an Allowed Claim in Class 4C pursuant to the

Class 4C-Option A. The foregoing election shall be available only to holders of Allowed Claims against SMC that aggregate $1 million or less. Any holder of Allowed Claims against SMC that aggregate more than $1 million shall receive the treatment as set forth under the Class 4C-Option A. See Section VI.B.16. below entitled "Class 4D -- Settling Former Preferred Stockholder Claims."

                  In the event that a holder of an Allowed Claim in Class 4C fails to make an election on the Ballot in choosing treatment under either the Class 4C-Option A or Class 4C-Option B, it shall be deemed to have elected the Class 4C-Option A. For purposes of making distributions to Class 4C Claims, the Pro Rata Share shall be calculated as if Class 4C included holders of Allowed Claims in Classes 4E and 4F of the Plan. The total amount of Cash, New Secured Notes and/or New Common Stock will then be distributed to holders of Allowed Claims in Class 4C and to the Disputed Unsecured Claims Reserve on a Pro Rata basis.

                  For purposes of Class 4C-Option A and Class 4C-Option B, to the extent that the Cash in the Cash Distribution Pool exceeds the Target Cash Amount, a Pro Rata Share of such excess Cash will be used to redeem and reduce the original principal amount of the New Secured Notes that would otherwise be distributed to holders of Allowed Claims in Class 4C. To the extent that the Cash in the Cash Distribution Pool is less than the Target Cash Amount, a Pro Rata Share of the difference of the Target Cash Amount less the Cash in the Cash Distribution Pool will be added to the principal amount of the New Secured Notes that will distributed to holders of Allowed Claims in Class 4C, provided, however, that the difference shall not exceed $5 million.

                  In the event the Reorganized Debtors or their Subsidiaries obtain Exit Financing, the Plan provides for an Exit Financing Cashout pursuant to which the proceeds may be used to reduce on a dollar for dollar basis the principal amount of the New Secured Notes that would have been distributed to holders of Allowed Claims in Class 4C on the Effective Date. However, in the event the holder of an Allowed Claim in Class 4C elects treatment under the Class 4C-Option B, it shall be entitled to receive the amount of Cash payable as part of the Exit Financing Cashout of the New Secured Notes that would have been issued to it under the Class 4C-Option A, and shall also be entitled to receive Cash equal to 66 2/3% of the balance of the principal amount of New Secured Notes that would have been distributed to it under the Class 4C-Option A.

                  As an example, the distributions to a holder of an Allowed Claim in Class 4C in the amount of $10,000 under Class 4C-Option A and Class 4C-Option B which consist of Cash, New Secured Notes and New Common Stock are set forth in the table below (assuming a $30,000,000 Cash Distribution Pool and $60,000,000 of New Secured Notes are issued and omitting any accrued interest paid in respect of the New Secured Notes and the effect of paying Cash in lieu of New Secured Notes in a principal amount of less than $1,000):

                                                                                                                 Total
                                                              New Secured               Shares of             Attributed
    Class                  Claim             Cash                Notes                Common Stock               Value
    -----                  -----             ----                -----                ------------               -----
4C-Option A               $10,000            $ 670              $1,350                    107                   $3,090

4C-Option B               $10,000           $1,570                N.A.                    107                   $2,640


                  To the extent that Reorganized Metallurg elects to exercise the Exit Financing Cashout, the holders of Allowed Claims in Class 4C will receive Cash equal to the principal amount of the New Secured Notes that are reduced. In the event the holder of Allowed Claims in Class 4C elected Class 4C-Option B, it will be entitled to receive: (i) the amount of Cash payable as a result of the Exit Financing Cashout and (ii) shall be also entitled to receive in Cash 66 2/3% of the balance of the New Secured Notes that would have been distributed to it under Class 4C-Option A. For example, if Reorganized Metallurg exercised the Exit Financing Cash out so that the New Secured Notes are reduced by $10,000,000, the holder of an Allowed Claim in Class 4C in the amount of $10,000 will receive the following (omitting any accrued interest paid in respect of the New Secured Notes):

                                                                                                                Total
                                                              New Secured               Shares of             Attributed
    Class                  Claim             Cash                Notes                Common Stock              Value
    -----                  -----             ----                -----                ------------              -----
4C-Option A               $10,000            $ 895              $1,125                    107                   $3,090

4C-Option B               $10,000           $1,645                N.A.                    107                   $2,715


There can be no assurance, however, that Reorganized Metallurg will elect to use the Exit Financing Cash out or, if it does, what amount of New Secured Notes will be reduced.

                  It is estimated that on the Effective Date of the Plan, total Allowed Unsecured Claims in Class 4C will equal $123,982,000. It is also estimated that on the Effective Date, total Disputed Unsecured Claims asserted against Shieldalloy will equal $463,000, excluding Environmental Claims, or Claims for which no amounts were specified or which are otherwise unliquidated Claims. In the event all of the holders in Class 4C elect Class 4C-Option A, the total amount of Cash, New Secured Notes, and New Common Stock distributable on a Pro Rata basis (exclusive of Non-Settling Former Preferred Stockholders) to holders of Allowed Unsecured Claims in Class 4C on the Effective Date will be:
$8,969,000, of Cash; $17,938,000 of New Secured Notes; and 1,420,100 shares of New Common Stock.(13) The total amount of $31,000 of Cash; $62,000 of New Secured Notes; and 4,900 shares of New Common Stock will be distributed to the Disputed Unsecured Claims Reserve. It is estimated that on the Effective Date the distribution of Cash, New Secured Notes and New Common Stock to holders of Allowed and Disputed Unsecured Claims will have an aggregate value approximating 30.9% of each Claim. If all Disputed Unsecured Claims are disallowed, the total recovery to holders of Allowed Unsecured Claims based on Cash, New Secured Notes and New Common Stock, will approximate 31.1% per Claim.

                  16. CLASS 4D -- SETTLING FORMER PREFERRED STOCKHOLDER CLAIMS

                  Former Preferred Stockholders are those individuals who are listed on Metallurg's schedules of liabilities as holders of Claims on account of preferred stock issued by Metallurg. On or before December 29, 1996, the Creditors' Committee intends to file an objection to all Former Preferred Stockholder Claims, seeking to expunge and disallow all such Claims. Class 4D consists only of those Former Preferred Stockholders who elect on the election form accompanying this Disclosure Statement or stipulate with the Debtors and the Committee to accept the FPS Settlement, thereby releasing, compromising and settling all Claims on account of preferred stock issued by Metallurg.

                  Pursuant to the Plan, each holder of a Class 4D Claim will receive, at their individual option, an amount equal to either, (i) the FPS Settlement Stock Option or (ii) the FPS Settlement Cash Option. Each Former Preferred Stockholder will indicate on the election form or in writing whether it chooses to receive the FPS Settlement Stock Option or FPS Settlement Cash Option. In the event that such holder fails to do so, it shall be deemed to have chosen the FPS Settlement Stock Option. The provisions of, and distributions provided for in Class 4D do not apply to Non-Settling Former Preferred Stockholders. Those holders of Former Preferred Stockholder Claims who do not elect on the election form accompanying this Disclosure Statement or stipulate with the Debtors and the Committee to accept the FPS Settlement to release, compromise and settle all Claims on account of preferred stock issued by Metallurg will retain a Claim against Metallurg under Class 4A of the Plan. Such individuals will have to file a response to the Creditors' Committee's objection and litigate the merits of their Claims. Pending resolution of the above-described Committee's objection, the Former Preferred Stockholder's Claim will be treated as a Disputed Claim in Class 4A of the Plan and the reserve provisions of Section 11.3 of the Plan will be followed. See Section

--------
(13) The estimate of distributable Cash and shares of New Common Stock is based upon (i) all number of Former Preferred Stockholder electing to settle their Claims, and (ii) all Settling Former Preferred Stockholders electing the FPS Settlement Stock Option. See Section VI.B.16. below entitled "Class 4D -- Settling Former Preferred Stockholder Claims."

IV.J.8. above entitled "Objection to Former Preferred Stockholder Claims" and
Section V.A. above entitled "Compromises and Settlements of Certain Claims Under the Plan -- Former Preferred Stockholders."

                  Because the Settling Former Preferred Stockholders may elect to receive either Cash or Common Stock, the distributions of Cash and New Common Stock to Classes 4A and 4B will depend on how many Former Preferred Stockholders elect to accept the FPS Settlement and what proportion elect to receive Cash in lieu of New Common Stock. In the event that Settling Former Preferred Stockholders elect the FPS Settlement Cash Option, the distribution of New Common Stock to holders of Allowed Claims in Classes 4A and 4B, respectively, will be reallocated (proportionately by the MI Unsecured Portion of New Common Stock and the Canadian Guarantee Portion of New Common Stock, respectively), by the amount of the New Common Stock which is not distributed to the Settling Former Preferred Stockholders who elect the FPS Settlement Cash Option. Similarly, the distribution of Cash to holders of Allowed Claims in Classes 4A and 4B, respectively, will be decreased (proportionately by the MI Unsecured Portion of Cash and the Canadian Guarantee Portion of Cash, respectively), by the amount of Cash which is distributed to the Settling Former Preferred Stockholders who elect the FPS Settlement Cash Option.

                  17.      CLASS 4E -- MULTIEMPLOYER PENSION CLAIM

                  Class 4E consists of the Multiemployer Pension Claim asserted by District 65 Pension Plan against Metallurg and Shieldalloy. The Multiemployer Pension Claim is for withdrawal liability, "mass" withdrawal liability, and minimum funding contributions under ERISA and the Internal Revenue Code. The Debtors have settled the Multiemployer Pension Claim asserted by District 65 Pension Plan and a motion approving such settlement is presently pending before the Bankruptcy Court. Pursuant to the settlement, District 65 Pension Plan will receive an Allowed Unsecured Claim of $5 million against Shieldalloy. For a discussion of the settlement with District 65 Pension Plan, see Section IV.J.6 above entitled, "Settlement of Multiemployer Pension Claims."

                  Pursuant to the Plan, District 65 Pension Plan, as the holder of the Class 4E Claim, will receive Cash on an amount equal to: (i) 50% of the total value of New Common Stock that would have been distributed to the holder of such Claim on a Pro Rata basis had it been the holder of an Allowed Claim classified as Class 4C which, as of the Effective Date, would have included the aggregate of all Allowed Claims classified as "Class 4C" under this Plan, and all Allowed Claims classified as Classes 4E and 4F under the Plan, and (ii) the Pro Rata amount of Cash that would have been distributed to the holder of such Claim had it been the holder of an Allowed Claim classified as Class 4C which, as of the Effective Date, would have included the aggregate of all Allowed Claims classified as "Class 4C" under this Plan and all Allowed Claims classified as Classes 4E and 4F under this Plan.

                  In addition, District 65 Pension Plan, as the holder of the Allowed Class 4E Claim, will receive New Secured Notes in an amount equal to the Pro Rata amount of New Secured Notes that would have been distributed to the holder of such Claim had it been the holder of an Allowed Claim classified as Class 4C which, as of the Effective Date, would have included the aggregate of all Allowed Claims classified as "Class 4C" under this Plan and all Allowed Claims classified as Classes 4E and 4F under this Plan.

                  However, District 65 Pension Plan has elected in writing to receive New Common Stock in lieu of the Cash payout it would have otherwise received on account of its Multiemployer Pension Claim. Accordingly, the Debtors, on the Effective Date, shall distribute on account of the Class 4E Claim, the number of shares of New Common Stock that would have been distributed to the holder of such Claim on a Pro Rata basis had it been the holder of an Allowed Claim classified in Class 4C that as of the Effective Date would have included in the aggregate all Allowed Claims classified as "Class 4C" under the Plan and Allowed Claims classified under Classes 4E and 4F of the Plan.

                  18.      CLASS 4F -- ENVIRONMENTAL SETTLEMENT AGREEMENT CLAIMS

                  Class 4F consists of those Environmental Claims asserted by the Environmental Authorities against Metallurg and Shieldalloy which have been settled pursuant to the Environmental Settlement Agreements. The Debtors intend to seek approval of the Environmental Settlement Agreements pursuant to Bankruptcy Rule 9019 at the hearing on confirmation of the Plan. For a discussion of the settlement with the Environmental Authorities, see Section V.B. above entitled "Compromises and Settlements of Certain Claims Under the Plan -- Settlement With Holders of Environmental Claims."

                  Pursuant to the Plan, each holder of an Environmental Settlement Agreement Claim will receive on the Effective Date Cash equal to the sum of: (i) 50% of the total value of New Common Stock that would have been distributed to the holder of such Claims on a Pro Rata basis had they been the holders of Allowed Claims classified as Class 4C which, as of the Effective Date, would have included the aggregate of all Allowed Claims classified as "Class 4C" under this Plan and all Allowed Claims classified under Classes 4E and 4F under this Plan, (ii) the Pro Rata amount of Cash that would have been distributed to the holders of such Claims had they been classified the holders of an Allowed Claim classified as Class 4C which, as of the Effective Date, would have included the aggregate of all Allowed Claims classified as Class 4C under this Plan and all Allowed Claims classified under Classes 4E and 4F under this Plan, and (iii) 66 2/3% of the value of New Secured Notes (excluding accrued interest) that would have been distributed to the holder of such Claims on a Pro Rata basis had they been the holders of Allowed Claims classified as Class 4C which, as of the Effective Date, would have included the aggregate of all Allowed Claims classified as "Class 4C" under this Plan and all Allowed Claims classified as Classes 4E and 4F under this Plan.

                  In consideration of the treatment afforded holders of Allowed Environmental Settlement Agreement Claims in Class 4F, such holders will waive any claim to additional consideration under the Plan, including any additional right to receive New Common Stock, New Secured Notes, or any payment on account of accrued interest in respect of the New Secured Notes, or any other payments made to holders of Allowed Claims under the Plan whether paid upon consummation of the Plan or any time thereafter.

                  19.      CLASS 5 -- INSURED CLAIMS AGAINST MI

                  Class 5 Claims consist of those Claims against Metallurg payable, in whole or in part, by an insurance policy or policies issued by an insurance company on behalf of Metallurg. The Debtors believe that the only holders of Claims in this class are the Claimants identified in the Madden Proof of Claim. For a discussion of the Madden Proof of Claim, see Section IV.J.9. above entitled "Events During the Chapter 11 Cases--Settlement of Miscellaneous Claims and Motions--the Madden Class Action Claim." On the Effective Date, each holder of a Claim in Class 5, to the extent not previously provided for by prior order of the Bankruptcy Court, is entitled to maintain an action against and obtain payment on account of such Claims solely from an insurance company pursuant to an insurance policy issued to or for the benefit of Metallurg, subject to the terms of said insurance policies. If and to the extent that any holder of an Insured Claim Against MI obtains a final judgment against Metallurg in the New Jersey Action and such insurance policies are insufficient to cover the payment in full of the judgment obtained against Metallurg, then such deficiency amount shall be paid by the Reorganized Debtor in an amount equal to the recovery payable to holders of Allowed Claims classified in Class 4A. Holders of Insured Claims shall receive no other distributions under the Plan on account of their Unsecured Claims.

                  20.      CLASS 6 -- INSURED CLAIMS AGAINST SMC

                  Class 6 Claims consist of those Claims against Shieldalloy payable, in whole or in part, by an insurance policy or policies issued by an insurance company on behalf of Shieldalloy. The Debtors believe that the only holders of Claims in this class are the Claimants identified in the Madden Proof of Claim. For a discussion of the Madden Proof of Claim, see Section IV.J.9. above entitled "Events During the Chapter 11 Cases--Settlement of Miscellaneous Claims and Motions--the Madden Class Action Claim." On the Effective Date, each holder of a Claim in Class 6, to the extent not previously provided for by prior order of the Bankruptcy Court, is entitled to maintain an action against and obtain payment on account of such Claims solely from an insurance company pursuant to an insurance policy issued to or for the benefit of Shieldalloy, subject to the terms of said insurance policies. If and to the extent that any holder of an Insured Claim Against SMC obtains a final judgment against Shieldalloy in the New Jersey Action and such insurance policies are insufficient to cover the payment in full of the judgment obtained against Shieldalloy, then such deficiency amount shall be paid by the Reorganized Debtor in an amount equal to the recovery payable to holders of Allowed Claims classified in Class 4C. Holders of Insured Claims shall receive no other distributions under the Plan on account of their Unsecured Claims.

                  21.      CLASS 7 -- MI EQUITY INTERESTS

                  Class 7 consists of all Equity Interests in Metallurg. Under the Plan, each holder of a Class 7 Claim will not receive any distributions on account of such Equity Interests. On the Effective Date, all Equity Interests in MI shall be extinguished.

                  22.      CLASS 8 -- SMC EQUITY INTERESTS

                  Metallurg, as the holder of Equity Interests in Class 8, will retain its ownership of the Equity Interests in Shieldalloy (as Reorganized Shieldalloy).

C.       SUMMARY OF OTHER PROVISIONS OF THE PLAN

                  The following paragraphs summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

                  1.       NEW COMMON STOCK

                  As stated above, pursuant to the Plan all authorized and outstanding shares of the common and preferred stock of Metallurg will be cancelled on the Effective Date and Reorganized Metallurg will distribute New Common Stock to holders of Allowed Claims in Classes 4A, 4B, 4C, 4D and 4E except to the extent the holders of Allowed Claims in such classes elect to receive Cash in lieu of New Common Stock. Pursuant to the Plan, Reorganized Metallurg is authorized to issue 15,000,000 shares of New Common Stock of which an aggregate of approximately 4,750,000 shares of New Common Stock will be issued to such holders and 250,000 shares will be issued as Management Stock Awards. An additional 250,000 shares will be reserved for issuance upon exercise of stock options issued pursuant to the Management Stock Award and Stock Option Plan.

                  Under the Articles of Incorporation of Reorganized Metallurg, a copy of which is included in the Plan Supplement, holders of the New Common Stock will be entitled to receive such dividends as may be declared from time to time by the Board of Directors of Reorganized Metallurg out of assets available therefor, after payment of dividends required to be paid on outstanding preferred stock, if any. See Section XI. below entitled "Certain Risk Factors To Be Considered." In the event of the liquidation, dissolution, or winding up of Reorganized Metallurg, the holders of the New Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of the holders of preferred stock then outstanding, if any. The New Common Stock will have no preemptive or conversion rights and will not be subject to further calls or assessments by Reorganized Metallurg. The New Common Stock will, upon issuance, pursuant to the Plan, be duly authorized, validly issued, fully paid and nonassessable.

                  Holders of the New Common Stock will be entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of a plurality of the shares voting for the election of directors can elect all of the directors since the holders of the New Common Stock will not have cumulative voting rights. For a more detailed description of the process by which Reorganized Metallurg will elect its Board of Directors, see Section VIII.A. below entitled "Management of the Reorganized Debtors -- Board of Directors and Management." Certain significant matters will require the approval of the holders of a majority of the outstanding shares of New Common Stock. See Section VI.C.8. below entitled "The Plan of Reorganization -- Amendment and Restatement of the Debtors' Articles of Incorporation and Bylaws."

                  As described in more detail below in Section IX. entitled "Applicability of Federal and Other Securities Laws to the New Common Stock To Be Distributed Under the Plan," Reorganized Metallurg will use reasonable commercial efforts to cause the shares of New Common Stock to be listed on the Over the Counter Bulletin Board. There is no assurance, however, that an active market in which to trade the New Common Stock will develop. See Section XI. below entitled "Certain Risk Factors To Be Considered."

                  2.       CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN

                           Conditions precedent to confirmation of the Plan
include the following:

                           a. The allowed amount of Unsecured Claims asserted
                  against Metallurg (excluding Claims of Former Preferred Stockholders) in Class 4A will not exceed $142 million.

                           b. The allowed amount of Unsecured Claims asserted
                  against Shieldalloy in Class 4C will not exceed $133 million.

                           c. The allowed amount of Administrative Expense
                  Claims asserted against Metallurg and Shieldalloy (including Claims of professionals for services rendered and expenses incurred) will not exceed $10 million.

                           d. The Clerk of the Bankruptcy Court will have
                  entered the Confirmation Order, which will, among other things:

                           i. decree that the Confirmation Order will supersede any Bankruptcy Court orders issued prior to the Confirmation Date that may be inconsistent with the Confirmation Order;

                           ii. authorize the implementation of this Plan in accordance with its terms;

                           iii. provide that any transfers effected or to be effected under this Plan will be exempt from New York State and New York City transfer taxes, mortgage recording taxes, and any other stamp or similar tax under section 1146(c) of the Bankruptcy Code;

                           iv. provide for approval of the Environmental Settlement Agreements pursuant to Bankruptcy Rule 9019; and

                           v. provide for approval of the FPS Settlement pursuant to Bankruptcy Rule 9019.

                  3.       CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

                           The Plan will not become effective unless and until:

                           a. The Confirmation Order have become final and
                  non-appealable;

                           b. The Environmental Settlement Agreements will have
                  been entered into by the parties thereto and will have become final;

                           c. All financing provided to the Debtors pursuant to
                  section 364 of the Bankruptcy Code will have been repaid, cash-collateralized as provided in the DIP Facility, or replaced, or other arrangements satisfactory to the lenders providing such financing, the Debtors and the Committee, regarding the termination of such financing will have been made.

                           d. The Debtors will have obtained a working capital
                  line of credit in the amount of at least $20,000,000 which may be secured by a first lien on all assets of Reorganized Metallurg and Reorganized Shieldalloy. Such working capital facility will include a letter of credit subfacility and a foreign exchange facility, in each instance in amount amenable to the Reorganized Debtors;

                           e. Reorganized Metallurg will have entered into
                  employment contracts with its current senior management on terms and conditions satisfactory to Reorganized MI and members of senior management.

                           f. Guaranties of the Debtors' obligations made by any
                  Subsidiary will be released;

                           g. Reorganized Metallurg will have established a
                  Management Stock Award and Stock Option Plan satisfactory to current senior management;

                           h. The Bankruptcy Court will have entered a Final
                  Order decreeing that the transfers of property by the applicable Debtor:

                           (i) are or will be legal, valid and effective transfers of property;

                           (ii) vest or will vest in the applicable Reorganized Debtor good title to such property free and clear of all liens, charges, claims, encumbrances, or interests, except as expressly provided in the Plan;

                           (iii) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law; and

                           (iv) do not and will not subject the applicable Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability;

                           i. The Bankruptcy Court will have entered a Final
                  Order decreeing that the applicable Debtor is discharged effective on the Effective Date from any Claim and any "debt" (as that term is defined in section 101(12) of the Bankruptcy
                  Code), and such Debtor's liability in respect thereof is extinguished completely, whether reduced to judgment or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable or known or unknown that arose from any agreement of such Debtor entered into or obligation of such Debtor incurred before the Effective Date, or from any conduct of either of the Debtors prior to the Effective Date, or that otherwise arose before the Effective Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Commencement Date, except for such Claims that are to be specifically assumed or reinstated under the Plan;

                           j. The Bankruptcy Court will have determined that
                  such Plan is feasible and does not provide for the liquidation of all or substantially all of the property of the applicable Debtor's estates, and its confirmation is not likely to be followed by the liquidation of the applicable Reorganized Debtor or the need for further financial reorganization;

                           k. All other steps necessary to effectuate the Plan
                  will have been taken;

                           l. No request for revocation of the Confirmation
                  Order under section 1144 of the Bankruptcy Code will have been made and not denied;

                           m. On the Effective Date, the operation of
                  Reorganized Metallurg will become the general responsibility of the board of directors, who will thereafter, have the responsibility of the management, control, and operation of Reorganized Metallurg. The initial board of directors of Reorganized Metallurg will have been selected in accordance with Section 13.3 of the Plan;

                           n. On the Effective Date, the operation of
                  Reorganized Shieldalloy will become the general responsibility of the board of directors, who will thereafter, have the responsibility of the management, control, and operation of Shieldalloy. The members of the initial board of directors of Shieldalloy will be selected by the board of directors of Metallurg. The initial officers of Shieldalloy shall have been selected in accordance with Section 13.3 of the Plan;

                           o. Cash in the Cash Distribution Pool will be equal
                  to at least $25 million;

                           p. The Environmental Letters of Credit will have been
                  drawn upon in full and the proceeds deposited in trust in accordance with the Environmental Settlement Agreements; and

                           q. The Other Letters of Credit will have been drawn
                  upon in full and the proceeds thereof will have been either
                  (i) deposited in trust with the beneficiaries thereof or (ii) repaid to the Debtors and the Debtors will have issued replacement letters of credit.

                  The Debtors and the Creditors' Committee may waive, by a writing signed by an authorized representative of each, any of the conditions to confirmation and consummation of the Plan. If the conditions precedent with respect to consummation of the Plan fail to occur within ninety (90) days after the Confirmation Order is issued, (i) the Confirmation Order will be vacated,
(ii) no distributions will be made under the Plan, (iii) the Debtors and all holders of Claims and Equity Interests will be returned to the status quo ante and (iv) all of the Debtors' obligations with respect to the Claims and Equity Interests will remain unchanged.

                  4.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  The Bankruptcy Code gives the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the other party to the agreement may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

                  The Plan provides that all Executory Contracts existing between the Debtors and any party are rejected, unless the executory contract
(i) has been assumed pursuant to a Bankruptcy Court order entered prior to the Confirmation Date, (ii) was entered into in the ordinary course of business by the Debtors in Possession or pursuant to Bankruptcy Court order, (iii) is the subject of a motion for the approval of such contract filed and served prior to the Confirmation Date or (iv) is set forth on Schedule 10.1(a) to the Plan. The insurance policies set forth on Schedule 10.1(a) to the Plan and any related agreements, documents or instruments, including, without limitation, any retrospective premium rating plans relating to such policies, will be treated as Executory Contracts and assumed pursuant to section 365(a) of the Bankruptcy Code. Notwithstanding the assumption of the insurance policies and related agreements, the distributions under the Plan to any holder of a Claim covered by any of such insurance policies will be made in accordance with the treatment provided under Sections 5.17 and 5.18 of the Plan. In addition, the Debtors do not waive any claim, right or cause of action they may have against the insurer under any of the assumed policies of insurance.

                  Pursuant to Section 10.1 of the Plan, Claims arising out of the rejection of an Executory Contract must be filed with the Bankruptcy Court no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such contract or lease and (ii) notice of entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, and their property. Unless otherwise ordered by the Bankruptcy Court, all Allowed Claims arising from the rejection of Executory Contracts shall be treated as Class 4A or 4C Claims under the Plan and paid in accordance with the provisions of the Plan.



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

                  5.       INDEMNIFICATION

                  The Plan provides that the obligations of the Debtors to indemnify, reimburse or limit the liability of certain officers, directors and employees of the Debtors against any obligations pursuant to the articles of incorporation, the bylaws, applicable state law or specific agreement, or any combination of the foregoing, will remain unaffected by the Plan and will not be discharged. Specifically, the indemnification, reimbursement and limitation of liability obligations of the Debtors will continue as to any present or former officer, director or employee. The continuation of such obligations as to such persons applies to any event occurring before, on or after the Commencement Date.

                  6.       COMPENSATION AND BENEFIT PROGRAMS

                  Unless otherwise specifically agreed between Metallurg and the Metallurg executive officer, pursuant to Section 10.3 of the Plan, Metallurg's supplemental executive retirement plans and arrangements will be treated as Executory Contracts and rejected as of the Effective Date.

                  Except for the Debtors' supplemental executive retirement plans or arrangements and employment agreements entered into before the Commencement Date, the Plan provides that all employee compensation and benefit plans, policies and arrangements of the Debtors for their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs, and life, disability and other insurance plans will be deemed to be, and will be treated as, Executory Contracts assumed under the Plan. The Debtors' obligations under such agreements, plans, policies and programs will be assumed pursuant to section 365(a) and section 1123 of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby and not be discharged in accordance with section 1141 of the Bankruptcy Code.

                  7.       PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

                  Unless otherwise ordered by the Bankruptcy Court, the Debtors will have the exclusive right, except with respect to applications for the allowance of compensation and reimbursement of expenses of professionals under section 330 of the Bankruptcy Code, to object to the allowance of Claims filed with the Bankruptcy Court with respect to which the liability is disputed in whole or in part. All objections will be litigated to Final Order; however, the Debtors may compromise and settle any objections to Claims, subject to the approval of the Bankruptcy Court. Unless another date is established by the Bankruptcy Court, all objections to Claims will be served and filed by the later of (a) ninety days after the Effective Date and (b) ninety days after the proof of claim has been filed.

                  Pursuant to Bankruptcy Rule 3018, holders of Disputed Claims are not authorized to vote upon the Plan unless the Court temporarily allows such Claims to vote to accept or reject the Plan. By order, dated November 12, 1996 (the "Scheduling Order"), as amended by the order approving this Disclosure Statement, the Bankruptcy Court has established December 29, 1996 as the last date by which parties in interest may file any objections to claims or equity interests for purposes of accepting or rejecting the Plan. In the event such an objection to claim or equity interest is filed, the Scheduling Order also established January 17, 1997 as the date by which a motion for temporary allowance of a claim or equity interest for purposes of accepting or rejecting the Plan must be filed by such claimholder or equity interest holder with responses by the Debtors due January 23, 1997. A hearing on any such temporary allowance motion has been scheduled for February 5, 1997 at 11:00 a.m.

                  At such time as a Disputed Claim is resolved by Final Order and is allowed, the holder thereof will receive the distributions to which such holder is then entitled under the Plan.

                  With respect to Disputed Claims in Classes 4A and 4C, the Plan provides that the Cash, New Secured Notes and New Common Stock which may be distributed on account of such Claims will be withheld from the distributions to such Classes on a Pro Rata basis amount based upon the Disputed Claim amount. The Disputed Claim amount means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is not specified in such proof of claim or such Claim is unliquidated in whole or in part, the amount estimated by the Court. For a discussion of the treatment of Disputed Claims, see Sections 11.3, 11.6 and 11.7 of the Plan.

                  With respect to Disputed Priority Claims and Disputed Other Secured Claims, the Plan provides that an amount sufficient to pay all Disputed Priority Administrative Expense Claims, Disputed Other Secured Claims, Disputed Priority Claims and Disputed Priority Tax Claims, as well as the expenses of, and any taxes imposed on, the Plan Reserves will be set aside in the Disputed Other Secured and Priority Claims Reserve on the Effective Date.

                  8. AMENDMENT AND RESTATEMENT OF THE DEBTORS' ARTICLES OF INCORPORATION AND BYLAWS

                  Pursuant to the Plan, both Reorganized Metallurg and Reorganized Shieldalloy will be reincorporated in the State of Delaware. Also, the articles of incorporation and bylaws of each of the Reorganized Debtors will be amended and restated effective on the Effective Date, to the extent necessary to prohibit the issuance of nonvoting equity securities in accordance with section 1123(a)(6) of the Bankruptcy Code and to effectuate the provisions of the Plan. The articles of incorporation and bylaws of Metallurg will be amended and restated substantially in the forms attached as Exhibits A and B to the Plan Supplement (the "Restated Articles" and "Restated Bylaws," respectively).

                  The Restated Articles will, among other things, authorize Reorganized Metallurg to issue up to 15 million shares of New Common Stock. For a more detailed description of the New Common Stock, see Section VI.C.1., "The Plan of Reorganization -- New Common Stock."

                  Generally, unless otherwise required by law, matters to be acted upon by the stockholders of Reorganized Metallurg will require the affirmative vote of the holders of a majority of the votes cast, provided that a quorum (i.e., a majority of the outstanding shares of New Common Stock) is present.

                  The first annual meeting of the stockholders of Reorganized Metallurg will be held on a date to be selected by the Board of Directors of Reorganized Metallurg in accordance with the Restated Articles and Restated Bylaws. See Section 13.2 of the Plan. The Restated Bylaws will provide, among other things, that subsequent meetings of the stockholders of Reorganized Metallurg shall be held at least once annually each year thereafter.

                  The Restated Bylaws will also require that any stockholder who would like to nominate a candidate for election as a Director of Reorganized Metallurg notify Reorganized Metallurg of such intention and furnish Reorganized Metallurg with certain written information and undertakings relevant to the proposed nominee's qualifications as a director. Under applicable law and the Restated Articles, the Board of Directors and the holders of a majority of the outstanding shares of New Common Stock will have the authority to amend the Restated Bylaws from time to time.

                  The brief statements and descriptions set forth above concerning the Restated Articles and Restated Bylaws do not purport to be complete, and are qualified in their entirety by reference to the forms of Restated Articles and Restated Bylaws of Reorganized Metallurg, copies of which are included in the Plan Supplement, respectively, and to the General Corporation Law of the State of Delaware.

                  In addition, pursuant to the Registration Rights Agreement, certain shareholders of Metallurg will have certain demand and "piggyback" registration rights in respect of the shares of New Common Stock received pursuant to the Plan, which rights will be assignable under certain circumstances. For a description of such registration rights, see Section IX. below entitled "Applicability of Federal and Other Securities Laws to the New Common Stock to be Distributed Under the Plan."

                  9. DISCHARGE, RELEASE FROM CLAIMS AND INTERESTS AND
INJUNCTIONS

                  The rights afforded in the Plan and the treatment of the Claims and Equity Interests therein will be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against the Debtors, or their estates, properties or interests in property. Except as otherwise provided in the Plan, upon the Effective Date, all such Claims against and Equity Interests in the Debtors will be deemed satisfied, discharged and released in full. Pursuant to the Confirmation Order, all parties (except as specifically provided for the United States) will be precluded from asserting against the Debtors, the Debtors in Possession, the Reorganized Debtors, the Committee and its members, including but not limited to their respective directors, officers, shareholders, agents, consultants, representatives, financial advisors, attorneys, or employees, or their respective assets or properties, any other or further liabilities, liens, Claims, encumbrances, obligations, or equity interests, including but not limited to all principal and accrued and unpaid interest on the debts of the Debtors based on any act or omission, transaction or other activity or security instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date, that was or could have been the subject of any Claim or Equity Interest, whether or not Allowed.

                  10. AMENDMENT OF THE PLAN

                  The Debtors may alter, amend, modify or withdraw the Plan at any time, subject, however, to section 1127 of the Bankruptcy Code. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable but the invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

                  11. REVOCATION OF THE PLAN

                  The Debtors may revoke or withdraw the Plan at any time prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then it shall be deemed null and void.

                  12. EXTINGUISHMENT OF CAUSES OF ACTION UNDER THE AVOIDING POWER PROVISIONS

                  Under sections 544, 547, 548, and 550, the debtor in possession has certain powers to recover money or other assets for the debtor's estate, eliminate security interests in estate property or eliminate debt incurred by the estate. During the Chapter 11 Cases, the Creditors' Committee and the Debtors extensively reviewed and analyzed potential claims under such provisions. The Plan contemplates all claims, rights, causes of action, avoiding powers, suits and proceedings under these provisions of the Bankruptcy Code against Creditors will be extinguished on the Effective Date, provided, however, that the Debtors may assert such avoidance powers, at their option, to offset or otherwise defend against any Claim of and corresponding payment due to such holder of a Claim under the Plan.

                  13. RIGHTS OF ACTION UNDER AVOIDING PROVISIONS

                  Under sections 502, 510, 541, 544, 545, 547 through 551 and
553 of the Bankruptcy Code, the debtor in possession has certain powers, including but not limited to, the power to recover money or other assets for the debtor's estate, eliminate security interests in estate property or eliminate debt incurred by the estate. The Plan contemplates that the Debtors will retain, and the Reorganized Debtors will have the exclusive right to enforce, any and all present or future rights or causes of action against any Person and rights of the Debtors that arose before or after the Commencement Date, including but not limited to the avoidance powers, other than those specifically compromised as part of the Plan or previously waived by the Debtors and any actions to enforce coverage under insurance policies issued to the Debtors prior to the Commencement Date.

                  14.      EXCULPATION

                  In accordance with the Plan, neither the Reorganized Debtors nor the Creditors' Committee nor any of their respective members, officers, directors, employees, advisors or agents will have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan except for willful misconduct or gross negligence, and, in all respects, the Reorganized Debtors, the Creditors' Committee and each of their respective members, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                  15.      TERMINATION OF CREDITORS' COMMITTEE

                  The appointment of the Creditors' Committee will terminate on the later of the Effective Date, the date of the hearing to consider applications for final allowances of compensation and reimbursement of expenses, and the date a Final Order is entered disallowing and/or resolving all Claims of Non-Settling Former Preferred Stockholders.

                  16.      SUPPLEMENTAL DOCUMENTS

                  Forms of the documents relating to the New Secured Notes, the Registration Rights Agreement, the amended and restated articles of incorporation and bylaws of the Reorganized Debtors and, the Environmental Settlement Agreements will be contained in the Plan Supplement and will be filed with the Clerk of the Bankruptcy Court at least ten days prior to the Confirmation Hearing. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. In addition, holders of Claims and holders of Equity Interests may obtain a copy of the Plan Supplement from the Debtors by contacting Gary T. Holtzer, Esq. at (212) 310-8463.

                  VII. CONFIRMATION AND CONSUMMATION PROCEDURE

                  Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.       SOLICITATION OF VOTES

                  In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in Classes 2A, 2B, 2C, 2D, 4A, 4B, 4C, 4D, 4E, 4F, 5 and 6 of the Plan are impaired and the holders of Allowed Claims in each of such Classes are entitled to vote to accept or reject the Plan. Claims in Classes 1A, 1B, 2E, 2F, 3A, 3B, and 8 are unimpaired. The holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the Plan and the solicitation of acceptances with respect to such Class is not required under section 1126(f) of the Bankruptcy Code. The Plan provides that the holders of Equity Interests in Class 7 will not receive any distributions of property or retain any interest in the Debtors. In accordance with section 1126(g) of the Bankruptcy Code, such Equity Interests are conclusively presumed to have rejected the Plan.

                  As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan. For purposes of calculating the number of Allowed Claims in a Class of Claims held by holders of Allowed Claims in such Class that have voted to accept or reject the Plan under section 1126(c) of the Bankruptcy Code, the Plan provides that all Allowed Claims in such Class held by the same entity or affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder) will be aggregated and treated as one Allowed Claim in such Class. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

                  Any creditor of an impaired Class who timely and properly filed a proof of claim on or before August 15, 1994 (or, if not filed by such date, any proof of claim filed with leave of the Bankruptcy Court), which Claim is not the subject of an objection, is entitled to vote. See Section I. above entitled "Introduction." Any holder of an Allowed Claim as of the close of business on February 10, 1997 at 5:00 p.m. (Eastern Standard Time) is also entitled to vote to accept or reject the Plan.

B.       THE CONFIRMATION HEARING

                  The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for February 20, 1997 at 2:00 p.m. before the Honorable James L. Garrity, Jr., United States Bankruptcy Judge at the United States Bankruptcy Court, Alexander Hamilton Custom House, Room 610-2, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of stock of the Debtors held by the objector. Any such objection must be filed with the Bankruptcy Court (with a copy to Chambers) and served so that it is received by the Bankruptcy Court, Chambers and the following parties on or before February 10, 1997 at 5:00 p.m. (Eastern Standard Time):

                  Metallurg, Inc.
                  27 East 39th Street
                  New York, New York  10016
                  Attn:  Eric L. Schondorf, Esq.

                  Weil, Gotshal & Manges LLP
                  Attorneys for the Debtors and
                    Debtors in Possession
                  767 Fifth Avenue
                  New York, New York  10153
                  Attn:  John J. Rapisardi, Esq.

                  Stroock & Stroock & Lavan
                  Attorneys for the Creditors' Committee
                  7 Hanover Square
                  New York, New York  10004
                  Attn:  Lawrence M. Handelsman, Esq.

                  Office of the United States Trustee
                  80 Broad Street
                  New York, New York  10004
                  Attn:  Doria Stetch, Esq.

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.       CONFIRMATION

                  At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is
(i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible, and (iii) in the "best interests" of creditors and stockholders which are impaired under the plan.

                  1.       ACCEPTANCE OR CRAMDOWN

                  Classes 2A, 2B, 2C, 2D, 4A, 4B, 4C, 4D, 4E, 4F, 5, and 6 of
the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. Class 7 of the Plan is conclusively deemed to have voted to reject the Plan. As to such Classes, the Debtors intend to seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code. In addition, the Debtors reserve the right to seek nonconsensual confirmation of the Plan with respect to any Class of Claims that is entitled to vote to accept or reject the Plan if such Class rejects the Plan.

                  2.       UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS

                  To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

                           (a) Secured Creditors. Either (i) each impaired
                  secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph.

                           (b) Unsecured Creditors. Either (i) each impaired
                  unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

                           (c) Equity Interests. Either (i) each holder of an
                  equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

                  The Debtors believe that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

                  3.       FEASIBILITY

                  The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared projections of their financial performance for each of the three fiscal years in the period ending December 31, 1998 (the "Projection Period"). These projections, and the assumptions on which they are based, are included in the Metallurg, Inc. and Shieldalloy Metallurgical Corporation Projected Financial Information annexed hereto as Exhibit D. Based upon such projections, the Debtors believe that they will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization. The Debtors further believe that they will be able to repay or refinance any and all of the then-outstanding secured indebtedness under the Plan at or prior to the maturity of such indebtedness.

                  The projected financial statements appended to this Disclosure Statement include separately for (a) the consolidated operations of Metallurg (for which the successor entity is referred to as "Reorganized Metallurg Consolidated"), (b) the operations of Metallurg, Inc. -- Parent Company (for which the successor entity is referred to as "Reorganized Metallurg"), and (c) the operations of Shieldalloy (for which the successor entity is referred to as "Reorganized Shieldalloy"), each of the following:

         o Projected Statements of Operations for each of the above entities (as Debtors in Possession ) for the year ending December 31, 1996 and the three months ending March 31, 1997;

         o Projected Statements of Cash Flows for each of the above entities (as Debtors in Possession) for the year ending December 31, 1996 and the three months ending March 31, 1997;

         o Projected Opening Balance Sheets for each of the above successor entities as of March 31, 1997 based on the respective historical balance sheets as of December 31, 1995, updated to reflect (a) actual activity from January 1, 1996 through September 30, 1996, (b) projected activity between October 1, 1996 and March 31, 1997, (c) the projected effects of the Plan, and (d) the projected accounting effects of fresh start accounting;

         o Projected Balance Sheets for each of the above successor entities as of December 31, 1997, 1998, and 1999;

         o Projected Statements of Operations for each of the above successor entities for the nine month period April 1, 1997 through December 31, 1997 and the two years ending December 31, 1998 and 1999, respectively; and

         o Projected Statements of Cash Flows for each of the above successor entities for the nine month period April 1, 1997 through December 31, 1997 and the two years ending December 31, 1998 and 1999, respectively.

                  The projected financial statements were prepared on the basis of generally accepted accounting principles consistent with those currently followed by the predecessor entities except as noted in the accompanying assumptions. The projected financial statements should be read in conjunction with the assumptions set forth below and with Metallurg's consolidated financial statements for the years ended December 31, 1995 and 1994 which are annexed as Exhibit C hereto.

                  The pro forma financial information and the projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date under the Plan and the initial distributions thereunder take place as of March 31, 1997. Although the projections and information are based upon a March 31, 1997 Effective Date, the Debtors believe that an actual Effective Date in the second quarter of 1997 would not have any material effect on the projections.

                  The Debtors have prepared these financial projections based upon certain assumptions which they believe to be reasonable under the circumstances. Those assumptions considered to be significant are described in the Financial Projections, annexed hereto as Exhibit D. The Debtors make no representation as to the accuracy of the projections or its ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Financial Projections are based in evaluating the Plan.

                  4.       BEST INTERESTS TEST

                  Section 1129 of the Bankruptcy Code requires that any impaired holder of a claim or interest voting against a proposed plan of reorganization must be provided in the plan with a value at least equal to the value that the holder would receive if the debtor's operations were terminated and its assets liquidated under chapter 7 of the Bankruptcy Code. As set forth in Exhibit E hereto, the Debtors have developed an analysis which assumes the Debtors' chapter 11 cases are converted to chapter 7 cases and their assets are liquidated under the direction of two court appointed trustees. The liquidation valuations have been prepared solely for use in the Disclosure Statement and do not represent values that are appropriate for any other purpose. Nothing contained in these analyses are intended to be or constitute a concession by or admission of the Debtors for any purpose. The assumptions utilized in developing these analyses are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors or the chapter 7 trustees. Accordingly, there can be no assurances that the values assumed in the liquidation analyses would be realized if the Debtors were actually liquidated. In addition, any liquidation would take place in future circumstances which cannot presently be predicted.

                  The cash amount which would be available to satisfy Unsecured Claims would consist of amounts available from the liquidation of the Debtors' current assets, including (i) the sale of inventory, collection of receivables and recovery on other assets, (ii) amounts available from the sale of noncurrent assets, including plan, property and equipment, and (iii) recoveries on investments in and loans and notes receivable from Subsidiaries.

                  The cash available from asset liquidation proceeds would pay administrative and priority claims, including (i) fees and expenses payable to the chapter 7 trustees and the attorneys and other professionals hired by the trustees, (ii) employee salaries and other operating expenses incurred to wind down the Debtors' operations, (iii) accounts payable, accrued expenses and other expenses incurred and unpaid during the pendency of the Debtors' chapter 11 cases, and (iv) in the case of Shieldalloy, Environmental Claims, the amount of which cannot currently be determined. Proceeds available after paying administrative and priority claims in full would be distributed in satisfaction of allowed unsecured Claims on a Pro Rata basis.

                  As demonstrated in the liquidation analyses, the Debtors have concluded that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to a liquidation of the Debtors under a chapter 7 liquidation.

                  In preparing the liquidation analyses, the Debtors assumed that in the event that Shieldalloy's chapter 11 case was converted to a case under chapter 7 of the Bankruptcy Code, a substantial number of Environmental Claims would be asserted against Shieldalloy, thereby significantly diluting, and perhaps eliminating, any recovery to general unsecured creditors of Shieldalloy. For this reason, the liquidation analysis reflects that no distribution would be available to Shieldalloy's unsecured creditors in the event of a conversion to chapter 7.

                  The recovery to unsecured creditors of Metallurg would also be uncertain if Shieldalloy's chapter 11 case were converted to a case under chapter 7 liquidation because of the environmental claims that would be asserted against Metallurg. Although Metallurg is confident that it would prevail in such litigation, it would be time-consuming and costly, thereby depleting estate assets.

                  A conversion of the Debtors' Chapter 11 Cases to cases under chapter 7 would also preclude the Debtors from reducing unsecured claims by cancelling intercompany indebtedness, the inclusion of which would dilute recoveries to unsecured creditors. Additionally, a chapter 7 liquidation of the Debtors' receivables and other assets would result in discounts to such assets which would also lead to dilution of the recoveries to unsecured creditors.

D.       CONSUMMATION

                  The Plan will be consummated on the Effective Date. The Effective Date of the Plan will occur (i) on the first Business Day that is ten days (as calculated in accordance with Bankruptcy Rule 9006(a)) after the Confirmation Date or as soon thereafter as is practicable and (ii) following the date on which the conditions precedent to the effectiveness of the Plan, as set forth in Section VI.C.3. hereof, are satisfied or waived. For a more detailed discussion of the conditions precedent to the Plan and the impact of the failure to meet such conditions, see Section VI.C.3., above entitled "The Plan of Reorganization --Conditions Precedent to Consummation of the Plan."

                  The Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.

E.       EXIT FINANCING

                  As a condition precedent to the consummation of the Plan, the Reorganized Debtors will obtain a working capital facility in an amount not less than $20 million. The Reorganized Debtors believe that such a working capital facility would have a first lien on all the inventory and accounts receivable of both Reorganized Debtors. As of the date hereof, the Reorganized Debtors have not obtained a commitment letter for such a facility.

                  As part of their exit financing, the Reorganized Debtors or their Subsidiaries, at their option, may obtain one or more term loan or revolving credit facilities for the purpose of reducing the principal amount of the New Secured Notes which reduction will be on a dollar for dollar basis. It is not a condition precedent to confirmation or consummation of the Plan that the Debtors obtain such a facility.

                  Although the Debtors have had discussions with and received proposals from several financial institutions, as of the date hereof, the Debtors have not received a commitment letter or entered into definitive documentation of any such working capital, term loan or revolving credit facilities.

                   VIII. MANAGEMENT OF THE REORGANIZED DEBTORS

                  As of the Effective Date, the management, control and operation of the Reorganized Debtors will become the general responsibility of their respective Boards of Directors.

A.       BOARD OF DIRECTORS AND MANAGEMENT

                  1.       COMPOSITION OF THE BOARD OF DIRECTORS

                  The initial Board of Directors of Reorganized Metallurg will consist of at least five but no more than seven members (at least two of which will be nominated by the current management of Metallurg) whose names and affiliations will be disclosed at or prior to the Confirmation Hearing. The Committee shall select the remaining individuals and disclose such selections on or prior to the Confirmation Hearing.

                  The initial Board of Directors of Reorganized Shieldalloy shall be selected by the Board of Reorganized Metallurg.

                  2.       IDENTITY OF METALLURG OFFICERS

                  Each of the officers of Metallurg immediately prior to the Effective Date will continue in their then current positions as the officers of the Reorganized Debtors. Set forth below is the name, age and position with Metallurg of each such officer comprising the senior management, together with a description of each such officer's employment history:


Name                                Age              Position
----                                ---              --------
Michael A. Standen                  59               Chairman, President and Chief Executive
                                                     Officer

J. Richard Budd III                 44               Senior Vice President

Michael A. Banks                    58               Vice President Administration

Barry C. Nuss                       43               Vice President Finance

Eric L. Schondorf                   33               Vice President, General Counsel


                  MICHAEL A. STANDEN -- Mr. Standen has worked at Metallurg for his entire professional career. He was appointed President and Chief Executive Officer in 1983 and Chairman in 1992. Mr. Standen joined LSM in 1961 and held positions in sales and purchasing management before he was appointed Joint Managing Director of LSM in 1977. He was elected to the Board of Directors of the Company in 1977 and became sole Managing Director of LSM in 1982. Mr. Standen has a B.A. degree in languages from Oxford University.

                  J. RICHARD BUDD III -- Mr. Budd has served as Senior Vice President of Metallurg since January of 1996. Mr. Budd was previously employed as a consultant to Metallurg since 1994 while also serving at the same time as a Vice President and Director of Cityscape Corp. From 1992 to 1994, Mr. Budd worked as a consultant with Zolfo Cooper LLC. Prior to 1992, Mr. Budd was Executive Vice President of European American Bank and President and Chief Executive Officer of Euram Management, Inc. Mr. Budd has a B.S. degree in finance from Rider College.

                  MICHAEL A. BANKS -- Mr. Banks joined Metallurg as Director of Management Services in 1985 and was appointed to his current position in 1989. Prior to joining the Company, he held several positions in production and sales management in cement, refractory, and steel industries, and qualified as a member of the Institute of Refractory Engineers in 1966. From 1975 to 1985, Mr. Banks worked as a consultant for B.V. Shaw Associates and was appointed Deputy Managing Director of its subsidiary Europa International Consultants in 1980. Mr. Banks has a B.A. degree in German and French from Bristol University.

                  BARRY C. NUSS -- Mr. Nuss joined Metallurg as financial controller in 1983, was appointed Vice President- Finance of SMC in 1988, and assumed his current position as Vice President-Finance of Metallurg, Inc. in 1994. He was previously employed as an auditor at Deloitte, Haskins and Sells (currently Deloitte & Touche) from 1976 to 1981 and as a Financial Analyst at Cabot Mineral Resources from 1981 to 1983. Mr. Nuss is a Certified Public Accountant and has B.S. degree in accounting from Fairleigh Dickinson University. Mr. Nuss is a member of AICPA, the IMA, and the Financial Executives Institute.

                  ERIC L. SCHONDORF -- Mr. Schondorf was appointed to his present position in April 1996. He was previously employed as an associate with the law firm of Weil, Gotshal & Manges LLP from 1988 to 1996. Mr. Schondorf received a B.A. degree in economics from Yale University and a JD degree from the New York University School of Law.

                  In addition, Metallurg will continue to have the following additional officers: Robin Brumwell, as President of Metallurg International Resources, a division of Metallurg, Anthony Cocca, Raymond Taylor, and Charles
J. Jones, as Assistant Treasurer, Vice President, and Treasurer, respectively.

                  3.       IDENTITY OF SHIELDALLOY OFFICERS

                  Each of the officers of Shieldalloy immediately prior to the Effective Date will continue in their then current positions as the officers of the Reorganized Debtors. Set forth below is the name, age and position with Shieldalloy of each such officer:


Name                                Age              Position
----                                ---              --------
Michael A. Banks                    58               President

Eric Jackson                        44               Senior Vice President Commercial

Jay J. Bertsch                      43               Vice President Finance

R. James Carter                     50               Vice President Sales & Marketing, Alloys & Metals

William D. Shuttleworth             59               Vice President Sales & Marketing, Aluminum Products

Jack M. Dworetzky                   43               Vice President Specialty Products Marketing/Customer Services

C. Scott Eves                       46               Vice President Environmental Services

Mary B. Higgins                     58               Vice President Human Resources

Thomas A. Matthews                  48               Vice President General Manager

Charles J. Jones                    45               Treasurer & Assistant Secretary

Barry C. Nuss                       43               Secretary


B.       COMPENSATION OF EXECUTIVE OFFICERS

                  1995 Cash Compensation. The following table sets forth all Cash compensation paid by the Debtors in fiscal year 1995 to each of the ten most highly compensated executives of Metallurg and Shieldalloy for services rendered in all of their respective capacities in fiscal year 1995:


Name of Individual               Capacities in Which Served                                          Cash Compensation
------------------               --------------------------                                          -----------------
Michael A. Standen               Chairman, President and Chief Executive Officer of                  $624,870
                                 Metallurg

Robin Brumwell                   President of MIR, a division of Metallurg                           $233,600

Michael A. Banks                 Vice President Administration of Metallurg                          $215,700

Barry C. Nuss                    Vice President of Finance of Metallurg                              $210,000

Michael A. Finn                  Corporate Secretary of Metallurg, Vice President of                 $208,500
                                 Shieldalloy

H. Nils Schooley                 President of Shieldalloy                                            $210,000




                                       69





Name of Individual               Capacities in Which Served                                          Cash Compensation
------------------               --------------------------                                          -----------------
William D. Shuttleworth          Vice President Aluminum Products, Finance of                        $127,600
                                 Shieldalloy

Kenneth R. Pugh                  Vice President of Shieldalloy and General Manager,                  $110,000
                                 Newfield, New Jersey

R. James Carter                  Vice President, Metals and Alloys of Shieldalloy                    $104,000

Jack M. Dworetzky                Vice President, Specialty Products and Customer                     $107,000
                                 Service of Shieldalloy



C.       1997 STOCK AWARD AND STOCK OPTION PLAN

                  1.       GENERAL

                  The Board of Directors of Metallurg (the "Board") will adopt the Metallurg, Inc. Management Stock Award and Stock Option Plan ("SASOP"), a copy of which is included in the Plan Supplement to be effective on the Effective Date. The purpose of the SASOP is to motivate certain employees of Metallurg and Shieldalloy and their subsidiaries to put forth maximum efforts toward the growth, profitability, and success of the companies by providing incentives to such employees through the ownership and performance of New Common Stock. The SASOP will terminate on the date of the tenth anniversary of the Effective Date, unless terminated earlier by the Board.

                  CONFIRMATION OF THE PLAN WILL CONSTITUTE APPROVAL OF THE SASOP BY HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS.

                  The following is a summary of the SASOP. The summary does not purport to be complete, and is qualified in its entirety by reference to the SASOP, the complete text of which is attached hereto as Exhibit F.

                  Eligibility and Administration. All employees of Metallurg and its subsidiaries are eligible to participate in the SASOP. Those employees who will be designated as "Eligible Executives" for purposes of the SASOP will be disclosed at the Confirmation Hearing. The Compensation Committee of the Board will select any other employees eligible to participate in the SASOP. The Compensation Committee will be comprised solely of two or more non-employee directors each of whom qualifies as a "disinterested person" (as such term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) and as an "outside director" (as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code")), and will have the responsibility to control and administer the SASOP in accordance with its terms.

                  Shares Subject to the SASOP. The number of shares of New Common Stock which will be available for grants of stock awards and stock options under the SASOP (including incentive stock options ("ISOs") as defined in Section 422 of the Tax Code) during its term will be 500,000 shares. The maximum aggregate number of shares of New Common Stock underlying stock awards and stock options that may be granted to any single participant during the life of the SASOP is 200,000 and 100,000, respectively. Generally, if there is any change in the number of outstanding shares of New Common Stock due to stock dividends, stock splits, reorganization, etc., the number of shares underlying stock awards and the number of shares subject to any stock option and the exercise prices of stock options will be adjusted to reflect such change.

                  2.       AWARDS UNDER THE SASOP

                  Stock Awards. The Compensation Committee is authorized to grant stock awards to employees on or after the Effective Date, subject to such terms, conditions, restrictions and/or limitations, if any, as the Compensation Committee deems appropriate, including, but not limited to, restrictions on transferability and continued employment. The Compensation Committee may accelerate the date a stock award becomes transferable under such circumstances as it deems appropriate. During the period in which any shares of New Common Stock are subject to restrictions, the Compensation Committee may, in its sole discretion, grant to the participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and the right to receive dividends.

                  Initial Stock Awards. The Compensation Committee will grant to the Eligible Executives on the Effective Date an aggregate number of shares of New Common Stock which equals 250,000 shares of the New Common Stock (the "Initial Stock Awards"). Twenty percent of each Initial Stock Award will be transferable on the date of grant, and 40 percent will become transferable on the day which precedes the first and second anniversaries of the date of grant.

                  Stock Options. The Compensation Committee is authorized to grant stock options to employees on or after the Effective Date. These stock options may be ISOs or nonqualified stock options, or a combination of both. The Compensation Committee will, in its sole discretion but after having taken into account the recommendations of the Chief Executive Officer of Metallurg ("CEO"), determine the recipients of stock option grants and the number of shares of New Common Stock underlying each stock option. The Compensation Committee will set the exercise price of each stock option; provided that the exercise price of an ISO will not be less than 100 percent of Fair Market Value (as defined in the SASOP) on the date of grant. The Compensation Committee will set the term of each stock option; provided that no stock option will be exercisable later than the 10th anniversary of the date of grant. Stock options will vest as follows:
33-1/3 percent on the date of the grant; 33-1/3 percent on the first anniversary of the date of grant; and 33-1/3 percent on the second anniversary of the date of grant. In addition to being subject to the above terms and conditions, ISOs will comply with all other requirements under Section 422 of the Tax Code. The Compensation Committee may establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option, provided they are not inconsistent with the SASOP. Upon exercise, the exercise price of a stock option may be paid in cash, shares of New Common Stock, a combination of the foregoing, or such other consideration as the Compensation Committee may deem appropriate. The Compensation Committee will establish appropriate methods for accepting New Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such New Common Stock to exercise a stock option. The Compensation Committee may permit a participant to satisfy any amounts required to be withheld under applicable federal, state and local tax laws, in effect from time to time, by electing to have Metallurg withhold a portion of the shares of New Common Stock to be delivered for the payment of such taxes.

                  Initial Stock Option Grants to Key Worldwide Managers. The Compensation Committee will grant stock options to Metallurg's Key Worldwide Managers on the Effective Date with respect to 125,000 shares of the New Common Stock subject to the SASOP (the "Key Worldwide Managers Initial Stock Option Grants"). The Compensation Committee, after taking into account the recommendations of the CEO, will (i) select the employees who will be Key Worldwide Managers, provided that no Eligible Executive will be selected as a Key Worldwide Managers and (ii) determine the number of shares of New Common Stock underlying each Key Worldwide Manager Initial Stock Option Grant. All other terms, conditions, restrictions and/or limitations with respect to the Key Worldwide Manager Initial Stock Option Grants will be established by the Compensation Committee pursuant to the SASOP.

                  3.       TERMINATION OF EMPLOYMENT

                  In the event of a participant's termination of employment for any reason, nontransferable stock awards and/or unexercisable stock options held by the participant on the date of termination of employment will immediately be forfeited unless (i) otherwise provided in such participant's Stock Award Agreement or Stock Option Agreement, as the case may be, or (ii) as the Compensation Committee may, in its sole discretion but subject to certain restrictions relating to ISOs, provide for stock awards and/or stock options to become transferable and/or exercisable on any termination of employment.

                  4.       FEDERAL INCOME TAX CONSEQUENCES OF THE SASOP

                  THE FOLLOWING SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE SASOP IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. THIS DISCUSSION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO EMPLOYEES, OR WITH THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                  Stock Awards. Generally, under Section 83 of the Tax Code, stock awards granted under the SASOP that are nontransferable and subject to a substantial risk of forfeiture will not be taxed until such shares become transferable or the substantial risk of forfeiture lapses. At that time, the grantee will include as ordinary income the fair market value of the stock award as of that date, less any consideration paid. The grantee may make an election under Section 83(b) of the Tax Code within 30 days of the date of grant to include as ordinary income the fair market value of the stock award as of the date of grant, less any consideration paid.

                  Generally, a deduction for federal income tax purposes will be allowed to Metallurg in an amount equal to the ordinary income to be recognized by the grantee, provided that such amount (i) constitutes an ordinary and necessary business expense to Metallurg and is reasonable under Section 162(a) of the Tax Code and (ii) is not subject to the $1 million cap under Section 162(m) of the Tax Code.

                  Incentive Stock Options. ISOs granted under the SASOP are intended to meet the definitional requirement of Section 422(b) of the Tax Code for "incentive stock options." Under the Tax Code, the grantee of an ISO generally is not subject to regular income tax upon the grant or exercise of the ISO. Special rules apply to the grantee who exercises an ISO by delivering shares previously acquired pursuant to the exercise of an ISO.

                  However, a grantee who disposes of shares of New Common Stock acquired pursuant to the exercise of an ISO before the expiration of the "applicable holding period" (the later of two years from the date of grant or one year from the date of exercise of such option) with respect to such shares is treated as making a "disqualifying disposition." A grantee who makes a disqualifying disposition is deemed to be in receipt of ordinary income in the year of the disqualifying disposition, in an amount equal to the excess of the fair market value of such stock at the date the ISO was exercised over the exercise price. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Tax Code (were the stock to have been sold at a loss), and the sales proceeds are less than the fair market value of the shares sold on the date of exercise, the grantee's ordinary income therefrom would be limited to the gain (if any) realized on the sale, and any loss therefrom would be a capital loss (provided that such shares were held by the grantee as a capital asset at such time). If the amount realized upon disposition exceeds the fair market value of the shares sold on the date of exercise, the excess would be treated as capital gain (provided that such shares were held by the grantee as a capital asset at such time).

                  If, subsequent to the exercise of an ISO (whether paid for in cash, in shares of New Common Stock or with a promissory note), the grantee holds the shares of New Common Stock received upon exercise for a period that exceeds the applicable holding period, the difference (if any) between the amount realized from a subsequent sale of such shares and their tax basis to the grantee will be taxed as long-term capital gain or loss (provided that such shares were held by the grantee as a capital asset at such time). Generally, a grantee's tax basis in such shares will be the exercise price paid.


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


                  A grantee may be subject to the federal alternative minimum tax by virtue of the exercise of an ISO. A grantee who exercises an ISO generally is required to increase his or her "alternative minimum taxable income" by an amount equal to the excess of the fair market value of a share of New Common Stock at the time the option is exercised over the exercise price, and must compute his or her tax basis in the acquired share as if such share had been acquired through the exercise of a nonqualified stock option (as described below).

                  The option agreement may permit the exercise of an ISO by the withholding from the number of shares acquired upon such exercise an amount sufficient to satisfy the exercise price based on the then fair market value of the withheld shares. In the event that this method of exercise is selected, the ISO most likely would be treated in a manner similar to a nonqualified stock option and not as an incentive stock option for federal income tax purposes.

                  A deduction will not be allowed to Metallurg for federal income tax purposes with respect to the grant or exercise of an ISO or the disposition, after the applicable holding period, of stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, a federal income tax deduction generally will be allowed to Metallurg in an amount equal to the ordinary income to be recognized by the grantee, provided that such amount (i) constitutes an ordinary and necessary business expense to Metallurg and is reasonable under Section 162(a) of the Tax Code and (ii) is not subject to the $1 million cap under Section 162(m) of the Tax Code.

                  Nonqualified Stock Options. A nonqualified stock option is an option that does not qualify as an "incentive stock option" under Section 422 of the Tax Code. A person who is granted a nonqualified stock option should not recognize any taxable income for federal income tax purposes upon the grant of such option. Generally, upon exercise of a nonqualified stock option, a grantee will be treated as having received ordinary income in an amount equal to the excess of (i) the fair market value of the shares of New Common Stock received at the time of exercise over (ii) the exercise price. The ordinary income recognized upon the exercise of a nonqualified stock option granted under the SASOP will be subject to both wage withholding and employment taxes.

                  A grantee's tax basis in the shares received upon exercise of a nonqualified stock option for cash or with a promissory note will be equal to the amount paid on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The holding period for such shares generally will begin immediately after the transfer of such shares.

                  In view of Section 16(b) of the Securities Exchange Act of 1934, as amended, the timing of income recognition may be deferred for any grantee who is an officer or director of Metallurg or a beneficial owner of more than 10 percent of any class of equity securities of Metallurg following the exercise of a nonqualified stock option. Absent a written election (pursuant to Section 83(b) of the Tax Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares of New Common Stock pursuant to the exercise of the stock option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares over their exercise price, recognition of income by the individual will be deferred for the same period.

                  In general, a deduction for federal income tax purposes will be allowed to Metallurg in an amount equal to the ordinary income to be recognized by the grantee, provided that such amount (i) constitutes an ordinary and necessary business expense to Metallurg and is reasonable under Section 162(a) of the Tax Code and (ii) is not subject to the $1 million cap under
Section 162(m) of the Tax Code.

                  Change in Control. In the event of a Change in Control, the golden parachute provisions under Section 280G of the Tax Code may apply to compensation attributable to stock awards and/or stock options granted under the SASOP. Generally, if the total amount of payments to certain employees in the nature of compensation that are contingent upon a "change in control" of Metallurg (as defined in Section 280G of the Tax Code) equals or exceeds three times the recipient's base compensation (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "excess parachute payments" in which case a portion of such



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


payments attributable to the accelerated vesting of the stock awards and/or stock options would be nondeductible to Metallurg and the recipient would be subject to a 20 percent excise tax on such portion of the payments.

                  $1 Million Cap. Section 162(m) of the Tax Code generally imposes a $1 million limitation on the annual compensation deduction allowable to a publicly held corporation in respect of its chief executive officer and its other four most highly paid officers (including any deduction with respect to the exercise of a nonqualified stock option or the disqualifying disposition of stock acquired pursuant to an ISO). However, compensation may be exempt from the $1 million cap if the compensation (i) qualifies as "performance-based" compensation or (ii) is payable pursuant to a compensation plan or agreement that existed during the period in which the corporation was not publicly held. It is possible that compensation attributable to the exercise of nonqualified stock options granted under the SASOP may qualify as performance-based compensation. In addition, compensation attributable to certain stock awards (and also to certain stock options) may be exempt from the $1 million cap if such compensation is treated as being payable pursuant to a compensation plan or agreement that existed during the period in which Metallurg was not publicly held.

D.       EXECUTIVE EMPLOYMENT AGREEMENTS

                  1.       GENERAL

                  Metallurg intends to enter into employment agreements as of the Effective Date with the following executives: Michael A. Standen, Michael A. Banks, Robin A. Brumwell, J. Richard Budd, III, Barry C. Nuss, and Eric L. Schondorf (individually, an "Executive," and collectively, the "Executives"). Each such agreement will be for an initial term of two years, or in Mr. Standen's case, three years. In all cases, the term of employment automatically renews for a one-year period on each expiration date unless the Executive or Metallurg notifies the other in writing at least one year prior to the next scheduled expiration date that the term shall not be extended. Each Executive will agree not to compete against Metallurg during the employment term and for a six-month period thereafter.

                  2.       COMPENSATION

                  Each Executive will receive an annual base salary equal to his or her annual base salary in effect on the Effective Date, plus an annual increase determined by the Compensation Committee, but not less than the percentage increase in the Consumer Price Index (as defined in the agreements). Each Executive will be entitled to participate in the compensation incentive and employee benefit plans generally made available to Metallurg's senior-level employees.

                  3.       TERMINATION OF EMPLOYMENT

                  If the Executive's employment is terminated for any reason other than for Cause (as defined in the agreement) or without Good Reason (as defined in the agreement), restricted stock and/or stock options held by the Executive will become transferable and/or exercisable, and for the year in which such termination occurs, the Executive will receive an award under the Metallurg Management Incentive Compensation Plan if Metallurg achieves its performance goal for such year. If the Executive's employment is terminated by Metallurg due to Disability (as defined in the agreements), the Executive will receive disability pay of 50 percent of his base salary until he becomes 65, less any other disability benefits provided to the Executive by Metallurg under any disability plan. If the Executive is terminated for Cause, the Executive terminates his or her employment without Good Reason or the Executive does not renew the term of employment, the Executive will only be entitled to base salary earned but not paid prior to the date of termination of employment, and certain other amounts earned but not yet paid. In addition, there will be no termination of employment for Cause without the Executive first being given written notice and an opportunity to be heard. If the Executive is terminated by Metallurg without Cause, or Metallurg fails to renew the employment agreement, the Executive terminates his employment for Good Reason, he will be entitled to a lump sum payment of his base salary for a period equal to the longer of (i) the remaining term of employment or (ii) the corresponding severance period under Metallurg's existing severance plan, and continued coverage under Metallurg's employee benefit plans during such period (or the after tax cost equivalent as a cash payment). If the Executive is terminated following a Change in Control (as

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

defined in the agreements), the Executive will generally be entitled to the same benefits as for a termination without Cause except that the severance period will be the longer of (i) the end of the term of employment or (ii) 18 months (24 months in the Chief Executive Officer's case only). The Executive will receive a tax gross-up if he is required to pay any golden parachute excise tax under Section 4999 of the Tax Code.

E.       MANAGEMENT INCENTIVE COMPENSATION PLANS

                  1.       GENERAL

                  The Board has adopted the Metallurg, Inc. Management Incentive Compensation Plan ("MICP"), to be effective on the Effective Date. The purpose of the MICP is to provide an annual cash incentive, in the form of Bonus Pool Cash Awards and Cash Awards, to certain employees of Metallurg and its subsidiaries to put forth maximum efforts toward the growth, profitability and success of Metallurg and its subsidiaries and to encourage such employees to remain in the employ of Metallurg and/or its subsidiaries. The MICP replaces Metallurg's prior annual bonus program.

                  CONFIRMATION OF THE PLAN WILL CONSTITUTE APPROVAL OF THE MICP BY HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS.

                  Participation and Administration. All of the Executives will participate in the MICP. In addition, the Compensation Committee may select other employees to participate in the Plan. Whether a participant will be paid a Bonus Pool Cash Award or Cash Award under the MICP for a performance period will be decided solely in accordance with the terms of the MICP. The Compensation Committee will be responsible to control and administer the MICP.

                  2.       AWARDS

                  Bonus Pool. The amount in the Bonus Pool available for Awards will be equal to the sum of (i) 40 percent times the CEO's actual base salary paid during a specific performance period and (ii) 30 percent times the sum of all other participants' actual base salaries paid during the same specific performance period. In addition, if the actual EBITDA with respect to a specific performance period exceeds the target worldwide EBITDA, the Bonus Pool, as determined by the preceding sentence, will be increased by the same percentage by which the actual EBITDA exceeds the target worldwide EBITDA.

                  Performance Goals. The Performance Goal with respect to the performance period corresponding to Metallurg's fiscal year ending December 31, 1996 will be based on the projected EBITDA for the fiscal year ending December 31, 1996 for Metallurg and its subsidiaries determined on a consolidated basis as set forth on Exhibit D of this Disclosure Statement. For the performance periods corresponding to Metallurg's fiscal years beginning after December 31, 1996, the target worldwide EBITDA will be established by the Board in writing within the first 90 days of the performance period. Generally, in certain circumstances, the Board is authorized to adjust or modify the calculation of a Performance Goal for such performance period at any time in order to prevent the dilution or enlargement of the rights of participants.

                  Certification and Payment of Awards by Compensation Committee. After each performance period, the Compensation Committee will meet to review and certify in writing whether, and to what extent, the Performance Goal for such performance period has been achieved. If the Compensation Committee certifies that the Performance Goal for a performance period has been achieved, the Compensation Committee will (i) pay the CEO a Bonus Pool Cash Award in an amount equal to 40 percent of the CEO's salary plus an additional amount (if any) equal to 40 percent of the CEO's salary times the same percentage by which the actual EBITDA exceeds the worldwide target EBITDA and (ii) pay all or some of the participants (other than the CEO) a Bonus Pool Cash Award in an amount determined by the Compensation Committee in its sole discretion, after taking into account the recommendations of the CEO. The Compensation Committee may, in its sole discretion, distribute less than 100 percent of the Bonus Pool and such undistributed amounts will be reserved for, and applied to, future Bonus Pool Cash Payments as the Compensation Committee may determine in its sole discretion. If the Performance Goal with respect to a performance period is not achieved, the Compensation Committee, in its sole discretion, will determine and pay Cash Awards

(if any) to the CEO and each other participant; provided, however, that the aggregate of all Cash Awards will be less than the Bonus Pool for such performance period. At the discretion of the Compensation Committee, a participant may elect to defer payment of all or any part of any his or her Bonus Pool Cash Award or Cash Award complying with such procedures as the Compensation Committee may prescribe.

                  3.       TERMINATION OF EMPLOYMENT

                  Participants Other than the CEO. If any participant terminates employment with Metallurg and its subsidiaries during or after the end of a performance period, the Compensation Committee, in its sole discretion, may pay such participant a Bonus Pool Cash Award or a Cash Award with respect to such performance period subject to the terms of any separate written agreement between Metallurg and such participant.

F.       EXECUTIVE RETENTION PLANS

                  On December 15, 1993, the Bankruptcy Court approved the Metallurg, Inc. Executive Retention Plan and the Shieldalloy Metallurgical Corporation Executive Retention Plan (generally, "Retention Plans"). The Retention Plans protect a select group of key executives against an involuntary loss of employment so as to attract and retain such employees during the Chapter 11 Cases and shortly thereafter. The Retention Plans will terminate nine months after the Effective Date.

G.       POST-EFFECTIVE DATE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  The following table sets forth estimates for those entities which, to the knowledge of the Debtors, are expected to own beneficially more than five percent of the New Common Stock as of the Effective Date. The estimates set forth below are based upon the records of the Debtors' claims reconciliation agent as of November 18, 1996 and other transactions reported to the Debtors but not reflected in such records.

                                                             Estimated                      Estimated
Name and Address                                       Amount and Nature of                 Percentage
of Beneficial Owner                                    Beneficial Ownership                of Ownership
-------------------                                    --------------------                ------------
SBC Capital Markets, Inc.                        o 600,000 shares of                           12%
45 Broadway Atrium                                  New Common Stock
New York, New York 10006

Contrarian Capital                               o 600,000 shares of                           12%
   Management, L.L.C.                               New Common Stock
411 West Putnam Avenue
Suite 225
Greenwich, Connecticut 06830

Mutual Series Fund, Inc.                         o 1,500,000 shares of                         30%
51 John F. Kennedy Parkway                          New Common Stock
Short Hills, New Jersey 07078

Cerberus Partners, L.P.                          o 750,000 shares of                           15%
950 Third Avenue                                    New Common Stock
New York, New York 10022




                                       76






                                                             Estimated                      Estimated
Name and Address                                       Amount and Nature of                 Percentage
of Beneficial Owner                                    Beneficial Ownership                of Ownership
-------------------                                    --------------------                ------------
Morgans, Waterfall, Vintiadis                    o 900,000 shares of                           18%
  & Company, Inc.                                   New Common Stock
10 East 50th Street
26th Floor
New York, New York 10022


See Section XI.A.2. below entitled "Certain Risk Factors To Be Considered -- Significant Holders."

                IX. APPLICABILITY OF FEDERAL AND OTHER SECURITIES
          LAWS TO THE NEW COMMON STOCK TO BE DISTRIBUTED UNDER THE PLAN

                  In reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and state securities and "blue sky" laws afforded by section 1145 of the Bankruptcy Code, the New Common Stock to be issued on the Effective Date pursuant to the Plan, will not need to be registered under the 1933 Act or any state securities or "blue sky" laws. Accordingly, shares of New Common Stock issued pursuant to the Plan may be resold by any holder without registration under the 1933 Act or other Federal securities laws pursuant to the exemption provided by Section 4(1) of the 1933 Act, unless the holder is an "underwriter" with respect to such securities, as that term is defined in the Bankruptcy Code (a "Statutory Underwriter"). In addition, such securities generally may be resold by the recipients thereof without registration on the state level pursuant to various exemptions provided by the respective laws of the several states. However, recipients of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under Federal or state law in any given instance and as to any applicable requirements or conditions to the availability thereof.

                  Section 1145(b) of the Bankruptcy Code defines a Statutory Underwriter for purposes of the 1933 Act as one who (i) purchases a claim with a view to distribution of any security to be received in exchange for the claim,
(ii) offers to sell securities issued under a plan for the holders of such securities, (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities or (iv) is a controlling person of the issuer of the securities, in this case, Reorganized Metallurg.

                  Entities deemed to be Statutory Underwriters may be able to sell securities without registration pursuant to the provisions of Rule 144 under the 1933 Act which, in effect, permit the public sale of securities received pursuant to the Plan by Statutory Underwriters subject to the availability of public information concerning Reorganized Metallurg, volume limitations and certain other conditions. Entities who believe they may be Statutory Underwriters under the definition contained in Section 1145 of the Bankruptcy Code are advised to consult their own counsel with respect to the availability of the exemption provided by such Rule.

                  Pursuant to the Plan, certificates evidencing shares of New Common Stock received by holders of at least ten percent (without regard to shares of New Common Stock held by Reorganized Metallurg) of the outstanding New Common Stock will bear a legend substantially in the form below:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY

                  RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

                  Pursuant to the Plan, Reorganized Metallurg will agree to enter into agreements with certain entities providing for the registration of the New Common Stock under the 1933 Act. Only entities receiving a distribution of New Common Stock as of the Effective Date representing at least five percent of the fully diluted equity interests in Reorganized Metallurg will be entitled to enter into such an agreement. The registration agreements will provide that:
(i) commencing on the earlier of an initial public offering of Reorganized Metallurg common stock or one year from the Effective Date of the Plan, holders of at least 20% of the outstanding common stock of Reorganized Metallurg may demand that Reorganized Metallurg file with the Securities and Exchange Commission, and cause to become effective, a registration statement on an appropriate form (the "Registration Statement") relating to such shares of New Common Stock as shall be requested to be registered by such holders for public resale thereof and (ii) that such holders shall have certain piggyback registration rights, in each case at the expense of Reorganized Metallurg.

                            X. REORGANIZATION VALUES

                  Estimates of value do not purport to be appraisals or necessarily reflect the values which may be realized if assets are sold. The estimates of value represent hypothetical reorganization values of Reorganized Metallurg as the continuing owner and operator of its business and assets. Such estimates reflect computations of the estimated reorganization value of Reorganized Metallurg through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. The value of operating businesses such as Shieldalloy and Metallurg's other Subsidiaries is subject to uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. AS A RESULT, THE ESTIMATE OF THE RANGE OF REORGANIZATION VALUES SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH THEREIN. BECAUSE SUCH ESTIMATE IS INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE DEBTORS NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR ITS ACCURACY. IN ADDITION, THE VALUATION OF NEWLY-ISSUED SECURITIES SUCH AS THE NEW COMMON STOCK IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities. It should be noted that there is presently no trading market for the New Common Stock and there can be no assurance that such a trading market will develop.

                  Management has undertaken its valuation analysis for purposes of determining the value available to distribute to creditors pursuant to the Plan and analyzing relative recoveries to creditors thereunder. The analysis is based on the projections as well as current market conditions and statistics. The values are as of June 30, 1996. Management used the discounted cash flow and guideline comparable company multiple methodologies to value the Debtors' businesses. These valuation techniques reflect both the market's current view of the Debtors' value as well as a longer-term focus on the intrinsic value of the cash flow projections in the business plan. The range for the reorganization equity value of Reorganized Metallurg's/Shieldalloy's business after Cash distributions in the Plan is from $40,000,000 to $70,000,000 with a best point estimate of $50,000,000. The estimated range of total reorganization value (after giving effect to the Cash distributions in the Plan) is $100,000,000 to $130,000,000.

                  Deloitte & Touche LLP has performed certain agreed upon procedures with respect to management's valuation analysis described above. Such procedures include, among others, (i) reviewing certain historical financial information of the Debtors for recent years and interim periods, (ii) reviewing certain internal financial and operating data of the Debtors, including, on a test basis, business plans provided by management relating to its business and prospects, (iii) meeting with certain members of senior management of the Debtors to discuss operations and future prospects, (iv) reviewing projections provided by the Debtors for purposes of calculation of reorganization value under the discounted cash flow approach and tracing of amounts to company business plans or other appropriate sources on a test basis, (v) review of methodology used in the Debtors' discounted cash flow approach, (vi) comparing of projections to past results of the Debtors, to the performance of other industry participants and to current and expected economic and industry conditions, (vii) comparing discount rates used with required rates of return for similar investments, (viii) calculating, based on the Debtors' model, sensitivity of reorganization value to changes in certain assumptions such as business volume, gross margins and discount rate, (ix) reading and analyzing of publicly available financial data and consideration of the market values of public companies having investment similarities to the operating businesses of the Debtors, (x) comparison of publicly available transaction prices for similar companies to the reorganization value, and (xi) consideration of certain economic, company and industry information relevant to the operating businesses. Although Deloitte & Touche LLP performed certain agreed upon procedures with respect to the Debtors' valuation analysis, business, operating assets and liabilities and business plans, Deloitte & Touche LLP assumed and relied upon the accuracy and completeness of (i) financial and other information furnished to it by the Debtors and by other firms retained by the Debtors and
(ii) publicly available information. Deloitte & Touche LLP did not independently verify management's projections. No independent evaluations or appraisals of the Debtors' assets were sought or were obtained in connection with management's valuation.

                  THE VALUATIONS REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION EQUITY VALUE RANGES ASSOCIATED WITH THE VALUATION ANALYSIS.

                    XI. CERTAIN RISK FACTORS TO BE CONSIDERED

                  HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, INCLUDED IN THE PLAN SUPPLEMENT, AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.       OVERALL RISKS TO RECOVERY BY HOLDERS OF CLAIMS

                  The ultimate recoveries under the Plan to holders of Claims (other than those holders who are paid in Cash under the Plan) depend upon the realizable value of the New Secured Notes to be issued pursuant to the Plan and the New Common Stock. The New Secured Notes and the New Common Stock to be issued pursuant to the Plan are subject to a number of material risks, including, but not limited to, those specified below. The factors specified below assume that the Plan is approved by the Bankruptcy Court and that the Effective Date occurs no later than the end of the first quarter of 1997. Prior to voting on the Plan, each holder of a Claim should carefully consider the risk factors specified or referred to below, including the Exhibits annexed hereto and the documents included in the Plan Supplement, as well as all of the information contained in the Plan.

                  1. FAILURE TO OBTAIN APPROVAL OF THE ENVIRONMENTAL SETTLEMENT AGREEMENTS

                  If for whatever reason final approval of the Environmental Settlement Agreements is not obtained in accordance with applicable federal and/or state environmental regulatory procedures prior to confirmation of the Plan, the Debtors will be compelled to litigate in the Bankruptcy Court all unresolved Environmental Claims and issues. Such litigation could significantly delay the confirmation of the Debtors' chapter 11 Plan and, ultimately, threaten the continued viability of the Debtors' operations.

                  2. ABILITY TO REFINANCE CERTAIN INDEBTEDNESS

                  Following the Effective Date and as a condition to the Plan, the Debtors will obtain a revolving credit facility to provide the Debtors with working capital and letter of credit requirements in an amount not less than $20 million. In addition to this working capital facility, the Debtors and/or their Subsidiaries may also enter into one or more term loan or revolving credit facilities, the proceeds of which will be used to reduce on a dollar for dollar basis the principal amount of the New Secured Notes to be issued under the Plan. See Section VII.E., above entitled "Confirmation and Consummation Procedure --Exit Financing." There can be no assurance that the Reorganized Debtors will be able to obtain replacement financing for either the working capital facility, refinancing of the New Secured Notes or replacement financing for the other term loan or revolving credit facilities, or that such replacement financing or refinancing, if available, will be on terms equally favorable to the Reorganized Debtors.

                  3. SIGNIFICANT HOLDERS

                  Upon the consummation of the Plan, certain holders of Claims will receive distributions of shares of the New Common Stock representing in excess of five percent of the outstanding shares of the New Common Stock. If holders of significant numbers of shares of New Common Stock were to act as a group, such holders may be in a position to control the outcome of actions requiring stockholder approval, including the election of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized Metallurg and, consequently, impact upon the value of the New Common Stock.

                  Further, the possibility that one or more of the holders of significant numbers of shares of New Common Stock may determine to sell all or a large portion of their shares of New Common Stock in a short period of time may adversely affect the market price of the New Common Stock.

                  4. LACK OF ESTABLISHED MARKET FOR NEW COMMON STOCK

                  Reorganized Metallurg will use reasonable commercial efforts to file an application for the New Common Stock to be traded on the Over Counter Bulletin Board and to comply with applicable state securities and "blue sky" laws.
There can be no assurance that an application will be approved.

                  The New Common Stock will be issued to creditors, some of whom may prefer to liquidate their investment rather than to hold it on a long-term basis. There is currently no trading market for the New Common Stock nor is it known whether or when one would develop. There can be no assurance that an active market will develop therefor. Further, there can be no assurance as to the degree of price volatility in any such particular market. Any market trading price is subject to change as a result of market conditions and other factors. Further, factors such as announcements by the company of quarterly variations in its financial results and changes in general market conditions, among other things, could cause the market price of the New Common Stock to fluctuate significantly. In recent years, the stock market has experienced significant price and volume fluctuations.

                  While the Plan was developed based on an assumed reorganization value of $10 per share of the New Common Stock, such valuation is not an estimate of the price at which the New Common Stock may trade in the market. The Debtors have not attempted to make any such estimate in connection with the development of the Plan. No assurance can be given as to the market prices that will prevail following the Effective Date.

                  5. DIVIDEND POLICIES

                  Reorganized Metallurg does not anticipate paying any dividends on the New Common Stock in the foreseeable future. In addition, the covenants in certain debt instruments to which Reorganized Metallurg will be a party may limit the ability of Reorganized Metallurg to pay dividends. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions which may prohibit or limit their ability to invest in New Common Stock.

                  6. PROVISIONS OF STOCK AWARD AND OPTION PLAN

                  The Initial Stock Awards and the options granted under the SASOP Option Plan will immediately vest upon a "change of control" (as defined therein), which may be viewed as having possible anti-takeover effects if a third party's attempt to gain control of Reorganized Metallurg would thereby be made more costly.

                  7. PROJECTED FINANCIAL INFORMATION

                  The Projected Financial Information included in this Disclosure Statement is dependent upon the successful implementation of the Business Plan and the validity of the other assumptions contained therein. These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Metallurg, industry performance, certain assumptions with respect to competitors of Metallurg, general business and economic conditions and other matters, many of which are beyond the control of Metallurg. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of Metallurg. Although Metallurg believes that the projections are reasonably attainable, some or all of the estimates will vary and variations between the actual financial results and those projected may be material.

                  8. BUSINESS FACTORS AND COMPETITIVE CONDITIONS

                  a.       Dependence on Cyclical Markets

                  The industries which Reorganized Metallurg supplies are mainly the steel, aluminum and superalloy producers. These industries are in turn dependent on highly cyclical markets such as automotive, construction, consumer durables, packaging and aerospace.

                  World raw steel production rose from 645 million tons in 1982 to a peak of 786 million in 1989 but declined to 701 million tons in 1994. It rose again to 728 million tons in 1995. World primary aluminum consumption fell from 16 million tons in 1979 to 14.2 million tons in 1982, then rose to a peak of 19.2 million tons in 1989 but fell back to 18.5 million tons in 1993 before rising slightly again. Shipments of US titanium mill products declined from a high of 54 million pounds in 1989 to 35 million pounds in 1993 following cutbacks in military spending but rose again above 40 million pounds in 1995. There can be no assurance as to the extent or duration of the recent recovery.

                  b.       Metals Industry Highly Competitive

                  The metals industry is highly competitive on a worldwide basis. Competition is primarily on the basis of price, quality and timely delivery. In recent years, the industry has been suffering from excess capacity, which has intensified price competition for available business. Increased competition as a result of sales of exports from the Commonwealth of Independent States ("CIS") of excess stocks of metal and alloy additives precipitated by the collapse of the former Soviet Union and the end of the Cold War have severely hurt the price of ferroalloys in Europe. Although Reorganized Metallurg believes



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

that the downward effect of this increased competition has ended, there can be no assurance that such price competition would not return.

                  c.       Dependence on Others for Raw Materials

                  Certain of Reorganized Metallurg's subsidiaries are dependent on third parties for raw material supplies. Raw materials for the manufacture of ferrovanadium in the US production unit in Cambridge, Ohio, are sourced from utilities and petrochemical plants throughout the world, occasionally on an open tender basis as well as from a South African vanadium containing slag producer through a contract negotiated annually on a volume basis.

                  Titanium and boron salts for the manufacture of sophisticated aluminum master alloys are sourced from long-time suppliers who in certain instances also supply competitive producers with these raw materials.

                  Although these and other raw materials are generally priced with reference to perceived related market prices, any increase in demand could cause raw material costs to rise. To the extent the company is unable to recover its increased costs, operating results may be adversely affected.

                  d.       Environmental Regulation

                  The operations of Shieldalloy's alloy manufacturing business are subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances concerning, among other things, emissions to air, discharges and releases to land an water, the generation, handling, storage, transportation treatment and disposal of wastes and other materials, including materials containing low levels of radioactivity and the remediation of environmental pollution caused by releases of wastes and other material, as well as worker exposure to hazardous or toxic substances. There can be no assurance that the risks identified above will not result in future liabilities and obligations that could be material to the company's business operations, financial condition or cash flow. With regard to the Environmental Claims relating to the Shieldalloy facilities in Newfield, New Jersey and Cambridge, Ohio, the Debtors expect that the Environmental Settlement Agreements will be approved by the Bankruptcy Court at the hearing on confirmation of the Plan. For a detailed discussion of these matters, see Section V.B. above entitled "Compromises and Settlements of Certain Claims Under the Plan -- Settlement With Holders of Environmental Claims."

B.       HART-SCOTT-RODINO ACT REQUIREMENTS

                  Holders of Claims that acquired such Claims after the commencement of the Chapter 11 Cases and that are to receive equity securities under the Plan on account of such Claims may have to observe the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Holders required to make HSR Act filings cannot receive any such distribution of equity securities until the expiration or early termination of the waiting periods under the HSR Act. Such holders should consult their own counsel regarding their potential responsibilities under the HSR Act.

            XII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

                  The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtors and certain creditors of the Debtors. The following summary does not address the federal income tax consequences to holders entitled to payment in full in cash under the Plan (e.g., holders of the Midlantic Claim, Priority Claims and Convenience Claims).

                  The following summary is based on the Tax Code, treasury regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.



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                  The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities).

                  ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON A CREDITOR'S INDIVIDUAL CIRCUMSTANCES. ALL CREDITORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

A.       CONSEQUENCES TO THE DEBTORS

                  The Debtors have reported for federal income tax purposes a consolidated net operating loss ("NOL") carryforward of approximately $13.6 million as of December 31, 1995 and certain tax credit carryforwards, and expect to incur a consolidated NOL for the current taxable year. In addition, the Debtors have substantial tax basis in their assets. As discussed below, certain tax attributes of the Debtors, such as any NOLs and tax basis, may be subject to reduction and limitation as the result of implementation of the Plan.

                  1. CANCELLATION OF DEBT. In general, the Tax Code provides that a debtor in a bankruptcy proceeding must reduce its tax attributes -- such as its NOL carryforwards and current year NOLs, tax credits, and tax basis in its assets --by any cancellation of indebtedness ("COD"), that is, the amount by which the indebtedness discharged exceeds any consideration given in exchange therefor. Any reduction in tax attributes generally occurs on a separate company basis, even though the Debtors file a consolidated federal income tax return. As a result of the discharge of Claims pursuant to the Plan, the Debtors may suffer attribute reduction in respect of Claims of certain holders, except to the extent that one or more statutory or case law exceptions to COD and attribute reduction apply, such as the so-called "stock-for-debt" exception (which continues to apply in bankruptcy cases, such as the Debtors', filed before 1994) or where the payment of the cancelled debt would have given rise to a tax deduction. Although not free from doubt, the Debtors believe that, under case law, no COD or attribute reduction should result from the discharge of the Former Preferred Stockholder Claims.

                  Under the stock-for-debt exception, COD generally will not be realized with respect to a given claim if, in discharge of such claim pursuant to a plan confirmed by the bankruptcy court, the holder receives a sufficient equity interest in the debtor which satisfies certain de minimis rules. Under such de minimis rules, the stock-for-debt exception does not apply to the issuance of nominal or token shares, or in respect of any unsecured claim that does not receive at least half the stock it would have received had all stock issued in respect of unsecured claims of the debtor been distributed proportionally among all unsecured claims of the debtor.

                  Due to certain factual and interpretational issues (including whether the use of parent corporation stock to satisfy outstanding debt of a subsidiary qualifies for the stock-for-debt exception), the application of the stock-for-debt exception with respect to the MI Unsecured Claims and SMC Unsecured Claims is not entirely clear. However, with respect to the use of parent corporation stock, the IRS recently released a private letter ruling (the "PLR") holding that, subject to the de minimis rules, the use of parent corporation stock does qualify for the stock-for-debt exception. Although it may not be cited as precedent, the PLR is reflective of the IRS's position at the time of issuance. Accordingly, based in part on the PLR, the Debtors believe that the issuance of New Common Stock, New Secured Notes and Cash in satisfaction of both the MI Unsecured Claims and SMC Unsecured Claims should qualify for the stock-for-debt exception.




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

                  Accordingly, the Debtors believe that, due to various statutory and case law exceptions to COD and assuming a reorganization equity value after cash distributions of $50 million (see Section X. above entitled "Reorganization Values"), the Plan should not result in COD and attribute reduction with respect to Claims in Classes 4A and 4C and Former Preferred Stockholder Claims; however, the Debtors estimate that they would incur, in the aggregate, approximately $3 million of COD and attribute reduction from the discharge of Claims in various classes. Nevertheless there is no assurance that the IRS would not take a contrary position. In the event that the discharge of Claims in Classes 4A or 4C that receive stock and/or the Former Preferred Stockholder Claims were to result in COD and attribute reduction, it is possible that any NOLs remaining as of the end of the year in which the discharge occurs could be eliminated and that the Debtors' tax basis in their assets could be significantly reduced.

                  2. LIMITATIONS ON NOL CARRYFORWARDS AND OTHER TAX ATTRIBUTES. Following the implementation of the Plan, any NOLs and certain other tax attributes of the Debtors allocable to periods prior to the effective date of the Plan will be subject to the limitations imposed by Section 382 of the Tax Code.

                  Under Section 382, if a corporation undergoes an "ownership change," the amount of its pre-change losses that may be utilized to offset future taxable income generally will be subject to an annual limitation. Similarly, such limitation may also apply to subsequently recognized "built-in" losses, that is, economically accrued but unrecognized losses or deductions that are subsequently recognized. The issuance of New Common Stock pursuant to the Plan will constitute an ownership change of the Debtors.

                  The amount of the annual limitation to which the Debtors would be subject generally should be equal to the product of (i) the lesser of the value of the outstanding New Common Stock immediately after the ownership change or the value of the Debtors' consolidated gross assets immediately before such change (with certain adjustments) and (ii) the "long-term tax exempt rate" in effect for the month in which the ownership change occurs (5.64% for ownership changes occurring in November 1996). However, if the Debtors do not continue their historic business or use a significant portion of their assets in a new business for two years after the ownership change, the annual limitation would be zero.

                  As mentioned above, Section 382 can also operate to limit subsequently recognized built-in losses. If a loss corporation has a net built-in loss at the time of an ownership change (taking into account most assets and all items of "built-in" income and deductions), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as a pre-change loss and similarly will be subject to the annual limitation. Conversely, if the loss corporation has a net built-in gain on the change date, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance. It is not known whether the Debtors will be in a net built-in gain or a net built-in loss position on the effective date of the Plan.

                  Although an exception to the foregoing annual limitation rules generally applies where so-called "old and cold" creditors of the debtor receive at least 50% of the vote and value of the stock of the reorganized debtor, the Debtors do not believe that they will qualify for this exception.

                  3. ALTERNATIVE MINIMUM TAX. In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% rate to the extent such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation might otherwise be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only 90% of a corporation's taxable income for AMT purposes may be offset by available NOL carryforwards (as recomputed for AMT purposes).




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

                  In addition, if a corporation undergoes an "ownership change" within the meaning of Section 382 of the Tax Code and is in a net built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation's aggregate tax basis in its assets would be reduced for AMT purposes to reflect the fair market value of such assets as of the change date.

                  Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

                  4. TREATMENT OF NEW SECURED NOTES. If the New Secured Notes are issued with original issue discount ("OID"), such notes may be treated as applicable high-yield discount obligations ("AHYDO") within the meaning of
Section 163(e)(5) of the Tax Code if, among other requirements, their yield to maturity is at least five percentage points over the applicable federal rate in effect for the calendar month in which such notes are issued (7.02% for November
1996) and the notes have significant OID (in general, where there is unamortized OID as of the end of the fifth year after issuance that exceeds the amount of one year's interest). If the New Secured Notes are treated as AHYDOs, a portion of the accrued discount attributable to the "disqualified portion", if any, of the interest deduction otherwise allowable as OID would be disallowed (as discussed below), and the balance of such deduction would be deferred until actually paid in cash. See Section XII.B. below entitled "Consequences to Holders of Claims in Classes 4A, 4B, 4C and 4D -- Additional Tax Considerations for All Holders -- Original Issue Discount on New Secured Notes."

                  The "disqualified portion" of any interest deduction otherwise allowable as OID on the New Secured Notes is that portion, if any, of the total OID multiplied by a fraction, the numerator of which is equal to the "disqualified yield" (i.e., the excess of the yield to maturity of the notes over the sum of the applicable federal rate for the calendar month in which the notes are issued plus six percentage points) and the denominator of which is equal to the total yield to maturity of the notes.

B.       CONSEQUENCES TO HOLDERS OF CLAIMS IN CLASSES 4A, 4B, 4C AND 4D

                  Pursuant to the Plan, holders of MI Unsecured Claims, SMC Unsecured Claims and Canadian Guarantee Claims will receive, in discharge of their Allowed Claims, cash, New Secured Notes and New Common Stock (distribution option A) or, in the case of certain eligible holders who so elect, only cash and New Common Stock (distribution option B). Holders of Settling Former Preferred Stockholder Claims will receive, in discharge of their Allowed Claims, either cash or New Common Stock (at their election). Any Former Preferred Stockholder not electing to settle its Claim pursuant to the Plan will be entitled to distributions as a holder of an MI Unsecured Claim, if and when its Claim is ultimately allowed.

                  1. HOLDERS OF MI UNSECURED CLAIMS AND CANADIAN GUARANTEE CLAIMS The federal income tax consequences of the Plan to a holder of an MI Unsecured Claim or a Canadian Guarantee Claim depend, in part, on whether such Claim constitutes a "security" for federal income tax purposes and on whether the New Secured Notes constitute "securities" for federal income tax purposes. The term "securities" is not defined in the Tax Code or in the regulations issued thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular claim or debt constitutes a "security" depends upon an overall evaluation of the nature of the claims. One of the most significant factors considered in determining whether a particular debt is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of five years or less (e.g., trade debt and revolving credit obligations) do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of 10 years or more constitute securities. The following discussion assumes that the New Secured Notes would constitute "securities" for federal income tax purposes. Each holder is urged to consult its tax advisor regarding the status of its Claim and the New Secured Notes.

                  In addition, it is likely, and the following discussion assumes, that any amounts received by a holder of an MI Unsecured Claim in respect of such Claim and any Canadian Guarantee Claim or secondary liability claim against Shieldalloy (whether as guarantor, co-obligor or otherwise) with respect to the same underlying debt of Metallurg would be treated as paid directly by Metallurg in satisfaction of a single debt.

                  a.       Holders of Claims Not Constituting "Securities"

                  In general, each holder of an MI Unsecured Claim that does not constitute a "security" for federal income tax purposes will recognize gain or loss upon implementation of the Plan in an amount equal to the difference between (i) the "amount realized" in respect of its Claim (other than any Claim for accrued interest) and (ii) the tax basis in its Claim (other than any Claim for accrued interest). A holder's "amount realized" in respect of its Claim will equal the sum of the amount of the cash (possibly including any pre-issuance interest in respect of any New Secured Notes, particularly any such interest payable on the Effective Date), the fair market value of the New Common Stock and the issue price of any New Secured Notes received, whether received on the effective date of the Plan or as a subsequent distribution from the Disputed Unsecured Claims Reserve (except to the extent treated as imputed interest), and including any amounts received by such holder in respect of a corresponding Canadian Guarantee Claim and SMC Unsecured Claim. Thus, it is possible that any loss, or a portion of any gain, realized (as the case may be) may be deferred until all, if any, subsequent distributions from the Disputed Unsecured Claims Reserve are actually received. See discussion under "Additional Tax Considerations For All Holders".

                  The character of any gain or loss recognized as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hand of the holder, whether the Claim has been held for more than one year or was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction. In this regard, Section 582(c) of the Tax Code provides that the sale or exchange of a bond, debenture, note, certificate or other evidence of indebtedness by certain financial institutions shall be considered the sale or exchange of a non-capital asset. Accordingly, any gain or loss recognized by such financial institutions as a result of the implementation of the Plan will be ordinary gain or loss, regardless of the nature of their Claims.

                  A holder's tax basis in the New Common Stock received will be the fair market value of such stock, and the tax basis in any New Secured Notes received will be the issue price of such notes. The holding period for both the New Common Stock and New Secured Notes received will begin on the day following their issuance.

                  b.       Holders of Claims Constituting "Securities"

                  In general, each holder of an MI Unsecured Claim that constitutes a "security" for federal income tax purposes will not recognize any loss upon implementation of the Plan, and will recognize gain (computed as described in the prior section), if any, but only to the extent of any consideration other than stock or securities (i.e., the amount of cash) received in satisfaction of its Claim, including any such consideration received by such holder in respect of a corresponding Canadian Guarantee Claim and SMC Unsecured Claim. The character and timing of such gain would also be determined in accordance with the principles discussed in the prior section. See also discussion under "Additional Tax Considerations For All Holders" (including distributions in discharge of accrued interest).

                  A holder's aggregate tax basis in the New Common Stock and New Secured Notes received in satisfaction of its Claim will equal the holder's adjusted tax basis in its Claim (including any Claim for accrued interest), decreased by the amount of cash received, and increased by any gain or interest income recognized in respect of its Claim. The holder's holding period for the New Common Stock and New Secured Notes received will include the holder's holding period for the Claim.

                  2. HOLDERS OF SMC UNSECURED CLAIMS. In general, each holder of an SMC Unsecured Claim (other than in respect of a secondary liability claim with respect to debt of Metallurg, as discussed above) probably will recognize gain or loss upon implementation of the Plan in an amount equal to the difference between (i) the "amount realized" in respect of its Claim (other than any Claim for accrued interest) and (ii) the tax basis in its Claim (other than any Claim for accrued interest). A holder's "amount realized" in respect of its Claim will equal the sum of the amount of the cash (possibly including any pre-issuance interest in respect of the New Secured Notes, particularly any such interest payable on the Effective Date), the fair market value of any New Common Stock and the issue price of any New Secured Notes received, whether received on the effective date of the Plan or as a subsequent distribution from the Disputed Unsecured Claims Reserve (except to the extent



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

treated as imputed interest). Thus, it is possible that any loss, or a portion of any gain, realized (as the case may be) may be deferred until all, if any, subsequent distributions from the Disputed Unsecured Claims Reserve are actually received. See discussion under "Additional Tax Considerations For All Holders".

                  The character of any gain or loss recognized as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hand of the holder, whether the Claim has been held for more than one year or was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction. In this regard, Section 582(c) of the Tax Code provides that the sale or exchange of a bond, debenture, note, certificate or other evidence of indebtedness by certain financial institutions shall be considered the sale or exchange of a non-capital asset. Accordingly, any gain or loss recognized by such financial institutions as a result of the implementation of the Plan will be ordinary gain or loss, regardless of the nature of their Claims.

                  A holder's tax basis in the New Common Stock received will be the fair market value of such stock, and the tax basis in any New Secured Notes received will be the issue price of such notes. The holding period for both the New Common Stock and New Secured Notes received will begin on the day following their issuance.

                  3. HOLDERS OF SETTLING FORMER PREFERRED STOCKHOLDER CLAIMS. The federal income tax consequences of the Plan to a holder of a Settling Former Preferred Stockholder Claim will depend, in part, on whether the holder elects to receive cash or New Common Stock in satisfaction of its Claim and, if New Common Stock is received, whether such Claim constitutes a "security" for federal income tax purposes. As discussed above with respect to the discussion to "Holders of MI Unsecured Claims and Canadian Guarantee Claims", the determination of whether a particular claim constitutes a "security" depends upon an overall evaluation of the nature of the claim. The Debtors believe that it is likely, and the following discussion assumes, that the Settling Preferred Stockholder Claim would constitute "securities" for federal income tax purposes.

                  If a holder of a Settling Preferred Stockholder Claim elects to receive cash, the holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received (other than any Claim for accrued interest) and (ii) the tax basis in its Claim (other than any Claim for accrued interest). See discussion under "Additional Tax Considerations For All Holders". The character of any gain or loss recognized as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hand of the holder, whether the Claim has been held for more than one year or was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction.

                  If a holder of a Settling Preferred Stockholder Claim elects to receive New Common Stock, the holder should recognize no gain or loss upon implementation of the Plan (other than possibly in respect of a Claim for accrued interest). See discussion under "Additional Tax Considerations For All Holders" (including distributions in discharge of accrued interest). The holder's tax basis in the New Common Stock received will equal its tax basis in its Claim (increased by any interest income recognized upon satisfaction of its Claim), and the holder's holding period for the New Common Stock received will include the holder's holding period for the Claim.

                  4.       ADDITIONAL TAX CONSIDERATIONS FOR ALL HOLDERS

                  a.       Distribution in Discharge of Accrued Interest

                  To the extent any amount received by a holder (whether cash, stock or other property) is received in discharge of a Claim for interest accrued during its holding period other than any interest which is tax-exempt, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). A holder will recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent any accrued interest claimed was previously included in its gross income and is not paid in full.




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


                  b.       Installment Method

                  Each holder should consult its tax advisor regarding the potential for reporting on the installment method a portion of any gain realized upon satisfaction of its Claim.

                  c.       Original Issue Discount on New Secured Notes

                  It is possible that the New Secured Notes will be treated as having been issued with OID. OID is the excess, beyond a statutory de minimis amount (as discussed below), of the stated redemption price at maturity of a debt obligation over its issue price. The "stated redemption price at maturity" of the New Secured Notes should be its stated principal amount, increased by any pre-issuance accrued interest treated as additional interest on such notes for federal income tax purposes. The "issue price" of the New Secured Notes will depend upon whether the New Secured Notes are traded on an "established securities market". If traded on an established securities market, the issue price of the New Secured Notes would be their fair market value, with the potential for OID to the extent the fair market value is less than the stated principal amount of the notes; if not, the issue price of the New Secured Notes would also be the stated principal amount of the notes, with no resulting OID. Pursuant to Treasury Regulations, an "established securities market" includes a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers, or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sale transactions.

                  The New Secured Notes generally would be considered to be issued with OID only if the amount that would be OID equal or exceeds .25% of the stated redemption price at maturity times the weighted average maturity of the notes (as determined for federal income tax purposes). If the New Secured Notes are issued with OID (which could occur, for example, if any pre-issuance accrued interest treated as additional interest on such notes for federal income tax purposes exceeds such de minimis amount), such OID would have to be accrued and generally includible in the holder's gross income as interest over the term of the notes, based on the constant interest method. As a result, holders would be required to include amounts in gross income in advance of any receipt of cash in respect of such income.

                  If the New Secured Notes are treated as "Applicable High-Yield Debt Obligations" (AHYDOs) (see Section XII.A. above entitled "Consequences to the Debtors -- Treatment of New Secured Notes"), a portion of a corporate holder's share of the accrued OID attributable to the "disqualified portion", if any, of the interest deduction otherwise allowable to Reorganized Metallurg as OID (as described in the above-referenced discussion) may be treated as a dividend for purposes of the dividend-received-deduction to the extent such amount would be so treated if it had been a distribution made by Reorganized Metallurg with respect to its stock (i.e., to the extent Reorganized Metallurg has sufficient earnings and profits such that a distribution in respect of stock would constitute a dividend for federal income tax purposes and, presumably, subject to certain holding period and taxable income requirements and other limitations on the dividend-received-deduction. In determining the amount of the disqualified portion that is characterized as a dividend for any year, the earnings and profits of the issuer are not reduced by any amount of OID attributable to the disqualified portion for that year. The legislative history provides that, for purposes of determining earnings and profits in subsequent years, however, this special rule does not apply.

                  Non-corporate holders of the New Secured Notes are not affected by the AHYDO rules, and must include all OID on such notes as interest income as its accrues under the regular OID rules.

                  d.       Disputed Claims Reserves

                  Under Section 468B(g) of the Tax Code, amounts earned by an escrow account, settlement fund or similar fund must be subject to current tax. The manner by which this is done is to be prescribed in Treasury Regulations providing for the taxation of such an account or fund as a grantor trust or otherwise. Although certain Treasury Regulations have been issued under this section, no Treasury Regulations have as yet been promulgated to address the tax treatment of accounts in a bankruptcy setting. Thus, depending on the facts, such accounts possibly could be treated as a separately taxable trust, as a grantor trust to the holders of Disputed Claims, or otherwise.

                  The Debtors intend to treat any interest earned in respect of the Disputed Other Secured and Priority Claims Reserve and Disputed Unsecured Claims Reserve as taxable to, and includible in the gross income of, the Debtors, and to treat any expenses of the Reserves in a similar manner. Each holder is urged to consult its tax advisor regarding the potential taxation of the Disputed Other Secured and Priority Claims Reserve and Disputed Unsecured Claims Reserve (including the effect on the computation of such holder's gain or loss in respect of its Claim).

                  e.       Subsequent Sale of New Common Stock

                  Any gain recognized by a holder upon a subsequent taxable disposition of New Common Stock received pursuant to the Plan in satisfaction of a Claim (or any stock or other property received for it in a later tax-free exchange) will be treated as ordinary income to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to its Claim and any ordinary loss deduction incurred upon satisfaction of its Claim, less any income (other than interest income) recognized by the holder upon satisfaction of its Claim, and (ii) with respect to a cash-basis holder, also any amounts which would have been included in its gross income if the holder's Claim had been satisfied in full but which was not included by reason of the cash method of accounting.

                  In addition, the Treasury Department is expected to promulgate regulations that will provide that any accrued "market discount" not treated as ordinary income upon a tax-free exchange of market discount bonds would carry over to the nonrecognition property received in the exchange. If such regulations are promulgated and applicable to the Plan, any holder that holds a Claim which constitutes a "security" of Metallurg for federal income tax purposes and which has accrued market discount would carry over such accrued market discount to any New Common Stock and New Secured Notes received pursuant to the Plan, such that any gain recognized by the holder upon a subsequent disposition of such New Common Stock and New Secured Notes also would be treated as ordinary income to the extent of any accrued market discount not previously included in income. In general, a Claim will have accrued "market discount" if such Claim was acquired after its original issuance at a discount to its adjusted issue price.

                  f.       Withholding

                  All distributions to holders of Allowed Claims under the Plan are subject to any applicable withholding (including employment tax withholding). Under federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the holder
(a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

                  THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL CREDITORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

         XIII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

                  If the Plan is not confirmed and consummated, the Debtors' alternatives include (i) liquidation of each of the Debtors' estates under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of reorganization.

A.       LIQUIDATION UNDER CHAPTER 7

                  If no chapter 11 plan can be confirmed, each of the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, trustees would be elected or appointed for each of the Debtor's estates to liquidate the assets of the Debtors. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Claims and Equity Interests is set forth in Section VII.C.4. above entitled "Confirmation and Consummation Procedure -- Best Interests Test." The Debtors believe that liquidation under chapter 7 for each of their respective estates would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of trustees and attorneys and other professionals to assist such trustees, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations and (iii) the failure to realize the greater, going concern value of the Debtors' assets.

B.       ALTERNATIVE PLAN OF REORGANIZATION

                  If the Plan is not confirmed, the Debtors or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors' business or an orderly liquidation of their assets.

                  Consequently, the Debtors believe that the Plan enables the Debtors to successfully and expeditiously emerge from chapter 11, preserves their business and allows creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtors would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtors believe that a liquidation under chapter 11 is a much less attractive alternative to creditors because a greater return is provided for in the Plan to creditors.

                       XIV. CONCLUSION AND RECOMMENDATION

                  The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. In addition, other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtors urge holders of impaired Claims entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their ballots so that they will be received not later than 5:00 p.m., Eastern Standard Time, on February 20, 1997.



Dated:  New York, New York
          December 18, 1996


                                 METALLURG, INC., a New York corporation

                                 By: /s/ Eric L. Schondorf
                                     -------------------------
                                 Name:   Eric L. Schondorf
                                 Title:  Vice President and
                                          General Counsel


                                 SHIELDALLOY METALLURGICAL CORPORATION,
                                 a New York corporation

                                 By: /s/ Barry C. Nuss
                                    --------------------------
                                 Name:   Barry C. Nuss
                                 Title:  Secretary

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------x

In re                             :
                                           Chapter 11 Case Nos.
METALLURG, INC. and               :        93 B 44468 (JLG)
SHIELDALLOY METALLURGICAL                  93 B 44469 (JLG)
CORPORATION,                      :        (Jointly Administered)

                  Debtors.        :

----------------------------------x








                 DEBTORS' FOURTH AMENDED AND RESTATED JOINT PLAN
         OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE











WEIL, GOTSHAL & MANGES LLP
Attorneys for Debtors and Debtors
   in Possession
767 Fifth Avenue
New York, New York  10153
(212) 310-8000







Dated:   New York, New York
         December 18, 1996

                                TABLE OF CONTENTS

                                                                                                                             Page
ARTICLE I  DEFINITION AND CONSTRUCTION OF TERMS...............................................................................A-1
             1.1           Administrative Expense Claim.......................................................................A-1
             1.2           Allowed Claim......................................................................................A-1
             1.3           Allowed Equity Interest............................................................................A-1
             1.4           Articles of Incorporation..........................................................................A-1
             1.5           Ballot.............................................................................................A-1
             1.6           Bankruptcy Code....................................................................................A-1
             1.7           Bankruptcy Court...................................................................................A-2
             1.8           Bankruptcy Rules...................................................................................A-2
             1.9           Bar Date...........................................................................................A-2
             1.10          Business Day.......................................................................................A-2
             1.11          Bylaws.............................................................................................A-2
             1.12          Canadian Guarantee Portion.........................................................................A-2
             1.13          Canadian Guarantees................................................................................A-2
             1.14          Cash...............................................................................................A-2
             1.15          Cash Distribution Pool.............................................................................A-2
             1.16          Chapter 11 Cases...................................................................................A-2
             1.17          Claim..............................................................................................A-2
             1.18          Commencement Date..................................................................................A-3
             1.19          Committee..........................................................................................A-3
             1.20          Compensation Claim.................................................................................A-3
             1.21          Confirmation Date..................................................................................A-3
             1.22          Confirmation Order.................................................................................A-3
             1.23          Convenience Claims.................................................................................A-3
             1.24          Debtors............................................................................................A-3
             1.25          Debtors in Possession..............................................................................A-3
             1.26          Deficiency Amount..................................................................................A-3
             1.27          Disclosure Statement...............................................................................A-3
             1.28          Disputed Claim.....................................................................................A-3
             1.29          Disputed Claims Agent..............................................................................A-3
             1.30          Disputed Other Secured and Priority Claims Reserve.................................................A-4
             1.31          Disputed Unsecured Claims Reserve..................................................................A-4
             1.32          District Court.....................................................................................A-4
             1.33          DOI................................................................................................A-4
             1.34          Effective Date.....................................................................................A-4
             1.35          Employee Withholding Requirement...................................................................A-4
             1.36          Environmental Authorities..........................................................................A-4
             1.37          Environmental Claim................................................................................A-4
             1.38          Environmental Law..................................................................................A-4
             1.39          Environmental Letters of Credit....................................................................A-4
             1.40          Environmental Settlement Agreements................................................................A-4
             1.41          Environmental Settlement Agreement Claims..........................................................A-5
             1.42          Equity Interest....................................................................................A-5
             1.43          Escrow Agent.......................................................................................A-5
             1.44          Estates............................................................................................A-5
             1.45          Excess Distribution................................................................................A-5



                                        i










                                                                                                                             Page
             1.46          Executory Contract.................................................................................A-5
             1.47          Exit Financing.....................................................................................A-5
             1.48          Exit Financing Cashout.............................................................................A-5
             1.49          Final Order........................................................................................A-5
             1.50          Former Preferred Stockholders......................................................................A-5
             1.51          FPS Settlement.....................................................................................A-5
             1.52          FPS Settlement Amount..............................................................................A-5
             1.53          FPS Settlement Cash Option.........................................................................A-6
             1.54          FPS Settlement Stock Option........................................................................A-6
             1.55          Intercompany Claim.................................................................................A-6
             1.56          Insured Claim......................................................................................A-6
             1.57          Management Stock Award and Stock Option Plan ......................................................A-6
             1.58          Management Stock Awards ...........................................................................A-6
             1.59          MCL ...............................................................................................A-6
             1.60          Midlantic Guarantee................................................................................A-6
             1.61          MI Unsecured Portion...............................................................................A-6
             1.62          Midlantic..........................................................................................A-6
             1.63          Midlantic Claim....................................................................................A-6
             1.64          Multiemployer Pension Claims.......................................................................A-6
             1.65          Net Reorganization Value...........................................................................A-6
             1.66          New Common Stock...................................................................................A-6
             1.67          New Secured Note Indenture.........................................................................A-7
             1.68          New Secured Notes..................................................................................A-7
             1.69          NJDEP..............................................................................................A-7
             1.70          NJDEP Settlement Agreement.........................................................................A-7
             1.71          Non-Settling Former Preferred Stockholders.........................................................A-7
             1.72          NRC................................................................................................A-7
             1.73          ODH................................................................................................A-7
             1.74          Ohio EPA...........................................................................................A-7
             1.75          Ohio Settlement Agreement..........................................................................A-7
             1.76          Old Preferred Stock................................................................................A-7
             1.77          Other Letters of Credit............................................................................A-7
             1.78          Other Priority Claim...............................................................................A-7
             1.79          Other Secured Claim................................................................................A-7
             1.80          Person.............................................................................................A-7
             1.81          Plan...............................................................................................A-7
             1.82          Plan Proponents....................................................................................A-7
             1.83          Plan Reserves......................................................................................A-8
             1.84          Plan Supplement....................................................................................A-8
             1.85          Priority Tax Claim.................................................................................A-8
             1.86          Pro Rata Share.....................................................................................A-8
             1.87          Reallocation Date..................................................................................A-8
             1.88          Reorganization Value...............................................................................A-8
             1.89          Reorganized Debtors................................................................................A-8
             1.90          Reorganized Metallurg..............................................................................A-8
             1.91          Reorganized SMC....................................................................................A-8
             1.92          Reserved Notes.....................................................................................A-8
             1.93          Reserved Securities................................................................................A-8
             1.94          Reserved Stock.....................................................................................A-8
             1.95          Schedules..........................................................................................A-8



                                       ii







                                                                                                                             Page
             1.96          Secured Claim......................................................................................A-8
             1.97          Settling Former Preferred Stockholders.............................................................A-8
             1.98          Settling Former Preferred Stockholder Claim........................................................A-9
             1.99          SMC Unsecured Portion..............................................................................A-9
             1.100         Subsidiary.........................................................................................A-9
             1.101         Target Cash Amount.................................................................................A-9
             1.102         Unsecured Claim....................................................................................A-9
             1.103         USEPA..............................................................................................A-9
             1.104         United States Settlement Agreement.................................................................A-9
             1.105         Voting Deadline....................................................................................A-9
                           Other Terms........................................................................................A-9
                           Construction of Certain Terms......................................................................A-9

ARTICLE II  PROPERTY DISTRIBUTIONS ...........................................................................................A-9
             2.1           Cash..............................................................................................A-10
             2.2           New Secured Notes.................................................................................A-10
             2.3           New Common Stock..................................................................................A-10

ARTICLE III  TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS .............................................A-10
             3.1           Administrative Expense Claims.....................................................................A-10
             3.2           Priority Tax Claims...............................................................................A-10

ARTICLE IV  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS....................................................................A-11

ARTICLE V  TREATMENT OF CLAIMS AND EQUITY INTERESTS..........................................................................A-12
             5.1           CLASS 1A -- OTHER PRIORITY CLAIMS OF MI...........................................................A-12
                           (a)    Impairment and Voting......................................................................A-12
                           (b)    Distributions..............................................................................A-12
             5.2           CLASS 1B -- OTHER PRIORITY CLAIMS OF SMC..........................................................A-12
                           (a)    Impairment and Voting......................................................................A-12
                           (b)    Distributions..............................................................................A-12
             5.3           CLASS 2A -- MI INTERCOMPANY CLAIMS................................................................A-13
                           (a)    Impairment and Voting......................................................................A-13
                           (b)    Distributions..............................................................................A-13
             5.4           CLASS 2B -- SMC INTERCOMPANY CLAIMS...............................................................A-13
                           (a)    Impairment and Voting......................................................................A-13
                           (b)    Distributions..............................................................................A-13
             5.5           CLASS 2C -- MIDLANTIC SECURED CLAIM...............................................................A-13
                           (a)    Impairment and Voting......................................................................A-13
                           (b)    Distributions..............................................................................A-13
                           (c)    Release of Liens...........................................................................A-13
             5.6           CLASS 2D -- MIDLANTIC GUARANTY CLAIM..............................................................A-13
                           (a)    Impairment and Voting......................................................................A-13
                           (b)    Distributions..............................................................................A-13
                           5.7    CLASS 2E -- MI OTHER SECURED CLAIMS........................................................A-13
                           (a)    Impairment and Voting......................................................................A-13
                           (b)    Distributions..............................................................................A-13
             5.8           CLASS 2F -- SMC OTHER SECURED CLAIMS..............................................................A-14
                           (a)    Impairment and Voting......................................................................A-14
                           (b)    Distributions..............................................................................A-14



                                       iii


                                                                                                                             Page
             5.9           CLASS 3A -- MI CONVENIENCE CLAIMS.................................................................A-14
             5.10          CLASS 3B -- SMC CONVENIENCE CLAIMS................................................................A-14
             5.11          CLASS 4A -- MI UNSECURED CLAIMS...................................................................A-14
                           (a)    Impairment and Voting......................................................................A-14
                           (b)    Distributions..............................................................................A-15
             5.12          CLASS 4B -- CANADIAN GUARANTEE CLAIMS.............................................................A-15
                           (a)    Impairment and Voting......................................................................A-15
                           (b)    Distributions..............................................................................A-15
             5.13          CLASS 4C -- SMC UNSECURED CLAIMS..................................................................A-15
                           (a)    Impairment and Voting......................................................................A-15
                           (b)    Distributions..............................................................................A-16
             5.14          CLASS 4D -- SETTLING FORMER PREFERRED STOCKHOLDER CLAIMS..........................................A-16
                           (a)    Impairment and Voting......................................................................A-16
                           (b)    Distributions..............................................................................A-16
             5.15          CLASS 4E -- MULTIEMPLOYER PENSION CLAIM...........................................................A-16
                           (a)    Impairment and Voting......................................................................A-16
                           (b)    Distributions..............................................................................A-16
             5.16          CLASS 4F -- ENVIRONMENTAL SETTLEMENT AGREEMENT CLAIMS.............................................A-17
                           (a)    Impairment and Voting......................................................................A-17
                           (b)    Distributions..............................................................................A-17
                           (c)    Waiver of Additional Consideration.........................................................A-17
             5.17          CLASS 5 -- INSURED CLAIMS AGAINST MI..............................................................A-17
             5.18          CLASS 6 -- INSURED CLAIMS AGAINST SMC.............................................................A-18
             5.19          CLASS 7 -- MI EQUITY INTERESTS....................................................................A-18
             5.20          CLASS 8 -- SMC EQUITY INTERESTS...................................................................A-18
             5.21          ADDITIONAL TREATMENT PROVISION....................................................................A-18

ARTICLE VI  SATISFACTION OF CLAIMS AND INTERESTS.............................................................................A-18

ARTICLE VII  ENVIRONMENTAL SETTLEMENT AGREEMENTS.............................................................................A-18

ARTICLE VIII  THE FPS SETTLEMENT.............................................................................................A-19

ARTICLE IX  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN, MEANS
             OF IMPLEMENTATION AND TREATMENT OF DISPUTED, CONTINGENT, AND
             UNLIQUIDATED ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS.........................................A-19
             9.1           Voting of Claims..................................................................................A-19
             9.2           Effect of Compromises and Settlements.............................................................A-19
                           (a)    FPS Settlement.............................................................................A-19
                           (b)    Environmental Settlement Agreements........................................................A-19
             9.3           Method of Distributions Under the Plan............................................................A-19
                           (a)    In General.................................................................................A-19
                           (b)    Method of Payment..........................................................................A-19
                           (c)    Transactions on Business Days..............................................................A-19
                           (d)    Hart-Scott-Rodino Compliance...............................................................A-19
                           (e)    Minimum Distributions and Fractional Cents.................................................A-20
                           (f)    Fractional Shares..........................................................................A-20
                           (g)    Distribution of New Secured Notes..........................................................A-20
                           (h)    Unclaimed Distributions....................................................................A-21
                           (i)    Limitation on Distributions................................................................A-21



                                       iv

                                                                                                                             Page
             9.4           Cancellation and Surrender of Existing Securities and Agreements..................................A-21
             9.5           Registration of New Common Stock..................................................................A-21
             9.6           Listing of New Common Stock.......................................................................A-21
             9.7           Setoffs...........................................................................................A-21
             9.8           Obligations Under the Plan Are Without Recourse...................................................A-22
             9.9           Insured Claims....................................................................................A-22

ARTICLE X  EXECUTORY CONTRACTS...............................................................................................A-22
             10.1          Assumption or Rejection of Executory Contracts....................................................A-22
                           (a)    Executory Contracts........................................................................A-22
                           (b)    Unexpired Leases...........................................................................A-22
                           (c)    Approval of Assumption or Rejection of Leases and Contracts................................A-22
                           (d)    Cure of Defaults...........................................................................A-23
                           (e)    Bar Date for Filing Proofs of Claim Relating to Executory Contracts Rejected
                                  Pursuant to the Plan.......................................................................A-23
             10.2          Indemnification Obligations.......................................................................A-23
             10.3          Compensation and Benefit Programs.................................................................A-23

ARTICLE XI  CERTAIN MATTERS RELATING TO THE DISPUTED CLAIMS..................................................................A-23
             11.1          Objections to Claims; Prosecution of Disputed Claims; Non-Settling Former Preferred
                           Stockholders......................................................................................A-23
             11.2          Disputed Other Secured And Priority Claims Reserve................................................A-24
             11.3          Disputed Unsecured Claims Reserve.................................................................A-24
             11.4          The Disputed Claims Agent.........................................................................A-24
             11.5          Distributions, Generally..........................................................................A-24
             11.6          Disputed Administrative Expense Claims, Other Secured Claims, Priority Tax Claims
                           and Other Priority Claims.........................................................................A-25
                           (a)    Estimation.................................................................................A-25
                           (b)    Distributions Upon Allowance...............................................................A-25
                           (c)    Disallowed Claims..........................................................................A-25
             11.7          Disputed Unsecured Claims.........................................................................A-25
                           (a)    Estimation.................................................................................A-25
                           (b)    Distributions Upon Allowance...............................................................A-25
                           (c)    Disallowed Disputed Unsecured Claims.......................................................A-26

ARTICLE XII  CERTAIN MATTERS RELATING TO THE DEBTORS AND THEIR SUBSIDIARIES..................................................A-26
             12.1          Intercompany Claims...............................................................................A-26
             12.2          Subsidiary Guarantees.............................................................................A-26

ARTICLE XIII  PROVISIONS REGARDING CORPORATE GOVERNANCE OF THE REORGANIZED
             DEBTORS.........................................................................................................A-27
             13.1          General...........................................................................................A-27
             13.2          Meetings of Stockholders..........................................................................A-27
             13.3          Directors and Officers of Reorganized Debtors.....................................................A-27
                           (a)    Boards of Directors........................................................................A-27
                           (b)    Officers...................................................................................A-27
             13.4          Articles of Incorporation and Bylaws..............................................................A-27
             13.5          Issuance of New Securities by Reorganized Metallurg...............................................A-28
                           (a)    Authorization..............................................................................A-28
                           (b)    Amount.....................................................................................A-28



                                        v


                                                                                                                             Page
ARTICLE XIV  EFFECT OF CONFIRMATION OF PLAN..................................................................................A-28
             14.1          Revesting of Assets...............................................................................A-28
             14.2          General Discharge of and Release from Claims and Interests........................................A-29
             14.3          Releases of Claims and Injunction.................................................................A-29
             14.4          Avoidance Powers..................................................................................A-29
             14.5          Rights of Action..................................................................................A-29

ARTICLE XV  EFFECTIVENESS OF THE PLAN........................................................................................A-30
             15.1          Conditions Precedent to Confirmation..............................................................A-30
             15.2          Conditions Precedent to Consummation..............................................................A-30
             15.3          Waiver of Conditions..............................................................................A-32
             15.4          Effective Date....................................................................................A-32

ARTICLE XVI  RETENTION OF JURISDICTION.......................................................................................A-32

ARTICLE XVII  ACCEPTANCE OR REJECTION OF PLAN................................................................................A-33
             17.1          Acceptance by a Class of Creditors................................................................A-33
             17.2          Impaired Classes to Vote..........................................................................A-33
             17.3          Cram Down.........................................................................................A-33

ARTICLE XVIII  MISCELLANEOUS PROVISIONS......................................................................................A-33
             18.1          Effectuating Documents and Further Transactions...................................................A-33
             18.2          Exemption from Transfer Taxes.....................................................................A-33
             18.3          Exculpation.......................................................................................A-34
             18.4          Committee.........................................................................................A-34
                           (a)    Power to Negotiate Intercreditor Agreements................................................A-34
                           (b)    Termination................................................................................A-34
             18.5          Amendment or Modification of the Plan; Severability...............................................A-34
             18.6          Revocation or Withdrawal of the Plan..............................................................A-34
             18.7          Binding Effect....................................................................................A-34
             18.8          Notices...........................................................................................A-35
             18.9          Governing Law.....................................................................................A-35
             18.10         Withholding and Reporting Requirements............................................................A-35
             18.11         Plan Supplement...................................................................................A-35
             18.12         Headings..........................................................................................A-35
             18.13         Construction......................................................................................A-35
             18.14         Exhibits..........................................................................................A-36
             18.15         Filing of Additional Documents....................................................................A-36
             18.16         Execution of Additional Documentation.............................................................A-37


SCHEDULES TO PLAN

Schedule 10.1(a)           Executory Contracts to Be Assumed Under the Plan
Schedule 10.1(b)           Executory Contracts to be Rejected Under the Plan


EXHIBIT TO PLAN

Exhibit A                  Summary of Terms and Conditions of New Secured Notes

          FOURTH AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION FOR
            METALLURG, INC. AND SHIELDALLOY METALLURGICAL CORPORATION

                Metallurg, Inc. ("MI"), a New York corporation, Shieldalloy Metallurgical Corporation ("SMC"), a New York corporation, propose the following joint plan of reorganization pursuant to section 1121(a) of title 11, United States Code:

                                    ARTICLE I

                      DEFINITION AND CONSTRUCTION OF TERMS

        Definitions. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

        1.1 Administrative Expense Claim means a Claim for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including without limitation: (a) the actual, necessary costs and expenses incurred after the Commencement Date of preserving the Estates of the Debtors and operating the businesses of the Debtors; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded pursuant to sections 330(a) or 331 of the Bankruptcy Code; (c) allowed claims for reclamation of goods under section 546(c) of the Bankruptcy Code, and (d) all fees and charges assessed against the Estates of the Debtors pursuant to section 1930 of title 28 of the United States Code.

        1.2 Allowed Claim means a Claim against any of the Debtors (a) proof of which was timely and properly filed on or before the Bar Date, or (b) listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent and, in either case, and in the case of an Administrative Expense Claim, (i) which currently is due and payable, and (ii) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which an objection has been interposed and such Claim has been allowed, in whole or in part, by a Final Order. For purposes of determining the amount of an "Allowed Claim" or an "Allowed Administrative Expense Claim," there shall be deducted therefrom an amount equal to the amount of any claim which the Debtors may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable law. Unless otherwise specified herein or by order of the Bankruptcy Court, an "Allowed Claim" shall not, for purposes of distribution under the Plan, include interest on such "Allowed Claim" from the Commencement Date.

        1.3 Allowed Equity Interest means an Equity Interest in any of the Debtors (a) proof of which was filed on or before the Bar Date, or (b) listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent and, in either case, as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which an objection has been interposed and such Equity Interest has been allowed, in whole or in part, by a Final Order.

        1.4 Articles of Incorporation means the Restated Articles of Incorporation of the Reorganized Debtors (as applicable to each of the Reorganized Debtors), as certified by the Secretary of State as of the Effective Date.

        1.5 Ballot means the form, approved by the Bankruptcy Court, and distributed to holders of Claims for acceptance or rejection of the Plan.

        1.6 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

        1.7 Bankruptcy Court means the United States District Court for the Southern District of New York, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code.

        1.8 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, including the Local Rules of the Bankruptcy Court, as amended.

        1.9 Bar Date means the date fixed by order of the Bankruptcy Court, pursuant to which all proofs of claim and interest must have been filed. The Bar Date in the Chapter 11 Cases is August 15, 1994.

        1.10 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to be closed.

        1.11 Bylaws means the Restated Bylaws of Reorganized Metallurg in effect as of the Effective Date.

        1.12 Canadian Guarantee Portion means the percentage equivalent of a fraction, the numerator of which shall be $2,750,000 and the denominator of which shall be the Net Reorganization Value.

        1.13 Canadian Guarantees means (i) that certain guarantee issued by MCL of that certain revolving credit agreement, dated July 31, 1986, as amended as of August 31, 1990 entered into by and among MI, SMC and MCL, as borrowers, the lenders a party thereto, and Morgan Guaranty Trust Company of New York, as agent for the lenders, and (ii) that certain guarantee issued by MCL of that certain note, dated August 31, 1989, issued by MI to Deutsche Bank in the principal amount of $5 million.

        1.14 Cash means the lawful currency of the United States of America and cash equivalents.

        1.15 Cash Distribution Pool means all available Cash (excluding any Cash held or to be held in trust or letters of credit issued, for the benefit of the Environmental Authorities pursuant to the Environmental Settlement Agreements) of MI and SMC as of the Effective Date in excess of $5,000,000, after giving effect to all Cash distributions to be made to: (a) holders of Allowed Administrative Expense Claims and Allowed Priority Tax Claims pursuant to Sections 3.1 and 3.2 of the Plan; (b) holders of Allowed Other Priority Claims pursuant to Sections 5.1 and 5.2 of the Plan; (c) holders of Allowed Convenience Claims pursuant to Sections 5.9 and 5.10 of the Plan; (d) the holder of the Class 2C-Midlantic Secured Claim; (e) fund the Disputed Other Secured and Priority Claims Reserve pursuant to Section 11.2 of the Plan; (f) holders of Allowed Claims on account of accrued interest in respect of the New Secured Notes made on the Effective Date pursuant to Section 9.3(g) of the Plan; and (g) Former Preferred Stockholders who elect to participate in the FPS Settlement and chose the FPS Settlement Cash Option. Cash in the Cash Distribution Pool shall be (x) distributed to holders of Allowed Unsecured Claims and (y) used to fund the Disputed Unsecured Claims Reserve pursuant to Section 11.3(b) of the Plan and shall be subject to adjustment pursuant to Section 9.3(g) of the Plan. Cash in the Cash Distribution Pool shall be equal to at least $25,000,000 less any adjustment made pursuant to Section 9.3(g) of the Plan.

        1.16 Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, styled In re METALLURG, INC. and SHIELDALLOY METALLURGICAL CORPORATION, Jointly Administered Chapter 11 Case Nos. 93 B 44468
(JLG) and 93 B 44469 (JLG), currently pending in the Bankruptcy Court, under which the Debtors are the Debtors in Possession.

        1.17 Claim means (a) any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the

Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

        1.18 Commencement Date means September 2, 1993, the date on which the Debtors filed their voluntary petitions for relief under the Bankruptcy Code commencing the Chapter 11 Cases.

        1.19 Committee means the statutory committee of unsecured creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

        1.20 Compensation Claim means that portion of an Allowed Claim representing compensation that is subject to withholding and employment tax requirements under applicable law.

        1.21 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

        1.22 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

        1.23 Convenience Claims means (a) Unsecured Claims of MI or Unsecured Claims of SMC equal to $1,000 or less; (b) an Allowed Unsecured Claim against MI or SMC of a holder that has irrevocably elected on its Ballot to reduce its Claim against either MI or SMC to the amount of $1,000 or less and/or (c) a Disputed Claim against either MI or SMC which became an Allowed Unsecured Claim of $1,000 with the consent of either MI or SMC, as the case may be; provided, however, that the Unsecured Claim of a holder of more than one Unsecured Claim against either MI or SMC may not be a Convenience Claim unless the holder has irrevocably elected on its Ballot to withdraw, consolidate, amend and reduce all Unsecured Claims held by it against any of the Debtors to one consolidated Unsecured Claim against either MI or SMC, as the case may be, in the amount of $1,000 or less; provided, further, however, such holder shall not be required to aggregate its Claims against MI, if any, with its Claims against SMC, if any.

        1.24    Debtors means MI and SMC.

        1.25 Debtors in Possession means the Debtors, as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code in the Chapter 11 Cases.

        1.26 Deficiency Amount means the amount of Cash in the Cash Distribution Pool which is less than the Target Cash Amount on the Effective Date.

        1.27 Disclosure Statement means the disclosure statement, as it may be amended and modified, relating to the Plan, and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

        1.28 Disputed Claim means a Claim against any of the Debtors, proof of which is timely and properly filed with the Bankruptcy Court and the allowance of which, in whole or in part, is subject to a timely objection interposed by the Debtors or any other party in interest prior to or after the Confirmation Date pursuant to Section 11.1 herein; provided, however, that in the event the Bankruptcy Court or District Court shall estimate a Disputed Claim for purposes of allowance pursuant to section 502(c) of the Bankruptcy Code, such estimation shall constitute and represent the maximum amount in which such Claim may ultimately become an Allowed Claim. Prior to the time that an objection has been or may be timely filed, for the purposes of the Plan, a Claim shall be considered a Disputed Claim to the extent that the amount of the Claim specified in the proof of claim exceeds the amount of the Claim scheduled by the Debtors as other than disputed, contingent or unliquidated.

        1.29    Disputed Claims Agent means Reorganized Metallurg.

        1.30 Disputed Other Secured and Priority Claims Reserve means the reserve to be established under the Plan in a segregated, interest-bearing account into which the Debtors will deposit Cash from and after the Effective Date in an amount equal to (i) the aggregate of all Disputed Administrative Expense Claims, Disputed Other Secured Claims, Disputed Priority Tax Claims and Disputed Other Priority Claims, (ii) the reasonable costs and expenses incurred by the Disputed Claims Agent to administer the Plan Reserves, and (iii) any taxes payable by the Plan Reserves. Cash in the Disputed Other Secured and Priority Claims Reserve will be distributed by the Reorganized Debtors on account of Disputed Administrative Expense Claims, Disputed Other Secured Claims, Disputed Priority Tax Claims and Disputed Other Priority Claims if and when any such Claims become Allowed Claims, as set forth more fully in Article 11 of the Plan.

        1.31 Disputed Unsecured Claims Reserve means the escrow to be established under the Plan into which (i) Reserved Securities shall be deposited on the Effective Date in an amount equal to the Reserved Securities that would be distributed by the Reorganized Debtors on account of Disputed Unsecured Claims in Classes 4A and 4C if and when such Claims become Allowed Claims, as set forth more fully in Article XI of the Plan and (ii) the Debtors will deposit Cash on the Effective Date into an interest-bearing account in an amount equal to the Cash that would be distributed by the Reorganized Debtors on account of Disputed Unsecured Claims in Classes 4A and 4C if and when any such Claims become Allowed Claims, as set forth more fully in Article XI of the Plan.

        1.32 District Court means the United States District Court for the Southern District of New York.

        1.33 DOI means the United States Department of Interior.

        1.34 Effective Date means the date on which the Plan shall take effect, as provided for in Section 15.4 of the Plan.

        1.35 Employee Withholding Requirement means any requirement pursuant to applicable law that a percentage of the Cash and other property paid or distributed on account of a Compensation Claim be withheld from such payment or distribution.

        1.36 Environmental Authorities means any government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government which administers any federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and any judicial or administrative interpretation thereof, relating to the regulation and protection of human health, safety, the environment and natural resources, including, but not limited to, USEPA, DOI, NJDEP, NRC, Ohio EPA and ODH.

        1.37 Environmental Claim means any Claim arising under any Environmental Law.

        1.38 Environmental Law means any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

        1.39 Environmental Letters of Credit means (i) the $8,000,000 letter of credit, dated as of December 29, 1989, issued by Deutsche Bank AG in favor of the NJDEP; (ii) the $1,500,000 letter of credit, dated as of July 18, 1990, issued by Deutsche Bank AG in favor of the NRC; (iii) the $8,000,000 letter of credit, dated as of February 23, 1989, issued by National Westminster Bank PLC in favor of the NJDEP; and (iv) the $200,000 irrevocable standby letter of credit, dated as of June 3, 1986, issued by Midlantic Bank in favor of the NJDEP.

        1.40 Environmental Settlement Agreements means those agreements entered into by and among MI and SMC, as Debtors and Reorganized Debtors, and the Environmental Authorities providing for the resolution of all Environmental Claims and other related issues included in the Plan Supplement.

        1.41 Environmental Settlement Agreement Claims means those Environmental Claims against MI and SMC which pursuant to the Environmental Settlement Agreements will be classified and treated as Allowed Claims against SMC under Class 4F of the Plan.

        1.42 Equity Interest means any equity interest in the Debtors, and any option, warrant or other agreement requiring the issuance of any such equity interest; provided however that Equity Interest shall not include any Old Preferred Stock.

        1.43 Escrow Agent means Reorganized Metallurg.

        1.44 Estates means the estates created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

        1.45 Excess Distribution means the amount of Cash in the Cash Distribution Pool which exceeds the Target Cash Amount on the Effective Date.

        1.46 Executory Contract means any executory contract or unexpired lease, within the meaning of section 365 of the Bankruptcy Code, in effect between any of the Debtors and any other Person or Persons as of the Commencement Date.

        1.47 Exit Financing means the term loan or revolving credit facilities for the purpose of (i) obtaining a working capital facility or (ii) reducing the amount of the New Secured Notes, or both.

        1.48 Exit Financing Cashout means the proceeds from the Exit Financing distributed to holders of Allowed General Unsecured Claims on the Effective Date in lieu of and up to an equal principal amount of the New Secured Notes that would have otherwise been distributed to such holders.

        1.49 Final Order means an order or judgment entered by the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment shall have been determined by the highest court to which such order or judgment was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

        1.50 Former Preferred Stockholders means those individuals who are listed on MI's schedules of liabilities as holders of claims on account of preferred stock issued by MI.

        1.51 FPS Settlement means the settlement agreement as negotiated with the Committee by MI's management on behalf of Former Preferred Stockholders, incorporated into the Plan, and approved by the Bankruptcy Court pursuant to which the FPS Settlement Amount upon election on the election form accompanying the Plan or by stipulation with the Debtors and the Committee is accepted by Former Preferred Stockholders in full settlement of their claims on account of preferred stock issued by MI.

        1.52 FPS Settlement Amount means the distribution to be made to Settling Former Preferred Stockholders in an amount equal to, at their individual option, either: (i) the FPS Settlement Stock Option; or (ii) the FPS Settlement Cash Option. If a Former Preferred Stockholder elects to accept the FPS Settlement Amount, it shall be deemed to hold an Allowed Claim in Class 4D of the Plan.

        1.53 FPS Settlement Cash Option means those Former Preferred Stockholders who elect into the FPS Settlement and choose to receive their Pro Rata Share of Cash in the amount of $750,000.

        1.54 FPS Settlement Stock Option means those Former Preferred Stockholders who elect into the FPS Settlement and choose to receive their Pro Rata Share of 150,000 shares (approximately three percent (3%)) of the New Common Stock.

        1.55 Intercompany Claim means any Claims of the Debtors against each other and any claims of a Subsidiary against either of the Debtors.

        1.56 Insured Claim means any Claim, other than an Environmental Claim, against any of the Debtors payable, in whole or in part, by an insurance policy or policies issued by an insurance company on behalf of any of the Debtors.

        1.57 Management Stock Award and Stock Option Plan means the stock option program for management of MI and its Subsidiaries to be adopted by the board of directors of Reorganized Metallurg. The Management Stock Award and Stock Option Plan shall provide for distribution of the options in the time and manner as fully set forth in Exhibit F to the Disclosure Statement.

        1.58 Management Stock Awards means the New Common Stock issued or issuable as a stock award under the Management Stock Award and Stock Option Plan as in effect on the Effective Date.

        1.59    MCL means Metallurg (Canada) Ltd.

        1.60 Midlantic Guarantee means those certain guarantees respectively dated July 12, 1979; November 24, 1980; and June 18, 1981 issued by MI guaranteeing the indebtedness arising under the New Jersey Economic Development Authority Notes held by Midlantic.

        1.61 MI Unsecured Portion means 100% less a percentage equivalent of a fraction, the numerator of which shall be $2,750,000 and the denominator of which shall be the Net Reorganization Value.

        1.62    Midlantic means Midlantic Bank, N.A.

        1.63 Midlantic Claim means the Claim of Midlantic arising under the New Jersey Economic Development Authority Notes held by Midlantic to the extent such Claim is a Secured Claim.

        1.64 Multiemployer Pension Claims means those Claims asserted by District 65 Pension Plan against MI and SMC.


        1.65 Net Reorganization Value means Reorganization Value less (i) the value of the Management Stock Awards, (ii) the value of the New Common Stock distributed to the Settling Former Preferred Stockholders, (iii) the value of New Common Stock, New Secured Notes and Cash distributed to holders of Class 4C Claims assuming all Class 4C Claims elect "Class 4C-Option A," and (iv) the value of New Common Stock, New Secured Notes and Cash that would have been distributed to holders of Allowed Claims in Classes 4E and 4F had they been classified as holders of Allowed Claims in Class 4C which as of the Effective Date of the Plan would have included the aggregate of all Allowed Claims classified as Class 4C under this Plan (with all such Claims having been treated or elected under Class 4C-Option A) and all Allowed Claims classified as Class 4E and Class 4F under this Plan.

        1.66 New Common Stock means the common stock of Reorganized Metallurg authorized pursuant to Section 13.5 of the Plan, par value of $0.01 per share.

        1.67 New Secured Note Indenture means that certain indenture dated as of the Effective Date, between Reorganized Metallurg, as issuer, and a financial institution selected by Reorganized Metallurg, as trustee, which indenture shall be on the terms and subject to the conditions described in Exhibit A to the Plan and substantially in the form included in the Plan Supplement.

        1.68 New Secured Notes means the promissory notes in the aggregate original principal amount of $60 million less the amount of Cash distributed from the Cash Distribution Pool in excess of the Target Cash Amount on the Effective Date and authorized to be issued pursuant to the Plan on the terms and subject to the conditions described in Exhibit A to the Plan and as adjusted in accordance with Section 13.5(b) of the Plan.

        1.69 NJDEP means the New Jersey Department of Environmental Protection and Energy or any successor thereto.

        1.70 NJDEP Settlement Agreement means the settlement agreement entered into by and between the Debtors and NJDEP settling Environmental Claims and other related issues.

        1.71 Non-Settling Former Preferred Stockholders means those Former Preferred Stockholders who do not elect on their Ballot to participate in the FPS Settlement and do not become holders of Allowed Class 4D Claims.

        1.72 NRC means the Nuclear Regulatory Commission or any successor thereto.

        1.73 ODH means the State of Ohio Department of Health.

        1.74 Ohio EPA means the State of Ohio Environmental Protection Agency or any successor thereto.

        1.75 Ohio Settlement Agreement means the settlement agreement entered into by and among the Ohio EPA, ODH and the Debtors providing for the resolution of Environmental Claims and other related issues.

        1.76 Old Preferred Stock means the preferred stock issued by MI prior to the Petition Date.

        1.77 Other Letters of Credit means (i) the $100,000 irrevocable standby letter of credit, dated as of March 21, 1989, by Midlantic Bank in favor of the Board of Chosen Freeholders County of Cumberland, New Jersey; and (ii) the $15,000 letter of credit, dated as of March 17, 1992 issued by Midlantic Bank in favor of the Board of Chosen Freeholders County of Cumberland, New Jersey, each of the foregoing as amended or modified from time to time.

        1.78 Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code, but only to the extent such Claim is entitled to such priority.

        1.79 Other Secured Claim means any Secured Claim other than the Midlantic Claim classified in Class 2C.

        1.80 Person means an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof, or any other entity.

        1.81 Plan means this joint chapter 11 plan of reorganization (including all exhibits and schedules annexed hereto), either in its present form or as it may be altered, amended, or modified from time to time.

        1.82 Plan Proponents means the Debtors.

        1.83 Plan Reserves means, collectively, the Disputed Other Secured and Priority Claims Reserve and the Disputed Unsecured Claims Reserve.

        1.84 Plan Supplement means the forms of documents specified in Section
18.11 of the Plan.

        1.85 Priority Tax Claim means a Claim of a governmental unit entitled to priority in payment under section 507(a)(7) of the Bankruptcy Code, but only to the extent such Claim is entitled to such priority.

        1.86 Pro Rata Share means the proportion that the amount of a Claim in a particular Class bears to the aggregate amount of all Claims in such Class, including Disputed Claims.

        1.87 Reallocation Date means the first Business Day of each successive three month period following the Effective Date until such time as there are no Disputed Claims.

        1.88 Reorganization Value means the reorganized value of Reorganized Metallurg immediately prior to the Effective Date (inclusive of Cash, equity in Reorganized SMC and the Subsidiaries, but excluding Cash and other assets distributed under the Plan in payment of all MI and SMC Administrative, Priority Tax, Other Priority Claims, Convenience Claims of MI and SMC and Settling Former Preferred Stockholder Claims).

        1.89 Reorganized Debtors means Reorganized Metallurg and Reorganized
SMC.

        1.90 Reorganized Metallurg means MI or any successors thereto by merger, consolidation or otherwise, on or after the Effective Date.

        1.91 Reorganized SMC means SMC or any successors thereto by merger, consolidation or otherwise, on or after the Effective Date.

        1.92 Reserved Notes means those of New Secured Notes held in the Disputed Unsecured Claims Reserve for the account of Disputed Unsecured Claims in Classes 4A and 4C as if such Claims were Allowed in their full claimed amounts.

        1.93 Reserved Securities means the Reserved Notes and the Reserved
Stock.

        1.94 Reserved Stock means those shares of New Common Stock held in the Disputed Unsecured Claims Reserve for the account of Disputed Unsecured Claims in Classes 4A and 4C as if such Claims were Allowed in their full claimed amounts.

        1.95 Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

        1.96 Secured Claim means a Claim against any of the Debtors secured by a lien on any asset of that Debtor, which lien is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value, as determined pursuant to subsection 506(a) of the Bankruptcy Code, of any interest of the claimant in property of the Estates securing such Claim. No Secured Claims against the Estates have been created pursuant to an election under section 1111(b) of the Bankruptcy Code.

        1.97 Settling Former Preferred Stockholders means those Former Preferred Stockholders who elect on their election form to release, compromise and settle all Claims on account of preferred stock issued by MI. Each Settling Former Preferred Stockholder shall be deemed to have an Allowed Claim in Class 4D upon making an election to settle their Claim by so indicating on the enclosed election form, or by entering into an agreement with MI approved by the Committee and the Bankruptcy Court. Such election shall be incorporated in the Plan as a settlement and compromise and approved by the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

        1.98 Settling Former Preferred Stockholder Claim means the Claim of each Settling Former Preferred Stockholder as listed and set forth in Schedule F of the schedules of liabilities as filed and amended by MI on account of preferred stock issued by MI.

        1.99 SMC Unsecured Portion means 30%.

        1.100 Subsidiary means (i) any Person existing on the Effective Date of which at least a majority of the capital stock or other equity interest having ordinary voting power for the election of directors or other governing body of such Person is owned by Reorganized Metallurg or Reorganized SMC, directly or indirectly, or (ii) any other Person of which at least a majority of the capital stock or other equity interest having ordinary voting power for the election of directors or other governing body of such Person is owned by Reorganized Metallurg or Reorganized SMC, directly or indirectly.

        1.101 Target Cash Amount means Cash in the Cash Distribution Pool equal to $30 million.


        1.102 Unsecured Claim means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Intercompany Claim, Insured Claim, Settling Former Preferred Stockholder Claim, or the Midlantic Secured Claim, including, without limitation, Claims arising as a result of the rejection of Executory Contracts pursuant to section 365 of the Bankruptcy Code.

        1.103 USEPA means the United States Environmental Protection Agency.

        1.104 United States Settlement Agreement means the settlement agreement entered into by and among the USEPA, DOI and the Debtors providing for the resolution of Environmental Claims and other related issues.

        1.105 Voting Deadline means the last day for written acceptance or rejection of the Plan, and for the Former Preferred Stockholders to elect to participate in the FPS Settlement, as set by the Court.

        Other Terms. A term used herein that is not defined herein or elsewhere in the Plan shall have the meaning ascribed to that term, if any, in the Bankruptcy Code or Bankruptcy Rules.

        Construction of Certain Terms.

        (a) The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

        (b) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                   ARTICLE II

                             PROPERTY DISTRIBUTIONS

        The Reorganized Debtors shall distribute the following property to the holders of Allowed Claims in accordance with the treatment provisions in Article V of this Plan.

        2.1 Cash. Cash as described in Section 1.15 of the Plan and Sections 5.11, 5.12, 5.13, 5.15 and 5.16, including Cash in excess of the Target Cash Amount.

        2.2 New Secured Notes. The New Secured Notes shall be issued by Reorganized Metallurg on the terms and conditions specified on Exhibit A to the Plan. The New Secured Notes will be governed by the New Secured Note Indenture. As specified in Sections 5.11, 5.12 and 5.13 of the Plan, the New Secured Notes will be distributed to holders of Allowed Claims which are Unsecured Claims of MI (which includes Classes 4A and 4B) and Unsecured Claims of SMC in Classes 4C and 4E. To the extent there is an Excess Distribution, the Excess Distribution shall be used to reduce the principal amount of New Secured Notes that would otherwise be distributed to holders of Allowed Unsecured Claims in Classes 4A, 4B, 4C and 4E. To the extent that there is a Deficiency Amount, the Deficiency Amount shall be added to increase the principal amount of the New Secured Notes, which increase shall in no event be greater than $5 million. In the event that holders of Allowed Claims in Classes 4A, 4B, or 4C elect "Option B" thereunder, the principal amount of the New Secured Notes will be reduced accordingly. In the event the Reorganized Debtors or their Subsidiaries borrow funds under one or more term loan or revolving credit facilities, the proceeds thereof may be used to reduce on a dollar for dollar basis the principal amount of the New Secured Notes that would otherwise be distributed to holders of Allowed Unsecured Claims in Classes 4A, 4B, 4C and 4E.

        2.3 New Common Stock. Reorganized Metallurg shall issue a single class of common stock which, as specified in Sections 5.11 5.12, 5.13, and 5.15 of the Plan, will be distributed to holders of Allowed Claims which are Unsecured Claims of MI (Class 4A), Canadian Guarantee Claims (Class 4B), Unsecured Claims of SMC (Class 4C), and Multiemployer Pension Claim (Class 4E), respectively, subject to the Management Stock Awards and the FPS Settlement Amount. The aggregate amount of New Common Stock issued by Reorganized Metallurg under the Plan shall be adjusted as set forth in Section 13.5 of the Plan.

                                   ARTICLE III

                       TREATMENT OF ADMINISTRATIVE EXPENSE
                         CLAIMS AND PRIORITY TAX CLAIMS

        3.1 Administrative Expense Claims. Except to the extent that the holder of an Allowed Administrative Expense Claim agrees to a different treatment, Reorganized Debtors shall pay to each holder of an Allowed Administrative Expense Claim, that has not been paid prior to the Effective Date in the ordinary course of business, Cash in an amount equal to such Allowed Administrative Expense Claim, which shall be paid on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, or as otherwise agreed to by the parties; provided, however, that Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business of or assumed by the Debtors in Possession shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and conditions of the particular transactions and any agreements relating thereto.

        3.2 Priority Tax Claims. Except to the extent that the holder of an Allowed Priority Tax Claim agrees to a different treatment, Reorganized Debtors shall pay to each holder of an Allowed Priority Tax Claim Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable.

                                   ARTICLE IV

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                This classification of Claims, other than Administrative Expense Claims, Priority Tax Claims and Insured Claims, and Equity Interests is made for all purposes, including voting, confirmation, and distribution, under the Plan and for ease of administration hereof. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that the Claim or Equity Interest is an Allowed Claim or an Allowed Equity Interest in that Class and has not been paid prior to the Effective Date. The classifications set forth below are subject to revision by the Plan Proponents in order to meet applicable legal and technical requirements, provided that the distributions to holders of Allowed Claims and Allowed Equity Interests in classes accepting the Plan shall conform to the distributions set forth herein in all material respects. The treatment of classes that reject the Plan shall be as agreed by the Plan Proponents, and the provisions hereof with respect thereto are subject to change.


Class 1A --     Other MI Priority Claims:                   Class 1A consists of all Other Priority Claims against MI.

Class 1B --     Other SMC Priority Claims:                  Class 1B consists of all Other Priority Claims against
                                                            SMC.

Class 2A --     MI Intercompany Claims:                     Class 2A consists of the Claims of SMC and the
                                                            Subsidiaries of MI and SMC against MI.

Class 2B --     SMC Intercompany Claims:                    Class 2B consists of the claims of MI and Subsidiaries
                                                            against SMC.

Class 2C --     Midlantic Secured Claim of SMC:             Class 2C consists of the Midlantic Claim against SMC to
                                                            the extent such Claim is a Secured Claim.

Class 2D --     Midlantic Guaranty:                         Class 2D consists of the Midlantic Guaranty Claim against
                                                            MI.

Class 2E --     MI Other Secured Claims:                    Class 2E consists of all Other Secured Claims against MI.

Class 2F --     SMC Other Secured Claims:                   Class 2F consists of all Other Secured Claims against
                                                            SMC.

Class 3A --     MI Convenience Claims:                      Class 3A consists of all Convenience Claims against MI.

Class 3B --     SMC Convenience Claims:                     Class 3B consists of all Convenience Claims against SMC.

Class 4A --     MI Unsecured Claims:                        Class 4A consists of all Unsecured Claims against MI,
                                                            other than the Unsecured Claims specified in Classes 2A,
                                                            2D, 3A, 4D, 4E and 4F of the Plan.

Class 4B --     Canadian Guarantee Claims:                  Class 4B consists of the holders of MI Unsecured Claims
                                                            who have the benefit of a Canadian Guarantee.


Class 4C --     SMC Unsecured Claims:                                Class 4C consists of all Unsecured Claims against SMC,
                                                                     other than the Unsecured Claims specified in Classes 2B,
                                                                     3B, 4E and 4F of the Plan.

Class 4D --     Settling Former Preferred Stockholder Claims:        Class 4D consists of all Settling Former Preferred
                                                                     Stockholder Claims against MI.

Class 4E --     Multiemployer Pension Claims:                        Class 4E consists of all Multiemployer Pension Claims by
                                                                     District 65 Pension Plan against MI and SMC.

Class 4F --     Environmental Settlement Agreement Claims:           Class 4F consists of all Claims against MI and SMC as
                                                                     identified in the Environmental Claims Settlement
                                                                     Agreements.

Class 5 --      Insured Claims Against MI:                           Class 5 consists of all Insured Claims against MI.

Class 6 --      Insured Claims Against SMC:                          Class 6 consists of all Insured Claims against SMC.

Class 7 --      MI Equity Interests:                                 Class 7 consists of all Equity Interests in MI.

Class 8 --      SMC Equity Interests:                                Class 8 consists of all Equity Interests in SMC.

                                    ARTICLE V

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

        5.1     CLASS 1A -- OTHER PRIORITY CLAIMS OF MI.

        (a) Impairment and Voting. Class 1A is unimpaired by the Plan. Each holder of an Allowed Claim in Class 1A is conclusively presumed to have accepted the Plan as a holder of Class 1A Claims and is not entitled to vote to accept or reject the Plan.

        (b) Distributions. Reorganized Metallurg shall pay to each holder of an Allowed Claim in Class 1A Cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

        5.2     CLASS 1B -- OTHER PRIORITY CLAIMS OF SMC.

        (a) Impairment and Voting. Class 2E is unimpaired by the Plan. Each holder of an Allowed Claim in Class 2E is conclusively presumed to have accepted the Plan as a holder of Class 1B Claims and is not entitled to vote to accept or reject the Plan.

        (b) Distributions. Reorganized SMC shall pay to each holder of an Allowed Claim in Class 1B Cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

        5.3     CLASS 2A -- MI INTERCOMPANY CLAIMS.

        (a) Impairment and Voting. Class 2A Claims are impaired by the Plan. Each holder of an Allowed Intercompany Claim in Class 2A shall be entitled to vote to accept or reject the Plan.

        (b) Distributions. On the Effective Date, the Allowed Intercompany Claims in Class 2A will be offset, and no other distribution shall be made to SMC and any Subsidiaries on account of such Allowed Claims under the Plan.

        5.4     CLASS 2B -- SMC INTERCOMPANY CLAIMS.

        (a) Impairment and Voting. Class 2B Claims are impaired by the Plan. Each holder of an Allowed SMC Intercompany Claim in Class 2B shall be entitled to vote to accept or reject the Plan.

        (b) Distributions. On the Effective Date, the allowed Intercompany Claims in Class 2B will be offset, and no other distribution shall be made to MI and any Subsidiaries on account of such Allowed Claims under the Plan.

        5.5     CLASS 2C -- MIDLANTIC SECURED CLAIM.

        (a) Impairment and Voting. The Claim in Class 2C shall be Allowed in the full amount of such Claim. Class 2C is impaired by the Plan. Midlantic, as the holder of the Allowed Claim in Class 2C, is entitled to vote to accept or reject the Plan.

        (b) Distributions. On the Effective Date or as soon thereafter as is practicable, Midlantic shall receive Cash in the full amount of its Allowed Claim in Class 2C.

        (c) Release of Liens. Midlantic, in consideration of the Cash distribution set forth in Section 5.5(b) of the Plan, shall release all liens and security interests securing said Secured Claims as of the Effective Date.

        5.6     CLASS 2D -- MIDLANTIC GUARANTY CLAIM.

        (a) Impairment and Voting. The Claims in Class 2D shall be allowed in the full the amount of such Claim. Class 2D is impaired by the Plan. Midlantic, as the holder of the Allowed Claim in Class 2D is entitled to vote to accept or reject the Plan.

        (b) Distributions. The Midlantic Guaranty Claim shall be deemed fully satisfied upon the Cash distribution as set forth in Section 5.5(b) of the Plan.

        5.7     CLASS 2E -- MI OTHER SECURED CLAIMS.

        (a) Impairment and Voting. Class 2E is unimpaired by the Plan. Each holder of an Allowed Claim in Class 2E is conclusively presumed to have accepted the Plan as a holder of Class 2E Claims and is not entitled to vote to accept or reject the Plan.

        (b) Distributions. At Reorganized Metallurg's option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Other Secured Claim, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Other Secured Claim to demand or receive accelerated payment from Reorganized Metallurg after the occurrence of a default, Reorganized Metallurg may cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code, or (c) Reorganized Metallurg may pay an Allowed Other Secured Claim in full, in cash, or (d) Reorganized Metallurg may deliver to the holder of an Allowed Other Secured Claim the property securing such Claim, in which event, the value of such holder's interest in such property shall be determined (i) by agreement of Reorganized Metallurg and the holder of such Allowed Other Secured Claim or (ii) if they do not agree, by the Bankruptcy Court, or (e) Reorganized Metallurg may assume and assign the contract or agreement governing an Allowed Other Secured Claim pursuant to section 365 or 1123(b)(2) of the Bankruptcy Code and cure any default required to be cured pursuant to section 365(b) of the Bankruptcy Code, or (f) Reorganized Metallurg may pay an Allowed Other Secured Claim in such manner as may be agreed to by the holder of such Claim.

        5.8     CLASS 2F -- SMC OTHER SECURED CLAIMS.

        (a) Impairment and Voting. Class 2F is unimpaired by the Plan. Each holder of an Allowed Claim in Class 2F is conclusively presumed to have accepted the Plan as a holder of Class 2F Claims and is not entitled to vote to accept or reject the Plan.

        (b) Distributions. At Reorganized SMC's option, on the Effective Date
(a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Other Secured Claim, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Other Secured Claim to demand or receive accelerated payment from Reorganized SMC after the occurrence of a default, Reorganized SMC may cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code, or (c) Reorganized SMC may pay an Allowed Other Secured Claim in full, in cash, or (d) Reorganized SMC may deliver to the holder of an Allowed Other Secured Claim the property securing such Claim, in which event, the value of such holder's interest in such property shall be determined (i) by agreement of Reorganized SMC and the holder of such Allowed Other Secured Claim or (ii) if they do not agree, by the Bankruptcy Court, or (e) Reorganized SMC may assume and assign the contract or agreement governing an Allowed Other Secured Claim pursuant to section 365 or 1123(b)(2) of the Bankruptcy Code and cure any default required to be cured pursuant to section 365(b) of the Bankruptcy Code, or (f) Reorganized SMC may pay an Allowed Other Secured Claim in such manner as may be agreed to by the holder of such Claim.

        5.9 CLASS 3A -- MI CONVENIENCE CLAIMS. Reorganized Metallurg shall pay to each holder of an Allowed Claim in Class 3A Cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable, subject to satisfaction of the Employee Withholding Requirement for Class 3A-MI Convenience Claims that are Compensation Claims.

        5.10 CLASS 3B -- SMC CONVENIENCE CLAIMS. Reorganized SMC shall pay to each holder of an Allowed Claim in Class 3B Cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable, subject to satisfaction of the Employee Withholding Requirement for Class 3B-SMC Convenience Claims that are Compensation Claims.

        5.11    CLASS 4A -- MI UNSECURED CLAIMS.

        (a) Impairment and Voting. Class 4A is impaired by the Plan. Each holder of an Allowed Claim in Class 4A is entitled to vote to accept or reject the Plan and to make the elections on the Ballot as set forth in Section 5.11(b).

        (b) Distributions. Each holder of an Allowed Claim in Class 4A which is $1 million or less shall elect on the Ballot, subject to the restrictions set forth herein, the following treatment under the Plan (with distributions on such Claims to be made on the later of the Effective Date and the date that such Class 4A Claim becomes an Allowed Claim, or as soon thereafter as is practicable) either: (A) its Pro Rata Share of (i) the MI Unsecured Portion of Cash in the Cash Distribution Pool less the amount of Cash distributed pursuant to Sections 5.13(b)(A)(i), 5.15(b)(ii) and 5.16(b)(ii) of the Plan, (ii) the MI Unsecured Portion of 70% of the New Secured Notes, and (iii) the MI Unsecured Portion of an amount equal to (x) 70% of the New Common Stock excluding the Management Stock Awards less (y) New Common Stock issued to Former Preferred Stockholders who elect the FPS Settlement Stock Option (collectively, the "Class 4A-Option A"), or (B) the same distribution made to the holder of an Allowed Class 4A Claim electing Class 4A-Option A, except that in lieu of its Pro Rata Share of the MI Unsecured Portion of 70% of the New Secured Notes, it will receive Cash equal to 66 2/3% of the principal amount of New Secured Notes that would have been distributed to it as the holder of an Allowed Claim in Class 4A pursuant to the Class 4A-Option A, (collectively, the "Class 4A-Option B"). Any holder of an Allowed Claim against MI in Class 4A that is more than $1 million shall receive the treatment under this Plan as set forth under the Class 4A-Option A. For purposes of determining whether the holder of an Allowed Claim in Class 4A has an Allowed Claim of $1 million or less, all of such holder's Allowed Claims in Class 4A shall be aggregated. For purposes of Class 4A-Option A and Class 4A-Option B, to the extent that there is an Excess Distribution, a Pro Rata Share of such excess Cash shall be on the Effective Date distributed to holders of Allowed Claims in Class 4A in lieu of an equal principal amount of the New Secured Notes that would otherwise be distributed to holders of Allowed Claims in Class 4A. In the event the Reorganized Debtors or their Subsidiaries elect to obtain Exit Financing, a Pro Rata Share of the MI Unsecured Portion of 70% of the proceeds from the Exit Financing Cashout shall be distributed to holders of Allowed Claims in Class 4A; provided, however, that in the event the holder of an Allowed Claim in Class 4A elects treatment under the Class 4A-Option B, it shall be entitled to receive the amount of Cash payable as part of the Exit Financing Cashout of the New Secured Notes that would have been issued to it under the Class 4A-Option A, and shall also be entitled to receive Cash equal to 66 2/3% of the balance of the principal amount of New Secured Notes that would have been distributed to it under the Class 4A-Option A. To the extent the holder of an Allowed Claim in Class 4A fails to make an election on the Ballot in choosing treatment under either the Class 4A-Option A or Class 4A-Option B, it shall be deemed to have elected the Class 4A-Option A.

        5.12    CLASS 4B -- CANADIAN GUARANTEE CLAIMS.

        (a) Impairment and Voting. Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Class 4B is entitled to vote to accept or reject the Plan.

        (b) Distributions. Each holder of an Allowed Claim in Class 4B shall receive, subject to the restrictions set forth herein, the following treatment under the Plan (with distributions on such Claims to be made on the later of the Effective Date and the date that such Class 4B Claim becomes an Allowed Claim, or as soon thereafter as is practicable): its Pro Rata Share of (i) the Canadian Guarantee Portion of Cash in the Cash Distribution Pool less the amount of Cash distributed pursuant to Sections 5.13(b)(A)(i), 5.15(b)(ii) and 5.16(b)(ii) of the Plan, (ii) the Canadian Guarantee Portion of 70% of the New Secured Notes, and (iii) the Canadian Guarantee Portion of an amount equal to (x) 70% of the New Common Stock excluding the Management Stock Awards less (y) New Common Stock issued to Former Preferred Stockholders who elect the FPS Settlement Stock Option. To the extent that there is an Excess Distribution, a Pro Rata Share of such excess Cash shall be distributed to holders of Allowed Claims in Class 4B in lieu of and up to an equal principal amount of the New Secured Notes that would otherwise be distributed to holders of Allowed Claims in Class 4B. In the event the Reorganized Debtors or their Subsidiaries obtain an Exit Financing, a Pro Rata Share of the Canadian Guarantee Portion of 70% of the proceeds from the Exit Financing Cashout shall be distributed to holders of Allowed Claims in Class 4B.

        5.13    CLASS 4C -- SMC UNSECURED CLAIMS.

        (a) Impairment and Voting. Class 4C is impaired by the Plan. Each holder of an Allowed Claim in Class 4C is entitled to vote to accept or reject the Plan and to make the election as set forth in Section 5.13(b).

        (b) Distributions. Each holder of an Allowed Claim in Class 4C which is $1 million or less shall elect on the Ballot, subject to the restrictions set forth herein, the following treatment under the Plan (which shall be distributed on the later of the Effective Date and the date that such Class 4C Claim becomes an Allowed Claim, or as soon thereafter as is practicable) either: (A) its Pro Rata Share of (i) the SMC Unsecured Portion of the total amount of Cash equal to the Cash Distribution Pool plus the Cash distributions to Former Preferred Stockholders who elect the FPS Settlement Cash Option, (ii) the SMC Unsecured Portion of the New Secured Notes, and (iii) the SMC Unsecured Portion of the New Common Stock excluding the Management Stock Awards (collectively, the "Class 4C-Option A") or (B) the same distribution made to the holder of an Allowed Class 4C Claim electing Class 4C-Option A, except that in lieu of its Pro Rata Share of the SMC Unsecured Portion of the New Secured Notes, it will receive Cash equal to 66 2/3% of the principal amount of New Secured Notes that would have been distributed to it as the holder of an Allowed Claim in Class 4C pursuant to the Class 4C-Option A (collectively, the "Class 4C-Option B"). Any holder of an Allowed Claim against SMC in Class 4C that is more than $1 million shall receive the treatment as set forth under the Class 4C-Option A. For purposes of determining whether the holder of an Allowed Claim in Class 4C has an Allowed Claim of $1 million or less, all of such holder's Allowed Claims in Class 4C shall be aggregated. For purposes of making the distributions hereunder, the Pro Rata Share shall be calculated as if Class 4C included holders of Allowed Claims in Classes 4E and 4F of this Plan. For purposes of the Class 4C-Option A and Class 4C-Option B, to the extent that there is an Excess Distribution, a Pro Rata Share of such excess Cash shall be distributed to holders of Allowed Claims in Class 4C in lieu of and up to an equal principal amount of the New Secured Notes that would otherwise be distributed to holders of Allowed Claims in Class 4C. In the event the Reorganized Debtors or their Subsidiaries obtain Exit Financing, a Pro Rata Share of the SMC Unsecured Portion of the proceeds from the Exit Financing Cashout shall be distributed to holders of Allowed Claims in Class 4C; provided, however, that in the event the holder of an Allowed Claim in Class 4C elects treatment under the Class 4C-Option B, it shall be entitled to receive the amount of Cash payable as part of the Exit Financing Cashout of New Secured Notes that would have been issued to it under the Class 4C-Option A election and shall also be entitled to receive Cash equal to 66 2/3% of the balance of the principal amount of the New Secured Notes that would have been distributed to it as the holder of an Allowed Claim in Class 4C under the Class 4C-Option A. To the extent the holder of an Allowed Claim in Class 4C fails to make an election on the Ballot in choosing treatment under either the Class 4C-Option A or Class 4C-Option B, it shall be deemed to have elected the Class 4C-Option A.

        5.14    CLASS 4D -- SETTLING FORMER PREFERRED STOCKHOLDER CLAIMS.

        (a) Impairment and Voting. Class 4D is impaired by the Plan. Each holder of an Allowed Claim in Class 4D is entitled to vote to accept or reject the Plan.

        (b) Distributions. Each Settling Former Preferred Stockholder shall receive its Pro Rata Share of the FPS Settlement Amount. Each Former Preferred Stockholder shall indicate on the election form accompanying the Plan and Disclosure Statement or in writing whether it chooses to receive the FPS Settlement Stock Option or FPS Settlement Cash Option. In the event that it fails to do so it shall be deemed to have chosen the FPS Settlement Stock Option. The provisions of, and distributions provided for in, this Section 5.14(b) shall not apply to Non-Settling Former Preferred Stockholders.

        5.15    CLASS 4E -- MULTIEMPLOYER PENSION CLAIM.

        (a) Impairment and Voting. Claim 4E is impaired under the Plan. Each holder of an Allowed Claim in Class 4E is entitled to vote to accept or reject the Plan.

        (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, the holder of the Multiemployer Pension Claim shall be entitled to Cash in an amount equal to: (i) 50% of the total value of New Common Stock that would have been distributed to the holder of such Claim on a Pro Rata basis had it been the holder of an Allowed Claim classified as Class 4C, that as of the Effective Date, would have been included in the aggregate of all Allowed Claims classified as Class 4C under this Plan and Allowed Claims classified as Classes 4E and 4F under this Plan; provided, however, that in the event the holder of the Allowed Claim in Class 4E elects in writing on notice to the Debtors on or before December 1, 1996 to receive New Common Stock in lieu of the Cash as provided for in this Section 5.15(b)(i), the Debtors on the Effective Date, or as soon as practicable, shall distribute, in lieu of the Cash described in Section 5.15(b)(i), the number of shares of New Common Stock that would have been distributed to the holder of such Claim on a Pro Rata basis had it been the holder of an Allowed Claim classified as Class 4C which, as of the Effective Date, would have included in the aggregate of all Allowed Claims classified as "Class 4C" under this Plan and Allowed Claims classified under Classes 4E and 4F of this Plan; and (ii) the Pro Rata amount of Cash that would have been distributed to the holder of such Claim had it been the holder of an Allowed Claim classified as Class 4C which, as of the Effective Date, would have included in the aggregate of all Allowed Claims classified as "Class 4C" under this Plan and all Allowed Claims classified as Classes 4E and 4F under this Plan.

        In addition, the holder of an Allowed Class 4E Claim shall receive New Secured Notes in an amount equal to the Pro Rata amount of New Secured Notes that would have been distributed to the holder of such Claim had it been the holder of an Allowed Claim in Class 4C which, as of the Effective Date, would have included the aggregate of all Allowed Claims classified as "Class 4C" under this Plan and all Allowed Claims classified under Classes 4E and 4F of this Plan.

        In the event the Debtors obtain Exit Financing, they may in their discretion distribute Cash to the holder of the Allowed Class 4E Claim in lieu of and up to an equal principal amount of the New Secured Notes that would otherwise be distributed to the holder of the Allowed Claim in Class 4E.

        5.16    CLASS 4F -- ENVIRONMENTAL SETTLEMENT AGREEMENT CLAIMS.

        (a) Impairment and Voting. Class 4F is impaired under the Plan. Each holder of an Allowed Claim in Class 4F is entitled to vote to accept or reject the Plan.

        (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Environmental Settlement Agreement Claim shall be entitled to Cash equal to the sum of:

                (i) 50% of the total value of New Common Stock that would have been distributed to the holder of such Claims on a Pro Rata basis had they been the holders of Allowed Claims classified as Class 4C which, as of the Effective Date, would have included the aggregate of all Allowed Claims classified as Class 4C under this Plan and all Allowed Claims classified under Classes 4E and 4F under this Plan; (ii) the Pro Rata amount of Cash that would have been distributed to the holders of such Claims had they been classified as holders of an Allowed Claim classified as "Class 4C" which, as of the Effective Date, would have included the aggregate of all Allowed Claims classified as "Class 4C" under this Plan and all Allowed Claims classified under Classes 4E and 4F under this Plan; and (iii) 66 2/3% of the value of New Secured Notes (excluding accrued interest) that would have been distributed to the holder of such Claims on a Pro Rata basis had they been the holders of Allowed Claims classified as Class 4C which, as of the Effective Date, would have included the aggregate of all Allowed Claims classified as "Class 4C" under this Plan and all Allowed Claims classified as Class 4E and 4F Claims under this Plan.

        (c) Waiver of Additional Consideration. In consideration of the treatment set forth in Section 5.16(b), holders of Allowed Environmental Settlement Agreement Claims shall waive any claim to additional consideration under this Plan, including any additional right to receive New Common Stock, New Secured Notes, or any payment on account of accrued interest in respect of the New Secured Notes, or any other payments made to holders of Allowed Claims under the Plan whether paid upon consummation of the Plan or any time thereafter.

        5.17 CLASS 5 -- INSURED CLAIMS AGAINST MI. On the Confirmation Date, each holder of an Insured Claim against MI shall be entitled to maintain actions against and obtain payment on account of such Claims from an insurance company pursuant to an insurance policy or policies issued to or for the benefit of MI, subject to the terms of said insurance policies. If and to the extent that any holder of an Insured Claim against MI obtains a final judgment against MI for a Claim covered by an insurance policy or policies issued to or for the benefit of MI and the proceeds from such insurance policy or policies are insufficient to cover the payment in full of the judgment obtained against MI, then such holder of an Insured Claim shall be entitled, on account of such deficiency amount, to a cash distribution by the Reorganized Debtor in an amount equal to the recovery payable to holders of Allowed Claims classified in Class 4A. Holders of Insured Claims against MI shall receive no distributions under the Plan on account of their Unsecured Claims.

        5.18 CLASS 6 -- INSURED CLAIMS AGAINST SMC. On the Confirmation Date, each holder of an Insured Claim against SMC shall be entitled to maintain actions against and obtain payment on account of such Claims from an insurance company pursuant to an insurance policy or policies issued to or for the benefit of SMC, subject to the terms of said insurance policies. If and to the extent that any holder of an Insured Claim against SMC obtains a final judgment against SMC for a Claim covered by an insurance policy or policies issued to or for the benefit of SMC and the proceeds from such insurance policy or policies are insufficient to cover the payment in full of the judgment obtained against SMC, then such holder of an Insured Claim shall be entitled, on account of such deficiency amount, to a cash distribution by the Reorganized Debtor in an amount equal to the recovery payable to holders of Allowed Claims classified in Class 4C. Holders of Insured Claims against SMC shall receive no distributions under the Plan on account of their Unsecured Claims.

        5.19 CLASS 7 -- MI EQUITY INTERESTS. Class 7 is impaired by the Plan. The holders of Equity Interests in Class 7 shall not receive any distributions on account of such Equity Interests. On the Effective Date, all Equity Interests in MI shall be extinguished. Each holder of an Equity Interest in Class 7 is conclusively presumed to have rejected the Plan as a holder of a Class 7 Equity Interest and is not entitled to vote to accept or reject the Plan.

        5.20 CLASS 8 -- SMC EQUITY INTERESTS. Class 8 is unimpaired by the Plan. MI, as the holder of Equity Interests in Class 8, shall retain its ownership of the Equity Interests in SMC (as Reorganized SMC). MI, as the holder of the Equity Interest in Class 8, is presumed to have accepted the Plan as a holder of Class 8 Equity Interest.

        5.21 ADDITIONAL TREATMENT PROVISION. Notwithstanding any provision herein to the contrary, MI will acquire, for the distributions provided for herein, from the holders thereof, each Claim as to which the non-cash distributions provided for herein are in the form of the debt of Reorganized Metallurg or the New Common Stock of Reorganized Metallurg, regardless of whether such claim is against MI or SMC. Thereafter, MI will, directly or indirectly, contribute all Claims against SMC to the capital of Reorganized SMC. Immediately upon such contribution, all promissory notes and other instruments, indentures or other agreements or documents evidencing such Claims will be deemed cancelled and terminated without further action under any applicable agreement, law, regulation, order or rule, and the obligation of SMC under such promissory notes and other instruments, indenture or other agreements or documents evidencing such Claims will be discharged in full.

                                   ARTICLE VI

                      SATISFACTION OF CLAIMS AND INTERESTS

                The treatment of, and consideration to be received by, holders of Allowed Claims and Allowed Equity Interests pursuant to Article V of the Plan shall be in full satisfaction, release and discharge of their Claims against, and in full satisfaction of their Equity Interests in, the Debtors.

                                   ARTICLE VII

                       ENVIRONMENTAL SETTLEMENT AGREEMENTS

                The Environmental Settlement Agreements are included in the Plan Supplement and shall be approved as part of this Plan pursuant to Bankruptcy Rule 9019.

                                  ARTICLE VIII

                               THE FPS SETTLEMENT

                The FPS Settlement and the consideration that will be provided in connection therewith are set forth in Sections 1.51, 1.52, and 5.14 of the Plan. The FPS Settlement and the FPS Settlement Amount shall be approved as part of this Plan pursuant to Bankruptcy Rule 9019.

                                   ARTICLE IX

                  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
            UNDER THE PLAN, MEANS OF IMPLEMENTATION AND TREATMENT OF
              DISPUTED, CONTINGENT, AND UNLIQUIDATED ADMINISTRATIVE
                   EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS

        9.1 Voting of Claims. Each holder of Claims in an impaired class of Claims shall be entitled to vote separately to accept or reject the Plan as provided in that certain order entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

        9.2 Effect of Compromises and Settlements.

          (a) FPS Settlement. The holders of Allowed Claims in Class 4D compromise and settle their Claims on account of preferred stock issued by MI.

          (b) Environmental Settlement Agreements. The holders of Allowed Claims in Class 4F compromise and settle their Claims in consideration for the treatment set forth therein. Moreover, the holders of Environmental Claims have entered into the Environmental Settlement Agreements which either address or resolve such claims with respect to the Debtors' chapter 11 cases.

        9.3 Method of Distributions Under the Plan.

        (a) In General. All distributions under the Plan shall be made by the Reorganized Debtors; provided, however, that, subject to Section 5.21 of the Plan, all references in the Plan to distributions by the Reorganized Debtors shall be construed to mean the applicable Debtor. All distributions under the Plan shall be made to the holder of each Claim as set forth in the official claims register maintained by the Bankruptcy Court and Donlin, Recano & Company, Inc. as the official claims agent for the Bankruptcy Court, or, with respect to Claims governed by an indenture, to the indenture trustee on behalf of the holder of each such Claim, in each case as of the Effective Date.

        (b) Method of Payment. Cash payments to be made pursuant to the Plan shall, at the election of the Reorganized Debtors, be made by check drawn on a domestic bank, or by wire transfer of immediately available funds. At the election of the Reorganized Debtors, the Reorganized Debtors or their Subsidiaries may obtain the Exit Financing, the proceeds of which shall be used to reduce on a dollar for dollar basis the principal amount of the New Secured Notes.

        (c) Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under the Plan, including a payment or distribution provided for hereunder, shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

        (d) Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of

1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

        (e)     Minimum Distributions and Fractional Cents.

                (i) Notwithstanding any other provision of the Plan to the contrary, no payment of fractions of cents will be made. Whenever a payment of a fraction of a cent would otherwise be required, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.

            (ii) Notwithstanding any other provision of the Plan to the contrary, no payment of Cash on account of an Allowed Unsecured Claim where the amount of such payment would be less than one hundred ($100.00) dollars shall be made by the Reorganized Debtors to any holder of a Claim unless a request therefor is made in writing to the Reorganized Debtors thirty days after the Confirmation Date; provided, however, that no payment will be made on account of an Allowed Unsecured Claim where the amount of such payment would be less than ten ($10.00) dollars.

        (f) Fractional Shares. Notwithstanding any other provision of the Plan to the contrary, no fractional shares of New Common Stock shall be distributed. When any distribution on account of a Disputed or Allowed Unsecured Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded to the next higher or lower number, as follows: (i) fractions equal to or greater than one-half will be rounded to the next higher whole number; and
(ii) fractions less than one-half will be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a class of Claims will be adjusted as necessary to account for this rounding. No consideration will be provided in lieu of fractional shares that are rounded down.

        (g) Distribution of New Secured Notes. Notwithstanding any other provisions of the Plan, principal amounts of New Secured Notes will be issued only in denominations of $1,000 and integral multiples thereof. When any distribution on account of Disputed and Allowed Unsecured Claims would otherwise result in the issuance of New Secured Notes with an aggregate principal amount that is not an integral multiple of $1,000, the actual distribution of such notes will be rounded to the next higher or lower integral multiple of $1,000, as follows:

                (i) aggregate principal amounts that exceed an integral multiple of $1,000 by $500 or more will be rounded to the next higher integral multiple of $1,000; and

                (ii) aggregate principal amounts that exceed an integral multiple of $1,000 by less than $500 will be rounded to the next lower integral multiple of $1,000. If, as a result of rounding of principal amounts of the New Secured Notes to be distributed on account of Disputed Unsecured Claims and to holders of Allowed Unsecured Claims in a particular class, the sum of such principal amounts differs from the aggregate principal amount of New Secured Notes to be distributed pursuant to Section 2.2 of the Plan: (a) the aggregate principal amount of the New Secured Notes specified in Section 2.2 will be adjusted upward or downward to provide for the distribution of the New Secured Notes in an aggregate principal amount equal to such sum and (b) the corresponding amount of Cash to be distributed pursuant to Section 2.1 of the Plan, will be increased or decreased dollar for dollar to offset the adjustment to the principal of New Secured Notes described in (i).

                In addition, accrued interest on account of the New Secured Notes (assuming an aggregate principal amount of $60 million) for all interest payment dates prior to the Effective Date shall be paid on the Effective Date in Cash to holders of Allowed Claims and to the Disputed Unsecured Claims Reserve entitled to receive either the New Secured Notes hereunder or Cash in lieu of such New Secured Notes pursuant to the Exit Financing Cashout or as a result of the Cash Distribution Pool exceeding the Target Cash Amount, unless otherwise specified herein. All accrued interest on the New Secured Notes as of the Effective Date in respect of interest payment dates after the Effective Date:
(i) in the case of New Secured Notes issued under the Plan, will be paid on the next succeeding interest payment date and
(ii) in the case of New Secured Notes not issued solely as a result of Reorganized Metallurg reducing the principal amount of New Secured Notes pursuant to the Exit Financing Cashout on the Effective Date or as a result of the Cash Distribution Pool exceeding the Target Cash Amount shall be paid in Cash on the Effective Date to holders of Allowed and Disputed Claims entitled to receive payment hereunder.

        (h) Unclaimed Distributions.

                (i) Any Cash or other distributions pursuant to the Plan, including any interest, shares of New Common Stock, any New Secured Notes, or any dividends, interest or other amounts earned thereon, that are unclaimed for a period of one year after distribution thereof shall be revested in Reorganized Debtors.

            (ii) Any Cash or other distributions made on behalf of a holder of an Allowed Class 4A, 4B, 4C, 4D, 4E or 4F Claim to the agent under any debt instrument of the Debtors pursuant to the Plan, including any interest, shares of New Common Stock, any New Secured Note, or any dividends, interest or other amounts earned thereon, that are unclaimed by the holder of such Claim governed by the relevant agreement for a period of one year after distribution thereof shall be returned to and revested in Reorganized Debtors.

           (iii) All Cash payments disbursed pursuant to the Plan by check or wire transfer which are not negotiated or cleared within ninety (90) days of the date of its issuance shall be stopped and cancelled and the funds shall be returned to and revested in the Reorganized Debtors; provided, however, that the Reorganized Debtors shall not be required to stop and cancel any check or wire transfer where the administrative fee and charge, if any, to do so exceeds the amount of the check or wire transfer.

        (i) Limitation on Distributions. Notwithstanding any other provisions of the Plan, in the event a creditor holds an Allowed Claim against MI and SMC pursuant to which each Debtor is jointly and severally liable or secondarily liable by operation of law or agreement, the total value of consideration distributable to the creditor on the Effective Date of the Plan or any time thereafter pursuant to Section 11.5 of the Plan on account of the claimant's Allowed Claim against MI and SMC (excluding any accrued interest on the New Secured Notes whether or not paid in Cash) shall in no event exceed in the aggregate 100% of the Allowed Claim. The total distributions of New Secured Notes, New Common Stock and Cash to be distributed to such holder in the event the total value of consideration exceeds 100% shall be reduced proportionately by the amount in excess of 100% and will be distributed on a Pro Rata basis to holders of Allowed Claims in Class 4A who have not already received distributions equal to 100% of their Allowed Claims.

        9.4 Cancellation and Surrender of Existing Securities and Agreements. Subject to Section 5.21 herein, on the Effective Date, the promissory notes, share certificates and other instruments evidencing any Claim or Equity Interest shall be deemed cancelled and terminated without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under the agreements, indentures and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged.

        9.5 Registration of New Common Stock. Each Person receiving a distribution of New Common Stock as of the Effective Date representing at least five percent of the fully diluted equity interests in Reorganized Metallurg shall have the right to become a party to the registration rights agreement substantially in the form included in the Plan Supplement.

        9.6 Listing of New Common Stock. Reorganized Metallurg shall use reasonable commercial efforts to cause the shares of New Common Stock to be listed on the Over the Counter Bulletin Board, if applicable.

        9.7 Setoffs. The Debtors may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors of any such Claim the Debtors may have against such claimant.

        9.8 Obligations Under the Plan Are Without Recourse.

        (a) Neither the Debtors, nor the Reorganized Debtors, nor the Disputed Claims Agent, nor the Escrow Agent, nor the Committee (including the members of the Committee), nor any of their respective officers, directors, employees or agents, shall have any obligation under the Plan, except as otherwise set forth in the Plan.

        (b) Neither the Debtors, nor the Reorganized Debtors, nor the Disputed Claims Agent, nor the Escrow Agent, nor the Committee (including the members of the Committee), nor any of their respective officers, directors, employees or agents, shall have or incur any liability to any creditor or Equity Interest holder for any act or omission in connection with or arising out of the administration of the Plan or the property to be distributed under the Plan except for fraud or willful misconduct and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

        9.9 Insured Claims. The Debtors' insurance companies shall be entitled to defend, liquidate, settle and compromise all Claims classified in Classes 5 and 6 under this Plan affecting the Debtors in accordance with any applicable insurance policies issued on behalf of the Debtors. Nothing provided for in this Plan shall be deemed to impose an obligation on any of the Debtors' insurance companies that does not exist under the applicable insurance policies or is not otherwise provided for or required under any applicable law.


                                    ARTICLE X

                               EXECUTORY CONTRACTS

        10.1    Assumption or Rejection of Executory Contracts.

        (a) Executory Contracts. Except as otherwise provided for herein, all Executory Contracts that exist between the Debtors and any Person as set forth on Schedule 10.1(b) will be deemed rejected by the Debtors on the Confirmation Date in accordance with the provisions of section 365 and section 1123 of the Bankruptcy Code, except for any Executory Contract (i) previously assumed, (ii) entered into by the Debtors in Possession in the ordinary course of business or pursuant to an order of the Bankruptcy Court, (iii) as to which a motion to assume is pending prior to the Confirmation Date or (iv) which is set forth in
Schedule 10.1(a) annexed hereto. The insurance policies set forth in Schedule 10.1(a) annexed hereto and any agreements, documents or instruments relating thereto, including, without limitation, any retrospective premium rating plans relating to such policies, are treated as Executory Contracts under the Plan and are hereby assumed pursuant to section 365(a) of the Bankruptcy Code. Nothing contained in this Section 10.1(a) shall constitute a waiver of any claim, right or cause of action that the Debtors may hold against the insurer under any policy of insurance.

        (b) Unexpired Leases. All Executory Contracts that are unexpired leases that exist between the Debtors and any Person shall be deemed assumed as of the Effective Date, except for any unexpired lease (i) which has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, or (ii) as to which a motion for approval of the rejection of such lease has been filed and served prior to the Confirmation Date.

        (c) Approval of Assumption or Rejection of Leases and Contracts. Entry of the Confirmation Order shall constitute (i) the approval, pursuant to sections 365(a) and section 1123 of the Bankruptcy Code, of the assumption of the Executory Contracts assumed pursuant to Section 10.1(a) and (b) hereof, (ii) the extension of time pursuant to section 365(d)(4) of the Bankruptcy Code within which the Debtors may assume or reject the Executory Contracts that are unexpired leases specified in Section 10.1(b) hereof through the date of entry of an order approving the assumption or rejection of such leases, and (iii) the approval, pursuant to section 365(a) and section 1123 of the Bankruptcy Code, of the rejection of the Executory Contracts rejected pursuant to Section 10.1(a) and
(b) hereof.

        (d) Cure of Defaults. On the Effective Date or as soon thereafter as is practicable, Reorganized Debtors shall cure any and all defaults under any Executory Contract assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.

        (e) Bar Date for Filing Proofs of Claim Relating to Executory Contracts Rejected Pursuant to the Plan. Claims arising out of the rejection of an Executory Contract pursuant to this Section 10.1 must be filed with the Bankruptcy Court no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such contract or lease and (ii) notice of entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, and their property. Unless otherwise ordered by the Bankruptcy Court, all Allowed Claims arising from the rejection of Executory Contracts shall be treated as Class 4A or 4C Claims under the Plan and paid in accordance with the provisions of the Plan.

        10.2 Indemnification Obligations. For purposes of the Plan, the obligations of the Debtors to indemnify, reimburse or limit the liability of their present and any former directors, officers or employees against any obligations pursuant to the articles of incorporation, the bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Commencement Date.

        10.3 Compensation and Benefit Programs. Unless otherwise specifically agreed between MI and the MI executive officer, MI's supplemental executive retirement plans (collectively, the "Retirement Plans") shall be treated as Executory Contracts and rejected as of the Effective Date. All employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans are treated as Executory Contracts under the Plan and are hereby assumed pursuant to section 365(a) and section 1123 of the Bankruptcy Code.

                                   ARTICLE XI

                 CERTAIN MATTERS RELATING TO THE DISPUTED CLAIMS

        11.1 Objections to Claims; Prosecution of Disputed Claims; Non-Settling Former Preferred Stockholders. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, after the Effective Date, only the Disputed Claims Agent shall have the authority and exclusive right to file objections, settle, compromise, withdraw or litigate to judgment objections to the allowance of Claims, whether arising before or after the Commencement Date, filed with the Bankruptcy Court with respect to which the Debtors shall dispute liability in whole or in part. Unless another date is established by the Bankruptcy Court, all objections to Claims (other than Old Preferred Stock Claims) shall be filed and served on the holders of such Claims by the later of: (a) ninety (90) days after the Effective Date; and (b) ninety (90) days after the proof of claim has been filed. Notwithstanding the foregoing, the Committee shall have the authority and right to file objections to the allowance of Claims of any Former Preferred Stockholder in connection with Old Preferred Stock issued by MI, which objection shall be filed by the Committee and served on the holders of all Former Preferred Stockholder Claims and the Reorganized Debtors on or before the date the Disclosure Statement accompanying the Plan is mailed to creditors; provided, however, that any Settlement of any Claims of Former Preferred Stockholders shall be subject to the consent of the Committee and the Disputed Claims Agent.

        11.2 Disputed Other Secured And Priority Claims Reserve. On or prior to the Effective Date, the Debtors will determine the amount of Cash required to fund the Disputed Other Secured and Priority Claims Reserve. Such amount shall be sufficient to pay (i) the expenses of the Plan Reserves, including the fees and expenses incurred by the Disputed Claims Agent and the Escrow Agent, (ii) any taxes imposed on the Plan Reserves, and (iii) all Disputed Administrative Expense Claims, Disputed Priority Claims and Disputed Priority Tax Claims, and such aggregate amount shall, on the Effective Date, be transferred to the Disputed Other Secured and Priority Claims Reserve.

        11.3    Disputed Unsecured Claims Reserve.

        (a) On or prior to the Effective Date, the Debtors will determine the amount of Reserved Securities by calculating the amount of shares of New Common Stock and New Secured Notes that would be distributed on account of all Disputed Unsecured Claims in Classes 4A and 4C (including Old Preferred Stock Claims of Non-Settling Former Preferred Stockholders) as if such Claims were Allowed Claims on the Effective Date. On the Effective Date, the Reserved Securities shall be deposited in a Disputed Unsecured Claims Reserve. From and after the Effective Date, dividends issued in kind or interest, if any, on the Reserved Securities shall be added to, and deposited in, the Disputed Unsecured Claims Reserve.

        (b) On or prior to the Effective Date, the Debtors will determine the amount of Cash from the Cash Distribution Pool or Cash paid on account of accrued interest on the New Secured Notes required for distribution on account of Disputed Unsecured Claims in Classes 4A and 4C (including Old Preferred Stock Claims of Non-Settling Former Preferred Stockholders) as if such Claims were Allowed Claims on the Effective Date. Such Cash shall be held in the Disputed Unsecured Claims Reserve. From and after the Effective Date, cash dividends, and interest, if any, on the Reserved Securities shall be added to, and deposited in, the Disputed Unsecured Claims Reserve.

        (c) The amount of Reserved Securities held on account of Disputed Claims in Classes 4A and 4C, (which aggregate $1 million or less with respect to each claim respectively), shall be based upon the assumption that if such holders of Disputed Claims become holders of Allowed Claims, such holders would elect treatment under the Class 4A-Option A and Class 4C-Option A, respectively.

        11.4 The Disputed Claims Agent. The Disputed Claims Agent shall receive compensation and reimbursement of expenses for services performed pursuant to the Plan from the Disputed Other Secured and Priority Claims Reserve. Reorganized Metallurg, as the Disputed Claims Agent, may retain such professionals or others as necessary in its sole discretion to effectively administer the Plan Reserves. Reorganized Metallurg, as the Disputed Claims Agent, shall not be liable for any act it may do or omit to do as the Disputed Claims Agent hereunder unless such act or omission is a result of willful misconduct or gross negligence on the part of Reorganized Metallurg, as the Disputed Claims Agent. The Disputed Claims Agent shall maintain a reserve within the Disputed Other Secured and Priority Claims Reserve to fund the reasonable fees and expenses incurred by it and the Escrow Agent in respect of the Plan Reserves, including the payment of all taxes payable by such reserves. The Disputed Claims Agent shall pay, or cause to be paid, out of the funds held in the Disputed Other Secured and Priority Claims Reserve, any tax imposed by any governmental unit on the income generated by the funds held in the Plan Reserves. The Disputed Claims Agent shall also file or cause to be filed any tax or information returns related to the Plan Reserves that are required by any governmental unit.

        11.5    Distributions, Generally.

        (a) Notwithstanding any other provision of the Plan, no Cash or other property, including Reserved Securities, shall be distributed under the Plan on account of any Disputed Claim, unless and until such Claim becomes an Allowed Claim.

        (b) No holder of a Disputed Claim will have any Claim against any Cash or, in the case of a Disputed Unsecured Claim, the Reserved Securities, until such Disputed Claim becomes an Allowed Claim. In no event will any holder of a

Disputed Claim be entitled to receive from the Reorganized Debtors any payment or distribution which is greater than the amount reserved for such Claim pursuant to this Plan.

        11.6 Disputed Administrative Expense Claims, Other Secured Claims, Priority Tax Claims and Other Priority Claims.

        (a) Estimation. For purposes of effectuating the reserve provisions of the Plan and the allocations and distributions to holders of Allowed Administrative Expense Claims, Other Secured Claims, Priority Tax Claims and Other Priority Claims, the Bankruptcy Court will, on or prior to the Effective Date, pursuant to section 502 of the Bankruptcy Code, fix or liquidate the amount of any contingent or unliquidated Administrative, Other Secured, Priority Tax and Other Priority Claim not otherwise treated in the Plan, in which event the amount so fixed will be deemed the Allowed amount of such Claim for purposes of this Plan, or, in lieu thereof, the Bankruptcy Court will determine the maximum contingent or unliquidated amount for such Claim, which amount will be the maximum amount in which such Claim ultimately may be allowed under this Plan, if such Claim is allowed in whole or in part.

        (b) Distributions Upon Allowance. To the extent a Disputed Administrative Expense Claim, Other Secured Claim, Priority Tax Claim or Other Priority Claim becomes an Allowed Claim, forty-five (45) days after the next succeeding Reallocation Date, there will be distributed to the holder of such Allowed Claim out of the Disputed Other Secured and Priority Claims Reserve, in accordance with the provisions of this Plan, (a) Cash in the amount of such Allowed Claim, and (b) such claimholder's "pro rata share" of net interest from the Disputed Other Secured and Priority Claims Reserve on such Allowed Claim. For purposes of the immediately preceding sentence, such holder's "pro rata share" of net interest (including an appropriate reserve for expenses relating to such interest) shall be calculated by multiplying the amount of net interest on deposit in the Disputed Other Secured and Priority Claims Reserve on the date immediately preceding the date on which such Allowed Claim is to be paid by a fraction, the numerator of which shall equal the amount of such Allowed Claim and the denominator of which shall equal the amount of all Disputed Claims for which deposits are being held in the Disputed Other Secured and Priority Claims Reserve on the date immediately preceding the date on which such Allowed Claim is to be paid. Following any distribution from the Disputed Other Secured and Priority Claims Reserve, said reserve will be adjusted accordingly.

        (c) Disallowed Claims. To the extent that, after the Effective Date, a Disputed Administrative Expense Claim, Other Secured Claim, Priority Tax Claim or Other Priority Claim is disallowed and expunged, in whole or in part, then an amount reserved in the Disputed Other Secured and Priority Claims Reserve equal to the disallowed portion of such Disputed Claim together with any accrued net interest with respect thereto shall be distributed to the holders of Allowed Unsecured Claims and the Disputed Unsecured Claims Reserve in an amount equal to the Pro Rata Share of Cash that would have been distributed to such holders had such Disputed Administrative Expense Claim, Other Secured Claim, Priority Tax Claim or Other Priority Claim been Disallowed Claims as of the Effective Date.

        11.7 Disputed Unsecured Claims.

        (a) Estimation. For purposes of effectuating the reserve provisions of the Plan and the allocations and distributions to holders of Allowed Unsecured Claims, the Bankruptcy Court will, on or prior to the Effective Date, pursuant to section 502 of the Bankruptcy Code, fix or liquidate the amount of any contingent or unliquidated Unsecured Claim not otherwise treated in the Plan, in which event the amount so fixed will be deemed the allowed amount of such Claim for purposes of this Plan, or, in lieu thereof, the Bankruptcy Court or District Court, as the case may be, will determine the maximum contingent or unliquidated amount for such Claim, which amount will be the maximum amount in which such Claim ultimately may be allowed under this Plan, if such Claim is allowed in whole or in part.

        (b) Distributions Upon Allowance. To the extent that a Disputed Unsecured Claim in Classes 4A and 4C (including any Claim of a Non-Settling Former Preferred Stockholder asserted in connection with the Old Preferred Stock) becomes an Allowed Claim, forty-five (45) days after the next succeeding Reallocation Date, there will be distributed to the holder of such Allowed Claim out of the Disputed Unsecured Claims Reserve in accordance with the provisions of this Plan: (a) shares of New Common Stock, New Secured Notes (including dividends issued in kind, if any), and Cash from the Disputed Unsecured Claims Reserve in an amount that would have been distributed to such holder of such Claim as if such holder had an Allowed Claim which, on the Effective Date, would have included the aggregate of all Allowed Claims classified as "Class 4C" under this Plan and Allowed Claims classified as Class 4E and Class 4F under this Plan and (b) such claimholder's "pro rata share" of net earnings (including cash dividends, if any, and interest) from the Disputed Unsecured Claims Reserve on such Allowed Claim. For purposes of the immediately preceding sentence, such holder's "pro rata share" of net earnings shall be calculated by multiplying the amount of net earnings (including an appropriate reserve for expenses for such earnings) in the Disputed Unsecured Claims Reserve on the date immediately preceding the date on which such Allowed Claim is to be paid by a fraction, the numerator of which shall equal the amount of such Allowed Claim and the denominator of which shall equal the amount of all Disputed Claims for which deposits are being held in the Disputed Unsecured Claims Reserve on the date immediately preceding the date on which such Allowed Claim is to be paid. Following any distribution from the Disputed Unsecured Claims Reserve said reserves will be adjusted accordingly. At least thirty (30) days prior to the distribution out of the Disputed Claims Reserve, the holder of any Claim that will be treated as an Allowed Claim under either Class 4A or 4C will be given notice of its opportunity to elect treatment under Class 4A-Option A or Class 4A-Option B or Class 4C-Option A or Class 4C-Option B, as the case may be. Such election shall be made by the holder of such Allowed Claim within 10 days of receipt of notice. If a timely election is not made by the holder of the Allowed Class 4A or 4C Claim, then such holders shall be deemed to have elected "Option A".

        (c) Disallowed Disputed Unsecured Claims. To the extent that, after the Effective Date, a Disputed Unsecured Claim in Classes 4A and 4C (including any Claim of a Non-Settling Former Preferred Stockholder asserted in connection with the Old Preferred Stock) is disallowed and expunged, in whole or in part, then an amount reserved in the Disputed Unsecured Claims Reserve equal to the disallowed portion of such Disputed Claim shall be reallocated and distributed as follows: The undistributed Reserved Securities (including dividends issued in kind, if any) and Cash (including net earnings, interest and dividends, if any) reserved in respect of such Disallowed Claim shall be reallocated and any and all payments in respect of such Reserved Securities and Cash in the Disputed Unsecured Claims Reserve shall be distributed to the holders of Allowed Unsecured Claims in Classes 4A, 4C, and 4E in an amount equal to the Reserved Securities and Cash that would have been distributed to such holders had such Disputed Unsecured Claims in Classes 4A and 4C (including any Claim of a Non-Settling Former Preferred Stockholder asserted in connection with the Old Preferred Stock) been disallowed Unsecured Claims as of the Effective Date. Such reallocation and distribution shall be made on the sixth month after the Effective Date and every six months thereafter until all Disputed Claims have been allowed or expunged, in whole or in part, and no reallocation and distribution shall be made prior thereto. To the extent that the holder elects treatment under Class 4A-Option B or Class 4C- Option B, the Reserved Securities (including interest and dividends paid thereon after the Effective Date) shall be revested with Reorganized Metallurg.

                                   ARTICLE XII

                         CERTAIN MATTERS RELATING TO THE
                         DEBTORS AND THEIR SUBSIDIARIES

        12.1 Intercompany Claims. On the Effective Date all Intercompany Claims shall be offset and any balance payable by any of the Debtors shall be eliminated and no distributions shall be made on account thereof.

        12.2 Subsidiary Guarantees. All claims based upon guarantees of collection, payment or performance of any obligation of the Debtors made by any Subsidiary which is not a Debtor and all claims against any such Subsidiary for which any of the Debtors are jointly or severally liable, in each case which arise at any time prior to the Confirmation Date, except as otherwise provided for in this Plan, shall be discharged, released, extinguished and of no further force and effect.

                                  ARTICLE XIII

                         PROVISIONS REGARDING CORPORATE
                      GOVERNANCE OF THE REORGANIZED DEBTORS

        13.1 General. On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the respective Boards of Directors of the Reorganized Debtors, who shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtors.

        13.2 Meetings of Stockholders. The first annual meeting of the stockholders of Reorganized Metallurg shall be held on a date to be selected by the Board of Directors of Reorganized Metallurg in accordance with the Articles of Incorporation and Bylaws of Reorganized Metallurg, and subsequent meetings of the stockholders of Reorganized Metallurg shall be held at least once annually each year thereafter in accordance with the Articles of Incorporation and Bylaws of Reorganized Metallurg.

        13.3    Directors and Officers of Reorganized Debtors.

        (a)     Boards of Directors.

                (i) Reorganized Metallurg. The initial Board of Directors of Reorganized Metallurg shall consist of at least five but no more than seven members (at least two of which shall be nominated by current management of MI) whose names shall be disclosed prior to the hearing to consider confirmation of the Plan. The Committee shall nominate the remaining members on or prior to the hearing to consider Confirmation of the Plan. Each of the members of such initial Board of Directors shall serve until the first annual meeting of stockholders of Reorganized Metallurg or their earlier resignation or removal in accordance with the Articles of Incorporation or Bylaws of Reorganized Metallurg.

                (ii) Reorganized SMC. The initial Board of Directors of Reorganized SMC shall consist of members appointed by the Board of Directors of Reorganized Metallurg whose names shall be disclosed prior to or at the hearing to consider confirmation of the Plan. Each of the members of such initial Board of Directors shall serve until the first meeting of stockholders of Reorganized SMC or their earlier resignation or removal in accordance with the Articles of Incorporation or Bylaws of Reorganized SMC.

        (b) Officers. The officers of the respective Debtors immediately prior to the Effective Date shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date in accordance with any employment agreement with the Reorganized Debtors and applicable nonbankruptcy law.

        13.4 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Reorganized Metallurg shall be amended and restated in substantially the form included in the Plan Supplement. The Articles of Incorporation and Bylaws of the Reorganized SMC shall be amended and restated in substantially the form included in the Plan Supplement. Each of the foregoing shall be amended and restated as of the Effective Date to the extent necessary
(a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Articles of Incorporation as permitted by applicable law, and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.

        13.5    Issuance of New Securities by Reorganized Metallurg.

                (a) Authorization. The issuance of the following securities and notes by Reorganized Metallurg is hereby authorized pursuant to the terms as set forth in Exhibit A to this Plan without further act or action under applicable law, regulation, order, or rule:

                (i) 15,000,000 shares of New Common Stock, of which approximately 5,000,000 shares shall be issued and distributed pursuant to the Plan (as adjusted pursuant to this Section 13.5);

                (ii)    the New Secured Notes.

                (b) Amount. For purposes of Sections 5.11, 5.12, 5.13, 5.15, and
5.16 of this Plan, the number of shares of New Common Stock available for distribution shall be 5,000,000 shares (inclusive of the Management Stock Awards). In the event that any Settling Former Preferred Stockholder elects the FPS Settlement Cash Option, the distribution of New Common Stock to holders of Allowed Unsecured Claims of MI (Class 4A) and Allowed Canadian Guarantee Claims (Class 4B) will be reallocated (proportionately by the MI Unsecured Portion of New Common Stock and Canadian Guarantee Portion of New Common Stock, respectively) by the amount of the New Common Stock which is not distributed to the Settling Former Preferred Stockholders who elect the FPS Settlement Cash Option.

                The amount of New Secured Notes shall be reduced by: (i) the principal amount of the New Secured Notes that would have been distributed to holders of Allowed Class 4F Claims, had they been classified as holders of Allowed Claims in "Class 4C" that as of the Effective Date would have included the aggregate of all Allowed Claims classified as "Class 4C" under this Plan and all Allowed Claims classified as Classes 4E and 4F under this Plan; and (ii) the principal amount of the New Secured Notes that would have been distributed to holders of Allowed Claims in Classes 4A, 4B and 4C that elect "Option B," as provided in Sections 5.11(b), 5.12(b), and 5.13(b), respectively. In the event that Cash in the Cash Distribution Pool is less than the Target Amount on the Effective Date, the principal amount of the promissory notes shall be increased by the difference equal to the Target Amount less the Cash in the Cash Distribution Pool, which difference is not to exceed $5 million. In the event the Reorganized Debtors or their Subsidiaries borrow funds under one or more term loan or revolving credit facilities, the proceeds thereof may be used to reduce on a dollar for dollar basis the principal amount of the New Secured Notes in lieu of issuing such New Secured Notes on the Effective Date.

                                   ARTICLE XIV

                         EFFECT OF CONFIRMATION OF PLAN

        14.1    Revesting of Assets.

        (a) The property of the Estates of the Debtors shall revest in the Reorganized Debtors on the Effective Date.

        (b) From and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code.

        (c) As of the Effective Date, all property of the Debtors shall be free and clear of all Claims and interests of holders of Claims and Equity Interests, except as expressly provided for in the Plan.

        (d) Any rights or causes of action accruing to the Debtors and Debtors in Possession shall remain assets of the Estates of the Reorganized Debtors, except as set forth in Section 14.3 of the Plan.

        14.2 General Discharge of and Release from Claims and Interests.

        (a) Except as expressly otherwise provided in this Plan, the distributions and rights afforded in this Plan shall be in complete and full satisfaction, discharge and release, effective as of the Effective Date, of all Claims against and Equity Interests in the Debtors or any of their assets or properties of any nature whatsoever. Commencing on the Effective Date, except as expressly otherwise provided in this Plan, all holders of Claims and Equity Interests shall be precluded forever from asserting against the Debtors, the Debtors in Possession, the Committee and its members, including but not limited to their respective directors, officers, shareholders, agents, consultants, representatives, financial advisors, attorneys, or employees, or their respective assets and properties, any other or further liabilities, liens, Claims, encumbrances, obligations, or equity interests, including but not limited to all principal and accrued and unpaid interest on the debts of the Debtors based on any act or omission, transaction or other activity or security instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date, that was or could have been the subject of any Claim or Equity Interest, whether or not Allowed.

        (b) The obligations of the Debtors and their Subsidiaries to First National Bank of Boston, including but not limited to the Claim or Claims of First National Bank of Boston, arising from that certain Debtor In Possession Loan Agreement, dated September 2, 1993, as amended, and any orders entered by the Bankruptcy Court in connection therewith, shall not be discharged upon entry of the Confirmation Order.

        (c) On and after the Confirmation Date, as to every discharged Claim, every holder of a Claim shall be precluded from asserting against the Debtors or their assets or properties any further Claim based on any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

        14.3 Releases of Claims and Injunction. Pursuant to Bankruptcy Rule 9019, confirmation of the Plan shall constitute, and all consideration distributed under this Plan shall be in exchange for and in complete satisfaction, settlement, discharge and release of and an injunction against, all as of the Effective Date, any and all Claims, demands, allegations or causes of action, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors, the Debtors in Possession, the Committee and its members, including but not limited to their respective directors, officers, shareholders, agents, consultants, representatives, financial advisors, attorneys, or employees for any liability for actions taken or omitted to be taken in good faith under or in connection with the Plan or in connection with the Chapter 11 Cases or the operation of the Debtors during the pendency of the Chapter 11 Cases that accrued on or prior to the Effective Date and which may be asserted by or through the Debtors or by and through any or all holders of Claims or Equity Interests, whether known or unknown.

        14.4 Avoidance Powers. From and after the Effective Date of the Plan, to the extent not otherwise adjudicated or settled prior to or as part of the Plan, any and all Claims, demands, allegations and/or causes of action that the Debtors as Debtors in Possession may assert against Creditors pursuant to sections 544, 547, 548, and 550 of the Bankruptcy Code, are hereby waived; provided, however, that such Claims, demands, allegations and/or causes of action of the Debtors against any holder of a Claim may be used by the Debtors, at their option, to offset or otherwise defend against any Claim of and corresponding payment due to such holder of a Claim under the Plan.

        14.5 Rights of Action. Pursuant to section 1123(b)(3) of the Bankruptcy Code, except as specifically provided in Article XI of this Plan and in this
Article XIV, the Debtors will retain, and the Reorganized Debtors will have the exclusive right to enforce, any and all present or future rights or causes of action against any Person and rights of the Debtors that arose before or after the Commencement Date, including but not limited to the rights and powers of a trustee and debtor in possession, against any Person whatsoever, including but not limited to all avoidance powers granted to the Debtors under the Bankruptcy Code and all causes of action and remedies granted pursuant to sections 502, 510, 541, 544, 545, 547 through 551, and 553 of the Bankruptcy Code, other than those specifically compromised as part of this Plan or previously waived by the Debtors, and any act to enforce coverage under insurance policies issued to the Debtors prior to the Commencement Date.

                                   ARTICLE XV

                            EFFECTIVENESS OF THE PLAN

        15.1 Conditions Precedent to Confirmation. It shall be a condition precedent to confirmation of this Plan that, on or before the Confirmation Date:

                (a) The allowed amount of Unsecured Claims asserted against MI (excluding Claims of Former Preferred Stockholders) in Class 4A shall not exceed $142 million.

                (b) The allowed amount of Unsecured Claims asserted against SMC in Class 4C shall not exceed $133 million.

                (c) The allowed amount of Administrative Expense Claims asserted against MI and SMC (including Claims of professionals for services rendered and expenses incurred) shall not exceed $10 million.

                (d) The Clerk of the Bankruptcy Court shall have entered the Confirmation Order, which shall, among other things:

                        (i) decree that the Confirmation Order shall supersede
                any Bankruptcy Court orders issued prior to the Confirmation Date that may be inconsistent with the Confirmation Order;

                        (ii) authorize the implementation of the Plan in
                accordance with its terms;

                        (iii) provide that any transfers effected or to be
                effected under this Plan shall be and are exempt from New York State and New York City transfer taxes, mortgage recording taxes, and any stamp or similar tax under section 1146(c) of the Bankruptcy Code;

                        (iv) provide for approval of each of the Environmental
                Settlement Agreements pursuant to Bankruptcy Rule 9019; and

                        (v) provide for approval of the FPS Settlement pursuant
                to Bankruptcy Rule 9019.

        15.2 Conditions Precedent to Consummation. The Plan shall not become effective unless and until:

                (a) The Confirmation Order with respect to such Plan shall have become a Final Order.

                (b) The Environmental Settlement Agreements shall have been entered into by the parties thereto and shall have become final.

                (c) MI and SMC shall have obtained a commitment to provide the Reorganized Debtors with a working capital line of credit in the amount of at least $20,000,000, which may be secured by a first lien on all of the assets of Reorganized Metallurg and Reorganized SMC. Such working capital facility shall include a letter of credit subfacility and a foreign exchange facility, in each instance in amounts acceptable to the Reorganized Debtors.

                (d) All financing provided to the Debtors pursuant to section 364 of the Bankruptcy Code shall have been repaid, cash-collateralized as provided in the Debtor In Possession Loan Agreement, dated September 2, 1993, as amended, or replaced, or other arrangements satisfactory to the lenders providing such financing, the Debtors and the Committee, regarding the termination of such financing shall have been made.

                (e) Reorganized Metallurg shall have entered into employment contracts with its current senior management on terms and conditions satisfactory to Reorganized Metallurg and members of senior management.

                (f) Guaranties of the Debtors' obligations made by any Subsidiary shall be released.

                (g) Reorganized Metallurg shall have established a Management Stock Award and Stock Option Plan as defined herein to be satisfactory to current senior management.

                (h) The Bankruptcy Court shall have entered a Final Order decreeing that the transfers of property by the applicable Debtor (i) are or will be legal, valid and effective transfers of property; (ii) vest or will vest in the applicable Reorganized Debtor good title to such property free and clear of all liens, charges, claims, encumbrances, or interests, except as expressly provided in such Plan;
        (iii) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law; and (iv) do not and will not subject the applicable Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability.

                (i) The Bankruptcy Court shall have entered a Final Order decreeing that the applicable Debtor is discharged effective on the Effective Date from any Claim and any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and such Debtor's liability in respect thereof is extinguished completely, whether reduced to judgment or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable or known or unknown that arose from any agreement of such Debtor entered into or obligation of such Debtor incurred before the Effective Date, or from any conduct of either of the Debtors prior to the Effective Date, or that otherwise arose before the Effective Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Commencement Date, except for such Claims that are to be specifically assumed or reinstated under the Plan.

                (j) The Bankruptcy Court shall have determined that such Plan is feasible and does not provide for the liquidation of all or substantially all of the property of the applicable Debtor's estates, and its confirmation is not likely to be followed by the liquidation of the applicable Reorganized Debtor or the need for further financial reorganization.

                (k) All other steps necessary to effectuate the Plan shall have been taken.

                (l) No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made and not denied.

                (m) On the Effective Date, the operation of Reorganized Metallurg shall become the general responsibility of the board of directors, who shall, thereafter, have the responsibility of the management, control, and operation of Reorganized Metallurg. The initial board of directors of Reorganized Metallurg shall have been selected in accordance with Section 13.3 of this Plan.

                (n) On the Effective Date, the operation of Reorganized SMC shall become the general responsibility of the board of directors, who shall, thereafter, have the responsibility of the management, control, and operation of SMC. The members of the initial board of directors of SMC shall have been selected in accordance with Section 13.3 of this Plan.

                (o) Cash in the Cash Distribution Pool shall be equal to at least $25 million.

                (p) The Environmental Letters of Credit shall have been drawn upon in full and the proceeds deposited in trust in accordance with the Environmental Settlement Agreements.

                (q) The Other Letters of Credit shall have been drawn upon in full and the proceeds shall have been either (i) deposited in trust with the beneficiaries thereof or (ii) repaid to the Debtors and the Debtors shall have issued replacement letters of credit.

        15.3 Waiver of Conditions. The Debtors and the Committee may waive, by a writing signed by an authorized representative of each, any of the conditions to effectiveness of the Plan set forth in Section 15.1 and 15.2 of the Plan, other than those set forth in Section 15.2(d). If the conditions precedent under
Section 15.2 of this Plan fail to occur and are not waived by the Debtors and the Committee within ninety (90) days after the Confirmation Order is issued, then (i) the Confirmation Order will be vacated, (ii) no distributions will be made under the Plan, (iii) the Debtors and all holders of Claims and Equity Interests will be returned to the status quo ante and (iv) all of the Debtors' obligations with respect to the Claims and Equity Interests will remain unchanged.

        15.4 Effective Date. The Effective Date of the Plan shall occur, and the Plan shall take effect, on the first Business Day that is ten (10) days (as calculated in accordance with Bankruptcy Rule 9006(a)) after the Confirmation Date, or as soon thereafter as practicable, and in any event on a date on which no stay of the Confirmation Order is in effect. If the Confirmation Order is stayed, the Effective Date shall be eleven (11) days after such stay is dissolved by a Final Order, or as soon thereafter as practicable. Notwithstanding the foregoing, the Effective Date shall not occur until such time as all of the conditions specified in this Section 15 of the Plan have been satisfied or waived.

                                   ARTICLE XVI

                            RETENTION OF JURISDICTION

        16.1 The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                (a) To hear and determine pending applications for the assumption or rejection of Executory Contracts, if any are pending, and the allowance of Claims resulting therefrom;

                (b) To determine any and all pending adversary proceedings, motions, applications, and contested matters.

                (c) To hear and determine any objection to Administrative Expense Claims or to Claims;

                (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                (e) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

                (f) To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

                (h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

                (i) To recover all assets of the Debtors and property of the estate, wherever located, including any action to enforce coverage under insurance policies issued to the Debtors prior to the Commencement Date;

                (j) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                (k) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the FPS Settlement;

                (l) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Environmental Settlement Agreements;

                (m) To hear any other matter not inconsistent with the Bankruptcy Code; and

                (n) To enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XVII

                         ACCEPTANCE OR REJECTION OF PLAN

        17.1 Acceptance by a Class of Creditors. Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1126(e) of the Bankruptcy Code, a Class of creditors shall have accepted the Plan if it is accepted by at least two-thirds in dollar amount and more than one-half in number of the holders of Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

        17.2 Impaired Classes to Vote. Each impaired Class of Claims shall be entitled to vote separately to accept or reject the Plan.

        17.3 Cram Down. In the event that any impaired class shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtors shall utilize the provisions of section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of the Plan.

                                  ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS

        18.1 Effectuating Documents and Further Transactions. Each of the President, the Vice President, Finance, the Secretary and the Treasurer of each of the Debtors and each of the Reorganized Debtors is authorized in accordance with their authority under the resolutions of the respective Boards of Directors of the Debtors or Reorganized Debtors, as the case may be, to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

        18.2 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, including but not limited to the sale of those certain buildings located at 23 East 39th Street, New York, New York;

25 East 39th Street, New York, New York; and 27-29 East 39th Street, New York, New York, respectively, and that certain real property located at 3690 North West Boulevard, Vineland, New Jersey and further including, without limitation, the sale of any assets of one or both of the Debtors and/or Reorganized Debtors contemplated in connection with the New Secured Notes, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax whether transaction occurs prior to or subsequent to the Effective Date.

        18.3 Exculpation. Neither the Reorganized Debtors nor the Committee nor any of their respective members, officers, directors, employees, advisors or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan except for willful misconduct or gross negligence, and, in all respects, the Reorganized Debtors, the Committee and each of their respective members, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

        18.4 Committee.

        (a) Power to Negotiate Intercreditor Agreements. The Committee shall have the power and authority to negotiate any intercreditor agreements with any financial institutions which provide exit financing to the Debtors in the form of a working capital, term loan or revolving credit facility.

        (b) Termination. The appointment of the Committee shall terminate on the later of (i) the Effective Date, (ii) the date of the hearing to consider applications for final allowances of compensation and reimbursement of expenses, and (iii) the disallowance and/or resolution, pursuant to a Final Order, of all Claims of Non-Settling Former Preferred Stockholders asserted in connection with preferred stock of MI.

        18.5 Amendment or Modification of the Plan; Severability.

        (a) The Plan Proponents may alter, amend, modify or withdraw the Plan at any time, subject, however, to section 1127 of the Bankruptcy Code.

        (b) In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

        18.6 Revocation or Withdrawal of the Plan.

        (a) The Plan Proponents reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.

        (b) If the Plan Proponents revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

        18.7 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns.

        18.8 Notices.

        (a) Any notices or requests in connection with the Plan shall be in writing and served either by (i) certified mail, return receipt requested, postage prepaid, (ii) hand delivery, or (iii) reputable overnight delivery service, freight prepaid, and will be deemed to have been given when received by mail addressed to the following parties:

                        Metallurg, Inc.
                        27 East 39th Street
                        New York, New York 10016
                        Attn:  Eric L. Schondorf, Esq.

                        Weil, Gotshal & Manges LLP
                        767 Fifth Avenue
                        New York, New York 10153
                        Attn:  John J. Rapisardi, Esq.

                        Official Committee of Unsecured Creditors
                        c/o Stroock & Stroock & Lavan
                        7 Hanover Square
                        New York, New York 10004
                        Attn:  Lawrence Handelsman, Esq.

        (b) All notices and requests to any Person, and all distributions to holders of Allowed Claims, shall be sent to them at their last known address or to the last known address of their attorney of record and shall be deemed to have been given when mailed to such address. The Debtors and any Person may designate in writing any other address for purposes of this Section 18.8(b) which designation will be effective upon actual receipt.

        18.9 Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        18.10 Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

        18.11 Plan Supplement. Forms of the documents relating to the New Secured Notes and the New Secured Note Indenture described in the Plan, the amended and restated Articles of Incorporation and Bylaws of the Reorganized Debtors, and the Environmental Settlement Agreements shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least ten days prior to the hearing on confirmation of the Plan. Upon its filing with the Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to MI in accordance with Section 18.8 of the Plan.

        18.12 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

        18.13 Construction. The rules of construction used in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

        18.14 Exhibits. All Exhibits to the Plan, and the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

        18.15 Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

        18.16 Execution of Additional Documentation. The Debtors or Reorganized Debtors, as applicable, shall execute and deliver any and all documents and take such other action necessary to implement and consummate the terms and provisions of the Plan.

Dated:  New York, New York
        December 18, 1996


                                          METALLURG, INC.


                                          By:  /s/ Eric L. Schondorf
                                             -------------------------------
                                                   Name:  Eric L. Schondorf
                                                   Title: Vice President and
                                                           General Counsel


                                          SHIELDALLOY METALLURGICAL CORPORATION


                                          By:  /s/ Barry C. Nuss
                                             ------------------------------
                                                   Name:  Barry C. Nuss
                                                   Title: Secretary


/s/ John J. Rapisardi,
---------------------------------
John J. Rapisardi, Esq. (JR 7781)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue New York, New York 10153
(212) 310-8000

Attorneys for the Debtors
in Possession

                                                        Schedule 10.1(a) to Plan


                Executory Contracts To Be Assumed Under The Plan

To be filed with the Bankruptcy Court no later than ten (10) days prior to the Confirmation Hearing.

                                                        Schedule 10.1(b) to Plan


                Executory Contracts To Be Rejected Under The Plan

To be filed with the Bankruptcy Court no later than ten (10) days prior to the Confirmation Hearing.

                    EXHIBIT A TO JOINT PLAN OF REORGANIZATION
                             FOR METALLURG, INC. AND
                      SHIELDALLOY METALLURGICAL CORPORATION


                            SUMMARY OF PROPOSED TERMS

Capitalized terms, unless defined herein or in the Joint Plan of Reorganization, shall have the meanings set forth in Schedule I hereto.

                           SECURED NOTES (THE "NOTES")

ISSUER:     Reorganized Metallurg

TRUSTEE:    To be selected by Reorganized Metallurg (the "Trustee").

GUARANTOR:  Reorganized SMC

PRINCIPAL:  $60 million less the amount of cash in excess of the $30 Million
            Target Amount distributed on the Effective Date. In the event that the Cash in the Cash Distribution Pool is less than the Target Amount, the principal amount of the New Senior Notes will be increased by the difference equal to the Target Amount less the Cash in the Cash Distribution Pool, which difference is not to exceed $5 million. Such principal amount shall be otherwise adjusted in accordance with the terms of the Plan.

COUPON: Interest fixed at at a rate to be determined in accordance with the Plan (not to exceed 12%) will be payable semi-annually in arrears. Interest will accrue commencing the earlier of July 1, 1996 and the Effective Date (such interest to be calculated on the basis of 365 or 366 days).

MATURITY:   Ten years from the Effective Date.

SECURITY

            All assets of Reorganized Metallurg (with a second lien on those assets pledged pursuant to the post-confirmation working capital facility, i.e., accounts receivable and inventory) and a second lien on 100% of the stock of Reorganized SMC and 66-2/3% less one share of the stock of all nondomestic subsidiaries of Reorganized Metallurg.


OPTIONAL REDEMPTION

            The Notes will be redeemable, at Reorganized Metallurg's option, in whole or in part, at any time or from time to time, prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at 103% of the principal amount , plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 36-month period commencing the earlier of July 1, 1996 and Effective Date, and thereafter at 100% of the principal amount plus accrued and unpaid interest, if any, to the Redemption Date.

MANDATORY REDEMPTION/OFFER TO PURCHASE

            Reorganized Metallurg will be required to make a mandatory redemption or sinking fund payments in respect of the Notes as follows:

       Date                                           Sinking Fund Payment.
       ----                                           ---------------------

       Seventh anniversary of Effective Date                 $2,500,000
       Eighth anniversary of Effective Date                  $2,500,000
       Ninth anniversary of Effective Date                   $2,500,000

            However, (i) upon the occurrence of a Change of Control, Reorganized Metallurg will be required to make a mandatory offer to purchase of the entire remaining balance of the New Secured Notes, and (ii) in the event that cash proceeds are received by Reorganized Metallurg in respect of an Asset Sale, Reorganized Metallurg will be required to make a mandatory offer to purchase of 100% of the principal amount equal to Excess Net Cash Proceeds.

COVENANTS

            The indenture (the "Indenture") governing the Notes shall contain, in addition to customary covenants, the following affirmative and negative covenants.

Reporting Requirements

            Whether or not required by the rules and regulations of the Securities and Exchange Commission ("SEC"), so long as any Notes are outstanding, Reorganized Metallurg shall furnish to the Trustee and the holders of such Notes, within 15 days after it would have been required to file such information with the SEC pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), all quarterly and annual financial information that would have been required to have been contained in a filing with the SEC on Forms 10-Q and 10-K if Reorganized Metallurg were subject to the reporting requirements of the Exchange Act.

Limitation on Additional Indebtedness

            Reorganized Metallurg will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, or otherwise become responsible for (collectively, "incur"), any Indebtedness for borrowed money, other than Permitted Indebtedness; provided, however, that Reorganized Metallurg or its Restricted Subsidiary may incur Indebtedness for borrowed money if, after giving effect thereto, the Fixed Charge Coverage Ratio of Reorganized Metallurg for the four fiscal quarter period ending immediately prior to the date of determination would have been at least 1.5 to 1.0 after giving pro forma effect to such incurrence or issuance.

Term Sheet -- Plan of Reorganization

            An Unrestricted Subsidiary may incur Indebtedness for borrowed money in connection with the acquisition by such Unrestricted Subsidiary of the business, property or assets of, or the Capital Stock or other evidence of ownership of, any other Person, entity or business only if the recourse of the holder or holders of such Indebtedness is entirely to the business, property or assets of such Unrestricted Subsidiary or acquired Person, entity or business and neither Reorganized Metallurg nor any Restricted Subsidiary has any liability with respect thereto.

Limitation on Liens

            Reorganized Metallurg will not, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its assets or property now owned or hereafter acquired by it, except for: (i) Liens existing on the Effective Date (the "Existing Liens"); and (ii) Permitted Liens.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

            Reorganized Metallurg will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions to Reorganized Metallurg or any of its Restricted Subsidiaries (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits; (ii) pay any Indebtedness or other obligations owed to Reorganized Metallurg or any Restricted Subsidiary;
(iii) make loans or advances to Reorganized Metallurg or any Restricted Subsidiary; (iv) transfer any of its property or assets to Reorganized Metallurg or any Restricted Subsidiary; (v) grant Liens on the assets in favor of the holders of Notes; or (vi) guarantee the Notes or any renewals or refinancings thereof, except for such encumbrances or restrictions existing under or by reason of: (A) applicable law, (B) restrictions contained in agreements in effect on the Issue Date and (C) Permitted Indebtedness of Reorganized Metallurg and its Restricted Subsidiaries and Refinancing Indebtedness with respect thereto that satisfies the requirements of clause (v) of the definition of "Permitted Indebtedness".

Limitation on Restricted Payments

            Reorganized Metallurg will not, nor will any Restricted Subsidiary:
(i) declare or pay any dividend or make any distribution on account of Reorganized Metallurg's Capital Stock (other than dividends or distributions payable in Capital Stock of Reorganized Metallurg (other than Disqualified Stock)); (ii) purchase, redeem or otherwise acquire or retire for value any of Reorganized Metallurg's Capital Stock; (iii) make any principal payment on, purchase, redeem, retire, defease, prepay, decrease or otherwise acquire or retire for value prior to a scheduled final maturity, scheduled repayment or scheduled mandatory payment date (including pursuant to mandatory repurchase covenants) or maturity date any Indebtedness subordinated to the Notes of Reorganized Metallurg or (iv) make any Restricted Investments in any Person; (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") if, after giving effect to such Restricted Payment:

Term Sheet -- Plan of Reorganization

                        (1) a Default or Event of Default has occurred and is
                  continuing; or

                        (2) Reorganized Metallurg could not incur at least $1.00
                  of additional Indebtedness in compliance with the "Limitation on Additional Indebtedness" covenant; or

                        (3) the aggregate amount expended for all Restricted
                  Payments subsequent to the Effective Date (the amount of such expenditures, if other than cash, to be reasonably determined in good faith by the board of directors of Reorganized Metallurg) exceeds the sum of (i) 50% of the aggregate Consolidated Net Income of Reorganized Metallurg calculated on a cumulative basis for the period from the Effective Date to the last day of Reorganized Metallurg's fiscal quarter immediately preceding Reorganized Metallurg's fiscal quarter in which the Restricted Payment is proposed to be made plus
                  (ii) the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the board of directors of Reorganized Metallurg) received by Reorganized Metallurg from (x) the issuance after the Effective Date of Capital Stock of Reorganized Metallurg (other than Disqualified Stock) and (y) upon the exercise after the Effective Date of any options, warrants or other rights to acquire the Capital Stock of Reorganized Metallurg.

                  The foregoing limitations on Restricted Payments shall not prohibit:

                  (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would comply with the provisions hereof; or

                  (b) the retirement of any shares of Reorganized Metallurg's Capital Stock in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Reorganized Metallurg) of, other shares of Reorganized Metallurg's Capital Stock (other than Disqualified Stock); or

                  (c) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange or conversion for, (A) shares of Capital Stock (other than Disqualified Stock) of Reorganized Metallurg or (B) Refinancing Indebtedness which is subordinated in right of payment to the Notes to the same extent as the Indebtedness so refinanced;

                  (d)   Restricted Payments as provided in the Plan; or

Term Sheet -- Plan of Reorganization

                  (e) Investments by Reorganized Metallurg or a Restricted Subsidiary that operates in a Related Business in an aggregate amount not to exceed $15 million; or

                  (f) payments or distributions pursuant to mergers permitted by Indenture;

                  (g) extension by Reorganized Metallurg or any Restricted Subsidiary of trade credit to Unrestricted Subsidiaries represented as accounts receivable on ordinary terms;

                  (h) advances or capital contributions by Reorganized Metallurg or Restricted Subsidiaries in Unrestricted Subsidiaries in an aggregate amount not to exceed $10 million (net of any amounts paid as dividends or other capital distributions or repayment of advances to Reorganized Metallurg or any of its Restricted Subsidiaries by Unrestricted Subsidiaries after the Issue Date), other than capital contributions arising as a result of a conversion of permitted advances to Unrestricted Subsidiaries to equity in such Unrestricted Subsidiary;

                  (i) Investments in Unrestricted Subsidiaries from capital contributions to Reorganized Metallurg or sale of Capital Stock of Reorganized Metallurg; or

                  (j) Repurchases of Capital Stock of Reorganized Metallurg owned by employees of Reorganized Metallurg or any of its Subsidiaries.


Limitations On Transactions with Affiliates

            Reorganized Metallurg will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (other than Reorganized Metallurg or any of its Restricted Subsidiaries) (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to Reorganized Metallurg or Restricted Subsidiary than those that would have been obtained on an arms-length basis in a comparable transaction by Reorganized Metallurg or Restricted Subsidiary with an unrelated Person, as determined by a majority of the independent members of the board of directors of Reorganized Metallurg in their good faith judgment as evidenced by a board resolution filed with the Trustee. Any Affiliate Transaction in excess of $10 million is subject to the further requirement that Reorganized Metallurg obtain an opinion of an independent financial advisor stating that the Affiliate Transaction is fair from a financial point of view to Reorganized Metallurg or such Restricted Subsidiary.

Term Sheet -- Plan of Reorganization

Limitation on Mergers, Consolidations, or Sale of Assets

            Reorganized Metallurg shall not consolidate or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets as an entirety to, any Person unless:

                  (a) the Person formed by or surviving any such consolidation or merger (if other than Reorganized Metallurg), or to which such sale or conveyance shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (b) the corporation formed by or surviving any such consolidation or merger (if other than Reorganized Metallurg), or to which such sale or conveyance shall have been made, assumes by supplemental indenture in a form reasonably satisfactory to the Trustees all the obligations of Reorganized Metallurg under the Notes and this Indenture;

                  (c) immediately after the transaction no Default or Event of Default exists;

                  (d) immediately after the transaction, Reorganized Metallurg or any corporation formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, would be permitted to incur at least $1.00 of additional Indebtedness for borrowed money as described above in the first paragraph under "Limitation on Additional Indebtedness."

                  The surviving corporation shall be the successor obligor under the Indenture, but the predecessor obligor under the Indenture in the case of a sale, conveyance or transfer (but not in the case of a lease) shall be released from the obligation to pay the principal of and interest on the Notes.

Limitations on Asset Sales

            Reorganized Metallurg will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) Reorganized Metallurg or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 80% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, any Indebtedness of any Restricted Subsidiary, or are not so applied, Reorganized Metallurg or any Restricted Subsidiary, may apply such Net Cash Proceeds within 270 days thereof, to an investment in properties and assets that will be used in a Related Business (or in Capital Stock of any Person that will become a Restricted Subsidiary as a result of such investment if such Person's primary business consists of a

Term Sheet -- Plan of Reorganization

Related Business) of Reorganized Metallurg or any Restricted Subsidiary ("Replacement Assets"). Notwithstanding the foregoing, Reorganized Metallurg or its Restricted Subsidiaries may retain up to 25% of Net Cash Proceeds from Asset Sales for any purpose. Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Indebtedness of any Restricted Subsidiary nor invested in Replacement Assets within such 270-day period (exclusive of the up to such 25% amount referred to in the preceding sentence) shall constitute "Excess Proceeds" subject to disposition as provided below.

            Within 20 days after the aggregate amount of Excess Proceeds equals or exceeds $5 million, Reorganized Metallurg shall make an offer to purchase (an "Excess Proceeds Offer"), from all Holders of the Notes, that aggregate principal amount at maturity of Notes as can be purchased by application of such Excess Proceeds at a price in cash equal to 100% of the outstanding principal amount at maturity thereof plus accrued and unpaid interest, if any. Each Excess Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. To the extent that the principal and accrued interest of Notes validly tendered and not withdrawn pursuant to an Excess Proceeds Offer is less than the Exceeds Proceeds, Reorganized Metallurg may use such deficiency for general corporate purposes. If the principal and accrued interest of Notes validly tendered and not withdrawn by Holders thereof exceeds the amount of Notes which can be purchased with the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

            Notwithstanding the two immediately preceding paragraphs, Reorganized Metallurg and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without compliance with such paragraphs to the extent
(i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for Fair Market Value; provided that any consideration not constituting Replacement Assets received by Reorganized Metallurg or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

            Reorganized Metallurg shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating: (i) that the Excess Proceeds Offer is being made pursuant to this "Limitation on Asset Sales" covenant and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day five Business Days after the expiration date of the Excess Proceeds Offer) (the "Excess Proceeds Payment Date"); (iii) that any Note not tendered will continue to accrue interest, as the case may be, pursuant to its terms; (iv) that, unless Reorganized Metallurg defaults in the payment of the Excess Proceeds Payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest, as the case may be, on and after the Excess Proceeds Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the

Term Sheet -- Plan of Reorganization
close of business on the date of the expiration of the Excess Proceeds Offer, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and
(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

            On the date of the expiration of the Excess Proceeds Offer, Reorganized Metallurg shall accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer; and on or prior to the Excess Proceeds Payment Date, (i) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (ii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by Reorganized Metallurg. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. Reorganized Metallurg will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this "Limitation on Asset Sales" covenant, the Trustee shall act as the Paying Agent.

            Reorganized Metallurg will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that an Excess Proceeds Offer is required to be commenced and Reorganized Metallurg is required to repurchase the Notes under this "Limitation on Asset Sales" covenant.

CHANGE OF CONTROL

            Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Notes by Reorganized Metallurg in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 100% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the date of payment (the "Change of Control Payment"). Reorganized Metallurg is not required to make a Change of Control Offer following a Change of Control if a third party makes a Change of Control Offer that would be in compliance with the provisions described in this section if it were made by Reorganized Metallurg and purchases the Notes validly tendered and not withdrawn. Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, Reorganized Metallurg covenants to (i) repay in full all Indebtedness of Reorganized Metallurg that would prohibit the repurchase of the Notes as provided for in the succeeding paragraph or (ii) obtain any requisite consents under instruments governing any such Indebtedness of Reorganized Metallurg to permit the repurchase of the Notes as provided for in the succeeding paragraph. Reorganized Metallurg shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to this "Change of Control" covenant.

Term Sheet -- Plan of Reorganization

            Within 30 days following the Change of Control, Reorganized Metallurg shall mail a notice to the Trustee and each Holder stating: (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this "Change of Control" covenant and that all Notes validly tendered will be accepted for payment; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless Reorganized Metallurg defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (v) that Holders electing to have any Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and
(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

            On the Change of Control Payment Date, Reorganized Metallurg shall:
(i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted together with an Officers' Certificate specify the Notes or portions thereof accepted for payment by Reorganized Metallurg. The Paying Agent shall promptly mail, to the Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. Reorganized Metallurg will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this "Change of Control" covenant, the Trustee shall act as Paying Agent.

            Reorganized Metallurg will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and Reorganized Metallurg is required to repurchase the Notes under this "Change of Control" covenant.

            If Reorganized Metallurg is unable to repay all of its indebtedness that would prohibit repurchase of the Notes or is unable to obtain the consents of the holders of Indebtedness, if any, of Reorganized Metallurg outstanding at the time of a Change of

Term Sheet -- Plan of Reorganization

Control whose consent would be so required to permit the repurchase of Notes, then Reorganized Metallurg will have breached such covenant. This breach will constitute an Event of Default under the Indenture if it continues for a period of 30 consecutive days after written notice is given to Reorganized Metallurg by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding. In addition, the failure by Reorganized Metallurg to repurchase Notes at the conclusion of the Change of Control Offer will constitute an Event of Default without any waiting period or notice requirements.


EVENTS OF DEFAULT

            Events of Default shall include: (1) default for 30 days in payment of any interest due on, the Notes; (2) default in the payment of the principal of or premium, if any, on any Notes when due upon redemption or otherwise or default in the purchase of Notes on the Excess Proceeds Payment Date or the Change of Control Payment Date, pursuant to an Excess Proceeds Offer or Change of Control Offer which has been made to Holders; (3) default for 30 days in the performance of any other covenant at Maturity or warrant after written notice by the Trustee or holders of at least 30% of the aggregate principal amount of the Notes outstanding; (4) default by Reorganized Metallurg or any Significant Subsidiary which is a Restricted Subsidiary in the payment of any principal of or interest on any Indebtedness for borrowed money when due (after giving effect to any applicable grace periods) and the principal amount of such Indebtedness exceeds $5,000,000 in the aggregate; (5) default by Reorganized Metallurg or any Significant Subsidiary which is a Restricted Subsidiary on any Indebtedness for borrowed money exceeding $5,000,000 in the aggregate, which results in such Indebtedness becoming due or being declared due and payable; (6) any final judgments or orders rendered against Reorganized Metallurg or any Significant Subsidiary which is a Restricted Subsidiary for more than $5,000,000 and such judgment or order has not been paid, discharged or stayed for 60 days; (7) certain events of bankruptcy, insolvency and reorganization of Reorganized Metallurg or any Significant Subsidiary which is a Restricted Subsidiary; and
(8) the failure of any pledge agreement or security agreement to be in full force and effect.

            If an Event of Default other than certain events with respect to bankruptcy, insolvency and reorganization of Reorganized Metallurg shall occur and be continuing, then the Trustee(s) or the holders of 25% of the aggregate principal amount of the Notes outstanding may declare by written notice to Reorganized Metallurg the principal amount of the Notes to be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued interest on the date the Notes become due and payable. If an Event of Default with respect to certain events of bankruptcy, insolvency and reorganization of Reorganized Metallurg occurs and is continuing, then the principal of all the Notes shall automatically be immediately due and payable without any act on the part of the Trustee or any holder of Notes.

DEFEASANCE

            The Indenture will provide that (A) if applicable, Reorganized Metallurg will be discharged from any and all obligations in respect of all outstanding Notes other than certain obligations of Reorganized Metallurg to transfer the Notes, or (B) if applicable, Reorganized Metallurg may omit to comply with certain restrictive covenants, and certain




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Term Sheet -- Plan of Reorganization


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events will cease to be Events of Default under the Indenture and the Notes, in either case (A) or (B), upon irrevocable deposit by Reorganized Metallurg with the Trustee, in trust, of money and/or U.S. Government Obligations which will provide money in an amount sufficient to pay the principal of and each installment of interest, if any, on the outstanding Notes. With respect to clause (B), the obligations under the Indenture other than with respect to certain covenants and Events of Default will remain in full force and effect. Such trust may only be established if, among other things (i) with respect to clause (A), Reorganized Metallurg has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of counsel provides that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), Reorganized Metallurg has delivered to the Trustee an opinion of counsel (which may be based on an Internal Revenue Service ruling) to the effect that the holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Default shall have occurred or be continuing; (iii) Reorganized Metallurg has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent are satisfied.

MODIFICATION AND WAIVER

            Modifications and amendments of the Indenture may be made by Reorganized Metallurg and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, or premium, if any, or interest on, any Note, (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date or, in the case of an Excess Proceeds Offer or a Change of Control Offer which has been made, on or after the applicable Payment Date of any Note), (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes, (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (viii) following the mailing of an Excess Proceeds Offer or a Change of Control Offer, modify the provisions of the Indenture with respect to such offer in a manner adverse to the Holders of the Notes.




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Term Sheet -- Plan of Reorganization


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NO PERSONAL LIABILITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS,
DIRECTORS, OR EMPLOYEES

            The Indenture provides that no recourse for the payment of the principal of or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Reorganized Metallurg in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of Reorganized Metallurg or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.





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Term Sheet -- Plan of Reorganization


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                                                              Schedule I


                               DEFINITIONS


            Definitions. For purposes of this Designation, the following definitions shall apply:

            "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Asset Acquisition" is defined to mean (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by Reorganized Metallurg or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of another Person by Reorganized Metallurg or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into or consolidated with Reorganized Metallurg or any Restricted Subsidiary or (ii) an acquisition by Reorganized Metallurg or any Restricted Subsidiary of the property and assets of any Person other than Reorganized Metallurg or any Restricted Subsidiary which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

            "Asset Sale" is defined to mean any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of merger, consolidation or sale-leaseback transactions, but not including Restricted Payments permitted under the Indenture) in one transaction or a series of related transactions by Reorganized Metallurg or any Restricted Subsidiary to any Person other than Reorganized Metallurg or any Restricted Subsidiary of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of Reorganized Metallurg or any Restricted Subsidiary or (iii) any other property and assets of Reorganized Metallurg or any Restricted Subsidiary outside the ordinary course of business of Reorganized Metallurg or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of Reorganized Metallurg; provided, however, that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Reorganized Metallurg or any Restricted Subsidiary, as the case may be, (ii) involving assets with a Fair Market Value not in excess of $500,000 or (iii) of inventory in the ordinary course of business.

            "Board" shall mean the Board of Directors of Reorganized Metallurg.




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Term Sheet -- Plan of Reorganization

            "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

            "Capitalized Lease" means any Lease that would be required to be capitalized on the balance sheet in accordance with generally accepted accounting principles.

            "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of Reorganized Metallurg; or (b) Reorganized Metallurg consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, Reorganized Metallurg, in any such event pursuant to a transaction in which the outstanding Voting Stock of Reorganized Metallurg is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of Reorganized Metallurg is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by Reorganized Metallurg as a Restricted Payment under the Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of Reorganized Metallurg was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office, including, without limitation, by reason of the provisions of Reorganized Metallurg's Articles of Association relating to the rights of certain classes of stockholders to designate and remove directors of Reorganized Metallurg.


            "Common Stock" is defined to mean, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares,




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Term Sheet -- Plan of Reorganization
whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.

            "Consolidated Income Tax Expense" of any Person is defined to mean, for any period, the provision for corporation, local, foreign and all other income taxes of such Person for such period as determined in accordance with generally accepted accounting principles; provided, that there shall be excluded therefrom the tax effect of any of the items described in clauses (i) through
(vii) of the definition of Consolidated Net Income to the extent included in Consolidated Net Income of such Person for such period.

            "Consolidated Interest Expense" is defined to mean, for any period, the aggregate amount of interest in respect of Indebtedness for borrowed money (including, without limitation, amortization of original issue discount on any Indebtedness for borrowed money and the interest portion of any deferred payment obligation (other than pension obligations), calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges accrued with respect to letters of credit and bankers' acceptance financing; the net costs associated with interest rate protection Obligations; and interest in respect of Indebtedness for borrowed money that is Guaranteed or secured by Reorganized Metallurg or any of its Restricted Subsidiaries), all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Reorganized Metallurg and its Restricted Subsidiaries during such period and all dividends on any Preferred Stock or Disqualified Stock of Reorganized Metallurg to the extent paid, accrued or scheduled to be paid or to be accrued during such period; excluding, however, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis in conformity with generally accepted accounting principles.

            "Consolidated Net Income" is defined to mean, for any period, the consolidated net income (or loss) of Reorganized Metallurg and the Restricted Subsidiaries for such period, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) income of Reorganized Metallurg and the Restricted Subsidiaries derived from or in respect of all Investments in Persons other than Restricted Subsidiaries of Reorganized Metallurg or any Restricted Subsidiary, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by Reorganized Metallurg or any Restricted Subsidiary, (iv) net income (or loss) of any other Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) except in the case of any restriction or encumbrance permitted under clause (B) of the covenant "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries," the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted directly or indirectly, by operation of the terms of its




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Term Sheet -- Plan of Reorganization
constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

            "Consolidated Operating Cash Flow" is defined to mean, with respect to any period, the Consolidated Net Income of Reorganized Metallurg and the Restricted Subsidiaries for such period increased by the sum of (i) the Consolidated Income Tax Expense of Reorganized Metallurg and the Restricted Subsidiaries accrued according to generally accepted accounting principles for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of Reorganized Metallurg and the Restricted Subsidiaries for such period; (iv) amortization of Reorganized Metallurg and the Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with generally accepted accounting principles; and (v) all other non-cash charges deducted in determining Consolidated Net Income including, without limitation, non-cash write-off, write-downs or adjustments, and minus (vi) non-cash items increasing revenues in determining Consolidated Net Income. For purposes of this definition, (i) any Subsidiary of Reorganized Metallurg that is a Restricted Subsidiary on the Transaction Date shall be deemed to have been a Restricted Subsidiary at all times during such period and (ii) any Subsidiary of Reorganized Metallurg that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Reorganized Metallurg or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

            "Disqualified Stock" is defined to mean, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such similar Federal statute.

            "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction, with neither being under any compulsion to buy or sell.





                                  4


Term Sheet -- Plan of Reorganization

            "Fixed Charge Coverage Ratio" means, for any period, the ratio of
(i) Consolidated Operating Cash Flow to (ii) Consolidated Interest Expense, in each case for such period for Reorganized Metallurg and its Restricted Subsidiaries determined on a consolidated basis.


            "Indebtedness" with respect to any Person, means any indebtedness, whether or not contingent, whether recourse to all or a portion of the assets of such Person, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included, any guaranty of indebtedness which would be included within this definition.

            "Investments" means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries and other than advances or loans to officers, directors and employees permitted by the Indenture) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person.

            "Issue Date" means the date of the issuance of the Notes.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Net Cash Proceeds" is defined to mean, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (to the extent such taxes are paid or payable) as a result of such Asset Sale , (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale (iv) reserves for any amounts which are prohibited to be paid to Reorganized Metallurg by reason of law, contract or otherwise and (v) appropriate amounts to be provided by Reorganized Metallurg or any Restricted Subsidiary of Reorganized Metallurg as a reserve




                                  5


Term Sheet -- Plan of Reorganization
against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with generally accepted accounting principles.

            "Permitted Indebtedness" means: (i) the incurrence by Reorganized SMC and Reorganized Metallurg and its Subsidiaries of Indebtedness under the Working Capital Credit Facility in an aggregate principal amount outstanding at the time not to exceed the sum of 90% of receivables and 75% of inventory as shown on Reorganized Metallurg's and Reorganized SMC's balance sheet; (ii) the incurrence by any Restricted Subsidiary (other than Reorganized SMC) of Indebtedness under a working capital, overdraft or similar line of credit in an aggregate amount not to exceed the sum of 90% of receivables and 75% of inventory of such Restricted Subsidiary; (iii) Indebtedness secured by purchase money security interests upon or in any property acquired or held by Reorganized Metallurg or its Restricted Subsidiaries in the ordinary course of business to secure the purchase price of such property incurred solely for the purpose of financing the acquisition of such property and Indebtedness in respect of capitalized Leases; (iv) the incurrence by Reorganized Metallurg and its Restricted Subsidiaries of other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; (iii) the incurrence by Reorganized Metallurg of Indebtedness represented by the Notes and the Indenture; (iv) Indebtedness existing as of the Effective Date including, without limitation, any term loan or revolving credit facility, the net proceeds of which are used to reduce the principal amount of the Notes (the "Existing Indebtedness") (other than Indebtedness described in clauses (i) and (ii)) of Reorganized Metallurg and its Subsidiaries); (v) the incurrence by Reorganized Metallurg and its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness referred to in clause (iv) above (the "Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, and (b) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded and the Notes; and
(vi) Indebtedness between or among Reorganized Metallurg and its Restricted Subsidiaries.

            "Permitted Investments" means: (i) any Investments by Reorganized Metallurg or any of its Restricted Subsidiaries in property or assets owned or used in Related Businesses; (ii) Investments by Reorganized Metallurg or any of its Restricted Subsidiaries in any Person engaged in a Related Business as a result of such Investment (x) such Person becomes a Wholly Owned Restricted Subsidiary of Reorganized Metallurg or (y) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Reorganized Metallurg or a Wholly Owned Restricted Subsidiary of Reorganized Metallurg; (iii) Investments in certificates of deposit or Eurodollar deposits due within one year issued by commercial banks organized under the laws of the United States or any state thereof having capital and surplus in excess of $500,000,000; (iv) Investments in commercial paper having a rating of at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service Inc.; (v) Investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof;




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Term Sheet -- Plan of Reorganization

(vi) Investments in mutual or similar funds having assets in excess of $500,000,000; and (vii) Investments by Reorganized Metallurg or any Restricted Subsidiary in Reorganized Metallurg or any Restricted Subsidiary.

            "Permitted Liens" means: (i) Liens in favor of Reorganized Metallurg; (ii) liens on fixed assets, receivables and inventory (as such terms are defined in the Working Capital Credit Facility) of Reorganized Metallurg and Reorganized SMC and their respective Subsidiaries in favor of the lenders under the Working Capital Credit Facility to secure obligations of Reorganized SMC and the Subsidiaries under the Working Capital Credit Agreement; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Reorganized Metallurg or any Subsidiary thereof in a transaction not prohibited by the terms of the Indenture; provided, however, that such Liens were in existence prior to and were not granted in contemplation of such merger or consolidation; (iv) Liens on property existing at the time of acquisition thereof by Reorganized Metallurg or any Subsidiary thereof in a transaction not prohibited by the terms of the Indenture; provided, however, that such Liens were in existence prior to the contemplation of such acquisition; (v) statutory Liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's or repairmen's or other like Liens, or Liens relating to surety or appeal bonds, performance bonds, workmen's compensation, unemployment insurance and other types of social security or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Effective Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; (viii) Liens securing purchase money Indebtedness and capitalized Leases; (ix) easements, rights-of-way, zoning, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Reorganized Metallurg or any of its Subsidiaries; (x) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchases, shipment or storage of such inventory or other goods in the ordinary course of business; (xi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods; (xiii) judgment and attachment Liens not giving rise to a default or Event of Default; (xiv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by Reorganized Metallurg or any Subsidiary in the ordinary course of business in accordance with industry practice; (xv) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating, entered into by Reorganized Metallurg or any of its Subsidiaries in the ordinary course of business; (xvi) Liens arising from filing Uniform Commercial Code financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the Indenture and under which Reorganized Metallurg or any of its Subsidiaries is the lessee; (xvii) Liens arising by reason of any judgment, decree or order of any court, as long as such Lien is being contested in good faith and is adequately bonded or stayed, and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been fully terminated or the period within which such proceedings may be initiated shall not have expired; (xviii) pledges of or Liens on raw materials or on manufactured products as




                                  7


Term Sheet -- Plan of Reorganization
security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products in the ordinary course of business; (xix) all other Liens incurred in the ordinary course of business; provided that the aggregate amount of such Liens shall not exceed $10,000,000 at any one time outstanding; and (xx) extensions, renewals or regranting of any liens referred to in clauses (i) through (xix) above in connection with any Refinancing Indebtedness permitted under the Indenture; and
(xxi) liens in favor of the Trustee provided for in the Indenture.

            "Related Business" means the same or a similar line of business as Reorganized Metallurg and its Subsidiaries were engaged in on the Effective Date.

            "Restricted Investment" means any Investment other than a Permitted Investment.

            "Restricted Subsidiary" means any Subsidiary of Reorganized Metallurg which is not a Unrestricted Subsidiary.

            "Significant Subsidiary" is defined to mean, at any date of determination, any Subsidiary of Reorganized Metallurg that, together with its Subsidiaries, (i) for the most recent fiscal year of Reorganized Metallurg, accounted for more than 10% of the consolidated revenues of Reorganized Metallurg and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Reorganized Metallurg and Its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of Reorganized Metallurg for such fiscal year.

            "Subsidiary" of any Person shall mean a corporation, partnership or other entity more than 50% of the Voting Stock of which is owned by such Person or a one or more Subsidiaries of such Person.

            "Total Consolidated Indebtedness" is defined to mean, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of Reorganized Metallurg and the Restricted Subsidiaries outstanding as of the date of determination.

            "Transaction Date" is defined to mean, with respect to the incurrence of any Indebtedness by Reorganized Metallurg or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

            "Unrestricted Subsidiary" means any Person of which a majority of the Capital Stock or other equity securities having ordinary voting power for the election of directors or other governing body of such Person is owned by Reorganized Metallurg, directly or indirectly, and that has been designated by Reorganized Metallurg (by written notice to the Trustee), as a "Unrestricted Subsidiary," and each Subsidiary of a Unrestricted Subsidiary; provided, however, that a Person that is a Subsidiary may not subsequently be designated as a "Unrestricted Subsidiary" if such designation would be a Default or Event of Default. For purposes of the foregoing, the net Investment in any Subsidiary at the time of such designation shall be deemed made at the time of such designation. The Board of Directors of Reorganized Metallurg may, by a Board Resolution delivered to the Trustee, designate any Restricted Subsidiary of Reorganized Metallurg (other than a Significant




                                  8


Term Sheet -- Plan of Reorganization

Subsidiary) (including any newly acquired or newly formed Subsidiary of Reorganized Metallurg) to be an Unrestricted Subsidiary unless such Restricted Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Reorganized Metallurg or any Restricted Subsidiary, and provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation, and (ii) either (A) the Subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, that such designation would be permitted under the "Limitation on Restricted Payments" covenant described above. The Board of Directors of Reorganized Metallurg may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Reorganized Metallurg, provided that (i) no Default shall have occurred and be continuing at the time of or after giving effect to such designation; (ii) immediately after giving effect to such designation Reorganized Metallurg could incur $1.00 of additional Indebtedness under the proviso in paragraph (a) of the "Limitation on Indebtedness" covenant described above; and (iii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture. Any designation by the Board of Directors of Reorganized Metallurg pursuant to this paragraph shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Notwithstanding the foregoing, (i) Gesellschaft fur Elektrometallugie GmbH and its Subsidiaries,
(ii) Elektrowerk Weisweller GmbH,and its Subsidiaries, (iii) Metallurg do Brasil Ltda and its Subsidiaries and (iv) Companhia Industrial Fluminense and its Subsidiaries, shall be deemed to be Unrestricted Subsidiaries.

            "Voting Stock" is defined to mean with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

            "Working Capital Credit Facility" means a credit facility provided to Reorganized Metallurg and Reorganized SMC and their Subsidiaries, as such facility may be amended, supplemented or otherwise modified and any extensions, renewals, refinancings, replacements or refundings thereof.




                                  9


Term Sheet -- Plan of Reorganization

                         EXHIBIT B TO DISCLOSURE STATEMENT

         Order of the Bankruptcy Court, dated December 18, 1996, among other things, approving this Disclosure Statement and
        establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------x

      In re                          :    Chapter 11 Case Nos.
                                          92 B 44468 (JLG)
METALLURG, INC. AND                  :    92 B 44469 (JLG)
SHIELDALLOY METALLURGICAL                 (Jointly Administered)
CORPORATION                          :

            Debtors.                 :

-------------------------------x

       ORDER (A) PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE
           AND BANKRUPTCY RULE 3017(b) APPROVING THE DEBTORS'
         DISCLOSURE STATEMENT, (B) PURSUANT TO BANKRUPTCY RULE
       3017(c) FIXING TIME WITHIN WHICH CLAIM HOLDERS AND EQUITY
       INTEREST HOLDERS MAY ACCEPT OR REJECT THE DEBTORS' PLAN OF
      REORGANIZATION, (C) APPROVING THE EMPLOYMENT OF GEORGESON &
           COMPANY INC. AS BALLOT SOLICITATION AGENT AND VOTE
       TABULATION AGENT, (D) PURSUANT TO BANKRUPTCY RULE 3017(c)
      FIXING DATE TIME AND PLACE OF HEARING ON CONFIRMATION OF THE
         DEBTORS' PLAN OF REORGANIZATION, (E) APPROVING FORM OF
      BALLOT, (F) APPROVING NOTICE OF (i) THE LAST DAY FOR RECEIPT
      OF BALLOTS WITH RESPECT TO THE PLAN OF REORGANIZATION, (ii)
       THE LAST DAY FOR FILING OBJECTIONS TO CONFIRMATION OF THE DEBTORS' PLAN OF REORGANIZATION, AND (iii) THE HEARING ON
          CONFIRMATION OF THE DEBTORS' PLAN OF REORGANIZATION

            Upon the record of the hearing held on December 18, 1996 (the "Disclosure Hearing") to consider the request of the debtors in the above-captioned chapter 11 cases (collectively, the "Debtors") for approval of the Debtors' proposed Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated December 18, 1996 (the "Disclosure Statement"); and each of the objections filed with respect to the Disclosure Statement having been withdrawn, overruled by the Court or rendered moot by reason of modifications made to the Disclosure Statement; and the Debtors having amended and modified the Disclosure Statement and the Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, dated December 18, 1996 (the "Plan"), to reflect the resolution of certain issues; and the Court having found that notice of the Disclosure Hearing (as hereinafter defined) has been provided by the Debtors as directed by the Court pursuant to an order, dated November 12, 1996 (i) fixing the date, time and place for a hearing to consider
(a) approval of Debtors' Disclosure Statement and solicitation procedures, and
(b) confirmation of the Debtors' Plan of Reorganization, (ii) fixing the date, time and place for voting on the Debtors' Plan, and (iii) prescribing the form and manner of notice therefor (the "Scheduling Order"); and it appearing that no further notice need be given; and the Court having determined after due deliberation that the Disclosure Statement contains adequate information as such term is defined in section 1125 of the Bankruptcy Code; and sufficient cause appearing therefor, it is

            ORDERED that in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017(b), the Disclosure Statement (and all exhibits and schedules thereto), as the same may be amended and modified from time to time to incorporate immaterial modifications, fill in blanks, and reflect any modifications that the Debtors determine to be appropriate which do not materially change the Disclosure Statement or materially affect any rights of a party in interest be, and hereby are, approved as containing "adequate information" within the meaning of section 1125(a) of the Bankruptcy Code; and it is further

            ORDERED that ballots, substantially in the form annexed hereto as Exhibit "A" (the "Ballots") be, and they hereby are, approved in all respects pursuant to Bankruptcy Rule 3018(c) as conforming with Official Form No. 14; and it is further

            ORDERED that pursuant to Bankruptcy Rule 3018(a) and the Plan, the record date for determining the equity interest holders and holders of claims who may vote to accept or reject the Plan shall be the date of execution of this Order (the "Record Date"); and it is further

            ORDERED that only the holders of claims and equity interests as of the Record Date that are impaired under the Plan may vote to accept or reject the Plan by indicating their acceptance or rejection of the Plan on the Ballots provided therefor; and it is further

            ORDERED that for purposes of calculating the number of claims in a class that vote to accept or reject the Plan, all claims in a class held by one entity or any affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder), including any entity that acquired record ownership of such claims after the date that each of the Debtors filed its respective chapter 11 petition (the "Petition Date"), be and they hereby are, aggregated and treated as one claim in such class for voting purposes; and it is further

            ORDERED that the Debtors' appointment of the firm of Georgeson & Company Inc. ("Georgeson") as Debtors' ballot solicitation agent (the "Ballot Solicitation Agent") in connection with (i) the accommodation of requests for information concerning the Plan, Disclosure Statement, Letter, Ballots or other related matters; (ii) the distribution of copies of the Plan, Disclosure Statement, Ballots and this Order; and (iii) the solicitation of Ballots in respect of the Plan, in a reasonable and customary manner, is hereby approved; and it is further

            ORDERED that the Debtors' appointment of Georgeson as the Debtors' vote tabulating agent (the "Tabulation Agent") in connection with the review, determination of validity, and tabulation of votes for acceptance and rejection of the Plan as well as reporting with respect thereto, in a reasonable and customary manner, is hereby approved; and it is further

            ORDERED that pursuant to Bankruptcy Rule 3017(c) in order to be considered as acceptances or rejections of the Plan, all Ballots must be properly completed, executed, marked and received by Georgeson & Company Inc., 88 Pine Street, 30th Floor, Wall Street Plaza, New York, New York 10005 on or before 5:00 p.m. (Eastern Standard Time) on February 10, 1997 (the "Voting Deadline); and it is further

            ORDERED that the Solicitation Agent be, and it hereby is, authorized and directed to effect any action reasonably necessary to accomplish the solicitation and ballot tabulation services, as contemplated by the Disclosure Statement, including, without limitation, to review, tabulate, and make preliminary determinations as to the validity of all acceptances and rejections of the Plan and to provide a written report of the results of such tabulation to the Court, pursuant to Rule 3018-1(a) of the Local Rules, two (2) Business days prior to the date of the Confirmation Hearing; and it is further

            ORDERED that any Ballot that is properly completed, executed and timely returned to the Tabulation Agent but does not indicate an acceptance or a rejection of the Plan or is otherwise materially defective be, and it hereby is, deemed to be a vote to accept the Plan; and it is further

            ORDERED that any holder of an Allowed Claim in MI-Class 4A and SMC-Class 4C who is eligible to make an election between Option A and Option B under the Plan fails to make such election on the Ballot, such claimant shall be deemed to have elected Option A; and it is further

            ORDERED that any election made on a Ballot by the holder of an Allowed Claim in accordance with the Plan shall be irrevocable, which may only be changed upon the Debtors' written consent; and it is further

            ORDERED that any Former Preferred Stockholder (as defined in the Plan) who elects on the Ballot to participate in the FPS Settlement (as defined in the Plan) shall by such election release, compromise and settle all claims against the Debtors on account of the Old Preferred Stock (as defined in the Plan) issued by Metallurg; provided, however, that the FPS Settlement is approved by this Court, the Plan is confirmed and approved by this Court, and the consideration payable under the FPS Settlement is paid to such claimant in accordance with the terms and provisions of the Plan and FPS Settlement; and it is further

            ORDERED that any holder of an Allowed Claim (as defined in the Plan) that elects to participate in Class 3A-

MI Convenience Claims or Class 3B-SMC Convenience Claims shall be deemed to have accepted the Plan under each respective convenience class; and it is further

            ORDERED that if a claim holder or equity security holder casts more than one Ballot voting the same claim or equity interest, as applicable, prior to the Voting Deadline, the last Ballot received prior to the Voting Deadline shall be deemed to reflect the voter's intent and thus to supersede any prior Ballots; and it is further

            ORDERED that each of the Environmental Agencies (as defined in the Plan) shall be entitled to vote those claims as identified and agreed to by the Debtors and the Environmental Agencies in the Environmental Settlement Agreements (as defined in the Plan), and such claims shall be voted under Class 4F in both the Metallurg and Shieldalloy chapter 11 cases; and it is further

            ORDERED that the holder of the Multiemployer Pension Claim (as defined in the Plan) shall be entitled to vote in Class 4E in the Shieldalloy chapter 11 case in the amount of $5,000,000 and shall not be entitled to exercise any vote in the Metallurg chapter 11 case; and it is further

            ORDERED that objections, if any, to confirmation of the Plan shall be in writing, and shall (a) state the name and address of the objecting party and the nature of the claim or interest of such party, (b) state with particularity the basis and nature of each objection and the specific grounds therefor and (c) be filed, together with proof of service, with the Court (with a copy to Chambers) and served so that such objections are received no later than, February 10, 1997 at 5:00 p.m., Eastern Standard Time (the "Objection Deadline"), by the Court, Chambers and the following parties:

                            WEIL, GOTSHAL & MANGES LLP
                            767 Fifth Avenue
                            New York, NY 10153
                            Attn: John J. Rapisardi, Esq.
                            Attorneys for the Debtors

                            STROOCK & STROOCK & LAVAN
                            7 Hanover Square
                            New York, NY 10004
                            Attn: Lawrence Handelsman, Esq.
                            Attorneys for the Statutory
                             Creditors' Committee

                            OFFICE OF THE UNITED STATES TRUSTEE
                            80 Broad Street
                            New York, NY 10004
                            Attn:  Diana Adams, Esq.

(the above-referenced parties are referred to herein as the "Abbreviated Service List"); and it is further

            ORDERED that responses to objections, if any, to confirmation of the Plan by any party in interest be filed with the Court together with proof of service, and served in a manner so as to be received on or before 5:00 p.m. Eastern

Standard Time on February 17, 1997 by the Abbreviated Service List; and it is further

            ORDERED that a hearing (the "Confirmation Hearing") to consider confirmation of the Plan and any amendments thereto shall be held before the Court in Room 610-2 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York on February 20, 1997 at 2:00 p.m., or as soon thereafter as counsel may be heard; and it is further

            ORDERED that the Confirmation Hearing may be adjourned from time to time without prior notice to holders of claims, holders of equity interests or parties in interest other than the announcement of the adjourned hearing date at the Confirmation Hearing; and it is further

            ORDERED that pursuant to Bankruptcy Rule 3017(d), the form of the notice of, among other things, the Voting Deadline, the Objection Deadline, and the Confirmation Hearing (the "Notice") annexed hereto as Exhibit "B" be, and it hereby is, approved in all respects; and it is further

            ORDERED that the Debtors be, and hereby are, authorized and directed to mail or cause to be mailed by first-class mail no later than December 30, 1996, a copy of the Notice and the Disclosure Statement and all exhibits and attachments thereto excluding Exhibit F (the 1997 Stock

Award and Stock Option and excluding the Plan Supplements and Plan Schedules) which shall be filed in accordance with the provisions of this Order described below (collectively, the "Disclosure Package"), to the following persons or entities, unless such person or entity is otherwise to receive a Solicitation Package (as hereinafter defined) pursuant to this Order: (1) all persons or entities that have filed proofs of claim or equity interests with the Court on or before the Record Date, other than any person or entity that has filed with the Court a notice (or notices) of transfer of claim under Bankruptcy Rule 3001(e) on or before the Record Date reflecting the transfer of all of such holder's claims; (2) all persons or entities listed in the Schedules and lists of equity security holders and all amendments thereto through the Record Date, other than any person or entity that has filed with the Court a notice (or notices) of transfer of claim under Bankruptcy Rule 3001(e) on or before the Record Date reflecting the transfer of all of such holder's claims; (3) all other known holders of record of claims or equity interests against the Debtors, if any, as of the Record Date, (4) all persons or entities that have acquired a claim pursuant to a notice of the transfer of a claim under Bankruptcy Rule 3001(e) filed with the Court on or before the Record Date, (5) all parties in interest that have filed a notice pursuant to Bankruptcy Rule 2002 in the Debtors' chapter 11 cases on or before the Record Date, and (6) the Abbreviated Service List; and it is further

            ORDERED that the Debtors be, and hereby are, authorized and directed to mail or cause to be mailed by first-class mail no later than December 30, 1996 to the holders of record on the Record Date of all claims and equity interests that are entitled to vote on the Plan as specified herein in accordance with Bankruptcy Rule 3018(a), (a) the Notice, (b) the Disclosure Statement and all exhibits and attachments thereto (as provided for above in the preceding paragraph) and (c) an appropriate form of Ballot (collectively, a "Solicitation Package"); provided, however, that Solicitation Packages for (i) holders of claims against or interests in any Debtor placed within a class under the Plan that is deemed to accept or reject the Plan under section 1126(f) or 1126(g) of the Bankruptcy Code and (ii) holders of claims or equity interests that have been objected to for voting or distribution purposes in accordance with the Scheduling Order shall not include a Ballot and a Ballot return envelope; and it is further

            ORDERED that, all parties in interest shall have until December 29, 1996 to file any objections to claims or equity interests for purposes of accepting or rejecting the Plan; and it is further

            ORDERED that, pursuant to Bankruptcy Rule 3018(a), in the event an objection to a claim or equity interest is filed in the time and manner specified herein, any motion for temporary allowance of a claim or equity interest for purposes of accepting or rejecting the Plan (a "Temporary Allowance Motion") shall be made by the claimholder or equity interest holder in writing, indicate the legal basis for such request, and be filed with and received by the Bankruptcy Court, with two (2) copies to chambers, and served upon and received by the Abbreviated Service List, together with proof of service, on or before January 17, 1997 at 5:00 p.m. (Eastern Standard Time); and it is further

            ORDERED that, pursuant to Bankruptcy Rule 3018(a), a hearing to consider all Temporary Allowance Motions shall be held on January 29, 1997 at 10:00 a.m. (Eastern Standard Time), or such other date and time as the Court may set; and it is further

            ORDERED that, the Debtors shall file and serve a response to any Temporary Allowance Motion on or before January 23, 1997 at 5:00 p.m. (Eastern Standard Time); and it is further

            ORDERED that, in the event a creditor is allowed to vote its claim by virtue of the Court having granted its Temporary Allowance Motion, the Debtors shall forthwith provide the creditor with a Ballot for purposes of voting; and it is further

            ORDERED that the Debtors be, and hereby are, directed to cause the Notice to be published no later than twenty-five days prior to the date of the Confirmation Hearing in the international edition of The Wall Street Journal, the national edition of The New York Times, The Newark Star Ledger, The Columbus Dispatch and The Daily Jeffersonian; and it is further

            ORDERED that the provision of notice in accordance with the procedures set forth in this Order shall be deemed good and sufficient notice of the Confirmation Hearing, the time fixed for filing objections to the Plan and the time within which holders of claims may vote to accept or reject the Plan; and it is further

            ORDERED that Exhibit F (the 1997 Stock Award and Stock Option Plan) to the Disclosure Statement which was not annexed thereto upon mailing (the "Exhibit") shall be filed by the Debtors with the Clerk of the Bankruptcy Court not less than ten (10) days prior to the Voting Deadline and (i) any party shall be allowed inspection of the Exhibit during normal court hours and (ii) any interested parties shall receive one copy of the Exhibit upon written request addressed to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: John J. Rapisardi, Esq. and the foregoing shall be deemed good and sufficient notice of the contents of such Exhibit and no other further notice of the Exhibit need be given; and it is further

            ORDERED that the Plan Supplement and the schedules to the Plan shall be filed by the Debtors with the Clerk of the Bankruptcy Court not less than ten
(10) days prior to the Confirmation Hearing and (i) any party shall be allowed inspection of the Plan Supplement and schedules during normal court hours and
(ii) any interested parties shall receive one copy of the Plan Supplement and schedules upon written request to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: John J. Rapisardi, Esq. and the foregoing shall be deemed good and sufficient notice of the contents of such documents and no other further notice documents need by given; and it is further

            ORDERED that in the event the Environmental Agencies have failed to file the Approval Statements (as defined in the Scheduling Order) prior to the Approval Deadline (as defined in the Scheduling Order) as required pursuant to the Scheduling Order, such Approval Statement shall be filed with the Court no later than January 15, 1997, and in the event such document is not filed by that date, an appropriate representative of each such agency is hereby directed to appear before the Court on January 16, 1997 at 2:00 p.m. to report to the Court; and it is further

            ORDERED that the Debtors be, and hereby are, authorized and empowered to take such steps and perform such acts as may be necessary to implement and effectuate this Order.

Dated:  New York, New York
        December 18, 1996



                                    /s/ James L. Garrity
                                    United States Bankruptcy Judge

NYFS05...:\40\63140\0003\180\ORD0246S.50C

              EXHIBITS A AND B TO THIS ORDER INTENTIONALLY OMITTED

                        EXHIBIT C TO DISCLOSURE STATEMENT

        AUDITED FINANCIAL STATEMENTS OF METALLURG, INC. AND CONSOLIDATED
            SUBSIDIARIES FOR YEARS ENDED DECEMBER 31, 1995 AND 1994.

     Deloitte &
       Touche LLP


               METALLURG, INC. AND CONSOLIDATED
               SUBSIDIARIES

               Consolidated Financial Statements as of
               December 31, 1995 and 1994 and for each of the Three Years in the Period Ended
               December 31, 1995, and
               Independent Auditors' Report



     -------------------
     Deloitte Touche
     Tohmatsu
     International
     -------------------

     METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
     ---------------------------------------------
     CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
     ----------------------------------------------------------------------

     TABLE OF CONTENTS                                                 PAGE
     -----------------                                                 ----

     Independent Auditors' Report                                        1

     Financial Statements:

       Statements of Consolidated Operations and
         Retained Earnings (Deficit) for the Years
         Ended December 31, 1995, 1994 and 1993                          2

       Consolidated Balance Sheets,
         December 31, 1995 and 1994                                      3

       Statements of Consolidated Cash Flows for
         the Years Ended December 31, 1995, 1994
         and 1993                                                        5

       Notes to the Consolidated Financial Statements
         for the Years Ended December 31, 1995, 1994
         and 1993                                                        6

     Deloitte &
       Touche LLP
--------------------------------------------------------------------------------
                    Two World Financial Center         Telephone: (212) 436-2000
                    New York, New York  10281-1414     Facsimile: (212) 436-5000

     INDEPENDENT AUDITORS' REPORT

     Metallurg, Inc.:

     We have audited the accompanying consolidated balance sheets of Metallurg, Inc. and consolidated subsidiaries as of December 31, 1995 and 1994 and the related statements of consolidated operations and deficit and of consolidated cash flows for the years ended December 31, 1995, 1994 and 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Metallurg, Inc. and consolidated subsidiaries at December 31, 1995 and 1994 and the results of their consolidated operations and their consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.

     As discussed in Notes 1 and 2 to the consolidated financial statements, the Company has filed for reorganization under Chapter 11 of the Federal Bankruptcy Code. The accompanying consolidated financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to shareholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business. The outcome of these matters is not presently determinable. Accordingly, the accompanying consolidated financial statements do not include adjustments that might result from the ultimate outcome of these uncertainties.

     As discussed in Note 1 to the consolidated financial statements, effective January 1, 1993, the Company deconsolidated its German operations and changed its method of accounting for income taxes.


     /s/ Deloitte & Touche LLP
     March 22, 1996


Deloitte Touche
Tohmatsu
International


     METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
     ---------------------------------------------
     STATEMENTS OF CONSOLIDATED OPERATIONS AND RETAINED EARNINGS
     (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
     ----------------------------------------------------------------------

                                            NOTES      1995      1994       1993
                                            -----      ----      ----       ----
                                                            (In thousands)

      Gross volume                            1      $684,266  $519,477   $515,476
                                                      =======   =======    =======
      Sales                                   1      $600,605  $471,869   $472,496
      Commission income                       1         1,836     1,130      1,021
                                                      -------   -------    -------
        Total revenue                                 602,441   472,999    473,517

      Cost of sales                           1       532,747   426,320    441,357
                                                      -------   -------    -------
        Gross margin                                   69,694    46,679     32,160

      Selling, general and
      administrative expenses                          40,911    38,827     43,747

      Restructuring charges                   1         5,250     2,653      6,717
                                                      -------   -------    -------
        Operating income (loss)                        23,533     5,199    (18,304)

      Other:
        Other income (expense), net          12         2,007     3,023    (11,475)
        Interest income (expense), net      2,8         1,149       451     (3,840)
        Reorganization expense                2        (3,927)   (7,118)    (3,409)
                                                      -------   -------    -------
        Income (loss) before income tax
          provision and cumulative effect
          of change in accounting principle            22,762     1,555    (37,028)

      Income tax provision                  1,9         7,146     2,230        103
                                                      -------   -------    -------
        Income (loss) before cumulative
          effect of change in accounting
          principle                                    15,616      (675)   (37,131)

      Cumulative effect of change in
         accounting principle                 1                             (2,496)
                                                      -------   -------    -------
        Net income (loss)                              15,616      (675)   (39,627)

      (Deficit) retained earnings -
      beginning of year                                (3,955)   (3,280)    36,345

      Net excess of stated value of common
        shares over redemption price         10                                  2
                                                      -------   -------    -------
          Retained earnings (deficit) -
            end of year                               $11,661   ($3,955)   ($3,280)
                                                      =======   =======    =======



      See notes to consolidated financial statements.
--------------------------------------------------------------------------------


      METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
      ---------------------------------------------
      CONSOLIDATED BALANCE SHEETS
      DECEMBER 31, 1995 AND 1994
      ------------------------------------------------------------------------------

      ASSETS                                    NOTES          1995          1994
                                                -----          ----          ----
                                                                (In Thousands)

      CURRENT ASSETS

      Cash and cash equivalents                   1         $  35,899      $ 27,853
      Trade receivables, less allowance for
         doubtful accounts (1995, $3,304,000;
         1994, $5,065,000)                        1            90,033        84,375
      Inventories                               1,4            89,300        84,795
      Prepaid expenses                            1            12,185         9,014
                                                            ---------      --------
         Total current assets                                 227,417       206,037

      Investments in affiliates                   1             2,505         2,228

      Property, plant and equipment, net        1,5            36,606        43,985

      Other assets                               13            11,718         1,762
                                                            ---------      --------
         TOTAL                                              $ 278,246      $254,012
                                                            =========      ========

      See notes to consolidated financial statements.
--------------------------------------------------------------------------------

      METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
      ---------------------------------------------
      CONSOLIDATED BALANCE SHEETS
      DECEMBER 31, 1995 AND 1994
      ------------------------------------------------------------------------------

      LIABILITIES AND SHAREHOLDERS' EQUITY      NOTES      1995        1994
      ------------------------------------      -----      ----        ----
                                                            (In thousands)
      CURRENT LIABILITIES

      Short-term debt                             8        $4,992      $3,161
      Current portion of long-term debt           8           151       1,732
      Trade payables                                       40,062      44,671
      Accrued expenses                                     18,634      14,380
      Taxes payable                               9         6,330       2,783
                                                         --------    --------
         Total current liabilities                         70,169      66,727
                                                         --------    --------
      LONG-TERM LIABILITIES

      Long-term debt                              8                       232
      Accrued pension liabilities               1,7         2,247       2,041
      Other liabilities                                     2,965       3,202
                                                         --------    --------
         Total long-term liabilities                        5,212       5,475

      LIABILITIES SUBJECT TO COMPROMISE           6       185,890     180,906
                                                         --------    --------
         Total liabilities                                261,271     253,108
                                                         --------    --------
      SHAREHOLDERS' EQUITY
      Common stock                                             20          20
      Cumulative foreign currency translation
         adjustment                              11         5,294       4,839
      Retained earnings (deficit)                          11,661      (3,955)
                                                         --------    --------
         Total shareholders' equity                        16,975         904
                                                         --------    --------
            TOTAL                                        $278,246    $254,012
                                                         ========    ========


        See notes to consolidated financial statements
--------------------------------------------------------------------------------


        METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
        ---------------------------------------------
        STATEMENTS OF CONSOLIDATED CASH FLOWS
        FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
        -------------------------------------------------------------------------------------------------------------

                                                                             1995             1994             1993
                                                                             ----             ----             ----
                                                                                         (In thousands)
        CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income (loss)                                                 $ 15,616         $   (675)         $(39,627)
        Adjustments to reconcile net income (loss) to net cash
            provided (used) by operating activities:
            Depreciation and amortization                                    7,815            7,537             9,326
            Cumulative effect of change in accounting principle                                                 2,496
            (Gain) loss on sales of property                                (1,964)          (2,373)              104
            Write-down of investment in subsidiaries                                                            5,732
            Reorganization expense, net of payments                           (609)           1,087               691
            Deferred income taxes                                             (256)          (1,584)             (677)
            Provision for doubtful accounts                                  1,669            1,541             2,519
            Provision for environmental costs, net of payments              (2,769)            (676)            5,843
            Provision for restructuring costs                                5,250            2,653             6,717
            Other, net                                                        (239)                            (2,334)
                                                                          --------         --------          --------
               Total                                                        24,513            7,510            (9,210)

        Change in operating assets and liabilities:
            (Increase) decrease in trade receivables                        (4,651)         (27,235)            2,800
            (Increase) decrease in inventories                              (4,443)          (6,187)            4,949
            (Increase) decrease in other current assets                     (1,131)           1,669            11,058
            (Decrease) increase in trade payables and accrued expenses      (2,491)          22,975               467
            (Decrease) in prepetition liabilities                             (263)            (181)             (658)
            Other assets and liabilities, net                               (9,582)             226               531
                                                                          --------         --------          --------
               Net cash provided (used) by operating activities              1,952           (1,223)            9,937
                                                                          --------         --------          --------
        CASH FLOWS FROM INVESTING ACTIVITIES:
            Additions to property, plant and equipment, net                 (4,809)          (4,656)           (4,306)
            Proceeds from asset sales                                        2,432            3,843                47
            Other, net                                                          (6)              23               (94)
                                                                          --------         --------          --------
               Net cash used by investing activities                        (2,383)            (790)           (4,353)
                                                                          --------         --------          --------
        CASH FLOWS FROM FINANCING ACTIVITIES:
               Proceeds from long-term debt                                  8,000              661               535
               Net borrowings of short-term debt                             1,644            1,077               184
               Repayment of long-term debt                                  (1,824)            (135)           (1,580)
                                                                          --------         --------          --------
               Net cash provided (used) by financing activities              7,820            1,603              (861)
                                                                          --------         --------          --------
        Effect of Germany deconsolidation                                                                        (458)
        Effect of exchange rate changes on cash and cash equivalents           657            1,104              (254)
                                                                          --------         --------          --------
            Net increase in cash and cash equivalents                        8,046              694             4,011

        Cash and cash equivalents - beginning of year                       27,853           27,159            23,148
                                                                          --------         --------          --------
        Cash and cash equivalents - end of year                           $ 35,899         $ 27,853          $ 27,159
                                                                          ========         ========          ========

        SUPPLEMENTAL CASH FLOW INFORMATION:
        Cash paid for income taxes                                        $  5,126         $  1,634          $  2,474
                                                                          =========        ========          ========
        Cash paid for interest                                            $  1,751         $  2,307          $  4,745
                                                                          =========        ========          ========
        Cash paid for reorganization expense                              $  4,536         $  6,031          $  2,718
                                                                          =========        ========          ========

        See notes to consolidated financial statements
--------------------------------------------------------------------------------

     METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
     ---------------------------------------------
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
     ----------------------------------------------------


     1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Basis of Presentation and Consolidation - The consolidated
          ---------------------------------------
          financial statements include the accounts of Metallurg, Inc. ("Metallurg") and its significant majority-owned subsidiaries (collectively, the "Company") with the exception of certain German operations due to deconsolidation as discussed below. All significant intercompany transactions and balances have been eliminated in consolidation. The accounts of foreign subsidiaries have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52.

          The consolidated financial statements have been prepared on a going concern basis. On September 2, 1993 (the "Petition Date"), Metallurg and one of its subsidiaries, Shieldalloy Metallurgical Corporation (collectively, the "Debtors"), filed separate voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") as further described in Note 2. Preparation of the consolidated financial statements on a going concern basis contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. It also contemplates, among other things, confirmation of a plan of reorganization, future successful operations and the ability to generate sufficient cash from operations and financing sources to meet obligations. However, as a result of the Chapter 11 proceedings, the realization of assets and liquidation of liabilities are subject to significant uncertainty. While under the protection of Chapter 11, the Company may sell or otherwise dispose of assets and liquidate liabilities for amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts currently recorded in the consolidated financial statements. As the Company is presently unable to determine the amount of claims that will be allowed by the Bankruptcy Court or the amount that will ultimately be paid on such claims, no adjustments have been effected to the recorded pre-filing liabilities.

          Accounting Estimates - The preparation of financial statements in
          --------------------
          conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

          Inventories - Inventories are stated at the lower of cost or
          -----------
          market. The cost of inventories is determined using principally the average cost and specific lot identification methods.

          Investments - Investments in affiliates in which the Company has
          -----------
          a 20% to 50% ownership interest and exercises significant management influence are accounted for in accordance with the equity method.

          German Deconsolidation - The principal German subsidiary,
          ----------------------
          together with its subsidiaries, have incurred cumulative losses which, when consolidated, exceed the Company's investment in those entities. Additionally, the Company has neither the ability, nor the obligation, to continue to support the operation of these entities and, pursuant to Bankruptcy Court orders, the Company is prohibited from extending further financial support. Accordingly, these entities, with net non-cash assets of $10,277,000 as of January 1, 1993, have been deconsolidated effective January 1, 1993. Approximately $13,947,000, $1,308,000 and $25,851,000 in losses subsequently incurred by those entities have not been reflected in consolidated net income for the years ended December 31, 1995, 1994 and 1993, respectively. At

          December 31, 1995 and 1994, the consolidated entities held German outstanding trade receivables of $4,246,000 and $2,718,000 and payables of $3,886,000 and $7,416,000, respectively, which are reflected in trade receivables and trade payables in the consolidated balance sheet, as appropriate.

          Property and Depreciation - Property, plant and equipment is
          -------------------------
          stated at cost. Depreciation is computed using the straight-line and declining balance methods over the estimated useful lives of the assets.

          Gross Volume and Sales - Sales represent amounts invoiced to
          ----------------------
          customers by the Company and its consolidated subsidiaries. In certain instances, the Company's subsidiaries arrange sales for which the supplier invoices the customer directly ("agency sales"). In such cases, the subsidiaries receive commission income. Gross volume represents the sum of sales and agency sales. The Company sells manufactured and merchanted products primarily to the steel, aluminum, superalloy, hard metal and foundry industries.

          Restructuring Charges - Restructuring charges represent severance
          ---------------------
          pay and other costs provided in connection with the reduction and restructuring of certain operations. During 1995, the Brazilian operating affiliate adopted a plan to restructure mining operations along with certain other operations. Analysis of remaining ore deposits indicated that remaining ore contained insufficient material to provide continued economic feasibility. The restructuring expenses reflect severance costs and losses expected in connection with the disposal of mining property and equipment at the closure of the mines during 1996.

          Income Taxes - The Financial Accounting Standards Board issued
          ------------
          SFAS No. 109, "Accounting for Income Taxes," which required a change from the deferred method to the asset and liability method of accounting for income taxes. The Company adopted SFAS No. 109 effective January 1, 1993 and has reported the effect of the change in the method of accounting for income taxes as of the beginning of the year in the Statement of Consolidated Operations and Retained Earnings (Deficit).

          Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company does not provide for U.S. Federal income taxes on the accumulated earnings considered permanently reinvested in its foreign subsidiaries which approximated $87,000,000 and $63,000,000 at December 31, 1995 and 1994, respectively. These earnings have been invested in facilities and other assets and have been subject to substantial foreign income taxes, which may or could offset a major portion of any tax liability resulting from their inclusion in U.S. taxable income.

          Retirement Plans - Pension costs of Metallurg and its domestic
          ----------------
          consolidated subsidiaries are funded or accrued currently. The Company's foreign subsidiaries maintain separate pension plans for their employees. Such foreign plans are either funded currently or accruals are recorded in the respective balance sheets to reflect pension plan liabilities.

          Foreign Exchange Gains and Losses - Foreign exchange losses of
          ---------------------------------
          $881,000, $611,000 and $121,000 were recorded in 1995, 1994 and
          1993, respectively. Such amounts usually arise from foreign currency hedging programs designed to minimize the negative effects of changes in exchange rates on operations and are therefore included in cost of sales.

          The Company enters into foreign exchange contracts with various major financial institutions in connection with the above-mentioned hedging programs and to hedge receivables and payables denominated in foreign currencies. At December 31, 1995, the Company had foreign exchange contracts, substantially maturing through December 1996, with a contractual amount of approximately $33,000,000, which approximates market.

          Cash and Cash Equivalents - The Company considers all highly
          -------------------------
          liquid instruments maturing within 30 days or less when purchased to be cash equivalents. The carrying amount of cash and cash equivalents approximates fair value because of the short maturities of these instruments.

          Reclassification - Certain amounts in 1994 and 1993 have been
          ----------------
          reclassified to conform with the 1995 presentation.


     2.   PETITION FOR RELIEF UNDER CHAPTER 11

          As indicated in Note 1, on September 2, 1993, the Debtors filed separate voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Chapter 11 proceedings are being jointly administered for procedural purposes by the Bankruptcy Court while the Debtors are operating their businesses as debtors-in-possession, subject to the approval of the Bankruptcy Court for certain of their proposed actions.

          As of the Petition Date, all acts and actions to collect prepetition indebtedness were automatically stayed under the Bankruptcy Code. Substantially all unsecured liabilities of the Debtors as of the Petition Date are subject to compromise under a plan of reorganization to be voted upon by all impaired classes of creditors and equity security holders and approved by the Bankruptcy Court. Those claims are reflected in the Consolidated Balance Sheets as liabilities subject to compromise. Additional claims may arise subsequent to the Petition Date resulting from rejection of executory contracts and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Debtors' assets ("secured claims") also are stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims are secured primarily by liens on the Debtors' plant and equipment.

          Costs of administration of the Chapter 11 cases approximating $3,927,000, $7,118,000 and $2,200,000 were incurred by the
          Debtors during 1995, 1994 and 1993, respectively, and have been included as reorganization expense in the Statements of Consolidated Operations. Those expenses consisted primarily of legal, consulting and other similar expenses. During 1993, reorganization expense also included certain amounts incurred prior to the Petition Date resulting from legal and consulting costs associated with the Company's attempt to negotiate a financial restructuring of debt.

          Subsequent to the Petition Date, the Bankruptcy Court approved certain financing and security agreements (the "Agreements") between the Debtors and the First National Bank of Boston providing for a two-year committed line of credit. The agreement was amended during 1995 to extend its termination date to the earliest of (a) December 31, 1996 or (b) the commencement of the substantial consummation of a Reorganization Plan that has been confirmed by an order of the Bankruptcy Court. The Agreements currently authorize the Debtors to borrow up to an aggregate amount of $20,000,000 subject to an asset-based formula.
          Interest on direct borrowings is to be charged monthly at an annualized rate of the sum of one and one-half percent plus prime. As collateral for borrowings under the Agreements, the Debtors have granted the First National Bank of Boston a continuing security interest and general lien upon substantially all of the assets of the Debtors. As of December 31, 1995, there have been no direct borrowings under the Agreements. Outstanding letters of credit under the Agreements approximated $3,835,000 at December 31, 1995.

          At the Debtors request, the Bankruptcy Court established a bar date of August 15, 1994 for all prepetition claims against the Debtors other than those arising from any future rejection of executory contracts or unexpired leases in the Chapter 11 cases. A bar date is the date by which claims against the Debtors must be filed if the claimants wish to receive any distribution in the Chapter 11 cases. The Debtors have notified all known or potential claimants subject to the August 15, 1994 bar date of their need to file a proof of claim with the Bankruptcy Court. Proofs of claim have been filed in connection with the August 15, 1994 bar date and the Debtors have been reconciling claims that differ from the Debtors' records. Any remaining differences that cannot be resolved by negotiated agreement between the Debtors and the claimant will be resolved by the Bankruptcy Court. Certain creditors have filed claims substantially in excess of amounts reflected in the Company's records. Consequently, the amount included in the Consolidated Balance Sheets at December 31, 1995 and 1994 as liabilities subject to compromise may be subject to adjustment.

          On January 16, 1996, the Debtors filed a Joint Plan of Reorganization (the "Joint Plan") with the Bankruptcy Court. Although the Debtors and the Official Committee of Unsecured Creditors have reached agreement on the principal terms of the Joint Plan, there is no assurance that the Joint Plan will receive the requisite approval of the creditors or, ultimately, of the Bankruptcy Court. After a plan of reorganization is approved by the Bankruptcy Court, continuation of the business thereafter is dependent upon the success of future operations and the Company's ability to meet its obligations as they become due.



            Selected financial data for the Debtors is as follows (in thousands):

                                                        As of December 31,
                                                        ------------------
                                                     1995                  1994
            ------------------------------------------------------------------------
            Assets                                 $262,194             $227,767
            Liabilities                             206,259              199,150
            ------------------------------------------------------------------------
            Net Assets                             $ 55,935             $ 28,617
            ========================================================================

                                                For the Years Ended December 31,
                                                --------------------------------
                                                   1995       1994        1993
            ------------------------------------------------------------------------
            Revenue                              $230,988   $ 213,971   $250,011
            ========================================================================

            Net Income (Loss)                    $ 15,616   $    (675)  $(39,627)
            ========================================================================


     3.   GEOGRAPHIC DATA

          The Company operates in one industry segment, the manufacture and sale of ferrous and nonferrous metals and alloys. Data by geographical area is as follows (in thousands):



                                                   1995         1994          1993
            ------------------------------------------------------------------------
             Identifiable Assets
              North America                      $158,491     $140,176     $126,541
              Foreign                             136,770      128,272      111,513
              Eliminations                        (17,015)     (14,436)     (11,098)

            ------------------------------------------------------------------------
            Total                                $278,246     $254,012     $226,956
            ========================================================================

            Total Revenue from Unaffiliated
              Customers
              North America                      $313,031     $261,567     $285,797
              Foreign                             289,410      211,432      187,720
            ------------------------------------------------------------------------
            Total                                $602,441     $472,999     $473,517
            ========================================================================

            Net Income (Loss)
              North America                      $  8,160     $ (2,887)    $(37,826)
              Foreign                               7,456        2,212       (1,801)
            ------------------------------------------------------------------------
            Total                                $ 15,616     $   (675)    $(39,627)
            ========================================================================


     4.   INVENTORIES

          Inventories, net of reserves, consist of the following (in thousands):



                                                       As of December 31,
                                                       ------------------
                                                       1995           1994

            ------------------------------------------------------------------------
            Finished goods and work in process      $ 71,635        $69,856
            Raw materials                             14,750         12,913
            Other                                      2,915          2,026
            ------------------------------------------------------------------------
            Total                                   $ 89,300        $84,795
            ========================================================================


     5.   PROPERTY, PLANT AND EQUIPMENT

          The major classes of property, plant and equipment are as follows:



                                                     As of December 31,
                                                     ------------------
                                                                           Estimated
                                                                           ---------
                                                      1995        1994       Lives
                                                      ----        ----       -----
                                                       (in thousands)     (in years)
            ------------------------------------------------------------------------
            Land                                   $  4,517     $  4,477
            Buildings and leasehold improvements     24,641       23,007     10-32
            Machinery                                74,287       80,769      5-17
            Office furniture and equipment            3,801        3,687      3-17
            Transportation equipment                  6,474        6,297      3-5
            Deferred mining costs                       920          920     10
            Construction in progress                  1,341          448
            ------------------------------------------------------------------------
            Total                                   115,981      119,605

            Less accumulated
              depreciation and amortization          79,375       75,620
            ------------------------------------------------------------------------
            Property, plant and equipment-net      $ 36,606     $ 43,985
            ========================================================================

          Depreciation expense related to property, plant and equipment charged to operations for the years ended December 31, 1995, 1994 and 1993 was $7,748,000, $7,470,000 and $8,679,000, respectively.


     6.   LIABILITIES SUBJECT TO COMPROMISE

          Pursuant to the provisions of the Bankruptcy Code, liabilities attributable to the period prior to the Petition Date may not be paid without prior approval of the Bankruptcy Court. Recorded liabilities subject to the Chapter 11 proceedings are as follows:
          (in thousands):



                                                            As of December 31,
                                                            ------------------
                                                          1995            1994
            ------------------------------------------------------------------------
            Long-term debt                              $112,349        $104,602
            Trade payables and
              other accrued liabilities                   23,099          23,091
            Accrued pension liabilities                    6,980           6,980
            Accrued interest payable                       3,412           3,412
            Accrued environmental liabilities             14,343          17,114
            Liabilities to former shareholders            25,707          25,707
            ------------------------------------------------------------------------
            Total liabilities subject to compromise     $185,890        $180,906
            ========================================================================



     7.   RETIREMENT PLANS

          Parent Company and Domestic Subsidiaries

          The Company and its domestic consolidated subsidiaries have several defined benefit pension plans covering substantially all salaried and certain hourly paid employees. The plans generally provide benefit payments using a formula based on an employee's compensation and length of service. The company funds United States pension plans in amounts equal to the minimum funding requirements of the

          Employee Retirement Income Security Act. Substantially all plan assets are invested in cash and short-term investments or listed stocks and bonds.

          The Company's net periodic pension cost for the defined benefit plans included the following components (in thousands):



                                              For the Years Ended December 31,
                                             --------------------------------
                                               1995        1994        1993
      -------------------------------------------------------------------------
            Service cost-benefits earned      $ 476       $ 531       $ 437
              during the period
            Interest cost on projected          939         908         831
              benefit obligation
            Actual return on plan assets       (862)       (872)       (805)
            Net amortization and deferral       180          76         (49)
      -------------------------------------------------------------------------
            Net periodic pension cost         $ 733       $ 643       $ 414
      =========================================================================


          Assumptions used to calculate pension costs and projected benefit obligations are as follows:



                                              For the Years Ended December 31,
                                              --------------------------------
                                                1995         1994          1993
            ------------------------------------------------------------------------
            Discount rate                       7.0%          7.5%         7.5%
            Rate of increase in future
              compensation levels               4.0%          5.0%         5.0%
            Expected long-term rate of
              return on plan assets         7.5% - 9.0%    7.5% - 9.0%     9.0%
            ------------------------------------------------------------------------

          The funded status of these defined benefit pension plans and a reconciliation of the funded status to the amounts recorded in the balance sheet is set forth below (in thousands):



                                                            As of December 31,
                                                            ------------------
                                                             1995        1994
            ------------------------------------------------------------------------
            Vested benefit obligation                     $(13,115)   $(11,264)
            Non-vested benefit obligation                     (171)       (249)
                                                          ---------------------
              Accumulated benefit obligation               (13,286)    (11,513)
            Effect of projected future compensation         (1,138)     (1,732)
                                                          ---------------------
              Projected benefit obligation                 (14,424)    (13,245)

            Plan assets at fair value                       11,813      10,472
                                                          ---------------------
              Funded status                                 (2,611)     (2,773)

            Unrecognized net transition obligation            (100)       (207)
            Unrecognized prior service cost                    195         263
            Unrecognized net gain                            1,499       2,218
                                                          ---------------------
            Accrued pension cost recorded                 $ (1,017)   $   (499)
                                                          =====================


          The Company maintains certain non-qualified retirement benefit arrangements for certain individuals. As of the Petition Date, amounts due by the Debtors related to certain of those benefit arrangements have been included in the liabilities subject to compromise. Pension expense relating to certain of those arrangements was $509,000 and $268,000 in 1995 and 1994, respectively. During 1993, pension expense relating to these arrangements was not significant.

          The Company maintains a discretionary defined contribution profit-sharing plan covering substantially all of the salaried employees of the Company and its domestic consolidated subsidiaries. For the year ended December 31, 1995, the related expense was $208,000. During 1994 and 1993, no expense was recorded for this plan.

          Foreign Subsidiaries

          The Company's United Kingdom subsidiary maintains a defined benefit pension plan covering all eligible employees. The net periodic pension cost for the defined benefit plan included the following components (in thousands):


                                          For the Years Ended December 31,
                                          --------------------------------
                                            1995         1994         1993
            ------------------------------------------------------------------------
            Service cost-benefits earned  $   918     $    889      $   640
              during the period
            Interest cost on projected      2,781        2,354        2,072
              benefit obligation
            Actual return on plan assets   (5,174)       1,071       (7,919)
            Net amortization and deferral   2,120       (3,975)       5,428
            ------------------------------------------------------------------------
            Net periodic pension cost     $   645     $    339      $   221
            ========================================================================

          Assumptions used to calculate pension costs and projected benefit obligations are as follows:



                                           For the Years Ended December 31,
                                           --------------------------------
                                            1995         1994         1993
           ------------------------------------------------------------------------
           Discount rate                     8.5%        8.5%          8.0%
           Rate of increase in future
             compensation levels             6.5%        6.5%          6.0%
           Expected long-term rate of
             return on plan assets           8.5%        8.5%          8.0%
           ------------------------------------------------------------------------


          The funded status of the defined benefit pension plan and a reconciliation of the funded status to the amounts recorded in the balance sheet is set forth below (in thousands):



                                                           As of December 31,
                                                           ------------------
                                                         1995              1994
           ------------------------------------------------------------------------
           Vested benefit obligation                   $(32,024)        $(27,967)
           Non-vested benefit obligation                  -                  -
                                                       --------------------------
             Accumulated benefit obligation            (32,024)          (27,967)
           Effect of projected future compensation      (3,337)           (3,840)
                                                       --------------------------
             Projected benefit obligation              (35,361)          (31,807)

           Plan assets at fair value                    39,821            34,284
                                                       --------------------------
             Funded status                               4,460             2,477

           Unrecognized net transition obligation       (1,370)           (1,470)
           Unrecognized net (loss) gain                   (973)              841
                                                       --------------------------
           Prepaid pension cost recorded               $ 2,117          $  1,848
           ========================================================================


          Pension fund assets and balance sheet accruals for the pension plans of the Company's other foreign subsidiaries approximate or exceed the related actuarially computed value of accumulated benefit obligations. Pension expense relating to the Company's foreign subsidiaries' pension plans was

          $854,000, $704,000 and $1,150,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

     8.   BORROWINGS

          Long-term debt consists of the following (in thousands):



                                                           As of December 31,
                                                           ------------------
                                                           1995            1994
            ------------------------------------------------------------------------
           Parent Company and Domestic Subsidiaries:
           ----------------------------------------
           11.75 to 12.30% Note Purchase Agreement      $  6,000       $    6,000
           9.50 to 9.54% Note Purchase Agreement          21,000           21,000
           9.50% Note Agreement                            5,000            5,000
           8.89% Note Agreement                            6,000            6,000
           Revolving Credit Agreement                     64,000           64,000
           Letter of Credit Reimbursement Agreement        8,000
           3.90 to 8.00% New Jersey Economic
             Development Authority mortgage notes            987            1,233
           6% Notes                                        1,362            1,362
           Capital Lease Agreements                          -                  7
           ------------------------------------------------------------------------
           Long Term Debt - Parent Company
             and Domestic Subsidiaries                   112,349          104,602

           Foreign Subsidiaries:
           --------------------
           Credit Agreement (United Kingdom)                                1,300
           Other                                             151              664
           ------------------------------------------------------------------------
           Long Term Debt - Foreign Subsidiaries             151            1,964

           Less:
             Amounts classified as liabilities
               subject to compromise                     112,349          104,602
             Amounts due within one year                     151            1,732
           ------------------------------------------------------------------------
           Total Long Term Debt                         $      -       $      232
           ========================================================================



          Parent Company and Domestic Subsidiaries

          At the Petition Date, the Debtors were in default of certain provisions of certain debt agreements. With minor exceptions, repayment of the amounts outstanding at that date has been deferred pursuant to the Chapter 11 proceedings. The timing, extent and manner of any eventual payments will be affected by a number of variables during the Chapter 11 proceedings.
          Subsequent to the Chapter 11 filings, the Debtors have not accrued interest on any of these obligations, except for secured debt, incurred on or before the Petition Date. Contractual interest on these unsecured obligations approximates $9,200,000, $8,300,000 and $2,600,000 in excess of interest expense reflected in the Statements of Consolidated Operations for the years ended December 31, 1995, 1994 and 1993, respectively. Interest expense totaled $1,682,000, $1,661,000 and $6,049,000 for the years ended
          December 31, 1995, 1994 and 1993, respectively.

          Foreign Subsidiaries

          London & Scandinavian Metallurgical Co. Limited ("LSM"), a United Kingdom subsidiary, entered into a three-year Credit Agreement with two banks in July 1990, providing for committed lines of credit approximating $12,000,000. The Credit Agreement was amended during 1995 to extend its termination date to May 31, 1997. This Credit Agreement requires LSM to comply with various covenants, including restrictions on dividends and the maintenance of minimum levels of working capital and net worth. At December 31, 1995 there were no borrowings under this Credit Agreement.

          The Company's foreign subsidiaries maintain short-term secured and unsecured borrowing arrangements, generally in local currencies, with various banks. Borrowings under these arrangements aggregated $4,992,000 and $3,161,000 at December 31, 1995 and 1994, respectively.

     9.   INCOME TAXES

          The income tax provision represents the following (in thousands):



                                            For the Years Ended December 31,
                                            --------------------------------
                                             1995         1994        1993
            ------------------------------------------------------------------------
            Current:
            U.S.                                        $  175
            Foreign                        $7,226        3,362        $563
            State and local                   149          277         217
            ------------------------------------------------------------------------
              Total current                 7,375        3,814         780
            ------------------------------------------------------------------------
            Deferred
            U.S.                               50       (2,038)
            Foreign                          (279)         454        (677)
            ------------------------------------------------------------------------
              Total deferred                 (229)      (1,584)       (677)
            ------------------------------------------------------------------------
            Total income tax provision     $7,146       $2,230        $103
            ========================================================================


          The difference between income taxes at the statutory U.S. Federal income tax rate and the actual provisions for income taxes relates principally to the results of foreign operations, foreign, state and local income taxes, utilization of losses for which the U.S. benefit had been fully provided for in the valuation allowance and the differential between foreign and U.S. statutory rates.

          As indicated in Note 1, deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements. These temporary differences, principally relating to depreciation and environmental liabilities, result in taxable or deductible amounts in future years. During 1994, the U.S. deferred benefit represents the reversal of a portion of the valuation allowance reflecting the partial utilization of the U.S. Federal net operating loss carryforward in 1994 and the projected ability to utilize the remainder during 1995, together with recognition of Federal Alternative Minimum Tax Credit carryforwards.

          The Internal Revenue Service has completed the examination of the consolidated U.S. Federal tax returns for years through 1991. U.S. Federal income tax refund receivables of $618,000 and $333,000 at December 31, 1995 and 1994, respectively, relating primarily to the carryback effect of net operating losses are reflected in prepaid expenses in the accompanying Consolidated Balance Sheets.

          The Company had the following deferred tax attributes recorded (in thousands):


                                                         As of December 31,
                                                         ------------------
                                                    1995                   1994
            ------------------------------------------------------------------------
            Deferred Tax Assets                 $ 18,500                $ 21,600
            ------------------------------------------------------------------------
            Deferred Tax Liabilities            $ (2,300)               $ (2,700)
            ------------------------------------------------------------------------
            Valuation Allowance                 $(17,600)               $(19,600)
            ------------------------------------------------------------------------


          As of December 31, 1995, the Company has net operating loss carryforwards relating to domestic operations of $6,155,000 which expire in 2008 and Alternative Minimum Tax Credit carryforwards of approximately $860,000 which can be carried forward indefinitely. The Company's consolidated foreign subsidiaries have income tax loss carryforwards aggregating approximately $10,158,000 which expire through 2001. Due to significant uncertainties surrounding the realization of these loss carryforwards, the related deferred tax assets for these foreign subsidiaries have been fully provided for in the valuation allowances at December 31, 1995.


     10.  STOCKHOLDERS' EQUITY

          There are 10,000 shares of common stock authorized which have no par value and a stated value of $10 per share. At December 31, 1995 and 1994, there were 2,005 shares outstanding. There are 300,000 shares of preferred stock authorized which have a par value of $100 per share. No shares of preferred stock were outstanding at December 31, 1995 or 1994. The Company has agreements with all of its shareholders to repurchase their shares under certain circumstances pursuant to formulas contained in such agreements.

          Previously, the preferred shareholders of the Company, all of whom were common shareholders, tendered their preferred shares for redemption under the repurchase agreements. Amounts due to former shareholders were payable over periods not exceeding ten years. At December 31, 1995 and 1994, the total liability due to former shareholders was $25,707,000 and is included in liabilities subject to compromise.

          During the years ended December 31, 1995 and 1994, no common stock was redeemed or retired. In 1993, the Company redeemed and retired 175 shares of common stock.

     11.  FOREIGN CURRENCY TRANSLATION

          The changes in the cumulative foreign currency translation adjustment account are as follows (in thousands):



                                                   For the Years Ended December 31,
                                                   --------------------------------
                                                         1995             1994
            ------------------------------------------------------------------------
            Balance at January 1                        $4,839         $1,424
            Aggregate adjustment arising from
              translation of the statements of
              foreign subsidiaries                         455          3,415
            ------------------------------------------------------------------------
            Balance at December 31                      $5,294         $4,839
            ========================================================================


     12.  OTHER INCOME (EXPENSE), NET

          Other income (expense), net consists of the following (in thousands):



                                                   For the Years Ended December 31,
                                                   --------------------------------
                                                    1995        1994         1993
            ------------------------------------------------------------------------
            Provision for environmental costs                            $  (6,400)
            Provision for reduction in value of
              certain investments in subsidiaries                           (5,732)
            Net gain (loss) on asset sales         $1,964     $ 2,373         (104)
            Other, net                                 43         650          761
            ------------------------------------------------------------------------
            Total                                  $2,007     $ 3,023    $ (11,475)
            ========================================================================



     13.  ENVIRONMENTAL LIABILITIES

          The Company has provided for certain estimated costs associated with environmental remediation activities at some of its current sites. During 1988, Shieldalloy Metallurgical Corporation ("SMC"), a wholly-owned domestic subsidiary, entered into an Administrative Consent Order with the State of New Jersey relative to certain future environmental cleanup operations at its New Jersey facility. The nature and extent of the costs needed to fulfill the obligations under the Administrative Consent Order, as well as other environmental regulations, are not yet fully determinable.

          Accrued environmental liabilities of $14,343,000 and $17,114,000 as of December 31, 1995 and 1994, respectively, for SMC are included in liabilities subject to compromise. These also include amounts related to the assumption of the environmental obligations at the Cambridge, Ohio facility acquired in 1987.

          Previously, Standby Letters of Credit had been arranged totaling $17,700,000 for the benefit of various environmental agencies related to environmental matters at the SMC sites. During 1995, $8,000,000, was drawn upon and deposited in a trust fund in accordance with the Administrative Consent Order. The Joint Plan contemplates that the remainder of these Standby Letters of Credit will be drawn upon for the funding of certain remediation efforts as a condition precedent to consummation of the Joint Plan. The obligations for repayment will be subject to compromise under the Joint Plan. At December 31, 1995, the amount of the trust fund is reflected in other assets.

          As a result of the voluntary petitions under Chapter 11 of the Bankruptcy Code as discussed in Notes 1 and 2, the environmental agencies filed claims related to various environmental matters at the SMC sites. The Company is currently working vigorously with legal counsel, the environmental agencies and other parties-in-interest to resolve open environmental matters and reach agreement as to the effective and efficient resolution of these matters. Consummation of the Joint Plan is contingent on a mutual agreement regarding the nature and method of remediation for these sites. The outcome of these matters and resultant additional costs, if any, is not presently determinable and could result in significant adjustments to the amounts recorded.

     14.  CONTINGENT LIABILITIES

          In addition to environmental matters which are discussed in Note 13, the Company continues defending various claims and legal actions arising in the normal course of business. Management believes, based on the advice of counsel, that the outcome of such litigation will not have a material adverse effect on the Company's consolidated financial statements.

                        EXHIBIT D TO DISCLOSURE STATEMENT

                  METALLURG, INC. AND SHIELDALLOY METALLURGICAL
                  CORPORATION PROJECTED FINANCIAL INFORMATION.

     PROJECTED FINANCIAL INFORMATION

     Introduction

     The Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth herein, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in Exhibit C and the information appearing under "Classification and Treatment of Claims and Equity Interests."

     Metallurg, Inc. and Shieldalloy Metallurgical Corporation (the "Debtors") do not, as a matter of course, publish their business plans and strategies or make external projections or forecasts of their anticipated financial positions or results of operations.
     Accordingly, the Debtors (including Reorganized Metallurg and Reorganized Shieldalloy (the "Reorganized Debtors")) do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or projections to holders of Claims or Interests prior to the Effective Date or to stockholders or debtholders after the Effective Date, or otherwise make such information public.

     Principal Assumptions - General

     See "Certain Risk Factors to be Considered" for a discussion of certain factors that may affect the future financial performance of the Debtors and of various risks associated with the securities of Reorganized Metallurg to be issued pursuant to the Plan.

     While management of the Debtors believe that the assumptions underlying the Projections for the period October 1, 1996 through December 31, 1999 (the "Projection Period"), when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be, or is being, given that the Projections will be realized. Holders of Claims must make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections in reaching their determinations of whether to accept or reject the Plan.

     Entities Presented

     The projected financial statements below present separately (a) the operations of Metallurg, Inc. Consolidated (for which the successor entity is referred to as "Reorganized Metallurg Consolidated"), (b) the operations of Metallurg, Inc. (for which the successor entity is referred to as "Reorganized Metallurg"), and (c) the operations of Shieldalloy Metallurgical Corporation (for which the successor entity is referred to as "Reorganized Shieldalloy").

     A.   Reorganized Metallurg Consolidated

          ASSUMPTIONS

          Additional information relating to the principal assumptions used in preparing the Projections is set forth below.

          (i) Plan Terms: The Projections assume that (i) the total amount of each Class of Allowed Claims is the estimated amount as set forth in "Classification and Treatment of Claims and Equity Interests" and (ii) the total amount of reorganization expenses in the year ending December 31, 1996 and the three months ending March 31, 1997 is $3.6 million and $1.2 million, respectively. See "Overview of the Plan" for a brief summary of the principal provisions of the Plan, including the classification and treatment of Claims and Interests, settlement of Environmental Claims, the principal financial terms of certain securities to be issued pursuant to the Plan and conditions to Confirmation and consummation of the Plan.

          (ii) Business Factors and Competitive Conditions: See Section XI (A)(7) of the Disclosure Statement. Reorganized Metallurg Consolidated's principal cost assumptions are summarized in paragraphs (vi) and (vii) below.

          (iii) German Deconsolidation: See Note 1 to the historical financial statements in Exhibit C. As indicated, certain German affiliates were deconsolidated effective January 1, 1993. The following projections reflect reconsolidation of these entities. Presentation of amounts at December 31, 1995 have been restated for comparative purposes.

          (iv)  Fresh-Start Reporting:  The American Institute of
          Certified Public Accountants has issued a Statement of Position on Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). SOP 90-7 is intended to provide guidance for financial reporting by chapter 11 debtors during and following their chapter 11 cases. The Projections, where applicable, have been prepared in accordance with the "fresh-start" reporting principles set forth in SOP 90-7, giving effect thereto as of March 31, 1997. The principal effects of the application of these fresh-start reporting principles are summarized below:

                (a)      Net Asset Value in Excess of Reorganization Value:
          Under SOP 90-7, Reorganized Metallurg Consolidated will be required to recognize as a reduction of long-term assets the excess of the fair value of its identifiable net assets over its total reorganization value as of the Effective Date. For purposes of the Projections, it has been assumed that (1) the reorganization equity value of Reorganized Metallurg Consolidated is equal to $50 million (See also Section X of the Disclosure Statement), (2) the fair value of fixed assets is equal to the projected net book value of such assets as of the effective date,
          (3) the fair value of inventory is equal to the projected net book value of such assets, and (4) the fair value of investments is $2.8 million. Based on these assumptions, the assumed reorganization value of Reorganized Metallurg Consolidated as of the Effective Date would be less than the assumed fair value of Reorganized Metallurg Consolidated's net assets by approximately $5.9 million. For purposes of the Projections, such amount is reflected as a reduction of $4.3 million in property plant and equipment and other long-term assets and an increase of $1.6 million in pension liabilities.

          The foregoing assumptions and resultant computations were made solely for purposes of preparing the Projections. Reorganized Metallurg Consolidated will be required to determine the amount by which its reorganization value as of the Effective Date exceeds, or is less than, the fair value of its net assets as of the Effective Date. Such determination will be based upon the fair values as of that time, which could be materially higher or lower than the values assumed in the foregoing computations, and may be based on a different methodology, including, with respect to the valuation of Reorganized Metallurg Consolidated's reorganization value, the use of a measure of reorganization value other than the valuation as described in Section X of the Disclosure Statement. In all events, such valuation, as well as the determination of the fair value of Reorganized Metallurg Consolidated's fixed assets and inventories and the determination of its actual liabilities, will be made as of the Effective Date, and the changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

               (b) Valuation of Liabilities: Each liability existing as of the Effective Date, other than deferred taxes and environmental liabilities, is generally stated at the present value of the amount to be paid pursuant to the Plan. Deferred taxes are reported in conformity with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred tax assets and liabilities are recorded based upon differences between the carrying values of assets and liabilities and the tax bases of such assets and liabilities using the enacted tax laws in effect at the time the differences are expected to be resolved. See Note 9 to the historical financial statements included as Exhibit C to the Disclosure Statement.

               (c) Extraordinary Item: Discharge of indebtedness income is reported as an extraordinary item in the projected consolidated statements of operations.

               (d) Environmental Liabilities: Pursuant to settlements with the various environmental agencies as more fully described in Section V.B. and in accordance with the American Institute of Certified Public Accountants' recently issued Statement of Position 96-1 - Environmental Remediation Liabilities, Metallurg Consolidated has recorded an additional accrual of $31.2 million for environmental liabilities in 1996.

          The environmental liability is reflected net of certain amounts projected to be held in trust for the benefit of various environmental agencies for the remediation of contaminated sites included in the environmental liability.

          Also see Note 13 to the historical financial statements at Exhibit C.

          (v) Sales: Sales projections are based on projections provided by local management at each operating unit of Metallurg, Inc. Local management included various assumptions regarding unit sales prices, volume, product mix and economic assumptions affecting demand in local markets which they serve. Sales are assumed to decrease by 5.8% in 1996 (based on actual results through September 30, 1996 and projected results for the three months ending December 31, 1996) and increase 7.0% in 1997 (including (1) Metallurg, Inc. Consolidated for the three month period ending March 31, 1997 and (2) Reorganized Metallurg Consolidated for the nine months ending December 31, 1997), and increase by 5.7% and 4.9% in 1998 and 1999, respectively.

          (vi) Cost of Sales: The Projections assume that cost of sales decreases from 87.8% of sales in 1995 to 87.3% of sales in 1996 (based on actual results through September 30, 1996 and projected results for the three months ending December 31, 1996) and increases to 88.1% in 1997 (including (1) Metallurg, Inc. Consolidated for the three month period ending March 31, 1997 and
          (2) Reorganized Metallurg Consolidated for the nine months ending December 31, 1997), and decreases from 88.2% in 1998 to 88.1% in 1999 for Reorganized Metallurg Consolidated. Due to the reduction of Reorganized Metallurg Consolidated's Property, Plant and Equipment (PPE) as described in (iv)(a) above, cost of sales does not reflect certain depreciation expense for PPE related to consolidated assets held as of March 31, 1997. The impact is a reduction in Cost of Sales of $0.4 million, $0.6 million, and $0.6 million for the nine month period ending December 31, 1997, and for the years 1998 and 1999, respectively.

          (vii) SG&A Expense: The Projections assume that selling, general and administrative expense as a percentage of total revenue increases from 7.1% in 1995 for Metallurg, Inc. Consolidated to 8.9% in 1996 (based on actual results through September 30, 1996 and projected results for the three months ending December 31, 1996) and decreases to 8.3% in 1997 (including (1) Metallurg, Inc. Consolidated for the three months ending March 31, 1997 and (2) Reorganized Metallurg Consolidated for the nine months ending December 31, 1997). Reorganized Metallurg Consolidated's selling, general and administrative expense as a percentage of total revenue is assumed to decrease to 8.0% in 1998 and 7.8% in 1999. The decrease is based on the assumption that the Debtors' business plan will be effectively implemented.

          (viii) Capital Expenditures: Annual cash capital expenditures are assumed to be $8.2 million for Reorganized Metallurg Consolidated for the nine months ending December 31, 1997 and $16.9 million and $11.9 million for 1998 and 1999, respectively. These assumed capital expenditures relate primarily to improvements in production processes and capacity as well as replacement of certain assets.

          (ix)   Income Taxes:  See Section XII of the Disclosure
          Statement for a discussion of income tax effects of the Plan.

          (x) Post-Reorganization Debt: The Projections assume that $59.8 million of New Secured Notes will be issued pursuant to the Plan and that such New Debt will have the terms described in Exhibit A to the Joint Plan of Reorganization. The Projections also assume that the net annual interest expense will be approximately $7.6 million in 1997, $7.5 million in 1998 and $7.1 million in 1999.

          As discussed in Section VI A.3. of the Disclosure Statement, the Debtors or their subsidiaries may elect to borrow funds under term loan or revolving credit facilities, the proceeds of which will be used to redeem on a dollar for dollar basis the principal amount of the New Secured Notes that would have been issued under the Plan on the Effective Date. In the event that such an election is made, the Debtors expect that interest expense may decline due to a reduction of the assumed fixed interest rate (12% on the New Secured Notes) to a substantially lower variable interest rate, which is assumed to be 2.00% to 2.50% over LIBOR. In addition, dividends assumed to be received by Reorganized Metallurg from operating subsidiaries could also be affected by such an election. No provision for this election has been presented in the Projections. The overall impact of this election is dependent on the amount of the exit financing available and the relevant interest rates. The ultimate impact on the financial condition of Reorganized Metallurg Consolidated, if any, may be material.

          The Debtors are in discussions with various lenders to provide new credit facilities to (i) Reorganized Metallurg and the U.S. and Canadian subsidiaries and (ii) Reorganized Metallurg's United Kingdom subsidiaries. A portion of the proceeds would be used to reduce the New Secured Notes pursuant to the terms of the Plan. Pursuant to proposal letters received by Metallurg, Inc.'s United Kingdom subsidiaries (the "UK Proposal"), the United Kingdom subsidiaries would borrow up to $15.0 million as a term loan, the proceeds of which would be repatriated to Metallurg, Inc. The U.K. Proposal limits the amount of future dividends that may be made by the U.K. subsidiaries, subject to the satisfaction of certain conditions, to an amount not to exceed $1.5 million per year beginning after 1998.

          Metallurg, Inc. and its U.S. and Canadian subsidiaries are currently in discussions with several lenders to provide a working capital facility to Reorganized Metallurg and Metallurg Canada, Ltd. (the "U.S. Proposal"). Under the U.S. Proposal, approximately $13.0 million would be borrowed under such a credit facility which would be used to reduce the New Secured Notes pursuant to the Plan.

          Assuming that Reorganized Metallurg Consolidated is able to raise the $28.0 million under the facilities as outlined above, net income could be expected to increase by approximately $1.6 million per year after consideration of taxes on income.

          PROJECTIONS

          The last day of the Debtors' current year is December 31, 1996. The projected consolidated financial statements have been prepared on the assumption that the Effective Date is March 31, 1997.

          The Reorganized Metallurg Consolidated Projected Opening Balance Sheet as of March 31, 1997 set forth below presents (i) the projected financial position of Metallurg, Inc. Consolidated prior to the assumed Confirmation and consummation of transactions contemplated by the Plan on March 31, 1997, (ii) projected adjustments to such projected financial position required to reflect Confirmation and the consummation of the Plan (collectively, the "Balance Sheet Adjustments"), and (iii) the projected financial position of Reorganized Metallurg Consolidated (as the successor), after giving effect to the Balance Sheet Adjustments, as of March 31, 1997. The Balance Sheet Adjustments set forth in the column captioned "Effects of Joint Plan" reflect the assumed effects of the Confirmation and consummation of the transactions contemplated by the Plan, including the settlement of various liabilities and related securities issuances, cash payments and borrowings. The Balance Sheet Adjustments set forth in the column captioned "Adoption of Fresh-Start Reporting" reflect the projected effects of the application of the "fresh-start" reporting principles as summarized in paragraph (iv) above. The various Balance Sheet Adjustments are described in greater detail in the Notes to the Reorganized Metallurg Consolidated Projected Opening Balance Sheet as of March 31, 1997. The Reorganized Metallurg Consolidated Projected Opening Balance Sheet as of March 31, 1997 has been prepared based upon the balance sheet for Metallurg, Inc. Consolidated as of December 31, 1995, combined and restated as discussed in Note (iii) in the Assumptions above and brought forward to March 31, 1997 to reflect the actual results of operations for Metallurg, Inc. Consolidated for the nine months ended September 30, 1996 and projected results of operations for the period October 1, 1996 through March 31, 1997 as reflected in the Metallurg, Inc. Consolidated Projected Statements of Operations and the Metallurg, Inc. Consolidated Projected Statements of Cash Flows set forth below.


METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
---------------------------------------------
PROJECTED OPENING BALANCE SHEET OF REORGANIZED
METALLURG CONSOLIDATED AS OF MARCH 31, 1997
(COMPARATIVE BALANCES AS OF DECEMBER 31, 1995 AND 1996)
(UNAUDITED)
(DOLLARS IN THOUSANDS)
                                                                                       Projected
                                                                 ----------------------------------------------------
                                                                    March 31,
                                       December 31,                   1997                                    Opening
                                           1995      December 31,   Prior to                  Adoption of  Balance Sheet
                                          Actual         1996      Joint Plan     Effects of  Fresh Start    March 31,
                                         (Note 1)      (Note 2)   Effectiveness   Joint Plan   Reporting       1997
                                         --------      --------   -------------   ----------   ---------       ----
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents            $  36,828    $  55,879      $   60,694  $  (41,077)(a) $     -      $ 19,617
   Trade receivables, less
     allowance for doubtful
     accounts                             111,276      101,610         102,954        (107)(a)       -       102,847
   Inventories                            129,049      109,595         111,478           -           -       111,478
   Other current assets                    15,388       12,164           8,705        (749)(a)       -         7,956
                                        ----------------------------------------------------------------------------
   Total current assets                   292,541      279,248         283,831     (41,933)          -       241,898

INVESTMENTS                                 2,605        2,748           2,835           -        (186)(c)     2,649
PROPERTY, PLANT AND
  EQUIPMENT - NET                          53,516       52,918          53,890           -      (3,531)(c)    50,359
OTHER ASSETS                                3,534        5,003           5,409           -        (576)(c)     4,833
                                        ----------------------------------------------------------------------------
TOTAL                                   $ 352,196   $  339,917       $ 345,965  $  (41,933)  $  (4,293)     $299,739
                                        ============================================================================
LIABILITIES AND SHAREHOLDERS'
  (DEFICIT) EQUITY
CURRENT LIABILITIES:
   Short-term debt                      $   29,663   $  17,338       $  21,864  $       -     $      -      $ 21,864
   Current portion of
     long-term debt                            989         792             785          -            -           785
   Current portion of environ-
     mental liabilities, net                 2,700       7,500           6,000          -            -         6,000
   Trade payables                           57,926      50,964          55,691          -            -        55,691
   Accrued expenses                         30,699      28,087          21,732     (1,040)(a)        -        20,692
   Taxes payable                             6,330       5,614           6,409          -            -         6,409
                                        ----------------------------------------------------------------------------
   Total current liabilities               128,307     110,295         112,481     (1,040)           -       111,441

LONG-TERM LIABILITIES:
   Long-term debt                            6,973       6,801           4,792     59,753 (a)        -        64,545
   Accrued pension liabilities              55,223      53,183          53,029     (1,396)(a)   1,590(e)      53,223
   Other liabilities                         2,591       3,166           3,198          -            -         3,198
   Environmental liabilities, net            5,962      25,680          28,182    (10,850)(a)        -        17,332
                                        ----------------------------------------------------------------------------
   Total long-term liabilities              70,749      88,830          89,201     47,507        1,590       138,298

LIABILITIES SUBJECT TO
  COMPROMISE                               171,547     179,612         180,755   (180,755)(a)        -             -
                                        ----------------------------------------------------------------------------
   Total liabilities                       370,603     378,737         382,437   (134,288)       1,590       249,739
                                        ----------------------------------------------------------------------------
SHAREHOLDERS' (DEFICIT) EQUITY:
   Common stock                                 20          20              20     50,000(a)       (20)(b)    50,000(d)
   Cumulative foreign currency
     translation adjustment                 10,978      10,712          12,985          -      (12,985)(b)         -
   Accumulated deficit                     (29,405)    (49,552)        (49,477)    42,355(a)     7,122 (b)         -
                                        ----------------------------------------------------------------------------
Total shareholders' (deficit)
     equity                                (18,407)    (38,820)        (36,472)    92,355       (5,883)       50,000
                                        ----------------------------------------------------------------------------
TOTAL                                   $  352,196   $ 339,917        $ 345,965 $ (41,933)    $ (4,293)     $299,739
                                        ============================================================================

The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Metallurg Consolidated - Assumptions", and the consolidated historical financial statements presented in Exhibit C.

Note 1 - The December 31, 1995 balances have been restated to reflect the reconsolidation of Germany as discussed in the projection assumptions.  Certain amounts have been reclassified for comparative purposes.

Note 2 - The December 31, 1996 balances were determined based on actual results for the nine months ended September 30, 1996 and projected results for the three months ending December 31, 1996.

                   NOTES TO REORGANIZED METALLURG CONSOLIDATED

                         PROJECTED OPENING BALANCE SHEET



     {a} To record settlement of liabilities subject to compromise and other transactions in connection with the plan.

     {b} To adjust equity accounts in accordance with fresh-start reporting, including the effects of notes {c} through {e}.

     {c} To record the reduction of long-term assets by the amount that the fair value of identifiable assets exceeds the reorganization value in accordance with fresh-start reporting. See section
          (iv)(a) in "Assumptions".

     {d} Shareholders' equity includes New Common Stock that is to be awarded under the Stock Award Plan. The Projections assume 250,000 shares are awarded on the Effective Date and are being amortized to expense in accordance with APB 25 and the vesting provisions as described in the Plan. See Exhibit F of the Disclosure Statement.

     {e} To adjust the pension obligation in accordance with fresh-start reporting.

     METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
     ---------------------------------------------
     (DEBTOR-IN-POSSESSION)

     PROJECTED STATEMENTS OF OPERATIONS OF METALLURG, INC.
     CONSOLIDATED FOR THE YEAR ENDING DECEMBER 31, 1996 AND
     THE THREE MONTHS ENDING MARCH 31, 1997
     (UNAUDITED)
     (DOLLARS IN THOUSANDS)

                                              Year        Three
                                             Ending      Months
                                          December 31,   Ending
                                              1996      March 31,
                                            (Note 1)      1997
                                            --------      ----

     Sales                                 $667,019    $179,876
     Commission income                        1,505         422
                                            -------------------
     Total revenue                          668,524     180,298

     Cost of sales                          582,484     158,156
                                            -------------------
     Gross margin                            86,040      22,142

     Selling, general and
      administrative expenses                59,404      14,902
     Provision for environmental
      liabilities                            31,200           -
                                            -------------------
     Operating (loss) income                 (4,564)      7,240

     Other:
       Other expense, net                    (3,689)       (753)
       Interest income (expense), net           706      (1,609)
       Reorganization expense                (3,600)     (1,200)
       Fresh-start revaluation                    -       7,122
                                            -------------------
     (Loss) income before income tax
       provision and extraordinary item     (11,147)     10,800

     Income tax provision                     9,000       2,181
                                            -------------------
     (Loss) income before extraordinary
      item                                  (20,147)      8,619

     Extraordinary item                           -      40,933
                                            -------------------
     Net (loss) income                      $(20,147)   $49,552
                                            ===================

     The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Metallurg Consolidated - Assumptions", and the consolidated historical financial statements presented in Exhibit C.

     Note 1 - The December 31, 1996 amounts represent actual results for the nine months ended September 30, 1996 and projected results for the three months ending December 31, 1996.


      METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
      ---------------------------------------------
      (Debtor-in-Possession)

      PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOWS OF METALLURG, INC.
      CONSOLIDATED FOR THE YEAR ENDING DECEMBER 31, 1996 AND
      THE THREE MONTHS ENDING MARCH 31, 1997
      (Unaudited)
      (Dollars in thousands)
                                                                Year Ending     Three
                                                               December 31, Months Ending
                                                               1996 (Note 1)March 31, 1997
                                                               ---------------------------
      CASH FLOWS FROM OPERATING ACTIVITIES:
      Net (loss) income                                            $(20,147)   $49,552
      Adjustments to reconcile net income to net cash
        provided by operating activities:
        Issuance of executive stock awards                                -        529
        Extraordinary item                                                -    (40,933)
        Fresh start revaluation                                           -     (7,122)
        Depreciation and amortization                                 9,728      1,863
        Gain on sale of assets                                       (3,243)    (3,114)
        Reorganization expense, net of payments                         594     (1,783)
        Provision for environmental liabilities                      31,200          -
        Provision for pension costs, net of payments                 (2,040)    (1,550)
        Provision for allowed claims                                  6,922          -
        Other, net                                                   (1,109)       273
                                                                ----------------------
                Total                                                21,905    (2,285)

        Change in operating assets and liabilities:
        Decrease (increase) in trade receivables                      9,666     (1,237)
        Decrease (increase) in inventories                           19,454     (1,883)
        Decrease in other current assets                              2,109      2,447
        Decrease in trade payables and accrued expenses              (9,868)      (885)
        (Increase) decrease in other current liabilities               (716)       795
        Contribution to environmental trust                            (200)    (9,200)
        Environmental remediation expenditures                       (2,919)    (2,200)
                                                                ----------------------
      Net cash provided by (used for) operating activities           39,431    (14,448)
                                                                ----------------------
      CASH FLOWS FROM INVESTING ACTIVITIES:
      Additions to property, plant and equipment                    (11,867)    (3,448)
      Proceeds from asset sales                                       5,472      4,273
      (Purchase) sale of investments                                 (1,075)       932
                                                                ----------------------
      Net cash provided by (used for) investing activities           (7,470)     1,757
                                                                ----------------------
      CASH FLOWS FROM FINANCING AND REORGANIZATION ACTIVITIES:
      Payment of reclamation and convenience claims                       -     (1,415)
      Cash distribution pursuant to plan                                  -    (34,473)
      Increase in other accounts subject to settlement under
        reorganization proceedings                                        -      9,800
      Payments of short-term debt, net                              (12,325)         -
      (Repayment of) proceeds from long-term debt                      (585)     2,517
                                                                ----------------------
      Net cash used for financing and reorganization activities     (12,910)   (23,571)
                                                                ----------------------
      Net increase (decrease) in cash and cash equivalents           19,051    (36,262)

      Cash and cash equivalents - beginning of period                36,828     55,879
                                                                ----------------------
      Cash and cash equivalents - end of period                     $55,879    $19,617
                                                                ======================

      The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions
      - General" and "Reorganized Metallurg Consolidated - Assumptions", and the
      consolidated historical financial statements presented in Exhibit C.

      Note 1 - The December 31, 1996 amounts represent actual results for the nine months ended September 30, 1996 and projected results for the three months ending December
      31, 1996.

     The accompanying projected balance sheets, projected statements of operations and projected statements of cash flows for Reorganized Metallurg Consolidated for the periods beginning April 1, 1997 through December 31, 1999 are presented after giving effect to Confirmation and consummation of the transactions contemplated by the Plan. Also see "Principal Assumptions - General" and "Reorganized Metallurg Consolidated - Assumptions" above.


        METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
        ---------------------------------------------
        PROJECTED BALANCE SHEETS OF REORGANIZED METALLURG CONSOLIDATED
        (Unaudited)
        (Dollars in thousands)
                                                                                As of December 31,
                                                                       --------------------------------------

                                                                           1997          1998           1999
                                                                           ----          ----          ----
        ASSETS

        CURRENT ASSETS:
           Cash and cash equivalents                                     $ 18,793      $ 21,084      $ 18,527
           Trade receivables, less allowance for
              doubtful accounts                                           103,942       107,178       112,355
           Inventories                                                    107,571       110,978       114,723
           Other current assets                                             7,710         7,743         7,953
                                                                         ------------------------------------
           Total current assets                                           238,016       246,983       253,558

        INVESTMENTS                                                         2,737         2,738         2,738
        PROPERTY, PLANT AND EQUIPMENT - NET                                52,208        59,299        60,786
        OTHER ASSETS                                                        4,115         4,089         4,100
                                                                         ------------------------------------
        TOTAL                                                            $297,076      $313,109      $321,182
                                                                         ====================================
        LIABILITIES AND SHAREHOLDERS' EQUITY

        CURRENT LIABILITIES:
           Short-term debt                                               $ 18,144      $ 14,829      $  7,954
           Current portion of long-term debt                                  786           786           607
           Current portion of environmental liabilities, net                3,600         9,700         5,600
           Trade payables                                                  51,151        55,320        57,035
           Accrued expenses                                                23,427        22,758        23,250
           Taxes payable                                                    4,940         4,356         4,835
                                                                         ------------------------------------
           Total current liabilities                                      102,048       107,749        99,281

        LONG-TERM LIABILITIES:
           Long-term debt                                                  63,688        62,451        61,392
           Accrued pension liabilities                                     53,837        54,673        55,503
           Other liabilities                                                3,074         2,469         2,680
           Environmental liabilities, net                                  13,516         7,016         2,616
                                                                         ------------------------------------
           Total long-term liabilities                                    134,115       126,609       122,191
           Total liabilities                                              236,163       234,358       221,472
                                                                         ------------------------------------
        SHAREHOLDERS' EQUITY:
           Common stock                                                    56,450        62,300        70,600
           Retained earnings                                                4,463        16,451        29,110
                                                                         ------------------------------------
           Total shareholders' equity                                      60,913        78,751        99,710
                                                                         ------------------------------------
        TOTAL                                                            $297,076      $313,109      $321,182
                                                                         ====================================

        The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Metallurg Consolidated -
        Assumptions", and the consolidated historical financial statements presented in Exhibit C.


      METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
      ---------------------------------------------
      PROJECTED STATEMENTS OF OPERATIONS OF REORGANIZED METALLURG CONSOLIDATED
      (Unaudited)
      (Dollars in thousands)
                                                      Year Ending December 31,
                                                     ------------------------
                                         Nine Months
                                            Ending
                                         December 31,
                                             1997         1998         1999
                                             ----         ----         ----
      Sales                              $533,901       $754,545     $791,746
      Commission income                     1,174          2,418        2,673
                                          -----------------------------------
      Total revenue                       535,075        756,963      794,419

      Cost of sales                       470,479        665,603      697,125
                                          -----------------------------------
      Gross margin                         64,596         91,360       97,294

      Selling, general and administrative
        expenses                           44,185         60,289       61,787
                                          -----------------------------------
      Operating income                     20,411         31,071       35,507

      Other:
        Other income, net                   1,365            967          651
        Interest expense, net              (5,966)        (7,470)      (7,124)
        Reorganization expense               (750)             -            -
                                          -----------------------------------
      Income before income tax provision   15,060         24,568       29,034

      Income tax provision                 10,597         12,580       16,375
                                          -----------------------------------
      Net income                          $ 4,463       $ 11,988     $ 12,659
                                          ===================================

      The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Metallurg Consolidated - Assumptions", and the consolidated historical financial statements presented in Exhibit C.



        METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
        ---------------------------------------------
        PROJECTED STATEMENTS OF CASH FLOWS OF REORGANIZED METALLURG CONSOLIDATED
        (Unaudited)
        (Dollars in thousands)

                                                                                     Year Ending December 31,
                                                                       Nine Months   ------------------------
                                                                          Ending
                                                                       December 31,
                                                                           1997          1998           1999
                                                                           ----          ----          ----
        CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                                       $  4,463      $ 11,988       $12,659
        Adjustments to reconcile net income to net cash
           provided by operating activities:
           Issuance of executive stock awards                               1,125           750           125
           Depreciation                                                     5,988         9,183         9,964
           Reorganization expense, net of payments                           (500)            -             -
           Provision for pension liability, net of payments                   614           836           830
           Provision for deferred income taxes                              5,191         4,484         8,308
           Other, net                                                         641            36            67
                                                                         ------------------------------------
                   Total                                                   17,522        27,277        31,953

           Change in operating assets and liabilities:
           Increase in trade receivables                                   (1,095)       (3,236)       (5,177)
           Decrease (increase) in inventories                               3,907        (3,407)       (3,745)
           Decrease (increase) in other current assets                        246           (33)         (210)
           (Decrease) increase in other current liabilities                (2,774)        2,916         2,686
           (Contribution to) reimbursement from environmental
              trust, net                                                     (600)        3,900         1,900
           Environmental remediation expenditures                          (5,216)       (3,700)       (9,800)
                                                                         ------------------------------------
        Net cash provided by operating activities                          11,990        23,717        17,607
                                                                         ------------------------------------
        CASH FLOWS FROM INVESTING ACTIVITIES:
        Additions to property, plant and equipment                         (8,238)      (16,874)      (12,051)
                                                                         ------------------------------------
        Net cash used for investing activities                             (8,238)      (16,874)      (12,051)
                                                                         ------------------------------------
        CASH FLOWS FROM FINANCING ACTIVITIES:
        Payments of long-term debt                                           (856)       (1,237)       (1,238)
        Payments of short-term debt                                        (3,720)       (3,315)       (6,875)
                                                                         ------------------------------------
        Net cash used for financing activities                             (4,576)       (4,552)       (8,113)
                                                                         ------------------------------------
        Net (decrease) increase in cash and cash equivalents                 (824)        2,291        (2,557)

        Cash and cash equivalents - beginning of period                    19,617        18,793        21,084
                                                                         ------------------------------------
        Cash and cash equivalents - end of period                        $ 18,793      $ 21,084       $18,527
                                                                         ====================================

        The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Metallurg Consolidated -
        Assumptions", and the consolidated historical financial statements presented in Exhibit C.

     B.   Reorganized Metallurg

          ASSUMPTIONS

          Additional information relating to the principal assumptions used in preparing the Projections is set forth below.

          (i) Plan Terms: The Projections assume that (i) the total amount of each Class of Allowed Claims is the estimated amount as set forth in "Classification and Treatment of Claims and Equity Interests" and (ii) the total amount of reorganization expenses in the year ending December 31, 1996 and the three months ending March 31, 1997 is $1.6 million and $0.6 million, respectively. See "Overview of the Plan" for a brief summary of the principal provisions of the Plan, including the classification and treatment of Claims and Interests, the principal financial terms of certain securities to be issued pursuant to the Plan and conditions to Confirmation and consummation of the Plan.

          (ii) Business Factors and Competitive Conditions: See Section XI (A) (7) of the Disclosure Statement. Reorganized Metallurg's principal cost assumptions are summarized in paragraph (v) below.

          (iii) German Deconsolidation: See Note 1 to the historical financial statements in Exhibit C. As indicated, certain German affiliates were deconsolidated effective January 1, 1993. Losses subsequent to that date were not reflected in the equity in earnings of subsidiaries. The following projections reflect the effect of the reconsolidation of these entities. Presentation of amounts at December 31, 1995 have been restated for comparative purposes.

          (iv) Fresh-Start Reporting: The American Institute of Certified Public Accountants has issued a Statement of Position on Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). SOP 90-7 is intended to provide guidance for financial reporting by chapter 11 debtors during and following their chapter 11 cases. The Projections have been prepared in accordance with the "fresh-start" reporting principles set forth in SOP 90-7, giving effect thereto as of March 31, 1997. The principal effects of the application of these fresh-start reporting principles are summarized below:

                    (a) Net Asset Value in Excess of Reorganization Value: Under SOP 90-7, Reorganized Metallurg will be required to recognize as a reduction of long-term assets the excess of the fair value of its identifiable net assets over its total reorganization value as of the Effective Date. For purposes of the Projections, it has been assumed that (1) the reorganization equity value of Reorganized Metallurg is equal to $50 million (Also see Section X of the Disclosure Statement),
          (2) the fair value of fixed assets is equal to the projected net book value of such assets as of the effective date, (3) the fair value of inventory is equal to the projected net book value of such assets, (4) the fair value of investments in affiliates is equal to $131.5 million, (5) the fair value of the notes receivables - intergroup is equal to $13.5 million, and (6) the fair value of other long-term assets is equal to the projected net book value of such assets. Based on these assumptions, the assumed reorganization value of Reorganized Metallurg as of the Effective Date would be less than the fair value of Reorganized Metallurg's net assets by approximately $5.9 million. For purposes of the Projections, such amount is reflected as a reduction of property, plant and equipment of $0.1 million, an increase of investments in affiliates of $11.4 million, a reduction of notes receivable - intergroup of $16.2 million, a reduction of other long-term assets of $0.5 million and an increase in pension liabilities of $0.4 million.

               The foregoing assumptions and resultant computations were made solely for purposes of preparing the Projections. Reorganized Metallurg will be required to determine the amount by which its reorganization value as the Effective Date exceeds, or is less than, the fair value of its assets as of the Effective Date. Such determination will be based upon the fair values as of that time, which could be materially higher or lower than the values assumed in the foregoing computations, and may be based on a different methodology, including, with respect to the valuation of Reorganized Metallurg's reorganization value, the use of a measure of reorganization value other than the valuation as described in Section X of the Disclosure

               Statement. In all events, such valuation, as well as the determination of the fair value of Reorganized Metallurg's fixed assets and inventories and the determination of its actual liabilities, will be made as of the Effective Date, and the changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

                    (b) Valuation of Liabilities: Each liability existing as of the Effective Date, other than deferred taxes, is generally stated at the present value of the amount to be paid pursuant to the Plan. Deferred taxes are reported in conformity with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred tax assets and liabilities are recorded based upon differences between the carrying values of assets and liabilities and the tax bases of such assets and liabilities using the enacted tax laws in effect at the time the differences are expected to be resolved.

                    (c) Extraordinary Item: Discharge of indebtedness income is reported as an extraordinary item in the projected statement of operations.

          (v) SG&A Expense: The Projections assume that selling, general and administrative expense as a percentage of sales increases from 11.3% in 1995 for Metallurg, Inc. to 14.5% in 1996 (based on actual results through September 30, 1996 and projected results for the three months ending December 31, 1996) and to 16.7% in 1997 (including (1) Metallurg, Inc. for the three months ending March 31, 1997 and (2) Reorganized Metallurg for the nine months ending December 31, 1997). Reorganized Metallurg's selling, general and administrative expense as a percentage of sales is assumed to decrease to 14.9% in 1998 and to 13.5% in 1999. The decrease is based on the assumption that Metallurg, Inc.'s business plan will be effectively implemented.

          (vi) Income Taxes: See Section XII of the Disclosure Statement for a discussion of income tax effects of the Plan.

          (vii) Post Reorganization Debt: The Projections assume that $59.8 million of New Secured Notes will be issued pursuant to the Plan and that such New Debt will have the terms described in Exhibit A to the Joint Plan of Reorganization. The Projections also assume that the net annual interest expense will be approximately $6.0 million in 1997, $6.4 million in 1998 and $6.5 million in 1999.

          As discussed in Section VI A.3. of the Disclosure Statement, the Debtors or their subsidiaries may elect to borrow funds under term loan or revolving credit facilities, the proceeds of which will be used to redeem on a dollar for dollar basis the principal amount of the New Secured Notes that would have been issued under the Plan on the Effective Date. In the event that such an election is made, the Debtors expect that interest expense may decline due to a reduction of the assumed fixed interest rate (12% on the New Secured Notes) to a substantially lower variable interest rate. In addition, dividends assumed to be received by Reorganized Metallurg from operating subsidiaries could also be affected by such an election. No provision for this election has been presented in the Projections. The overall impact of this election is dependent on the amount of the exit financing available and the relevant interest rates. The ultimate impact on the financial condition of Reorganized Metallurg, if any, may be material.

          The Debtors are in discussions with various lenders to provide new credit facilities to (i) Reorganized Metallurg and the U.S and Canadian subsidiaries and (ii) Reorganized Metallurg's United Kingdom subsidiaries. A portion of the proceeds would be used to reduce the New Secured Notes pursuant to the terms of the Plan. Pursuant to proposal letters received by Metallurg, Inc.'s United Kingdom subsidiaries (the "UK Proposal"), the United Kingdom subsidiaries would borrow up to $15.0 million as a term loan, the proceeds of which would be repatriated to Metallurg, Inc. The U.K. Proposal limits the amount of future dividends that may be made by the U.K. subsidiaries, subject to the satisfaction of certain conditions, to an amount not to exceed $1.5 million per year beginning after 1998.

          Metallurg, Inc. and its U.S. and Canadian subsidiaries are currently in discussions with several lenders to provide a working capital facility to Reorganized Metallurg and Metallurg
          Canada, Ltd. (the "U.S. Proposal").   Under the U.S. Proposal,
          approximately $13.0 million would be borrowed under such a credit facility which would be used to reduce the New Secured Notes pursuant to the Plan.

          Assuming that Reorganized Metallurg Consolidated is able to raise the $28.0 million under the facilities as outlined above, net income could be expected to increase by approximately $0.7 million per year after giving consideration to the effect of taxes on income. Reorganized Metallurg's long-term debt would be decreased by $18.0 million accordingly. As a result, Reorganized Metallurg's cash flow would be expected to decrease by approximately $0.3 for the nine months ended December 31, 1997. In 1998 and 1999, cash flow could be expected to increase by approximately $0.4 and $2.5, respectively.

          PROJECTIONS

          The last day of the Debtors' current year is December 31, 1996. The projected financial statements have been prepared on the assumption that the Effective Date is March 31, 1997.

          The Reorganized Metallurg Projected Opening Balance Sheet as of March 31, 1997 set forth below presents (i) the projected financial position of Metallurg, Inc. prior to the assumed Confirmation and consummation of transactions contemplated by the Plan on March 31, 1997, (ii) projected adjustments to such projected financial position required to reflect Confirmation and the consummation of the Plan (collectively, the "Balance Sheet Adjustments"), and (iii) the projected financial position of Reorganized Metallurg (as the successor), after giving effect to the Balance Sheet Adjustments, as of March 31, 1997. The Balance Sheet Adjustments set forth in the column captioned "Effects of Joint Plan" reflect the assumed effects of the Confirmation and consummation of the transactions contemplated by the Plan, including the settlement of various liabilities and related securities issuances, cash payments, and borrowings. The Balance Sheet Adjustments set forth in the column captioned "Adoption of Fresh-Start Reporting" reflect the projected effects of the application of the "fresh-start" reporting principles as summarized in paragraph (iv) above. The various Balance Sheet Adjustments are described further in the Notes to the Reorganized Metallurg Projected Opening Balance Sheet as of March 31, 1997. The Reorganized Metallurg Projected Opening Balance Sheet as of March 31, 1997 has been prepared based upon the balance sheet for Metallurg, Inc. as of December 31, 1995, restated as discussed in
          (iii) in the Assumptions above and brought forward to March 31, 1997 to reflect the actual results of operations for Metallurg, Inc. for the nine months ended September 30, 1996 and projected results of operations for the period October 1, 1996 through March 31, 1997 as reflected in the Metallurg, Inc. Projected Statements of Operations and the Metallurg, Inc. Projected Statements of Cash Flows set forth below.



METALLURG, INC.
---------------
PROJECTED OPENING BALANCE SHEET OF REORGANIZED
METTALURG AS OF MARCH 31, 1997 (COMPARATIVE BALANCES
AS OF DECEMBER 31, 1995 AND 1996)
(Unaudited)
(Dollars in thousands)

                                                                                             Projected
                                                                      ---------------------------------------------------
                                                                        March 31,                                Opening
                                           December 31,                   1997                                   Balance
                                               1995     December 31,    Prior to                   Adoption of    Sheet
                                              Actual        1996       Joint Plan    Effects of    Fresh Start  March 31,
                                             (Note 1)     (Note 2)    Effectiveness   Joint Plan    Reporting      1997
                                             --------     --------   -------------    ----------    ---------      ----
ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                $   24,470     $   38,389   $  43,064   $ (41,077)(a) $      -    $      1,987
 Trade receivables, less allowance for
   doubtful accounts                           2,338          1,639       2,150         -              -           2,150
 Trade receivables - intergroup                8,823          4,892       5,001        (481)(a)        -           4,520
 Inventories                                   7,068          4,318       3,000         -              -           3,000
 Other current assets                          4,514          5,122       3,270        (749)(a)        -           2,521
                                          ------------------------------------------------------------------------------
 Total current assets                         47,213         54,360      56,485     (42,307)           -          14,178

INVESTMENTS - INTERGROUP                      60,828         55,389      55,773      23,556 (a)   11,827 (c)      91,156
INVESTMENTS                                    2,459          1,527       1,527           -         (456)(c)       1,071
PROPERTY, PLANT AND EQUIPMENT - NET            1,033            384         397           -         (119)(c)         278
NOTES RECEIVABLE - INTERGROUP                 53,671         40,177      37,699     (13,949)(a)  (16,244)(c)       7,506
OTHER ASSETS                                   1,293          1,131       1,205           -         (526)(c)         679
                                          ------------------------------------------------------------------------------
TOTAL                                     $  166,497     $  152,968   $ 153,086   $ (32,700)    $ (5,518)   $    114,868
                                          ==============================================================================

LIABILITIES AND SHAREHOLDERS'
(DEFICIT) EQUITY

CURRENT LIABILITIES:
 Trade payables                           $      730       $  1,700   $   1,400   $       -     $      -       $   1,400
 Trade payables - intergroup                   1,193            625         242           - (a)        -             242
 Accrued expenses                              3,012          3,252       3,917        (944)(a)        -           2,973
 Loans payable -  intergroup                   8,540         12,950      10,657     (10,657)(a)        -               -
                                          ------------------------------------------------------------------------------
 Total current liabilities                    13,475         18,527      16,216     (11,601)           -           4,615

LONG-TERM LIABILITIES:
 Long-term debt                                    -              -           -      59,753 (a)        -          59,753
 Accrued pension liabilities                   1,287          1,531       1,531      (1,396)(a)      365  (e)        500
 Other liabilities                                28              -           -           -            -               -
                                            ----------------------------------------------------------------------------
 Total long-term liabilities                   1,315          1,531       1,531      58,357          365          60,263

LIABILITIES SUBJECT TO COMPROMISE            170,113        171,730     171,811    (171,811)(a)        -               -
                                          ------------------------------------------------------------------------------
 Total liabilities                           184,903        191,788     189,558    (125,055)         365          64,868
                                           -----------------------------------------------------------------------------
SHAREHOLDERS' (DEFICIT) EQUITY:
 Common stock                                     20             20          20      50,000 (a)      (20) (b)     50,000(d)
 Cumulative foreign currency translation
   adjustment                                 10,979         10,712      12,985                  (12,985) (b)          -
 Accumulated deficit                         (29,405)       (49,552)    (49,477)     42,355 (a)    7,122  (b)          -
                                          ------------------------------------------------------------------------------
 Total shareholders' (deficit) equity        (18,406)       (38,820)    (36,472)     92,355       (5,883)         50,000
                                          ------------------------------------------------------------------------------

TOTAL                                     $  166,497     $  152,968   $ 153,086   $(32,700)     $ (5,518)       $114,868
                                          ==============================================================================

The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Metallurg - Assumptions", and the consolidated historical financial statements presented in Exhibit C.

Note 1 - The December 31, 1995 amounts have been restated to reflect the reconsolidation of Germany discussed in projection assumptions.  Certain other amounts have been reclassified for comparative purposes.

Note 2 - The December 31, 1996 balances were determined based on actual results for the nine months ended September 30, 1996 and projected results for the three months ending December 31, 1996.

                         NOTES TO REORGANIZED METALLURG

                         PROJECTED OPENING BALANCE SHEET




     {a} To record settlement of liabilities subject to compromise and other transactions in connection with the plan.

     {b} To adjust equity accounts in accordance with fresh-start reporting, including the effects of notes {c} through {e}.

     {c} To record the reduction of long-term assets by the amount that the fair value of identifiable assets exceeds the reorganization value in accordance with fresh-start reporting. See section
          (iv)(a) in "Assumptions".

     {d} Shareholders' equity includes New Common Stock that is to be awarded under the Stock Award Plan. The Projections assume 250,000 shares are awarded on the Effective Date and are being amortized to expense in accordance with APB 25 and the vesting provisions as described in the Plan. See Exhibit F of the Disclosure Statement.

     {e} To adjust the pension obligation in accordance with fresh-start reporting.


        METALLURG, INC.
        (Debtor-in-Possession)


        PROJECTED STATEMENTS OF OPERATIONS OF METALLURG, INC. FOR
        THE YEAR ENDING DECEMBER 31, 1996 AND THE THREE MONTHS ENDING MARCH 31, 1997
        (Unaudited)
        (Dollars in thousands)



                                                                      Year                    Three
                                                                     Ending                  Months
                                                                  December 31,               Ending
                                                                      1996                  March 31,
                                                                    (Note 1)                  1997
                                                                  ------------             ----------

        Sales                                                      $ 33,619                 $ 10,165

        Cost of sales                                                31,276                    9,565
                                                                   ---------------------------------
        Gross margin                                                  2,343                      600

        Selling, general and administrative expenses                  4,881                    1,748
                                                                   ---------------------------------
        Operating loss                                               (2,538)                  (1,148)

        Other:
           Other (expense) income, net                              (11,588)                   2,407
           Interest income (expense), net                             1,031                   (1,469)
           Reorganization expense                                    (1,600)                    (600)
           Fresh-start revaluation                                        -                    7,122
                                                                   ----------------------------------
        (Loss) income before income tax expense, equity in
           operations of subsidiaries and extraordinary item        (14,695)                   6,312

        Income tax provision (benefit)                                  180                     (297)
                                                                   ----------------------------------
        (Loss) income before equity in operations and
           extraordinary item                                       (14,875)                   6,609

        Equity in operations of subsidiaries                         (5,272)                 (23,401)
                                                                   ----------------------------------
        Loss before extraordinary item                              (20,147)                 (16,792)

        Extraordinary item                                                -                   66,344
                                                                   ---------------------------------
        Net (loss) income                                          $(20,147)                $ 49,552
                                                                   =================================

        The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Metallurg - Assumptions", and the
        consolidated historical financial statements presented in Exhibit C.

        Note 1 - The December 31, 1996 amounts represent actual results for the nine months ended September 30, 1996 and projected results for the three months ending December 31, 1996.



      METALLURG, INC.
      ---------------
      (Debtor-in-Possession)

      PROJECTED STATEMENTS OF CASH FLOWS FOR METALLURG, INC.
      FOR THE YEAR ENDING DECEMBER 31, 1996 AND THE THREE
      MONTHS ENDING MARCH 31, 1997
      (Unaudited)
      (Dollars in thousands)

                                                                     Year          Three
                                                                    Ending        Months
                                                                 December 31,     Ending
                                                                     1996        March 31,
                                                                   (Note 1)         1997
                                                                 ------------    ---------

      CASH FLOWS FROM OPERATING ACTIVITIES:
      Net (loss) income                                             $(20,147)   $ 49,552
      Adjustments to reconcile net income to net cash
        provided by operating activities:
        Issuance of executive stock awards                                -          529
        Extraordinary item                                                -      (66,344)
        Fresh start revaluation                                           -       (7,122)
        Depreciation and amortization                                   174           32
        Gain on sales of property                                         -       (2,406)
        Reorganization expense, net of payments                         301       (1,583)
        Provision for partial write-off of Brazilian loan            10,000            -
        Provision for allowed claims                                  1,617            -
        Provision for pension liability, net of payments                244       (1,396)
        Equity in operations of subsidiaries                          5,272       23,401
        Other, net                                                      297            7
                                                                    ---------------------
            Total                                                    (2,242)      (5,330)

        Change in operating assets and liabilities:
        Decrease (increase) in trade receivables                      4,630         (620)
        Decrease in inventories                                       2,750        1,318
        Decrease (increase) in other current assets                     967          (23)
        Increase in trade payables and accrued expenses                 341          575
                                                                    ---------------------
      Net cash provided by (used for) operating activities            6,446       (4,080)

      CASH FLOWS FROM INVESTING ACTIVITIES:
      Additions to property, plant and equipment, net                   (98)         (45)
      Proceeds from asset sales                                           -        3,981
      Purchase of subsidiary                                         (6,167)           -
                                                                    ---------------------
      Net cash (used for) provided by investing activities           (6,265)       3,936
                                                                    ---------------------
      CASH FLOWS FROM FINANCING AND REORGANIZATION ACTIVITIES:
      Cash distribution pursuant to plan of reorganization                -      (34,118)
      Payment of reclamation and convenience claims                       -          (50)
      Increase in other accounts subject to settlement under
        reorganization proceedings                                        -        8,200
      Proceeds (issuance) of intercompany debt, net                   7,647      (10,745)
      Receipt of dividends from subsidiaries                          6,091          455
                                                                    ---------------------

      Net cash provided by (used for) financing and
         reorganization activities                                   13,738      (36,258)

      Net increase (decrease) in cash and cash equivalents           13,919      (36,402)
      Cash and cash equivalents - beginning of period                24,470       38,389
                                                                    ---------------------
      Cash and cash equivalents - end of period                     $38,389     $  1,987
                                                                    =====================

      The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions
      - General" and "Reorganized Metallurg - Assumptions", and the consolidated historical financial statements presented in Exhibit C.

      Note 1 - The December 31, 1996 amounts represent actual results for the nine months ended September 30, 1996, and projected results for the three months ending December
      31, 1996.

      The accompanying projected balance sheets, projected statements of operations and projected statements of cash flows for Reorganized Metallurg for the periods beginning April 1, 1997 through December 31, 1999 are presented after giving effect to Confirmation and consummation of the transactions contemplated by the Plan. Also see "Principal Assumptions
      - General" and "Reorganized Metallurg - Assumptions" above.



        METALLURG, INC.
        ---------------
        PROJECTED BALANCE SHEETS OF REORGANIZED METALLURG
        (Unaudited)
        (Dollars in thousands)

                                                                            As of December 31,
                                                               ---------------------------------------------
                                                                  1997             1998            1999
                                                                  ----            ----             ----
        ASSETS

        CURRENT ASSETS:
           Cash and cash equivalents                             $  2,562        $   5,018        $    500
           Trade receivables, less allowance for
               doubtful accounts                                    2,150            2,150           2,150
           Trade receivables - intergroup                           4,621            4,551           4,481
           Inventories                                              3,403            3,403           3,428
           Other current assets                                     2,232            2,232           2,366
                                                                 -------------------------------------------
           Total current assets                                    14,968           17,354          12,925

        INVESTMENTS - INTERGROUP                                  103,575          125,066         148,970
        INVESTMENTS                                                 1,071            1,071           1,071
        PROPERTY, PLANT AND EQUIPMENT - NET                           316              300             284
        NOTES RECEIVABLE - INTERGROUP                               7,209            1,051           3,591
        OTHER ASSETS                                                  679              679             679
                                                                 -------------------------------------------
        TOTAL                                                    $127,818        $ 145,521        $167,520
                                                                 ===========================================

        LIABILITIES AND SHAREHOLDERS' EQUITY

        CURRENT LIABILITIES:
           Short-term debt                                       $      -        $       -        $  1,269
           Trade payables                                           1,400            1,400           1,400
           Trade payables - intergroup                                508              508             508
           Accrued expenses                                         4,744            4,609           4,520
                                                                 -------------------------------------------
           Total current liabilities                                6,652            6,517           7,697

        LONG-TERM LIABILITIES:
           Long-term debt                                          59,753           59,753          59,753
           Accrued pension liabilities                                500              500             500
                                                                 -------------------------------------------
           Total long-term liabilities                             60,253           60,253          60,253
                                                                 -------------------------------------------
           Total liabilities                                       66,905           66,770          67,950
                                                                 -------------------------------------------

        SHAREHOLDERS' EQUITY:
           Common stock                                            56,450           62,300          70,600
           Retained earnings                                        4,463           16,451          28,970
                                                                 -------------------------------------------
           Total shareholders' equity                              60,913           78,751          99,570
                                                                 -------------------------------------------
        TOTAL                                                    $127,818        $ 145,521        $167,520
                                                                 ===========================================

        The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Metallurg - Assumptions", and the
        consolidated historical financial statements presented in Exhibit C.



        METALLURG, INC.
        ---------------
        PROJECTED STATEMENTS OF OPERATIONS OF REORGANIZED METALLURG
        (Unaudited)
        (Dollars in thousands)

                                                                                  Year Ending December 31,
                                                                               -----------------------------
                                                                 Nine Months
                                                                   Ending
                                                                December 31,
                                                                    1997            1998            1999
                                                                    ----           ----             ----
        Sales                                                    $ 30,495        $  41,850        $ 43,075

        Cost of sales                                              28,666           39,340          40,491
                                                                 -------------------------------------------
        Gross margin                                                1,829            2,510           2,584

        Selling, general and administrative
           expenses                                                 5,053            6,246           5,810
                                                                 -------------------------------------------
        Operating loss                                             (3,224)          (3,736)         (3,226)


        Other:
           Other income, net                                          188              250             250
           Interest expense, net                                   (4,563)          (6,424)         (6,543)
           Reorganization expense                                    (375)              -               -
                                                                 -------------------------------------------
        Loss before income tax expense and equity in
           operations of subsidiaries                              (7,974)          (9,910)         (9,519)

        Income tax benefit                                            (73)             (59)            (96)
                                                                 -------------------------------------------
        Loss before equity in operations of subsidiaries           (7,901)          (9,851)         (9,423)

        Equity in operations of subsidiaries                       12,364           21,839          21,942
                                                                 -------------------------------------------
        Net income                                               $  4,463        $  11,988        $ 12,519
                                                                 ===========================================

        The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Metallurg - Assumptions", and the
        consolidated historical financial statements presented in Exhibit C.



        METALLURG, INC.
        ---------------
        PROJECTED STATEMENTS OF CASH FLOWS OF REORGANIZED METALLURG
        (Unaudited)
        (Dollars in thousands)

                                                                                  Year Ending December 31,
                                                                               -----------------------------
                                                              Nine Months
                                                                 Ending
                                                              December 31,
                                                                  1997               1998            1999
                                                                  ----               ----            ----
        CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                               $  4,463        $  11,988        $ 12,519
        Adjustments to reconcile net income to net cash
           used for operating activities:
           Issuance of executive stock awards                       1,125              750             125
           Depreciation                                                67               91              91
           Equity in operations of subsidiaries                   (12,364)         (21,839)        (21,942)
           Provision for deferred taxes                                11               15              15
                                                                 -------------------------------------------
                  Total                                            (6,698)          (8,995)         (9,192)
           Change in operating assets and liabilities:
           (Increase) decrease in trade receivables                  (101)              70              70
           Increase in inventories                                   (403)               -             (25)
           Decrease (increase) in other current assets                289                -            (134)
           Increase (decrease) in other current liabilities         2,037             (135)            (89)
                                                                 -------------------------------------------
        Net cash used for operating activities                     (4,876)          (9,060)         (9,370)
                                                                 -------------------------------------------
        CASH FLOWS FROM INVESTING ACTIVITIES:
        Additions to property, plant and equipment, net              (105)             (75)            (75)
                                                                 -------------------------------------------
        Net cash used for investing activities                       (105)             (75)            (75)
                                                                 -------------------------------------------
        CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds (issuance) of intercompany debt, net                 297            6,158          (2,540)
        Receipt of dividends from subsidiaries                      5,259            5,433           6,198
        Proceeds of short term debt, net                                -                -           1,269
                                                                 -------------------------------------------
        Net cash provided by financing activities                   5,556           11,591           4,927
                                                                 -------------------------------------------
        Net increase (decrease) in cash and cash equivalents          575            2,456          (4,518)
        Cash and cash equivalents - beginning of period             1,987            2,562           5,018
                                                                 -------------------------------------------
        Cash and cash equivalents - end of period                $  2,562        $   5,018        $    500
                                                                 ===========================================

        The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Metallurg - Assumptions", and the
        consolidated historical financial statements presented in Exhibit C.

     C.   Reorganized Shieldalloy

         ASSUMPTIONS

         Additional information relating to the principal assumptions used in preparing the Projections is set forth below.

         (i) Plan Terms: The Projections assume that (i) the total amount of each Class of Allowed Claims is the estimated amount as set forth in "Classification and Treatment of Claims and Equity Interests" and (ii) the total amount of reorganization expenses in the year ending December 31, 1996 and the three months ending March 31, 1997 is $2.0 million and $0.6 million, respectively. See "The Plan of Reorganization" for a brief summary of the principal provisions of the Plan, including the classification and treatment of Claims and Interests, settlement of Environmental Claims, the principal financial terms of certain securities to be issued pursuant to the Plan and conditions to Confirmation and consummation of the Plan.

         (ii) Business Factors and Competitive Conditions: See Section XI(A)(7) of the Disclosure Statement. Reorganized Shieldalloy's principal cost assumptions are summarized in paragraphs (iv) and
         (v) below.

         (iii) Sales: Sales projections are based on various assumptions regarding unit sales prices, volume, product mix and economic assumptions affecting demand in local markets which they serve. Sales are assumed to increase by 5.0% in 1996 (based on actual results through September 30, 1996 and projected results for the three months ending December 31, 1996) and 6.6% in 1997 (including (1) Shieldalloy Metallurgical Corporation for the three month period ending March 31, 1997 and (2) Reorganized Shieldalloy for the nine months ending December 31, 1997), decrease by 0.5% in 1998 and increase by 2.5% in 1999, respectively.

         (iv) Cost of Sales: The Projections assume that cost of sales as a percentage of sales increases from 89.5% in 1995 to 93.1% in 1996 (based on actual results through September 30, 1996 and projected results for the three months ending December 31, 1996) and to 93.2% in 1997 (including (1) Shieldalloy Metallurgical Corporation for the three month period ending March 31, 1997 and
         (2) Reorganized Shieldalloy for the nine months ending
         December 31, 1997), and decreases from 93.1% in 1998 to 92.9% in 1999 for Reorganized Shieldalloy. These decreases are based on the assumption that Shieldalloy's business plan, which reflects both gross margin improvements and expense control resulting from certain of the strategies in the business plan, will be effectively implemented.

         (v) SG&A Expense: The Projections assume that selling, general and administrative expense as a percentage of total revenue increases from 4.6% in 1995 (1995 SG&A expenses were adjusted for comparative purposes) for Shieldalloy Metallurgical Corporation to 5.6% in 1996 (based on actual results through September 30, 1996 and projected results for the three months ending
         December 31, 1996) and decreases to 4.5% in 1997 (including (1) Shieldalloy Metallurgical Corporation for the three months ending March 31, 1997 and (2) Reorganized Shieldalloy for the nine months ending December 31, 1997). Reorganized Shieldalloy's selling, general and administrative expense as a percentage of total revenue is assumed to decrease to 4.7% in 1998 and 1999.
         The decrease is based on the assumption that Shieldalloy's business plan will be effectively implemented.

         (vi) Capital Expenditures: Annual cash capital expenditures are assumed to be $1.4 million for the nine months ending
         December 31, 1997 and $3.0 million and $2.5 million for 1998 and 1999, respectively. These assumed capital expenditures relate primarily to improvements in production processes and capacity as well as replacement of certain assets.

         (vii) Environmental Liabilities: Pursuant to settlements with the various environmental agencies as more fully described in Section V.B. and in accordance with the American Institute of Certified Public Accountants' recently issued Statement of Position 96-1 - Environmental Remediation Liabilities, Shieldalloy has recorded an additional accrual of $31.2 million for environmental liabilities in 1996.

         The environmental liability is reflected net of certain amounts projected to be held in trust for the benefit of various environmental agencies for the remediation of contaminated sites included in the environmental liability.

         Also see Note 13 to the historical financial statements at Exhibit C.

         (viii) Extraordinary Item: Discharge of indebtedness income is reported as an extraordinary item in the projected consolidated statements of operations.

     PROJECTIONS

     The last day of Shieldalloy's current year is December 31, 1996. The projected financial statements have been prepared on the assumption that the Effective Date is March 31, 1997.

     The Reorganized Shieldalloy Projected Opening Balance Sheet as of March 31, 1997 set forth below presents (i) the projected financial position of Shieldalloy Metallurgical Corporation prior to the assumed Confirmation and consummation of transactions contemplated by the Plan on March 31, 1997, (ii) projected adjustments to such projected financial position required to reflect Confirmation and the consummation of the Plan, and (iii) the projected financial position of Reorganized Shieldalloy (as the successor), after giving effect to the Balance Sheet Adjustments, as of March 31, 1997. The balance sheet adjustments as set forth in the column captioned "Effects of Joint Plan" reflect the assumed effects of the Confirmation and consummation of the transactions contemplated by the Plan, including the settlement of various liabilities and related securities issuances, cash payments, and borrowings. The various balance sheet adjustments are described further in the Notes to the Reorganized Shieldalloy Projected Opening Balance Sheet as of March 31, 1997. The Reorganized Shieldalloy Projected Opening Balance Sheet as of
     March 31, 1997 has been prepared based upon the balance sheet for Shieldalloy as of December 31, 1995, brought forward to March 31, 1997 to reflect the actual results of operations for Shieldalloy Metallurgical Corporation for the nine months ended September 30, 1996 and projected results of operations for the period October 1, 1996 through March 31, 1997 as reflected in the Shieldalloy Projected Statements of Operations and the Shieldalloy Projected Statements of Cash Flows set forth below.


SHIELDALLOY METALLURGICAL CORPORATION
-------------------------------------
PROJECTED OPENING BALANCE SHEET OF REORGANIZED
SHIELDALLOY AS OF MARCH 31, 1997 (COMPARATIVE BALANCES
AS OF DECEMBER 31, 1995 AND 1996)
(Unaudited)
(Dollars in thousands)                                                                 Projected
                                                                         -----------------------------------------
                                                                          March 31,
                                                December 31,                 1997
                                                    1995     December 31,  Prior to                     Opening
                                                   Actual        1996     Joint Plan   Effects of    Balance Sheet
                                                  (Note 1)     (Note 2) Effectiveness  Joint Plan    March 31, 1997
                                                  --------     -------- ------------- ----------     --------------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                       $  988     $  1,650     $  1,650     $     -          $  1,650
   Trade receivables, less allowance for
      doubtful accounts                            27,605       29,760       31,092        (107)(a)        30,985
   Trade receivables - intergroup                   1,523        1,620        1,618      (1,118)(a)           500
   Loan receivables - intergroup                   20,613       22,949       23,928     (23,928)(a)             -
   Inventories                                     30,432       30,700       29,847           -            29,847
   Other current assets                               248          300          300           -               300
                                                   -------------------------------------------------------------
   Total current assets                            81,409       86,979       88,435     (25,153)           63,282

INVESTMENTS - INTERGROUP                              657            -            -           -                 -
PROPERTY, PLANT AND EQUIPMENT - NET                13,599       11,275       11,158           -            11,158
NOTE RECEIVABLE - INTERGROUP                        4,047        4,370        4,457      (4,457)(a)             -
OTHER ASSETS                                            -          200          200           -               200
                                                   -------------------------------------------------------------
TOTAL                                              $99,712    $102,824     $104,250     $(29,610)        $ 74,640
                                                   =============================================================

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
CURRENT LIABILITIES:
   Trade payables                                  $4,016     $  4,394     $  4,074     $     -          $  4,074
   Trade payables - intergroup                      4,208        8,000       10,624           -            10,624
   Loans payable - intergroup                           -            -            -       6,700 (a)         6,700
   Accrued expenses                                 3,375        4,000        2,819         (50)(a)         2,769
   Current portion of environmental
     liabilities, net                               2,700        7,500        6,000           -             6,000
   Taxes payable                                      181          100          125           -               125
                                                   --------------------------------------------------------------
   Total current liabilities                       14,480       23,994       23,642       6,650            30,292

LONG-TERM LIABILITIES:
   Note payable - intergroup                        8,287        8,700        8,800      (8,800)(a)             -
   Accrued pension liabilities                        389          389          400       1,225 (a)         1,625
   Environmental liabilities, net                   3,356       25,100       25,850     (10,850)(a)        15,000
                                                   --------------------------------------------------------------
   Total long-term liabilities                     12,032       34,189       35,050     (18,425)           16,625

LIABILITIES SUBJECT TO COMPROMISE                  34,240       76,115       76,065     (76,065)(a)             -
                                                   --------------------------------------------------------------
   Total liabilities                               60,752      134,298      134,757     (87,840)           46,917
                                                   --------------------------------------------------------------

SHAREHOLDER'S EQUITY (DEFICIT):
   Common stock                                     1,207        1,207        1,207      42,646 (a)        43,853
   Retained earnings (accumulated deficit)         37,753      (32,681)     (31,714)     15,584 (a)       (16,130)
                                                   --------------------------------------------------------------
   Total shareholder's equity (deficit)            38,960      (31,474)     (30,507)     58,230            27,723
                                                   --------------------------------------------------------------
TOTAL                                              $99,712    $102,824     $104,250     $(29,610)        $ 74,640
                                                   ==============================================================

The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Shieldalloy - Assumptions", and the consoli-
dated historical financial statements presented in Exhibit C.

Note 1 - Certain amounts have been reclassified for comparative purposes.

Note 2 - The December 31, 1996 balances were determined based on actual results for the nine months ended
September 30, 1996 and projected results for the three months ending December 31, 1996.

                         NOTE TO REORGANIZED SHIELDALLOY

                         PROJECTED OPENING BALANCE SHEET



     {a} To record settlement of liabilities subject to compromise and other transactions in connection with the plan.


     SHIELDALLOY METALLURGICAL CORPORATION
     -------------------------------------
     (Debtor-in-Possession)

        PROJECTED STATEMENTS OF OPERATIONS FOR THE YEAR
        ENDING DECEMBER 31, 1996 AND THE THREE MONTHS
        ENDING MARCH 31, 1997
        (Unaudited)
        (Dollars in thousands)
                                                                            Year Ending          Three
                                                                           December 31,      Months Ending
                                                                           1996 (Note 1)     March 31, 1997
                                                                          -------------     --------------

        Sales                                                               $ 200,000            $  54,060
        Commission income                                                          40                   20
                                                                            ------------------------------
        Total revenue                                                         200,040               54,080

        Cost of sales                                                         186,140               50,396
                                                                            ------------------------------
        Gross margin                                                           13,900                3,684

        Selling, general and administrative expenses                           11,200                2,408
        Provision for environmental liabilities                                31,200                    -
                                                                            ------------------------------
        Operating (loss) income                                               (28,500)               1,276

        Other:
           Other expense, net                                                 (41,555)              (1,259)
           Interest income, net                                                 1,500                  350
           Reorganization expense                                              (2,000)                (600)
                                                                            ------------------------------
        Loss before income tax provision, equity in
           operations of subsidiaries and extraordinary item                  (70,555)                (233)

        Income tax provision                                                      100                   25
                                                                            ------------------------------
        Loss before equity in operations and
           extraordinary item                                                 (70,655)                (258)

        Equity in operations of subsidiaries                                      221                    -
                                                                            ------------------------------
        Loss before extraordinary item                                        (70,434)                (258)

        Extraordinary item                                                          -               16,809
                                                                            ------------------------------
        Net (loss) income                                                   $ (70,434)           $  16,551
                                                                            ==============================

        The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Shieldalloy - Assumptions", and
        the consolidated historical financial statements presented in Exhibit C.

        Note 1 - The December 31, 1996 amounts reflect actual results for the nine months ended September 30, 1996 and projected results for the three months ending December 31, 1996.

     SHIELDALLOY METALLURGICAL CORPORATION
     -------------------------------------
     (Debtor-in-Possession)

        PROJECTED STATEMENTS OF CASH FLOWS FOR THE
        YEAR ENDING DECEMBER 31, 1996 AND THE THREE
        MONTHS ENDING MARCH 31, 1997
        (Unaudited)
        (Dollars in thousands)
                                                                            Year Ending           Three
                                                                           December 31,       Months Ending
                                                                           1996 (Note 1)      March 31, 1997
                                                                          -------------       --------------
        CASH FLOWS FROM OPERATING ACTIVITIES:
        Net (loss) income                                                   $ (70,434)          $  16,551
        Adjustments to reconcile net loss to net cash
           used for operating activities:
           Loss on sale of subsidiary                                             530                   -
           Extraordinary item                                                       -             (16,809)
           Depreciation and amortization                                        3,000                 550
           Gain on sales of property                                              (12)                  -
           Reorganization expense                                                 510                (200)
           Provision for doubtful accounts                                         90                  22
           Provision for environmental liabilities                             31,200                   -
           Provision for pension liabilities, net of payments                       -               1,236
           Undistributed equity earnings                                         (221)                  -
           Provision for allowed claims                                        40,305                   -
           Other, net                                                            (156)                  -
                                                                            -----------------------------
                   Total                                                        4,812               1,350

           Change in operating assets and liabilities:
           Increase in trade receivables                                       (2,342)               (234)
           (Increase) decrease in inventories                                    (268)                853
           Increase in other current assets                                       (52)                  -
           Increase in trade payables and accrued expenses                      4,585               1,273
           (Decrease) increase in other current liabilities                       (81)                 25
           Contribution to environmental trust                                   (200)             (9,200)
           Environmental remediation expenditures                              (2,691)             (2,200)
                                                                            -----------------------------
        Net cash provided by (used for) operating activities                    3,763              (8,133)
                                                                            -----------------------------
        CASH FLOWS FROM INVESTING ACTIVITIES:
        Additions to property, plant and equipment, net                          (803)               (633)
        Proceeds from sale of assets                                              139                   -
        Proceeds from sale of subsidiary                                          348                   -
                                                                            -----------------------------
        Net cash provided for investing activities                               (316)               (633)
                                                                            -----------------------------
        CASH FLOWS FROM FINANCING AND REORGANIZATION ACTIVITIES:
        Payment of reclamation and convenience claims                               -              (1,365)
        (Payments) proceeds from intercompany debt, net                        (2,569)             10,945
        Repayment of long-term secured debt, net                                 (216)               (814)
                                                                            -----------------------------
        Net cash (used for) provided by financing and reorganization
        activities                                                             (2,785)              8,766
                                                                            -----------------------------
        Net increase (decrease) in cash and cash equivalents                      662                   -

        Cash and cash equivalents - beginning of period                           988               1,650
                                                                            -----------------------------
        Cash and cash equivalents - end of period                           $   1,650           $   1,650
                                                                            =============================


        The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Shieldalloy - Assumptions", and
        the consolidated historical financial statements presented in Exhibit C.

        Note 1 - The December 31, 1996 amounts reflect actual results for the nine months ended September 30, 1996 and projected results for the three months ending December 31, 1996.

     The accompanying projected balance sheets, projected statements of operations and projected statements of cash flows for Reorganized Shieldalloy for the periods beginning April 1, 1997 through December 31, 1999, are presented after giving effect to Confirmation and consummation of the transactions contemplated by the Plan. Also see "Principal Assumptions - General" and "Reorganized Shieldalloy - Assumptions" above.



     SHIELDALLOY METALLURGICAL CORPORATION
     -------------------------------------


        PROJECTED BALANCE SHEETS OF REORGANIZED SHIELDALLOY
        (Unaudited)
        (Dollars in thousands)
                                                                                As of December 31,
                                                                       --------------------------------------
                                                                           1997          1998           1999
                                                                           ----          ----          ----
        ASSETS

        CURRENT ASSETS:
           Cash and cash equivalents                                      $ 1,524       $ 1,400       $ 1,400
           Trade receivables, less allowance for
              doubtful accounts                                            29,825        29,055        29,802
           Trade receivables - intergroup                                     500           500           500
           Inventories                                                     28,811        29,400        30,060
           Other current assets                                               300           300           300
                                                                          -----------------------------------
           Total current assets                                            60,960        60,655        62,062

        PROPERTY, PLANT AND EQUIPMENT - NET                                10,301        10,501        10,201
        OTHER ASSETS                                                           50             -             -
                                                                          -----------------------------------
        TOTAL                                                             $ 71,311      $71,156       $72,263
                                                                          ===================================
        LIABILITIES AND SHAREHOLDER'S EQUITY

        CURRENT LIABILITIES:
           Trade payables                                                 $ 5,704       $ 6,844       $ 8,144
           Trade payables - intergroup                                      9,159         9,171         9,185
           Loans payable - intergroup                                       6,600           743         3,413
           Accrued expenses                                                 2,602         2,400         2,425
           Current portion of environmental liabilities, net                3,600         9,700         5,600
           Taxes payable                                                      100           100           100
                                                                          -----------------------------------
           Total current liabilities                                       27,765        28,958        28,867

        LONG-TERM LIABILITIES:
           Accrued pension liabilities                                      1,625         1,625         1,625
           Environmental liabilities, net                                  11,300         4,900           600
                                                                          -----------------------------------
           Total long-term liabilities                                     12,925         6,525         2,225
                                                                          -----------------------------------
           Total liabilities                                               40,690        35,483        31,092
                                                                          -----------------------------------
        SHAREHOLDER'S EQUITY:
           Common stock                                                    43,853        43,853        43,853
           Accumulated deficit                                            (13,232)       (8,180)       (2,682)
                                                                          -----------------------------------
           Total shareholder's equity                                      30,621        35,673        41,171
                                                                          -----------------------------------
        TOTAL                                                             $71,311       $ 71,156      $72,263
                                                                          ===================================

        The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Shieldalloy - Assumptions", and
        the consolidated historical financial statements presented in Exhibit C.


        SHIELDALLOY METALLURGICAL CORPORATION
        -------------------------------------
        PROJECTED STATEMENTS OF OPERATIONS OF REORGANIZED SHIELDALLOY
        (Unaudited)
        (Dollars in thousands)

                                                                       Nine Months   Year Ending December 31,
                                                                                     ------------------------
                                                                          Ending
                                                                       December 31,
                                                                           1997          1998           1999
                                                                           ----          ----          ----
        Sales                                                           $ 159,106      $212,129      $217,416
        Commission income                                                      60            80            80
                                                                        -------------------------------------
        Total revenue                                                     159,166       212,209       217,496

        Cost of sales                                                     148,368       197,439       201,974
                                                                        -------------------------------------
        Gross margin                                                       10,798        14,770        15,522

        Selling, general and administrative expenses                        7,227         9,905        10,220
                                                                        -------------------------------------
        Operating income                                                    3,571         4,865         5,302

        Other:
           Other expense, net                                                 (58)            -             -
           Interest (expense) income, net                                    (165)          287           296
           Reorganization expense                                            (375)            -             -
                                                                        -------------------------------------
        Income before income tax provision                                  2,973         5,152         5,598

        Income tax provision                                                   75           100           100
                                                                        -------------------------------------
        Net income                                                      $   2,898      $  5,052      $  5,498
                                                                        =====================================

        The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Shieldalloy - Assumptions", and
        the consolidated historical financial statements presented in Exhibit C.


        SHIELDALLOY METALLURGICAL CORPORATION
        -------------------------------------
        PROJECTED STATEMENTS OF CASH FLOWS OF REORGANIZED SHIELDALLOY
        (Unaudited)
        (Dollars in thousands)

                                                                                            Year Ending December 31,
                                                                                            ------------------------
                                                                    Nine Months
                                                                       Ending
                                                                    December 31,
                                                                        1997                   1998         1999
                                                                        ----                   ----         ----
        Cash Flows from Operating Activities:
        Net income                                                     $ 2,898                 $5,052      $ 5,498
        Adjustments to reconcile net income to net cash
            provided by operating activities:
            Depreciation and amortization                                1,850                  2,200        2,200
            Reorganization expense, net of payments                       (500)                     -            -
            Provision for doubtful accounts                                 68                     95          100
            Other, net                                                     150                     50            -
                                                                       -------------------------------------------
                      Total                                              4,466                  7,397        7,798

            Change in operating assets and liabilities:
            Decrease (increase) in trade receivables                     1,092                    675         (847)
            Decrease (increase) in inventories                           1,036                   (589)        (660)
            Increase in trade payables and accrued expenses                498                    950        1,339
            Decrease in other current liabilities                          (25)                     -            -
            Contribution to environmental trust, net of reimbursement     (600)                 3,900        1,900
            Environmental remediation expenditures                      (5,100)                (3,600)      (9,700)
                                                                       -------------------------------------------
        Net cash provided by (used for) operating activities             1,367                  8,733         (170)
                                                                       -------------------------------------------
        Cash Flows from Investing Activities:
        Additions to property, plant and equipment, net                 (1,393)                (3,000)      (2,500)
                                                                       -------------------------------------------
        Cash Flows from Financing Activities:
        (Payments) proceeds from intercompany debt, net                   (100)                (5,857)       2,670
                                                                       -------------------------------------------
        Net decrease in cash and cash equivalents                         (126)                  (124)           -

        Cash and cash equivalents - beginning of period                  1,650                  1,524        1,400
                                                                       -------------------------------------------
        Cash and cash equivalents - end of period                      $ 1,524                 $1,400      $ 1,400
                                                                       -------------------------------------------

        The projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under the captions "Principal Assumptions - General" and "Reorganized Shieldalloy - Assumptions", and
        the consolidated historical financial statements presented in Exhibit C.

                        EXHIBIT E TO DISCLOSURE STATEMENT


                  METALLURG, INC. AND SHIELDALLOY METALLURGICAL
                        CORPORATION LIQUIDATION ANALYSIS.

                                                                  Exhibit E




                                                        Metallurg, Inc.
                                                     Liquidation Analysis
                                                           ($000's)


                                             Graphic Material (1) Omitted.



                                                         Balance         Recovery Percentage          Recovery $
        Description                                    @12/31/95         Lower        Higher     Lower        Higher
        -----------                                    ---------         -----        ------     -----        ------
        Intercompany Receivables                       $  46,750           43%          53%     $20,227     $ 24,584
        Investments in Subsidiaries                       96,209           28%          51%      27,060       49,148
        Other Assets                                      43,175           82%          91%      35,277       39,117
                                                       ---------                                -------     --------
        Total                                            186,134                                 82,565      112,849

        Priority and Administrative Claims                   n/a                                 30,228       31,137
                                                                                                -------     --------
        Total Available for Unsecured Creditors              n/a                                 52,337       81,712

        General Unsecured Creditors

            Institutional                                122,896           31%          49%      38,559       60,202

            Trade                                          9,943           31%          49%       3,120        4,871

            Former Preferred Shareholders                 25,707           31%          49%       8,066       12,593

            Intercompany                                   1,189           31%          49%         373          582

            Pension                                        7,073           31%          49%       2,219        3,465
                                                       ---------                                -------     --------
        Total General Unsecured Claims                 $ 166,808                                $52,337     $ 81,712
                                                       =========                                =======     ========


                                                                  Exhibit E


                                                Shieldalloy Metallurgical Corp.
                                                     Liquidation Analysis
                                                           ($000's)




                                                        Balance            Recovery Percentage       Recovery $
                    Description                         @12/31/95            Lower    Higher     Lower        Higher
                    -----------                         ---------            -----    ------     -----        ------
        Pledged Assets
            Plant, Property & Equipment                 $   8,663             32%       62%   $   2,800    $   5,400

        Secured Claims

            Institutional Debt                                900            100%      100%         900          900
                                                        ---------                             ---------    ---------
        Excess Asset Value Available
        For Unsecured Creditors                               n/a                                 1,900        4,500

        Non-Pledged Assets
            External Accounts Receivable                   27,605             75%       85%      20,704       23,464
            Intercompany Receivables                        2,909             73%       93%       2,114        2,695
            Inventory                                      30,432             56%       81%      17,109       24,683
            Property, Plant & Equipment                     4,936              3%        6%         154          307
            Investments in Subsidiaries                       657              0%        0%           0            0
            Other                                          19,223             99%      100%      19,100       19,133
                                                        ---------                             ---------    ---------
            Total                                          85,762                                59,181       70,283
                                                                                              ---------    ---------
        Total Available for Priority, Administrative
            and Unsecured Claims                                                                 61,081       74,783

        Priority and Administrative Claims(1)                 n/a                                46,647       46,980
                                                                                              ---------    ---------
        Total Available for Unsecured Creditors               n/a                                14,433       27,802

        General Unsecured Creditors

            Institutional                                 110,185              0%        0%           0            0

            Trade                                          12,492              0%        0%           0            0

            Intercompany                                    3,992              0%        0%           0            0

            Pension                                         2,360              0%        0%           0            0
                                                        ---------                             ---------    ---------
        Total General Unsecured Claims                  $ 129,029                             $       0    $       0
                                                        =========                             =========    =========

        Note (1)   Includes environmental claims which are undetermined.  SMC has been informed by its professional advisors that in the event SMC's reorganization proceedings were to be converted to a case under chapter 7, it is probable that substantial environmental claims will be asserted and allowed against the SMC estate thereby eliminating any recovery to the general unsecured creditors of SMC.
                   For this reason, the SMC liquidation analysis reflects a zero distribution to the general unsecured creditors.

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


                        EXHIBIT F TO DISCLOSURE STATEMENT

             METALLURG, INC. 1997 STOCK AWARD AND STOCK OPTION PLAN.


      TO BE FILED WITH THE BANKRUPTCY COURT NO LATER THAN JANUARY 31, 1997.

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